As filed with the Securities and Exchange Commission on January 17, 2020
Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ebix, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7373	77-0021975
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1 Ebix Way, Johns Creek Georgia 30097
(678) 281-2020
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robin Raina
President & Chief Executive Officer
Ebix, Inc.
1 Ebix Way, Johns Creek Georgia 30097
(678) 281-2020
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Kristopher Kemp Susan Sidwell Jonathan Stanley Bass, Berry & Sims PLC 150 Third Avenue South Nashville, Tennessee 37201 (615) 742-6200	Dhruv Shringi, Chief Executive Officer Yatra Online, Inc. Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India +91 124 4591700	Jocelyn M. Arel Michael R. Patrone Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Approximate date of commencement of proposed sale of the securities to the public:   As soon as practicable after the effective date of this registration statement and completion of the merger of EbixCash Travels Inc. (“Merger Sub”), a wholly-owned subsidiary of Ebix, Inc. (“Ebix”), with and into Yatra Online, Inc. (“Yatra”), as described in the Merger Agreement, dated July 16, 2019, among Ebix, Merger Sub and Yatra.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Series Y Convertible Preferred Stock $0.10 par value	283,941(1)		$182,857,855.88(5)	$23,734.95(8)
Series Y Convertible Preferred Stock $0.10 par value	3,712(2)		$546,051(6)	$70.88(8)
Warrants to purchase Series Y Preferred Stock	87,690(3)		$2,455,314.12(7)	$318.70(8)
Common Stock $0.10 par value issuable upon conversion of Series Y Convertible Preferred Stock	5,753,060(4)			(9)
(1)
The number of shares of Series Y Convertible Preferred Stock, par value $0.01 per share, of Ebix being registered is based upon the exchange ratio of 0.005 shares of Ebix Series Y Preferred Stock for each Yatra Ordinary Share multiplied by the sum of: (a) 40,065,285 Yatra Ordinary Shares outstanding, plus (b) 2,392,168 Yatra Ordinary Shares issuable for outstanding Class A Non-Voting Shares, plus (c) 3,159,375 Yatra Ordinary Shares issuable for outstanding Yatra USA Class F Shares, plus (d) up to 165,424 Yatra Ordinary Shares estimated to be Net Option Shares granted under equity compensation plans, plus (e) up to 921,576 Yatra Ordinary Shares issuable in connection with restricted stock units, plus (f) up to 1,315,347 Yatra Ordinary Shares issuable pursuant to the Warrant Exchange, plus (g) up to 8,768,979 Yatra Ordinary Shares issuable pursuant to the Warrants assumed by Ebix. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Represents the maximum number of shares of Ebix Series Y Preferred Stock estimated to be issuable for Yatra India Shares upon completion of the merger described in the proxy statement/prospectus contained herein, equal to the product of 43,136*0.02001 plus 109,343*0.02605.

(3)
The number of warrants being registered represents the maximum number of warrants to be assumed by Ebix in the Merger.

(4)
Each share of Series Y Preferred Stock is convertible into 20 shares of common stock.

(5)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(c) and 457(f)(1) of the Securities Act. The proposed maximum aggregate offering price is the product of  (x) the estimated maximum number of shares of Yatra Online, Inc. that may be exchanged for shares of Series Y Preferred Stock pursuant to the merger (56,788,154 shares) multiplied by (y) $3.22, which is the average of the high and low prices per share of common stock of Yatra Online, Inc. as reported on Nasdaq on January 14, 2020.

(6)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(c) and 457(f)(2) of the Securities Act. The proposed maximum aggregate offering price is the book value of the Yatra India Shares that may be exchanged for shares of Series Y Preferred Stock pursuant to the merger. The book value was calculated as of March 31, 2019, which was the latest practicable date. The financial statements for the Yatra India subsidiary are in India rupees and were converted to U.S. dollars based on the exchange rate on 0.014426.

(7)
Estimated solely for the purpose of calculating the registration fee, based on the average of the bid and ask price of the public warrants on the OTC QX on January 14, 2020 ($0.14 per warrant), in accordance with Rule 457(f)(1).

(8)
Determined in accordance with Section 6(b) of the Securities Act, including Rules 457(c) and 457(f), and SEC Fee Advisory #1 for Fiscal Year 2020 at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.

(9)
Under Rule 457(i) promulgated under the Securities Act, there is no additional filing fee payable with respect to the shares of common stock issuable upon conversion of Series Y Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
PRELIMINARY — SUBJECT TO COMPLETION — DATED JANUARY 17, 2020
PROXY STATEMENT OF YATRA ONLINE, INC.	PROSPECTUS OF EBIX, INC.
PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT
The boards of directors of Ebix, Inc. (“Ebix”) and Yatra Online, Inc. (“Yatra”) have each unanimously approved a transaction that will result in the merger of Yatra with and into EbixCash Travels Inc. (“Merger Sub”) with Yatra surviving as a wholly-owned subsidiary of Ebix (the “Merger”). Upon completion of the Merger, all of the issued and outstanding ordinary shares of Yatra, non-voting Class A shares of Yatra and shares of Class F common stock of Yatra USA Corp., will be cancelled and converted into the right to receive 0.005 of a share of Series Y Convertible Preferred Stock of Ebix, each Class F share of Yatra that is issued and outstanding will be cancelled and converted into the right to receive 0.00000005 of a share Series Y Convertible Preferred Stock of Ebix, and each Yatra India Share that is issued and outstanding will be cancelled and converted into the right to receive a specified number of shares of Series Y Convertible Preferred Stock of Ebix, as set forth in the Merger Agreement, dated July 16, 2019, by and among Ebix, Merger Sub and Yatra (the “Merger Agreement”). Based on the number of shares of Yatra outstanding as of [•], 2020 (the most recent practicable trading day prior to the date of this proxy statement/prospectus), Ebix expects to issue approximately [•] shares of Ebix Preferred Stock to Yatra shareholders pursuant to the Merger. The actual number of shares of Ebix Preferred Stock to be issued pursuant to the Merger will be determined at completion of the Merger based on the exchange ratio and the number of Yatra shares outstanding at such time. Each share of Series Y Convertible Preferred Stock will initially be convertible into 20 shares of Ebix common stock. Based on the number of Yatra shares outstanding as of [•], 2020 (the most recent practicable trading day prior to the date of this proxy statement/prospectus), and the number of shares of Ebix common stock outstanding as of [•], 2020 (the most recent practicable trading day prior to the date of this proxy statement/prospectus), it is expected that, immediately after completion of the Merger, former Yatra shareholders will own approximately [•]% of the outstanding shares of Ebix common stock (on an as converted basis).
Ebix common stock trades on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “EBIX.” The closing price of Ebix common stock was $48.11 per share on July 16, 2019, the last trading day before public announcement of the Merger. The closing price of Ebix common stock was $[•] per share on [•], the last trading day before the date of this proxy statement/prospectus. Yatra’s ordinary shares trade on Nasdaq under the symbol “YTRA.” The closing price of Yatra ordinary shares was $3.88 per share on July 16, 2019, the last trading day before public announcement of the Merger. The closing price of Yatra ordinary shares was $[•] per share on [•], the last trading day before the date of this proxy statement/prospectus. The Ebix Preferred Stock are not currently traded on any exchange. However, the Ebix Preferred Stock to be issued pursuant to the Merger will be registered under the Securities Act, and are expected to be listed and traded on Nasdaq.
We cannot complete the Merger unless the shareholders of Yatra approve the Merger Agreement and the transactions contemplated thereby. Yatra is asking its shareholders to consider and vote on the Merger Proposal (as defined below) at the Yatra extraordinary general meeting. Whether or not you plan to attend the Yatra extraordinary general meeting, please take the time to vote by following the voting instructions included in the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the Merger Agreement and the transactions contemplated thereby.
This document contains a more complete description of the Yatra extraordinary general meeting and the terms of the Merger. We urge you to review this entire document carefully. In particular, you should read carefully the information under the section entitled “Risk Factors,” beginning on page 29.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued as Merger Consideration (as defined below) or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated [•], and is first being mailed to
Yatra’s shareholders on or about [•].

Yatra Online, Inc.
Gulf Adiba, Plot No. 272,
04th Floor, Udyog Vihar, Phase-II,
Sector-20, Gurugram-122008, Haryana, India
0124 4591700
NOTICE OF EXTRAORDINARY GENERAL MEETING OF YATRA TO BE HELD ON [•], 2020
Dear Yatra shareholders:
We are pleased to invite you to attend the extraordinary general meeting of Yatra shareholders, which will be held at [•], on [•], 2020, at [•], local time (the “Yatra extraordinary general meeting”), for the following purposes:
•
To vote on a proposal to adopt the Merger Agreement and the plan of merger (the “Plan of Merger”), as such agreement may be amended from time to time, and the consummation of the Merger contemplated thereby (the “Merger Proposal”). Copies of the Merger Agreement and the Plan of Merger are attached as Annex A and Annex C, respectively, to the proxy statement/prospectus accompanying this notice; and

•
To vote on a proposal to approve adjournments of the Yatra extraordinary general meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal (the “Adjournment Proposal”).

Yatra will transact no other business at the Yatra extraordinary general meeting except such business as may properly be brought before the Yatra extraordinary general meeting or any adjournment thereof. Please refer to the attached proxy statement/prospectus for further information with respect to the business to be transacted at the Yatra extraordinary general meeting.
At a meeting of the Board of Directors of Yatra (the “Yatra Board”) held on July 16, 2019, the Yatra Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Yatra, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iv) directed that the adoption of the Merger Agreement be submitted to the Yatra shareholders for consideration and (v) recommended the consummation of the Merger and the adoption of the Merger Agreement by the Yatra shareholders.
The Yatra Board recommends that Yatra shareholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
Shareholders of record of Yatra Ordinary Shares and Yatra Class F Shares as of the Record Date (each as defined below) are entitled to receive notice of, and to vote at, the Yatra extraordinary general meeting and any adjournment thereof. Each issued and outstanding Ordinary Share and Class F Share entitles the holder thereof to one vote on each matter submitted to the shareholders for a vote. A list of Yatra shareholders entitled to vote at the Yatra extraordinary general meeting will be available for inspection at Yatra’s principal executive offices, located at Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20 Gurugram-122008, Haryana, India, at least 10 days prior to the date of the Yatra extraordinary general meeting and continuing through the date thereof for any purpose germane to the Yatra extraordinary general meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time. The list will also be available at the Yatra extraordinary general meeting for inspection by any Yatra shareholder present at the Yatra extraordinary general meeting.

Approval of the Merger Proposal requires the approval of a special resolution passed by the affirmative vote of a majority of at least two-thirds of Yatra shareholders who attend and vote at the Yatra extraordinary general meeting.
The full text of the resolution to be passed for the Merger Proposal is as follows:
“RESOLVED, AS A SPECIAL RESOLUTION, THAT:
(A)   the Merger Agreement dated 16 July 2019 by and among, among others, Yatra Online, Inc. (“Yatra”) and EbixCash Travels Inc., a Cayman Islands exempted company limited by shares (“Merger Sub”), in the form annexed to the proxy statement/prospectus in respect of the extraordinary general meeting of Yatra as Annex A (as amended, supplemented, restated from time to time, the “Merger Agreement”) and Yatra’s entry into the Merger Agreement be authorised, ratified, approved, confirmed and adopted in all respects;
(B)   Yatra be authorised to merge with Merger Sub so that Yatra be the surviving company and all the undertaking, property and liabilities of Merger Sub vest in Yatra by virtue of such merger pursuant to the Companies Law (2018 Revision) of the Cayman Islands;
(C)   the Plan of Merger in the form annexed to the proxy statement/prospectus in respect of the extraordinary general meeting of Yatra as Annex C (the “Plan of Merger”) and Yatra’s entry into the Plan of Merger be authorised, ratified, approved, confirmed and adopted in all respects; and
(D)   upon the Effective Date (as defined in the Plan of Merger), Yatra amend and restate its memorandum and articles in the form attached to the Plan of Merger.”
Approval of the Adjournment Proposal requires the approval of an ordinary resolution passed by the affirmative vote of a majority of the Yatra shareholders who attend and vote at the extraordinary general meeting.
The full text of the resolution to be passed for the Adjournment Proposal is as follows:
“RESOLVED, AS AN ORDINARY RESOLUTION, THAT the adjournment of the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting that more time is necessary or appropriate to approve one or more proposals of the extraordinary general meeting be approved in all respects.”
Your vote is important. Whether or not you expect to attend the Yatra extraordinary general meeting in person, we urge you to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card or (2) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Yatra extraordinary general meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.
If you have any questions or need assistance voting your shares, please call Yatra’s proxy solicitor, [•], toll-free at [•].
By Order of the Board of Directors,
Dhruv Shringi Chief Executive Officer and Director
[•], 2020

YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU EXPECT TO ATTEND THE YATRA EXTRAORDINARY GENERAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET OR (2) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE YATRA EXTRAORDINARY GENERAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY DO SO AT ANY TIME PRIOR TO YOUR PROXY BEING EXERCISED. You may revoke your proxy or change your vote at any time before the Yatra extraordinary general meeting by following the instructions contained in the accompanying proxy statement/prospectus. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction form furnished to you by such record holder.
ADDITIONAL INFORMATION
The accompanying document is the proxy statement of Yatra Online, Inc. for Yatra’s extraordinary general meeting of shareholders and the prospectus of Ebix, Inc. for its shares of Series Y Convertible Preferred Stock to be issued as consideration in the Merger. The accompanying proxy statement/prospectus incorporates important business and financial information about Ebix, Inc. and Yatra Online, Inc. from documents that are not included in or delivered with the accompanying proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain documents incorporated by reference into the accompanying proxy statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
Ebix, Inc. 1 Ebix Way Johns Creek, Georgia 30097 Attention: Investor Relations Telephone: (678) 281-2020	Yatra Online, Inc. Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20 Gurugram-122008, Haryana, India Attn: Investor Relations Telephone: (646) 875-8380
In addition, if you have questions about the Merger or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact [•], the proxy solicitor for Yatra Online, Inc., toll-free at [•] or collect at [•]. You will not be charged for any of these documents that you request.
To ensure timely delivery of a copy of this proxy statement/prospectus or any of the documents incorporated by reference herein in advance of the Yatra extraordinary general meeting to be held on [•], 2020, you must request the information no later than five business days prior to the date of the Yatra extraordinary general meeting, by [•], 2020.
See “Where You Can Find More Information” beginning on page 122 of the accompanying proxy statement/prospectus for further information.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the United States Securities and Exchange Commission (the “SEC”) by Ebix (File No. 333-[•]), constitutes a prospectus of Ebix under Section 5 of the Securities Act, with respect to the shares of Series Y preferred stock of Ebix, par value $0.10 per share, to be issued to Yatra Online, Inc. shareholders pursuant to the Merger Agreement, dated July 16, 2019, by and among Ebix, Merger Sub and Yatra. This document also constitutes a proxy statement of Yatra under Section 14(a) of the Exchange Act.
Unless otherwise specified or the context otherwise requires, Ebix has supplied all information contained or incorporated by reference herein relating to Ebix, and Yatra has supplied all information contained herein relating to Yatra. Ebix and Yatra have both contributed to the information relating to the Merger Agreement and the transactions contemplated thereby contained in this proxy statement/prospectus.
You should rely only on the information contained in or incorporated by reference herein in connection with any vote, the giving or withholding of any proxy or any investment decision in connection with the transactions contemplated by the Merger Agreement. Yatra has not authorized anyone to provide you with information that is different from that contained in or incorporated by reference herein. This proxy statement/prospectus is dated [•], 2020, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference herein is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Yatra shareholders nor the issuance by Ebix of shares of Ebix Preferred Stock pursuant to the Merger Agreement will create any implication to the contrary.

i

Abstentions and Broker Non-Votes	39
Voting Power of Yatra’s Directors and Executive Officers	39
Attending the Extraordinary General Meeting	40
Voting of Proxies by Record Shareholders	40
Shares Held in Street Name	40
Revocability of Proxies and Changes to a Yatra Shareholder’s Vote	41
Adjournments	41
Shareholder List	42
Tabulation of Votes	42
How You Can Reduce the Number of Copies of Yatra’s Proxy Materials You Receive	42
Assistance	42
Proposal 1: Adoption of the Merger Agreement	43
Proposal 2: The Adjournment Proposal	44
Other Matters	44
THE MERGER	45
General	45
Background of the Merger	45
Recommendation of the Yatra Board and its Reasons for the Merger	52
Opinion of Yatra’s Financial Advisor	55
Certain Forecasts Prepared by Yatra	62
Certain Forecasts Prepared by Ebix	64
Interests of Yatra’s Directors and Executive Officers in the Merger	66
Material U.S. Federal Income Tax Consequences	69
Material Indian Tax Consequences	72
Accounting Treatment	73
Exchange of Shares in the Merger	73
Dividends	74
Listing of Ebix Preferred Stock and Delisting and Deregistration of Yatra Ordinary Shares	74
Regulatory Approvals Required for the Merger	74
THE MERGER AGREEMENT	76
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures	76
Structure of the Merger	76
Completion and Effectiveness of the Merger	76
Merger Consideration	77
Procedures for Surrendering Yatra Share Certificates	77
Treatment of Yatra Equity Awards	78
Listing of Ebix Preferred Stock	78
Representations and Warranties	78
Definition of “Material Adverse Effect”	79
Conduct of Parties’ Businesses Pending the Merger	80
Obligations with Respect to the Yatra Shareholders Meeting	84
No Solicitation of Alternative Proposals; Changes in Board Recommendation	85
ii

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE YATRA EXTRAORDINARY GENERAL MEETING
The following are some questions that you, as a shareholder of Yatra Online, Inc., which is referred to in this proxy statement/prospectus as Yatra, may have regarding the Merger, the Merger Proposal, the Adjournment Proposal and the Yatra extraordinary general meeting and brief answers to those questions. You are urged to read carefully this proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus in their entirety because this section may not provide all of the information that is important to you with respect to the Merger, the Merger Proposal, the Adjournment Proposal and the Yatra extraordinary general meeting. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus.
Q:
Why am I receiving this document?

A:
Ebix, Inc., which is referred to in this proxy statement/prospectus as Ebix, and Yatra have agreed to a transaction, which is referred to in this proxy statement/prospectus as the Merger, pursuant to which Yatra will become a wholly-owned subsidiary of Ebix and will no longer be a publicly held company. In accordance with the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”), in order to complete the Merger, Yatra shareholders must vote to adopt the Merger Agreement dated as of July 16, 2019, among Ebix, Yatra and Merger Sub, as it may be amended from time to time, which is referred to in this proxy statement/prospectus as the Merger Agreement. Yatra is holding an extraordinary general meeting of shareholders to obtain that shareholder approval. Yatra shareholders will also be asked to approve the adjournment of the Yatra extraordinary general meeting under certain circumstances. Shareholders of record of Yatra Ordinary Shares and Yatra Class F Shares as of the Record Date (each as defined below) are entitled to receive notice of, and to vote at, the Yatra extraordinary general meeting and any adjournment thereof.

In the Merger, Ebix will issue shares of Ebix Preferred Stock (as defined below) as the consideration to be paid to Yatra shareholders. This document is being delivered to you as both a proxy statement of Yatra and a prospectus of Ebix in connection with the Merger. It is the proxy statement by which the Yatra board of directors, referred to in this proxy statement/prospectus as the Yatra Board, is soliciting proxies from you to vote at the Yatra extraordinary general meeting, or at any adjournment or postponement of the Yatra extraordinary general meeting, on the adoption of the Merger Agreement and the approval of the adjournment of the Yatra extraordinary general meeting under certain circumstances. It is also the prospectus by which Ebix will issue shares of Ebix Preferred Stock to you in the Merger.
Q:
What will happen in the Merger?

A:
In the Merger, Merger Sub will be merged with and into Yatra. Yatra will be the surviving company in the Merger and will be a wholly-owned subsidiary of Ebix following completion of the Merger and will no longer be a publicly held company.

Q:
What will I receive in the Merger?

A:
Subject to the terms and conditions of the Merger Agreement, at the effective time, as issued and outstanding immediately prior to the effective time, each (i) ordinary share, par value $0.0001 per share, of Yatra (“Yatra Ordinary Share”), (ii) Class A Non-Voting share, par value $0.0001 per share, of Yatra (“Yatra Class A Share”), (iii) share of Class F common stock, par value $0.0001 per share, of Yatra USA Corp. (“Yatra USA Class F Share”), will be cancelled and converted into the right to receive 0.005 (the “Exchange Ratio”) of a share of Series Y Convertible Preferred Stock, par value $0.10 per share, of Ebix (“Ebix Preferred Stock”) (the “Merger Consideration”). In addition, subject to the terms and conditions of the Merger Agreement, as a result of the Merger:

•
Each Class F Share, par value $0.0001 per share, of Yatra (“Yatra Class F Share”) will be cancelled and converted into the right to receive 0.00000005 of a share of Ebix Preferred Stock (the “Class F Exchange Ratio”);

•
Each equity share, par value 10 Indian rupees per share, of Yatra Online Private limited (“Yatra India Share”) will be cancelled and converted into the right to receive a specified amount of shares of Ebix Preferred Stock as set forth in the Merger Agreement;

•
Each option to purchase Yatra Ordinary Shares that is outstanding immediately prior to the effective time, whether vested or unvested (a “Yatra Option”), will be cancelled and converted into the right to receive in respect of each Net Option Share (as defined below), if any, subject to such Yatra share option, the Merger Consideration that would be received for one Yatra Ordinary Share. A Net Option Share means the quotient obtained by dividing (i) the product obtained by multiplying (A) the excess, if any, of the Merger Consideration Value (as defined below) over the exercise price per Yatra Ordinary Share subject to such Yatra share option immediately prior to the effective time by (B) the number of Yatra Ordinary Shares subject to such Yatra share option immediately prior to the effective time, by (ii) Merger Consideration Value. For purposes of the preceding sentence, the “Merger Consideration Value” means the product of  (x) the Common Exchange Ratio and (y) $59;

•
Each restricted stock unit of Yatra that is outstanding immediately prior to the effective time, whether vested or unvested (a “Yatra RSU”), will be cancelled and converted into the right to receive the Merger Consideration due a Yatra Ordinary Share;

•
Each warrant to purchase Yatra Ordinary Shares that is outstanding immediately prior to the effective time (a “Yatra Warrant”) will be assumed by Ebix and become, as of the effective time, a warrant to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Yatra Warrant immediately prior to the effective time, Ebix Preferred Stock, except that (A) the number of shares of Ebix Preferred Stock, subject to such warrant will equal the product of  (x) the number of Yatra Ordinary Shares that were subject to such Yatra Warrant immediately prior to the effective time, multiplied by (y) the Exchange Ratio, and (B) the per-share exercise price will equal the quotient of  (1) the exercise price per Yatra Ordinary Share at which such Yatra Warrant was exercisable immediately prior to the effective time, divided by (2) the Exchange Ratio; and

•
Each share of Ebix Preferred Stock contains the Put Right (as defined in the section entitled “The Merger — Background of the Merger” beginning on page 45) and is convertible at the election of the Yatra shareholder into common stock, par value $0.10 per share, of Ebix (“Ebix Common Stock”) at a conversion rate of 20 shares of Ebix Common Stock for each share of Ebix Preferred Stock (the “Conversion Rate”). The Merger Agreement defines the “Common Exchange Ratio” as 0.09998, which represents the approximate ratio of one Yatra Ordinary Share to one share of Ebix Common Stock.

Based on the closing price of Ebix Common Stock on Nasdaq on July 16, 2019, the last trading day before the public announcement of the Merger Agreement, the Merger Consideration (as defined below) represented approximately $4.81 in value for each Yatra Ordinary Share. Based on the closing price of Ebix Common Stock on Nasdaq on [•], 2020, the most recent practicable trading day prior to the date of this proxy statement/prospectus, the Merger Consideration represented approximately $[•] in value for each Yatra Ordinary Share. Because Ebix will issue a fixed fraction of a share of Ebix Preferred Stock in exchange for each Yatra Ordinary Share, the value of the Merger Consideration that Yatra shareholders will receive in the Merger will depend on the market price of Ebix Common Stock at the time the Merger is completed. The market price of Ebix Common Stock when Yatra shareholders receive the Ebix Preferred Stock after the Merger could be greater than, less than or the same as the market price of Ebix Common Stock on the date of this proxy statement/prospectus or at the time of the Yatra extraordinary general meeting.
Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by Yatra shareholders or if the Merger is not completed for any other reason, you will not receive any consideration for your shares in connection with the Merger. Instead, Yatra will remain an independent public company and the Yatra Ordinary Shares will continue to be listed and traded on Nasdaq. If the Merger Agreement is terminated under specified circumstances, Yatra may be required to pay Ebix a termination fee of  $8,160,000. Further, the Merger Agreement provides that if the Merger Agreement is terminated by Yatra or Ebix under certain specified circumstances where the termination fee is not payable, Yatra will pay Ebix all reasonable, documented expenses incurred or paid by or on behalf of Ebix or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby, up to $4,000,000. See “The Merger Agreement — Termination Fee” beginning on page 94 of this proxy statement/prospectus for a more detailed discussion of the termination fee.
Q:
What am I being asked to vote on?

A:
Yatra shareholders are being asked to vote on the following proposals:

•
to adopt the Merger Agreement and the Plan of Merger, copies of which are attached as Annex A and Annex C, respectively, to this proxy statement/prospectus; and

•
to approve the adjournment of the Yatra extraordinary general meeting from time to time if necessary or appropriate as determined by the Yatra Board, including to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Yatra extraordinary general meeting or in the absence of a quorum.

The adoption of the Merger Agreement by Yatra shareholders is a condition to the obligations of Yatra and Ebix to complete the Merger. The approval of the Adjournment Proposal, if necessary or appropriate is not a condition to the obligations of Yatra or Ebix to complete the Merger.
Q:
Does the Yatra Board recommend that shareholders adopt the Merger Agreement?

A:
Yes. The Yatra Board unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Yatra and its shareholders and unanimously approved, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Yatra Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement at the Yatra extraordinary general meeting. See “Proposals Submitted to Yatra Shareholders — Proposal 1: Adoption of the Merger Agreement” beginning on page 43 of this proxy statement/prospectus.

Q:
Does the Yatra Board recommend that shareholders approve the adjournment of the Yatra extraordinary general meeting, if necessary or appropriate?

A:
Yes. The Yatra Board unanimously recommends that you vote “FOR” the proposal to adjourn the Yatra extraordinary general meeting from time to time if necessary or appropriate as determined by the Yatra Board, including to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Yatra extraordinary general meeting or in the absence of a quorum. See “Proposals Submitted to Yatra Shareholders — Proposal 2: The Adjournment Proposal” beginning on page 44 of this proxy statement/prospectus.

Q:
Do any of Yatra’s directors or executive officers have interests in the Merger that may be different from, or in addition to, those of Yatra shareholders?

A:
Yes. Yatra’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Yatra shareholders. See “Interests of Yatra’s Directors and Executive Officers in the Merger” beginning on page 66 of this proxy statement/prospectus. The members of the Yatra Board were aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the Merger, and its recommendations to the Yatra shareholders.

Q:
Are there any risks about the Merger or Ebix’s business that Yatra shareholders should consider?

A:
Yes. Before making any decision on whether and how to vote, Yatra shareholders are urged to read carefully and in its entirety the information contained in “Risk Factors” beginning on page 29 of this proxy statement/prospectus. Yatra shareholders should also read and carefully consider the risk factors of Yatra and Ebix and the other risk factors that are incorporated by reference into this proxy statement/prospectus.

Q:
Who is entitled to vote at the Yatra extraordinary general meeting?

A:
Shareholders of record of Yatra Ordinary Shares and Yatra Class F Shares as of the record date for the Yatra extraordinary general meeting (the close of business on [•], 2020), which is referred to in this proxy statement/prospectus as the Record Date, are entitled to receive notice of, and to vote at, the Yatra extraordinary general meeting and any adjournment thereof. On [•], 2020, [•] Yatra Ordinary Shares and [•] Yatra Class F Shares were issued and outstanding and entitled to vote. Each issued and outstanding Yatra Ordinary Share and Yatra Class F Share entitles the holder thereof to one vote on each matter submitted to the shareholders for a vote.
Some of Yatra’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If you hold your shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Yatra extraordinary general meeting. However, since you are not the shareholder of record, you may not vote those shares in person at the Yatra extraordinary general meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has been provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.
Q:
What shareholder vote is required for the approval of each proposal?

A:
Assuming that a quorum is present, the following are the vote requirements for the proposals:

•
Merger Proposal.   Approval of the Merger Proposal requires the approval of a special resolution passed by the affirmative vote of a majority of at least two-thirds of Yatra shareholders who attend and vote at the Yatra extraordinary general meeting.

•
Adjournment Proposal.   Approval of the Adjournment Proposal requires the approval of an ordinary resolution passed by the affirmative vote of a majority of the Yatra shareholders who attend and vote at the Yatra extraordinary general meeting.

If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the Merger Proposal and “FOR” the approval of the Adjournment Proposal. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against the proposals, so abstentions, broker non-votes and, assuming a quorum is present, the failure to return a signed proxy, have no impact on Proposal Nos. 1 and 2.
Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proposals that brokers do not vote on are referred to as “broker non-votes.” A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.
Q:
What constitutes a quorum for the Yatra extraordinary general meeting?

A:
Pursuant to Yatra’s Amended and Restated Memorandum and Articles of Association (“Yatra’s Articles”), shareholders representing a majority of Yatra Ordinary Shares and Yatra Class F Shares must be represented at the Yatra extraordinary general meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Yatra extraordinary general meeting to be held. On [•], 2020, [•] Yatra Ordinary Shares and [•] Yatra Class F Shares were issued and outstanding.

If a share is represented for any purpose at the Yatra extraordinary general meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or as to which no vote is marked, including broker non-votes, will be included in determining the quorum at the Yatra extraordinary general meeting.
Q:
When is this proxy statement/prospectus being mailed?

A:
This proxy statement/prospectus and the proxy card are first being sent to Yatra shareholders on or about [•], 2020.

Q:
When and where is the Yatra extraordinary general meeting?

A:
The Yatra extraordinary general meeting will be held on [•], 2020, at [•], commencing at [•] a.m., local time.

Q:
How do I vote my shares at the Yatra extraordinary general meeting?

A:
Yatra Ordinary Shares and Yatra Class F Shares as of the Record Date may vote in person or by proxy. It is important that your shares be represented at the Yatra extraordinary general meeting, so whether or not you plan to attend in person, please vote by proxy by completing signing, dating and returning the enclosed proxy card in the envelope provided.

Ensure that your shares can be voted at the Yatra extraordinary general meeting by submitting your proxy card, or contacting your broker, bank or other nominee.
If your shares are registered in your name, please submit your proxy as soon as possible:
In Person.   If you hold Yatra shares directly in your name as a shareholder of record, you may vote in person at the Yatra extraordinary general meeting. Shareholders of record also may be represented by another person at the Yatra extraordinary general meeting by executing a proper proxy designating that person and having that proper proxy be presented to the inspector of elections with the applicable ballot at the Yatra extraordinary general meeting.
[Via the Internet.]
By Mail.   If you are a beneficial owner, you may vote by mail by signing and dating your proxy card or voting instruction card provided by your broker, bank or other nominee and mailing it in the postage-prepaid envelope provided. If you provide specific voting instructions, your shares will be voted as you instruct.
If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by such broker, bank or other nominee in order to vote your shares. Please note that if your shares are held in the name of a broker, bank or other nominee and you wish to vote at the Yatra extraordinary general meeting, you must obtain a proxy issued in your name from that record holder prior to the Yatra extraordinary general meeting and bring the proxy to the Yatra extraordinary general meeting.
Please carefully consider the information contained in this proxy statement/prospectus and, whether or not you plan to attend the Yatra extraordinary general meeting, vote via the Internet or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the Yatra extraordinary general meeting.
We encourage you to register your vote via the Internet. If you submit a proxy via the Internet, please do not return your proxy card by mail. If you attend the meeting, you may also submit your vote in person. Any votes that you previously submitted whether via the Internet or by mail will be superseded by any vote that you cast at the Yatra extraordinary general meeting in person. To vote in person at the Yatra extraordinary general meeting, beneficial owners will need to contact the broker, bank or other holder of record to obtain a “legal proxy” and present it to the inspector of elections with your ballot. Whether your proxy is submitted via the Internet or by mail, if it is properly completed and submitted, and if you do not revoke it prior to or at the Yatra extraordinary general meeting, your shares will be voted at the Yatra extraordinary general meeting in the manner set forth in this proxy statement/prospectus or as otherwise specified by you. Again, you may vote via the Internet until 11:59 PM (U.S. Eastern Time) on [•], 2020, or Yatra’s agent must receive your paper proxy card by mail no later than the close of business on [•], 2020.
Q:
If my shares are held in “street name,” will my broker, bank or other holder of record automatically vote my shares for me?

A:
No. If your shares are held in an account at a broker, bank or other holder of record, you must instruct the broker, bank or other holder of record on how to vote your shares. Because it is expected that all matters to be voted on at the Yatra extraordinary general meeting will be non-routine, brokers will not have discretionary authority to vote on any proposal.

Q:
How will my shares be represented at the Yatra extraordinary general meeting?

A:
If you submit your proxy via the Internet or by mail, the officers named in your proxy card will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Yatra Board unanimously recommends, which is:

•
“FOR” the Merger Proposal; and

•
“FOR” the Adjournment Proposal.

Q:
Who may attend the Yatra extraordinary general meeting?

A:
Yatra shareholders as of the Record Date, or their authorized representatives, may attend the Yatra extraordinary general meeting. If you hold shares in your name as of the Record Date, please be prepared to provide proper identification, such as a driver’s license, to gain admission to the Yatra extraordinary general meeting.

If you are a beneficial owner of shares held in “street name” by a broker, bank or other holder of record as of the Record Date, in addition to proper identification, you will also need proof of ownership at the Record Date to be admitted to the Yatra extraordinary general meeting. A brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares held in “street name” in person at the Yatra extraordinary general meeting, you will have to get a written proxy in your name from the broker, bank or other holder of record who holds your shares. It is suggested you do so in a timely manner to ensure receipt of your legal proxy prior to the Yatra extraordinary general meeting. The broker, bank or other holder of record who holds your shares will send you separate instructions describing the procedure for voting your shares held in “street name”. Please follow the instructions provided by your broker, bank or other holder of record who holds your shares.
If you have questions of any nature, please call Yatra’s Investor Relations department at +1-646-875-8380.
Q.
Can I revoke my proxy or change my voting instructions?

A:
A proxy may be revoked by a shareholder prior to voting at the Yatra extraordinary general meeting by written notice to Yatra at Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20 Gurugram-122008, Haryan, India, by submission of another proxy bearing a later date, or by voting in person at the Yatra extraordinary general meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by Yatra. The mere presence at the Yatra extraordinary general meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Yatra extraordinary general meeting in accordance with the instructions indicated on the proxy card by the shareholder or, if no instructions are indicated, “FOR” the approval of the Merger Proposal and “FOR” the approval of the Adjournment Proposal.
If you hold your shares in “street name” through a broker, bank or other holder of record, you must contact your brokerage firm or bank to change your vote or obtain a “legal proxy” to vote your shares if you wish to cast your vote in person at the Yatra extraordinary general meeting.
Q:
What happens if I sell my shares after the Record Date but before the Yatra extraordinary general meeting?

A:
The Record Date for the Yatra extraordinary general meeting (the close of business on [•], 2020) is earlier than the date of the Yatra extraordinary general meeting and earlier than the date that the Merger is expected to be completed. If you sell or otherwise transfer your Yatra Ordinary Shares after the Record Date but before the date of the Yatra extraordinary general meeting, you will retain your right to vote at the Yatra extraordinary general meeting. However, you will not have the right to receive the Merger Consideration to be received by Yatra shareholders in the Merger. In order to receive the Merger Consideration, you must hold your shares through completion of the Merger.

Q:
What do I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials for the Yatra extraordinary general meeting, including multiple copies of this proxy statement/prospectus, the proxy card or the voting instruction form. This can occur if you hold your shares in more than one brokerage account, if you hold shares directly as a record holder and also in “street name,” or otherwise through another holder of record, and in certain other circumstances. If you receive more than one set of voting materials, please vote or return each set separately in order to ensure that all of your shares are voted.

Q:
Am I entitled to appraisal rights?

A:
No. Appraisal rights are not available to Yatra shareholders in connection with the Merger.

Q:
Is completion of the Merger subject to any conditions?

A:
Yes. Ebix and Yatra are not required to complete the Merger unless a number of conditions are satisfied (or, to the extent permitted by applicable law, waived). These conditions include (i) the adoption of the Merger Agreement by Yatra shareholders, (ii) the Ebix Preferred Stock to be issued as Merger Consideration being authorized for listing on Nasdaq, (iii) absence of any final, unappealable restraining order or preliminary or permanent injunction or other order by any federal or state court or other tribunal of competent jurisdiction or applicable law preventing consummation of the Merger, and (iv) the expiration or termination of the waiting period applicable to the Merger under any applicable federal, state, foreign or supranational antitrust laws.

For a more complete summary of the conditions that must be satisfied (or, to the extent permitted by applicable law, waived) prior to completion of the Merger, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 92 of this proxy statement/prospectus.
Q:
When do you expect to complete the Merger?

A:
Yatra and Ebix are working towards completing the Merger promptly. As of the date of this proxy statement/prospectus, Yatra and Ebix expect to complete the Merger in the second quarter of 2020, subject to adoption of the Merger Agreement by Yatra shareholders and other customary conditions to completion. However, no assurances can be given as to when, or if, the Merger will be completed.

Q:
Is the transaction expected to be taxable to Yatra shareholders?

A:
It is intended that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the Code). If the Merger qualifies for such intended tax treatment, a U.S. holder of Yatra Ordinary Shares generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of such holder’s Yatra Ordinary Shares for shares of Ebix Preferred Stock in the Merger. If the Merger does not qualify as such a reorganization, the receipt of shares of Ebix Preferred Stock in exchange for Yatra Ordinary Shares in the Merger would constitute a taxable exchange for U.S. federal income tax purposes. Neither Ebix nor Yatra have sought, nor do they intend to seek, any ruling from the IRS or opinion of counsel with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

You should read the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 69 for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. You should consult your tax advisor to determine the tax consequences of the Merger to you.
Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes. Then, please vote your Yatra shares which you may do by:

•
completing, dating, signing and returning the enclosed proxy card in the accompanying postage-paid return envelope;

•
submitting your proxy via the Internet by following the instructions included on your proxy card; or

•
attending the Yatra extraordinary general meeting and voting by ballot in person.

If you hold shares in “street name” through a broker, bank or other holder of record, please instruct your broker, bank or other holder of record to vote your shares by following the instructions that the broker, bank or other holder of record provides to you with these materials.
Q:
Should I send in my stock certificates now?

A:
No. Yatra shareholders should not send in their share certificates at this time. After completion of the Merger, Ebix’s exchange agent will send you a letter of transmittal and instructions for exchanging your Yatra shares for the Merger Consideration. Yatra shareholders who submit a properly completed letter of transmittal, together with their share certificates (in the case of certificated shares) or other evidence of transfer requested by the exchange agent (in the case of book-entry shares), will receive the (i) Merger Consideration into which the Yatra shares were converted in the Merger by way of issue of the number of certificates of shares of Ebix Preferred Stock or book-entry Ebix Preferred Stock that such shareholders are entitled to receive and (ii) any dividends or other distributions, if applicable to such shares. See “The Merger Agreement — Procedures for Surrendering Yatra Share Certificates” beginning on page 77 of this proxy statement/prospectus.

Q:
Whom should I call with questions?

A:
If you have any questions about the Merger or the Yatra extraordinary general meeting, or desire additional copies of this proxy statement/prospectus, proxy cards or voting instruction forms, you should contact:

[Proxy Solicitor to be determined]

or
Yatra Online, Inc.
Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II,
Sector-20, Gurugram-122008, Haryan, India
Attention: Manish Hemrajani
Investor Relations
Email: manish.hemrajani@yatra.com
646-875-8380

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus in order to fully understand the Merger Agreement and the proposed Merger. See “Where You Can Find More Information” beginning on page 122 of this proxy statement/prospectus. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
The Companies (See Page 36)
Ebix, Inc.
Ebix is a leading international supplier of on-demand infrastructure exchanges to the insurance, financial, and healthcare industries. In the insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also providing software-as-a-service enterprise solutions in the area of customer relationship management, front-end and back-end systems, outsourced administrative and risk compliance. Ebix’s products feature fully customizable and scalable on-demand software designed to streamline the way insurance professionals manage distribution, marketing, sales, customer service, and accounting activities. With a “Phygital” strategy that combines physical distribution outlets in many Association of Southwest Asian Nations countries to an Omni-channel online digital platform, Ebix’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange, travel, pre-paid and gift cards, utility payments, lending, and wealth management in India and other markets. Ebix operates in Australia, Canada, India, New Zealand, Singapore, United Kingdom, Brazil, Philippines, Indonesia, Thailand and United Arab Emirates.
Ebix Common Stock is listed on Nasdaq under the symbol “EBIX.” Ebix’s principal executive office is located at 1 Ebix Way, Johns Creek, Georgia 30097; its telephone number is (678) 281-2020; and its website is www.ebix.com.
This proxy statement/prospectus incorporates important business and financial information about Ebix from other documents that are not included in or delivered with this proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Where You Can Find More Information” beginning on page 122 of this proxy statement/prospectus.
Yatra Online, Inc.
Yatra is a leading India online travel company, addressing the needs of both leisure and business travelers. With approximately 9.7 million travelers that have booked their travel through Yatra as of March 31, 2019, Yatra is also India’s largest independent corporate travel services provider and one of India’s largest consumer online travel company (based on publicly available information). Leisure and business travelers use Yatra’s mobile applications, its website, www.yatra.com, and its other offerings and services to explore, research, compare prices and book a wide range of travel-related services. These services include domestic and international air ticketing on nearly all Indian and international airlines, as well as bus ticketing, rail ticketing, cab bookings and ancillary services within India. Yatra also provides access through its platform to hotels, homestays and other accommodations, with more than 108,000 hotels and homestays in approximately 1,400 cities and towns across India and more than 1.5 million hotels around the world. To ensure that its service is truly a “one-stop shop” for travelers, Yatra also provides customers with access to approximately 1,100 holiday packages and more than 152,000 other activities such as tours, sightseeing, shows, and events.
Yatra is a Cayman Islands exempted company limited by shares with operations primarily in India. Yatra Ordinary Shares are listed on Nasdaq under the symbol “YTRA.” and certain warrants are listed on the OTC QX under the symbol “YTROF”. The address of Yatra’s registered office is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. The address and telephone number of Yatra’s principal executive office are Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20 Gurugram-122008, Haryan, India, and (+91-124) 459-1700; and its website is www.Yatra.com.

EbixCash Travels Inc.
Merger Sub, a wholly-owned subsidiary of Ebix, is a Cayman Islands exempted company limited by shares that was incorporated on June 13, 2019 for the sole purpose of effecting the Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Merger. By operation of the Merger, Merger Sub will be merged with and into Yatra, with Yatra surviving as a wholly-owned subsidiary of Ebix.
Merger Sub’s principal executive office is located at 1 Ebix Way, Johns Creek, Georgia 30097; its telephone number is (678) 281-2020.
The Merger (See Page 45)
Ebix, Merger Sub and Yatra have entered into the Merger Agreement. Subject to the terms and conditions of the Merger Agreement and in accordance with applicable law, Merger Sub will be merged with and into Yatra, with Yatra continuing as the surviving company. Upon completion of the Merger, Yatra will be a wholly-owned subsidiary of Ebix, and Yatra Ordinary Shares will no longer be outstanding or publicly traded.
A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus. You should read the Merger Agreement carefully because it is the legal document that governs the Merger.
What Yatra Shareholders Will Receive in the Merger (See Page 77)
The Exchange Ratio is fixed, which means that it will not change between now and the date of the Merger, regardless of whether the market price of either Ebix Common Stock or Yatra Ordinary Shares changes. Therefore, the value of the Merger Consideration will depend on the market price of shares of Ebix Common Stock at the time Yatra shareholders receive shares of Ebix Preferred Stock in the Merger. The market price of shares of Ebix Common Stock has fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the Yatra extraordinary general meeting and the date the Merger is completed and thereafter. The market price of shares of Ebix Preferred Stock when received by Yatra shareholders after the Merger is completed could be greater than, less than or the same as the market price of shares of Ebix Common Stock on the date of this proxy statement/prospectus or at the time of the Yatra extraordinary general meeting.
Treatment of Yatra Warrants and Equity Awards (See Page 78)
Stock Options.   Each Yatra Option will be cancelled and converted as of immediately prior to the effective time into the right to receive in respect of each Net Option Share, if any, subject to such Yatra share option, the Merger Consideration that would be received for one Yatra Ordinary Share.
Restricted Stock Units.   Each Yatra RSU will, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and converted, as of the effective time, into the right to receive the Merger Consideration due a Yatra Ordinary Share.
Yatra Warrants.   Each Yatra Warrant will, by virtue of the Merger and without further action on the part of the holder thereof, be assumed by Ebix and become, as of the effective time, an option to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such warrant immediately prior to the effective time, shares of Ebix Preferred Stock, except that (A) the number of shares of Ebix Preferred Stock, subject to such warrant will equal the product of (x) the number of Yatra Ordinary Shares that were subject to such warrant immediately prior to the effective time, multiplied by (y) the Exchange Ratio, and (B) the per-share exercise price will equal the quotient of  (1) the exercise price per Ordinary Share at which such warrant was exercisable immediately prior to the effective time, divided by (2) the Exchange Ratio.
Recommendation of the Yatra Board (See Page 38)
After careful consideration, the Yatra Board unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, and in the best interests of, Yatra and its shareholders, and unanimously approved, adopted and declared advisable the execution and delivery of the Merger Agreement, the Merger and the other transactions contemplated thereby. The Yatra Board unanimously recommends that you vote “FOR” the Merger Proposal. For the factors considered by the Yatra Board in reaching this decision, see “The Merger Proposal — Recommendation of the Yatra Board and its Reasons for the Merger” beginning on page 52 of this proxy statement/prospectus.
The Yatra Board also unanimously recommends that you vote “FOR” the Adjournment Proposal. See “Proposals Submitted to Yatra Shareholders — Proposal 2: Adjournment Proposal” beginning on page 44 of this proxy statement/prospectus.
Opinion of Yatra’s Financial Advisor (See Page 55)
In connection with the Merger, Yatra’s financial advisor, Citigroup Global Markets Inc. (“Citi”), delivered a written opinion, dated July 16, 2019, to the Yatra Board as to the fairness, from a financial point of view and as of the date of the opinion, to holders of Yatra Ordinary Shares of the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the Merger Agreement. The full text of Citi’s written opinion, dated July 16, 2019, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex B to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. The description of Citi’s opinion set forth herein is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Yatra Board (in its capacity as such) in connection with its evaluation of the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the Merger Agreement from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Yatra to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Yatra or the effect of any other transaction which Yatra might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation to any security holder as to how such security holder should vote or act on any matters relating to the proposed Merger or otherwise.
Ownership of Ebix After the Merger (See Page 45)
Based on the number of Yatra Ordinary Shares outstanding as of [•], 2020 (the most recent practicable trading day prior to the date of this proxy statement/prospectus) and the closing price of Ebix Common Stock on Nasdaq on such date of  $[•], Ebix expects to issue approximately [•] shares of Ebix Preferred Stock to Yatra shareholders pursuant to the Merger. The actual number of shares of Ebix Preferred Stock to be issued pursuant to the Merger will be determined at completion of the Merger based on the Exchange Ratio and the number of Yatra Ordinary Shares outstanding at that time. Based on the number of Yatra Ordinary Shares outstanding as of [•], 2020, and the number of shares of Ebix Common Stock outstanding as of such date, it is expected that, immediately after completion of the Merger, former Yatra shareholders will own approximately [•]% of the outstanding shares of Ebix Common Stock (on an as converted basis).
Ebix Stockholder Approval Is Not Required
Ebix stockholders are not required to adopt the Merger Agreement or approve the Merger or the issuance of the shares of Ebix Preferred Stock in connection with the Merger.
Interests of Certain Persons in the Merger (See Page 66)
In considering the unanimous recommendation of the Yatra Board in favor of the Merger, you should be aware that Yatra’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Yatra’s shareholders generally. The Yatra Board was aware of these interests and considered them to the extent they existed at the time, among other matters, in approving the Merger Agreement and the Merger. Yatra shareholders should take these benefits into account in deciding whether to vote for adoption of the Merger Agreement and thereby approve the Merger. As described in more detail in “The Merger — Interests of Yatra’s Directors and Executive Officer in the Merger,” these interests include:

•
At the effective time, each Yatra Option and Yatra RSU, will receive the treatment described in the section entitled “Treatment of Yatra Equity Awards” beginning on page 78;

•
Entitlement to severance benefits under preexisting severance arrangements with Yatra; and

•
Continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving company.

Listing of Ebix Stock and Delisting and Deregistration of Yatra Ordinary Shares (See Page 74)
Ebix will apply to list the Ebix Preferred Stock to be issued as Merger Consideration on Nasdaq. In addition, the shares of Ebix Common Stock to be issued upon the conversion of the Ebix Preferred Stock are listed on Nasdaq. If the Merger is completed, Yatra Ordinary Shares will no longer be listed on Nasdaq and will be deregistered under the Exchange Act.
No Appraisal Rights Available (See Page 97)
Appraisal rights are not available to Yatra’s shareholders in connection with the Merger.
Completion of the Merger Is Subject to Certain Conditions (See Page 92)
As more fully described in this proxy statement/prospectus and in the Merger Agreement, the obligation of each of Ebix and Merger Sub, on the one hand, and Yatra, on the other hand, to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of a number of conditions, including the following:
•
adoption of the Merger Agreement by holders of the requisite number of Yatra shares in accordance with applicable law and Yatra’s Articles;

•
authorization for listing on Nasdaq of the Ebix Preferred Stock issuable to Yatra shareholders in the Merger and such other shares of Ebix Preferred Stock to be reserved for issuance in connection with the Merger, subject only to official notice of issuance;

•
absence of any final, unappealable restraining order or preliminary or permanent injunction or other order by any federal or state court or other tribunal of competent jurisdiction or applicable law preventing consummation of the Merger;

•
termination or expiration of any waiting periods (or any extension thereof) applicable to the Merger under any applicable antitrust law; and

•
effectiveness of the registration statement for the shares of Ebix Preferred Stock being issued in the Merger (of which this proxy statement/prospectus forms a part) and the absence of any stop order suspending that effectiveness or any proceedings for that purpose pending before or threatened by the SEC.

In addition, the obligations of Ebix and Merger Sub to complete the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of certain additional conditions, including (i) the accuracy of the representations and warranties of Yatra set forth in the Merger Agreement, subject in certain cases to a “material adverse effect” standard; (ii) the absence of any material breach by Yatra of any of its agreements and covenants required to be performed by it under the Merger Agreement prior to the closing date; (iii) the absence of the occurrence of a “material adverse effect” with respect to Yatra; (iv) the receipt of a certificate executed by an executive officer of Yatra as to the satisfaction of the conditions described in the preceding three bullets; (v) the cancellation or other extinguishment (as evidenced by customary documentation) of warrants to purchase Yatra Ordinary Shares, such that no more than 8,768,979 Yatra Ordinary Shares remain subject to warrants or rights to purchase (other than Yatra equity awards under Yatra share plans), referred to in this proxy statement/prospectus as the “Warrant Exchange”; and (vi) the receipt by Yatra of written acknowledgement from each third party financial advisor and investment banker that has performed services for Yatra or any of its subsidiaries in connection with the Merger Agreement and the transactions contemplated thereby that all expenses due for such services have been paid in full.

In addition, the obligation of Yatra to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of certain additional conditions, including (i) the accuracy of the representations and warranties of Ebix and Merger Sub set forth in the Merger Agreement, subject in certain cases to a “material adverse effect” standard, (ii) the absence of any material breach by Ebix and Merger Sub of any of their respective agreements and covenants required by the Merger Agreement to be performed prior to the closing date, (iii) the absence of the occurrence of a “material adverse effect” with respect to Ebix, and (iv) receipt of a certificate executed by an executive officer of Ebix and Merger Sub as to the satisfaction of such conditions.
Ebix and Yatra cannot be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.
The Merger Is Expected to Be Completed in the Second Quarter of 2020 (See Page 77)
The Merger is expected to occur on the third business days after the conditions to its completion have been satisfied or, to the extent permitted by applicable law, waived. As of the date of this proxy statement/prospectus, the Merger is expected to be completed in the second quarter of 2020. However, there can be no assurance as to when, or if, the Merger will occur.
No Solicitation by Yatra; Change of Recommendation (See Page 85)
In accordance with the terms of the Merger Agreement, Yatra agreed, effective immediately upon the signing of the Merger Agreement, to cease and cause to be terminated all existing activities, discussions or negotiations existing as of July 16, 2019 with any other parties (other than Ebix) that would reasonably be expected to lead to an acquisition proposal. The term “acquisition proposal” is defined in the section entitled “The Merger Agreement — No Solicitation of Alternative Proposals; Changes in Board Recommendation” beginning on page 85 of this proxy statement/prospectus.
From the date of the Merger Agreement until the earlier of the effective time or the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions described below, Yatra has agreed that it and its subsidiaries will not, and will instruct each of its representatives not to, directly or indirectly:
•
initiate or solicit the submission of any offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•
furnish to any third party any non-public information relating to Yatra or any of its subsidiaries, or afford to any third party access to the books, records or other non-public information of Yatra or any of its subsidiaries, in any such case with the express intent to encourage or induce the making, submission or announcement of any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, any acquisition proposal;

•
enter into, conduct, participate, maintain or engage in any discussions or negotiations with any third party with respect to any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, any acquisition proposal (other than solely to (x) inform any third party of the existence of the provisions of Merger Agreement prohibiting solicitation of acquisition proposals or (y) seek clarification regarding the terms or conditions of any offer, proposal or indication of interest);

•
approve, adopt, declare advisable or recommend an acquisition proposal;

•
withdraw, qualify, amend or modify, in any manner adverse to Ebix or Merger Sub, its recommendation that the Yatra shareholders adopt the Merger Agreement;

•
fail to include its recommendation that the Yatra shareholders adopt the Merger Agreement in this proxy statement/prospectus;

•
if a tender offer or exchange offer that constitutes any acquisition proposal is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by Yatra’s shareholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by Yatra’s shareholders, which will constitute a failure to recommend against acceptance of such tender offer or exchange offer) within 10 business days after the commencement of such offer;
•
fail to publicly reaffirm its recommendation that the Yatra shareholders adopt the Merger Agreement within 10 business days, if so requested by Ebix, following Yatra’s acknowledgment of receipt of an acquisition proposal;

•
enter into any letter of intent, memorandum of understanding, agreement in principle or other similar document, or any contract providing for any acquisition proposal or requiring Yatra to abandon, terminate or fail to consummate, the Merger or hold the Yatra extraordinary general meeting; or

•
resolve, publicly propose or agree to do any of the foregoing.

If prior to the receipt of the Yatra shareholder vote adopting the Merger Agreement, which is referred to in this proxy statement/prospectus as the “Requisite Shareholder Vote” (i) Yatra receives a bona fide written offer, inquiry, proposal, letter of intent or indication of interest, in each case with regard to an existing or forthcoming acquisition proposal that was not solicited in violation of the non-solicitation provisions of the Merger Agreement and (ii) the Yatra Board determines in good faith, after consultation with the financial advisor and outside legal counsel of Yatra, constitutes, or could reasonably be expected to lead to, a superior proposal (as defined below), then Yatra and its representatives may, in response to such acquisition proposal:
•
furnish information with respect to Yatra and its subsidiaries, and afford access to the books, records, facilities and personnel of Yatra or any of its subsidiaries, to the third party making such offer, inquiry, proposal, letter of intent or indication of interest, its representatives and potential sources of financing, and

•
participate in discussions or negotiations with the third party making such offer, inquiry, proposal, letter of intent or indication of interest, its representatives and potential sources of financing regarding such offer, inquiry, proposal, letter of intent or indication of interest.

Termination of the Merger Agreement (See Page 93)
As more fully described in this proxy statement/prospectus and in the Merger Agreement, and subject to the terms and conditions described in the Merger Agreement, the Merger Agreement may be terminated at any time before completion of the Merger in any of the following ways:
•
by mutual written consent of Ebix and Yatra;

•
by either Ebix or Yatra if:

•
the Merger has not been completed on or before April 12, 2020, which is referred to in this proxy statement/prospectus as the outside date, except that a party may not terminate the Merger Agreement for this reason if its action or failure to act constitutes a breach or violation of any of its obligations under the Merger Agreement, and such breach has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in the Merger Agreement prior to the outside date or (2) the failure of the closing to occur by the outside date;

•
any governmental entity of competent jurisdiction issues an order or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action has become final and non-appealable; provided, however, that a party may not terminate the Merger Agreement for this reason if the failure of such party to fulfill any obligation under the Merger Agreement resulted in the issuance of such order; or

•
Yatra shareholders fail to adopt the Merger Agreement upon a vote taken on a proposal to adopt the Merger Agreement at the Yatra extraordinary general meeting (or any adjournment or postponement thereof);

•
by Ebix if:

•
Yatra has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which (1) would result in a failure of the conditions to the obligations of Ebix and Yatra to effect the Merger which relate to the accuracy of the representations and warranties of Yatra or Yatra’s performance of its agreements and covenants in the Merger Agreement in all material respects, and (2) is either incapable of being cured by Yatra by the outside date or, if capable of being cured, has not been cured by Yatra within 30 days following written notice to Yatra from Ebix or Merger Sub of such breach, which notice states Ebix’s intention to terminate the Merger Agreement; or

•
the Yatra Board or any committee thereof has effected a change of board recommendation; but Ebix’s right to terminate the Merger Agreement for this reason is only exercisable prior to receipt of the Yatra shareholder vote adopting the Merger Agreement;

•
by Yatra if:

•
Ebix or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which (1) would result in a failure of any condition to the obligations of Yatra to effect the Merger which relate to the accuracy of the representations and warranties of Ebix and Merger Sub or Ebix’s and Merger Sub’s performance of their agreements and covenants in the Merger Agreement in all material respects, and (2) is either incapable of being cured by Ebix or Merger Sub by the outside date or, if capable of being cured, has not been cured by Ebix or Merger Sub within 30 days following written notice to Ebix or Merger Sub from Yatra of such breach, which notice states Yatra’s intention to terminate the Merger Agreement; or

•
prior to obtaining the Requisite Shareholder Vote in order to accept a Superior Proposal, if concurrently with such termination, Yatra pays Ebix a termination fee of  $8.16 million.

Termination Fees and Expenses (See Page 94)
As more fully described in this proxy statement/prospectus and in the Merger Agreement, and subject to the terms and conditions described in the Merger Agreement, Yatra has agreed to pay Ebix a termination fee of  $8.16 million if the Merger Agreement is terminated under any of the following circumstances:
•
by Yatra in accordance with its right to terminate the Merger Agreement to enter into a definitive agreement relating to a superior proposal; or

•
by Ebix in accordance with its right to terminate the Merger Agreement because the Yatra Board has effected a change in recommendation.

Also, under the Merger Agreement, Yatra will be required to pay Ebix the termination fee if  (i) the Merger Agreement is terminated by Ebix or Yatra because the Merger has not been completed by the outside date, and at such time the mutual conditions to the obligations of parties to effect the Merger were satisfied, or the requisite shareholder vote was not obtained, (ii) after the date of the Merger Agreement and prior to the date of termination referred to in clause (i) of this sentence, an acquisition proposal was publicly proposed or announced or otherwise communicated to the Yatra Board or Yatra shareholders and not withdrawn prior to the date of termination or the date of the shareholders meeting and (iii) within 12 months after the date of such termination of the Merger Agreement either (1) an acquisition proposal has been consummated or (2) Yatra enters into a definitive written agreement with respect to an acquisition proposal and the transaction contemplated by such definitive agreement is later consummated.
In the event the Merger Agreement is terminated by Ebix or Yatra because the requisite shareholder vote was not obtained and the termination fee is not then payable, Yatra will be required to reimburse Ebix for appropriate, documented internal and external expenses incurred or paid in connection with the Merger Agreement and the transactions contemplated thereby up to $4 million. If Yatra reimburses Ebix for such fees and Ebix is later eligible to receive the termination fee, then Ebix will only be entitled to receive the termination fee minus the amount of the expense reimbursement actually received.

See “The Merger Agreement — Termination Fees and Expenses” beginning on page 94 of this proxy statement/prospectus for a more complete description of the circumstances under which Yatra will be required to pay a termination fee.
Material U.S. Federal Income Tax Consequences (See Page 69)
It is intended that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Merger qualifies for such intended tax treatment, a U.S. holder of Yatra Ordinary Shares generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of such holder’s shares of Yatra Ordinary Shares for shares of Ebix Preferred Stock in the Merger. If the Merger does not qualify as such a reorganization, the receipt of shares of Ebix Preferred Stock in exchange for Yatra Ordinary Shares in the Merger would constitute a taxable exchange for U.S. federal income tax purposes. Neither Ebix nor Yatra have sought, nor do they intend to seek, any ruling from the IRS or opinion of counsel with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
The tax consequences of the Merger to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your own tax advisor as to the specific tax consequences of the Merger, including the effects of U.S. federal, state or local, foreign and other tax laws.
You should read the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 69 for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation.
Accounting Treatment (See Page 73)
The Merger will be accounted for as an acquisition of a business. Ebix will record assets acquired and liabilities assumed from Yatra primarily at their respective fair values at the date of completion of the Merger. Any excess of the purchase price over the net fair value of such assets and liabilities will be recorded as goodwill.
Rights of Yatra Shareholders Will Change as a Result of the Merger (See Page 104)
Yatra shareholders will have different rights once they become Ebix stockholders due to differences between the organizational documents of Ebix and Yatra. These differences are described in more detail under “Comparison of Stockholder Rights” beginning on page 104 of this proxy statement/prospectus.
Risk Factors (See Page 29)
You should also carefully consider the risks that are described in the section entitled “Risk Factors” beginning on page 29 of this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED AND COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial information of Ebix and Yatra present the combination of the financial statements of the two companies adjusted to give effect to the Merger. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
In preparing these pro forma condensed and combined financial information, Rule 5.4 of Regulation S-X for combining entities with different fiscal years was followed. Specifically, since Ebix’s fiscal year end is December 31st, and Yatra’s is March 31st, and such fiscal year ends differs by less than 93 days, Ebix’s statement of income was combined with that of Yatra’s using each entity’s respective fiscal years. Also, as such the below pro forma statement of income for the year ended December 31, 2018 and the nine months ended September 30, 2019 both contain Yatra’s results for the three months ended March 31, 2019 which has operating revenues of  $32.1 million and a net loss of  $10.2 million.
The following unaudited pro forma condensed and combined financial position as of September 30, 2019, assumes that the Merger occurred on December 31, 2018. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2018 and for the nine months ended September 30, 2019 presents the pro forma effect to the Merger as if it had been completed on January 1, 2018.
The pro forma combined financial information does not necessarily reflect what Ebix’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of Ebix. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.
This information should be read together with Ebix’s and Yatra’s audited financial statements and related notes and other financial information incorporated by reference in this proxy statement/prospectus.
The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial information and pro forma adjustments has been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and these differences could be material as compared to the accompanying unaudited pro forma condensed combined financial information and the combined companies’ future results of operations and financial position. The actual amounts recorded as of the completion of the Merger may also differ materially from the information presented in this unaudited condensed combined pro forma financial information as a result of, among other factors, the amount of cash used in Yatra’s operations between the signing of the Merger Agreement and the closing of the Merger; the timing of closing of the Merger; changes in the number of outstanding Yatra Ordinary Shares and Yatra warrants; and other changes in the Yatra assets and liabilities that occur prior to the completion of the Merger.
The Merger will be accounted for as an acquisition of Yatra by Ebix under the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under the acquisition method of accounting, the assets and liabilities of the acquired company are, as of the completion of the Merger, recorded at their respective fair values, including an amount for goodwill representing the difference between the purchase price and the fair value of the acquired identifiable tangible and intangible net assets.
The Ebix financial statements have been historically prepared under U.S. GAAP, however the Yatra financial statements have been historically prepared in accordance with international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). As a result, the Yatra financial statements have been adjusted so as to be presented under U.S. GAAP for the purposes of preparing the unaudited pro forma condensed combined financial information.

The historical financial information of Yatra was prepared in accordance with IFRS and presented in Indian rupees (“INR”). The historical financial information was translated from INR to U.S. dollars (“USD”) using the following historical exchange rates:
USD/INR
Average exchange rate for year ended March 31, 2019 (statement of income)	69.88
Average exchange rate for the three months ended March 31, 2019 (statement of income)	70.43
Average exchange rate for the six months ended September 30, 2019 (statement of income)	69.94
Period end exchange rate as of September 30, 2019 (balance sheet)	70.64
In addition, U.S. GAAP adjustments were made to convert Yatra’s financial statements from IFRS to U.S. GAAP and align Yatra’s accounting policies to those applied by the Ebix.

Below are the condensed financial statements of Yatra adjusted to U.S. GAAP for the year ended March 31, 2019 and for the nine months ended September 30, 2019. The Yatra ‘As Reported’ amounts for the year ended March 31, 2019 have been extracted from Yatra’s audited financial statements for the year ended March 31, 2019. The U.S. GAAP adjustments have not been audited:
	Year Ended March 31, 2019(1)					Nine Months Ended September 30, 2019
	Yatra As Reported (in accordance with IFRS) (INR)	Yatra (in accordance with IFRS) (USD)(2)	Reclassifications (USD)(8)	U.S. GAAP Adjustments (USD)	Yatra As Converted to U.S. GAAP (USD)	Yatra As Reported (in accordance with IFRS) (INR)(10)	Yatra (in accordance with IFRS) (USD)(2)	Reclassifications (USD)(8)	U.S. GAAP Adjustments (USD)	Yatra As Converted to U.S. GAAP (USD)
	(In thousands, except per share data)					(In thousands, except per share data)
Revenue (including Other operating Income)	9,622,365	137,689	—	—	137,689	6,398,115	91,238	—	—	91,238
Services and other costs	4,282,802	61,284	48,565	(6)(3)(4)	109,842	2,529,062	36,046	33,554	102(3)(4)(5)	69,701
Product development	—	—	10,120	1,241(3)(4)	11,361	—	—	5,540	151(3)(4)(5)	5,691
Sales and marketing	809,996	11,590	11,360	583(3)(4)	23,534	287,382	4,087	5,950	68(3)(4)(5)	10,105
General and administrative	6,526,019	93,383	(70,045)	3,803(3)(4)	27,140	4,288,273	61,156	(45,024)	83(3)(4)(5)	16,215
Amortization and depreciation	581,746	8,324	—	—(3)(4)	8,324	506,405	7,228	(19)	(336)(5)	6,873
Operating Expenses	12,200,564	174,581	—	5,621(3)(4)	180,203	7,611,122	108,517	—	68(3)(4)(5)	108,584
Operating income (loss)	(2,578,199)	(36,892)	—	(5,621)(3)(4)	(42,513)	(1,213,006)	(17,278)	—	(68)(3)(4)(5)	(17,346)
Change in fair value of warrants – (loss)/ gain	1,667,193	23,856	—	(23,856(6)	—	(213,517)	(3,121)	—	3,121(6)	—
Other(7)	(234,752)	(3,359)	—	(124)	(3,483)	(171,829)	(2,453)	—	110	(2,343)
Income tax (expense) benefit	(47,837)	(685)	—	18(9)	(666)	(27,342)	(389)	—	87(9)	(302)
Net income (loss) attributable to shareholders (including portion of non-controlling interest)	(1,193,595)	(17,079)	—	(29,584)(3)(4)(6)	(46,663)	(1,625,695)	(23,242)	—	3,251(3)(4)(5)(6)	(19,991)
Net income (loss) attributable to noncontrolling interest	(45,392)	(650)	—	(104)(9)	(753)	(16,964)	(241)	—	5(9)	(237)
Net income (loss) attributable to shareholders (excluding portion of non-controlling interest)	(1,148,203)	(16,430)	—	(29,480)(3)(4)(6)(9)	(45,909)	(1,608,731)	(23,000)	—	3,246(3)(4)(5)(6)(9)	(19,754)
Basic earnings (loss) per share	(26.37)	(0.38)	—	—	(1.05)	(34.62)	(0.49)	—	—	(0.43)
Diluted earnings (loss) per share	(26.95)	(0.39)	—	—	(1.05)	(34.62)	(0.49)	—	—	(0.43)
Basic weighted average shares outstanding	43,544	43,544	—	—	43,544	46,472	46,472	—	—	46,472
Diluted weighted average shares outstanding	44,286	44,286	—	—	43,544	46,472	46,472	—	—	46,472

(1)
Yatra’s fiscal year end is March 31, 2019.

(2)
The historical financial information of Yatra Online Inc. was prepared in accordance with IFRS and presented in Indian Rupee (INR). The historical financial information was translated from INR to USD using the historical exchange rate as disclosed above.

(3)
The charge relating to employee stock option plan and restricted stock units is recognized under IFRS considering each installment of the award as a separate grant and follows a waterfall approach. Under U.S. GAAP, the grants issued on graded vesting basis are treated as a single award. Hence, the charge related to such share based payments is recognized on a straight line basis over the vesting period of the awards. Accordingly $5.8 million and $135 thousand of additional stock based compensation has been recorded for the year ended March 31, 2019 and the nine months ending September 30, 2019, respectively.

(4)
IFRS to U.S. GAAP adjustments pertaining to interest on security deposits, re-computation of vacation accruals, gratuity obligations, and retirement benefits. Accordingly $162 thousand and $225 thousand has been reduced from operating expense for the year ended March 31, 2019 and the nine months ended September 30, 2019, respectively.

(5)
Interest on lease liability and depreciation on Right-of-Use (“ROU”) assets were recorded under IFRS whereas under U.S. GAAP, the aforesaid amount have been derecognized and rent expense is recorded on straight line basis in the statement of profit or loss and other comprehensive loss. Further, ROU assets are subsequently measured at an amount equal to the lease liability and adjusted for the lease equalization reserve. Accordingly, there is a reclassification of interest on the lease liability (i.e. a reduction of finance cost of  $192 thousand) and interest expense of  $159 thousand on the fair valuation of lease liability under IFRS 16 Leases to operating expenses under ASC 842 Leases, resulting in a net adjustment impact of  $33 thousand for the nine months ended September 30, 2019.

(6)
Warrants issued to Terrapin 3 Acquisition Corporation and Macquarie which were classified as financial liabilities under IFRS, were concluded to be equity instruments for U.S. GAAP reporting purposes, accordingly $23.9 million of gains and $3.1 million of losses on the fair value of these financial liabilities recorded under IFRS were reversed for the year ended March 31, 2019 and the nine months ended September 30, 2019, respectively.

(7)
Includes interest income (expense), non-operating income (expense), and foreign currency gain (loss).

(8)
Reclassification of expenses to align with presentation of the statement of income as per Ebix, Inc. as against nature based classification followed by Yatra under IFRS.

(9)
Tax effect and noncontrolling interest share due to U.S. GAAP adjustments.

(10)
The unaudited condensed financial statement for the nine months ended September 30, 2019, represents summation of reported results for the three months ended March 31, 2019 and reported results for the six months ended September 30, 2019.

	As of September 30, 2019
	Yatra As Reported (in accordance with IFRS) (INR)	Yatra (in accordance with IFRS) (USD)(5)	U.S. GAAP Adjustments (USD)	Yatra As Converted to U.S. GAAP (USD)
	(in thousands)
Cash and cash equivalents	1,268,454	17,957	—	17,957
Trade accounts receivable, less allowances	4,079,338	57,748	—	57,748
Other current assets	1,570,523	22,233	—	22,233
Goodwill	1,015,099	14,370	—	14,370
Intangible assets, net	1,087,559	15,396	(10,123)(1)	5,273
Capitalized software development costs, net	—	—	10,123(1)	10,123
Other	1,392,857	19,718	644(2)	20,362
Total assets	10,413,830	147,422	644(2)	148,066
Accounts payable and accrued expenses	5,196,934	73,569	(205)(2)	73,364
Working capital facility	1,262,122	17,867	(6,588)(4)	11,279
Earnout contingencies	1,190,009	16,846	—	16,846
Debt obligations	271,805	3,848	(1)	3,847
Other	912,098	12,876	111(2)	12,987
Total liabilities	8,832,968	125,006	(6,683)(2)(4)	118,323
Additional paid in capital	18,886,704	312,778	(60,159)(3)	252,619
Retained earnings (deficit)	(18,057,341)	(292,506)	43,445(3)(4)	(249,061)
Other	751,499	2,144	24,041(4)	26,185
Total stockholders’ equity	1,580,862	22,416	7,327(2)(3)(4)	29,743
Total liabilities and stockholders’ equity	10,413,830	147,422	644(2)(3)(4)	148,066

(1)
Under IFRS, development costs on internally generated intangible asset are recognized as “Intangible under development”. Under U.S. GAAP, these costs are classified separately as “Capitalized software development costs”.

(2)
Other IFRS to U.S. GAAP adjustments pertaining to right of use assets, other assets, deferred tax assets, employee benefits offset to equity.

(3)
As part of the 2016 acquisition of Terrapin the amount in excess of the fair value of the shares issued by the private entity over the value of the net monetary assets acquired was $60.2 million. Under IFRS this amount was recorded as a loss on the income statement. Under U.S. GAAP, the Merger meets the definition of a reverse recapitalization thus this excess is considered a cost for the issuance of stock by the private company and is recorded as a reduction of equity.

(4)
Warrants issued to Terrapin 3 Acquisition Corporation and Macquarie which were classified as financial liabilities under IFRS, were concluded to be equity instruments for U.S. GAAP reporting purposes, accordingly the respective gains and losses resulting from the changes in the fair value of these financial liabilities recorded under IFRS were reversed for the year ended March 31, 2019 and the nine months ended September 30, 2019.

(5)
Stockholders’ equity translated using historical average translation rates. Other than Stockholders’ equity liabilities and assets are translated using period end exchange rate as of September 30, 2019.

Pro Forma Presentation
The unaudited pro forma condensed combined statement of financial position as of September 30, 2019 is based on the historical statement of financial position of Ebix (presented in accordance with U.S. GAAP) and the historical statement of financial position of Yatra as of September 30, 2019 (adjusted to be presented in accordance with U.S. GAAP) to reflect the Merger, as if it occurred on December 31, 2018.
The unaudited pro forma condensed combined statement of income combines the historical audited results of operations of Ebix for the year ended December 31, 2018 (presented in accordance with U.S. GAAP), with the historical audited results of operations of Yatra for the period from March 31, 2019 (adjusted to be presented in accordance with U.S. GAAP) and gives pro forma effect to the Merger as if it had been consummated on January 1, 2018. The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2019 combines the unaudited historical combined statement of income of Ebix for the nine-month period ended September 30, 2019 (presented in accordance with U.S. GAAP) with the unaudited historical condensed combined statement of income of Yatra for the nine-month period ended September 30, 2019 (adjusted to be presented in accordance with U.S. GAAP and to conform to Ebix’s historical financial reporting periods), giving effect to the Merger as if it had occurred as of January 1, 2018.
The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that Ebix and Yatra believe are reasonable, factually supportable and directly attributable to the Merger. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma combined statement of income is being provided for illustrative purposes only and does not purport to represent what Yatra’s or Ebix’s results of operations would have been if the events had occurred on the dates indicated, and are not intended to project our results of operations or results for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts that exist upon the consummation of the business combination.
You should read the information contained in this section in conjunction with the historical audited financial statements of Ebix and Yatra and the accompanying notes included therein, which are incorporated by reference into this proxy statement/prospectus. Certain line items of the unaudited pro forma condensed combined financial information of Yatra included herein were aligned to Ebix’s in order to conform to the presentation standards used in Ebix’s consolidated financial statements. In addition, Yatra’s historical financial reporting periods have been adjusted to conform to Ebix’s historical financial reporting periods.

Unaudited Pro Forma Condensed Balance Sheet Financial Information
	As of September 30, 2019
			Pro Forma Adjustments
			Purchase Accounting Adjustments
	Ebix As Reported	Yatra As Converted to U.S. GAAP	Remove pre-merger goodwill, net intangible assets, and equity balances(1)	Consideration(1)(2)	Put Liability(3)	Legal fees and other expenses in connection with the Merger(4)	Intangible amortization(5)	Pro Forma Combined
	(in thousands)
Cash and cash equivalents	$124,242	$17,957	$—	$—	$—	$1,839	$—	$144,038
Trade accounts receivable, less allowances	165,397	57,748	—	—	—	—	—	223,145
Other current assets	63,615	22,233	—	—	—	—	—	85,848
Goodwill	958,813	14,370	(14,370)	222,932	4,141	—		1,185,886
Intangible assets, net	88,353	5,273	(5,273)	25,892	—	—	(2,326)	111,919
Capitalized software development costs, net	13,748	10,123	—	—	—	—	—	23,871
Other	191,171	20,362	—	—	—	—	—	211,533
Total assets	1,605,339	148,066	(19,643)	248,824	4,141	1,839	(2,326)	1,986,239
Accounts payable and accrued expenses	117,520	73,364	—	—	—	—	—	190,884
Working capital facility	35,829	11,279	—	—	—	—	—	47,108
Earnout contingencies	10,544	16,846	—	—	—	—	—	27,390
Debt obligations	720,995	3,847	—	—	—	—	—	724,842
Put Liability			—	—	4,141	—	—	4,141
Other	137,135	12,987	—	—	—	—	—	150,122
Total liabilities	1,022,023	118,323	—	—	4,141	—	—	1,144,487
Temporary Equity (Reedemable Preferred Stock)	—	—	—	258,924	—	—	—	258,924
Additional paid in capital	6,208	252,619	(252,619)	—	—	—	—	6,208
Retained earnings (deficit)	599,148	(249,061)	249,061	—	—	—	(2,326)	596,822
Other	(22,040)	26,185	(26,185)	—	—	1,839	—	(20,201)
Total stockholders equity	583,316	29,743	(29,743)	—	—	1,839	(2,326)	582,828
Total liabilities, temporary equity and stockholders’ equity	1,605,339	148,066	(29,743)	258,924	4,141	1,839	(2,326)	1,986,239

(1)
The Merger will be accounted for as an acquisition of Yatra by Ebix under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets and liabilities of the acquired company are, as of the completion of the merger, recorded at their respective fair values and added to those of the reporting public issuer, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets.

(2)
Fair value of the redeemable Ebix Series Y Preferred Stock to be issued in connection with the Merger. Ebix will be issuing 243,808 shares of Series Y Preferred Stock, which in turn will be convertible into 4,876,154 shares of Ebix Common Stock.

(3)
Shares of Series Y Preferred Stock issued in connection with the Merger shall be redeemed by Ebix at the option of an individual holder of shares of Series Y Preferred Stock at a price equal to (i) the Series Y Original Issue Price per share, plus (ii) all declared but unpaid dividends thereon, multiplied by (iii) 0.90 (the “Redemption Price”). Holders of the Series Y Preferred Stock may exercise this right during the period beginning on the date that is 25 months from the date the Series Y Preferred Stock is first issued and ending on the date that is 26 months from the date that Series Y Preferred is first issued. A portion of the total purchase consideration was allocated to this put liability based on its initial fair value, which was determined to be $4.14 million. This is preliminary and subject to change as a result of an independent valuation and could affect the total amount of purchase consideration. Potentially, decreases in the fair value of the preferred shares at the date of acquisition could reduce Ebix’s income available to common shareholders.
(4)
Legal fees incurred by Ebix and Yatra in connection with the Merger, net of tax effect.

(5)
Intangible amortization in connection with a preliminary allocation of identifiable intangible net assets of the Merger based on an estimated useful life of ten years, net of reversal of historical amortization recorded by Yatra for pre-merger intangible balances and net of tax effect.

Unaudited Pro Forma Condensed Income Statement Financial Information
	Year Ended December 31, 2018(1)				Nine Months Ended September 30, 2019
	(in thousands, except per share data)
	Ebix As Reported	Yatra As Converted to U.S. GAAP(1)	Pro Forma Adjustments	Pro Forma Combined	Ebix As Reported	Yatra As Converted to U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined
Revenue (including Other operating Income)	$497,826	$137,689	$—	$635,515	$434,432	$91,238	$—	$525,670
Services and other costs	168,415	109,842	—	278,257	152,054	69,701	—	221,755
Product development	39,078	11,361	—	50,439	33,884	5,691	—	39,575
Sales and marketing	17,587	23,534	—	41,121	14,898	10,105	—	25,003
General and administrative	108,475	27,140	—	135,615	101,210	16,215	(2,603)(2)(3)	114,822
Amortization and depreciation	11,292	8,324	1,926(4)	21,543	10,966	6,873	1,445(4)(5)	19,284
Operating expenses	344,847	180,203	1,926(4)(5)	526,976	313,012	108,584	(1,158)(2)(3)(4)(5)	420,438
Operating income (loss)	152,979	(42,513)	(1,926)(4)(5)	108,539	121,420	(17,346)	1,158(2)(3)(4)(5)	105,232
Other(7)	(27,397)	(3,483)	—	(30,880)	(53,264)	(2,343)	—	(55,607)
Income tax (expense) benefit	(32,501)	(666)	(597)(8)	(33,764)	297	(302)	317(8)	312
Net income (loss) attributable to shareholders (including portion of non-controlling interest)	93,081	(46,663)	(2,523)(4)(5)(8)	43,895	68,453	(19,991)	1,475(2)(3)(4)(5)(8)	49,937
Net income (loss) attributable to noncontrolling interest	(58)	(753)	—(4)(5)(8)	(811)	(6,617)	(237)	—(2)(3)(4)(5)(8)	(6,854)
Net income (loss) attributable to shareholders (excluding portion of non-controlling interest)	93,139	(45,909)	(2,523)(4)(5)(8)	44,706	75,070	(19,754)	1,475(2)(3)(4)(5)(8)	56,791
Basic earnings (loss) per share	2.97	(1.05)	(0.07)	1.23	2.46	(0.43)	0.04	1.60
Diluted earnings (loss) per share	2.95	(1.05)	(0.07)	1.23	2.45	(0.43)	0.04	1.60
Basic weighted average shares outstanding	31,393	43,544	4,875(6)	36,268	30,517	46,472	4,875(6)	35,392
Diluted weighted average shares outstanding	31,534	43,544	4,875(6)	36,409	30,598	46,472	4,875(6)	35,473

(1)
Yatra’s figures are based on their fiscal year end which is March 31, 2019.

(2)
During the nine months ended September 30, 2019 Ebix recorded $425 thousand in legal fees in connection with the Merger.

(3)
During the nine months ended September 30, 2019 Yatra recorded $2.2 million in legal fees in connection with the Merger.

(4)
Intangible amortization in connection with a preliminary allocation of identifiable intangible net assets acquired, based on an estimated useful life of ten years, would have been $3.0 million for year ended 2018 and $2.3 million for the nine months ended September 30, 2019.

(5)
Reversal of historical amortization by Yatra of pre-merger intangible balances of  $663 thousand for year ended 2018 and $497 thousand for the nine months ended September 30, 2019.

(6)
As part of the Merger Yatra’s shares will be cancelled and converted into the right to receive approximately 243,808 shares of Ebix Series Y Preferred Stock. Each share of Series Y Preferred Stock may be converted into 20 shares of Ebix Common Stock at any time at the option of the holder, which would result into 4,876,154 shares. Also as part of the MergerAgreement there is a Put Option which provides that on the 25th month anniversary of the Merger effective date and at the option of the holder of the Series Y Preferred Stock, the shares may be redeemed for $53.10 per share. No periodic fair value changes of the put option are being considered in the pro forma adjustments above. The valuation of Ebix Series Y Preferred Stock and the Put Option is preliminary, and subject to change when an independent valuation is completed and could affect the total amount of purchase consideration. Potentially, decreases in the fair value of the preferred shares at the date of acquisition could reduce Ebix’s income available to common shareholders.
(7)
Includes interest income (expense), non-operating income (expense), and foreign currency gain (loss).

(8)
Tax effect of all pro forma adjustments.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information
1.
Description of the Transaction, Basis of Presentation

Description of the Transaction
On July 16, 2019, Ebix and Yatra entered into a Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Yatra, with Yatra surviving as a wholly-owned subsidiary of Ebix. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, as issued and outstanding immediately prior to the effective time, each (i) ordinary share, par value $0.0001 per share, of Yatra, (ii) Class A Non-Voting Share, par value $0.0001 per share, of Yatra, (iii) share of Class F common stock, par value $0.0001 per share, of Yatra USA Corp., will be cancelled and converted into the right to receive 0.005 shares of Series Y Convertible Preferred Stock, par value $0.10 per share, of Ebix.
Subject to the terms and conditions of the Merger Agreement, as a result of the Merger:
•
Each Class F Share, par value $0.0001 per share, of Yatra will be cancelled and converted into the right to receive 0.00000005 of a share of Series Y Preferred Stock.

•
Each Yatra India Share will be cancelled and converted into the right to receive a specified amount of shares of Series Y Preferred Stock as set forth in the Merger Agreement.

•
Each option to purchase Yatra ordinary shares that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive in respect of each Net Option Share, if any, subject to such Yatra Share Option, the Merger Consideration that would be received for one Yatra Ordinary Share.

•
Each Yatra restricted stock unit that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive the Merger Consideration due an Ordinary Share.

•
Each warrant to purchase Ordinary Shares that is outstanding immediately prior to the effective time shall be assumed by Ebix and become, as of the effective time, an option to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Yatra Warrant immediately prior to the effective time, Series Y Preferred Stock, except that (A) the number of shares of Series Y Preferred Stock, subject to such assumed warrant shall equal the product of  (x) the number of Ordinary Shares that were subject to such Yatra Warrant immediately prior to the effective time, multiplied by (y) the Exchange Ratio, and (B) the per-share exercise price shall equal the quotient of  (1) the exercise price per Ordinary Share at which such Yatra Warrant was exercisable immediately prior to the Effective Time, divided by (2) the Exchange Ratio.

Completion of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of a majority of at least two-thirds of the Yatra shareholders entitled to vote at an extraordinary general meeting duly called for the purpose of voting on the Special

Resolution to approve the Merger and Merger Agreement, (ii) the Series Y Preferred Stock to be issued in the Merger being authorized for listing on Nasdaq, (iii) there being in effect no Cayman Islands law, United States, federal, state or local, or any foreign, law, constitution, treaty, convention, ordinance, code, rule, statute or regulation enacted, issued, adopted, promulgated, entered into or applied by a relevant governmental entity, that following the signing of the Merger Agreement or order prohibits, renders illegal or enjoins the consummation of the Merger, (iv) the expiration or termination of the waiting period applicable to the Merger under any applicable federal, state, foreign or supranational antitrust laws, and (v) the declaration of the effectiveness by the U.S. Securities and Exchange Commission of the Registration Statement on Form S-4 to be filed with the SEC by Ebix in connection with the registration of the Series Y Preferred Stock to be issued in the Merger. The obligations of each party to consummate the Merger are also conditioned upon (i) the accuracy of the representations and warranties of the other party as of the closing (subject to customary materiality qualifiers), (ii) the absence of any material breach by the other party of any of its covenants or agreements under the Merger Agreement, and (iii) the absence of a material adverse effect with respect to the other party.
Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, and pursuant to Article 11 of SEC Regulation S-X. The condensed combined pro forma financial position and results of operations of the combined companies is based upon the separate historical data of Ebix and Yatra. Yatra’s historical financial statements were prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board and converted to U.S. GAAP.
The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2019 is presented as if the Merger had been completed on December 31, 2018. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 gives effect to the Merger as if it took place as of January 1, 2018 and were prepared using the historical results of Ebix and Yatra for the nine months ended September 30, 2019, and for the year ended December 31, 2018 and March 31, 2019, respectively.
Accounting Policies
During the preparation of the accompanying unaudited pro forma condensed combined financial information, Yatra’s financial statements have been converted to U.S. GAAP for purposes of these pro forma financial statements so as to align to Ebix basis of accounting and financial reporting.
2.
Accounting for the Transaction

The management of Ebix has concluded that the Merger represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, or ASC 805. For accounting purposes, Ebix has been determined to be the accounting acquirer based upon the terms of the Merger. The Merger will be accounted using the acquisition method of accounting for business combinations under the guidance of ASC 805. Accordingly, Ebix will record the identified acquired tangible and intangible assets and liabilities at their fair value as of the Merger closing date.
Management has estimated the preliminary purchase price because it has not yet completed an external valuation analysis of the fair market value of Yatra’s assets to be acquired and liabilities to be assumed. As a result, management has estimated the allocation of the preliminary purchase price for Yatra’s assets and liabilities. This preliminary purchase price allocation has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined balance sheets and income statements. The final purchase price allocation, fair value of the acquired assets and liabilities and any other studies and calculations deemed necessary have not yet been completed. The final purchase consideration and purchase price allocation could differ materially from the preliminary purchase price and purchase price allocation used to prepare the pro forma financial statement and related adjustments. Also effecting the determination of the final purchase price and its allocation are the results of changes to assets and liabilities and to the ultimate purchase consideration, caused by operations during the intervening period to the closing of the Merger.

The preliminary purchase price is based on the aggregate number of shares of Yatra’s common stock and common stock equivalents expected to be outstanding at the closing of the Merger as summarized below:
Yatra Share Type	Share # As of July 2019	Exchange Ratio	Ebix Series Y Preferred Stock	Conversion Rate	Purchase Price
Ordinary shares, par value $0.0001 per share,	40,065,285	0.00500000	200,326
Class A non-voting shares, par value $0.0001 per share	2,392,168	0.00500000	11,961
Class F shares, par value $0.0001 per share	3,159,375	0.00000005	—
Treasury shares	18,892	—	—
Company RSUs were issued and outstanding	921,576	0.00500000	4,608
Ordinary Shares were issuable upon the exercise of outstanding Company Share Options	165,424	0.00500000	827
Yatra India Shares were owned by Persons other than the Company and its Subsidiaries (Pandara Trust Scheme I)	43,136	0.02001	863
Yatra India Shares were owned by Persons other than the Company and its Subsidiaries (Network18 Media & Investments Limited)	109,348	0.02605	2,849
Yatra USA Class F Shares	3,159,375	0.0050000	15,797
Each warrant entitles the holder thereof to purchase one-half of one Yatra Ordinary Share for $5.75 per half share, subject to adjustment as described herein; and	1,315,347	0.0050000	6,577
			243,808
Each share of Ebix Preferred Stock is convertible, at the
option of the holder, into 20 shares of common stock
of Ebix. Shares of Series Y Preferred Stock shall be
redeemed by Ebix at the option of an individual holder
of shares of Series Y Preferred Stock at a price equal
to (i) the Series Y Original Issue Price per share, plus
(ii) all declared but unpaid dividends thereon,
multiplied by (iii) 0.90 (the “Redemption Price”).
Holders of the Series Y Preferred Stock may exercise
this right during the period beginning on the date the
is 25 months from the date the Series Y Preferred
Stock is first issued and ending on the date that is
26 months from the date that Series Y Preferred is first
issued.
			4,876,154	53.10	258,923,776
No. of maximum warrant equivalents to Yatra Ordinary Shares to be assumed	8,768,979
No. of warrants equivalent to Yatra Ordinary Shares being offered in the Warrant Exchange	8,768,979
No. of warrants (being half shares)	17,537,958
Warrant conversion ratio in the Warrant Exchange	0.075
Number of Yatra Ordinary Shares	1,315,347
Ebix Exchange Ratio	0.005
Shares of Ebix Series Y Preferred Stock	6,577

Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill on the balance sheet. The net tangible and intangible assets acquired and liabilities assumed in connection with the Merger are recorded at their estimated acquisition date fair values with the excess going to goodwill. A final determination of these estimated fair values will be based on the net tangible and intangible assets and liabilities of Yatra that exist as of the date of completion of the Merger. The following summarizes a preliminary allocation of the estimated purchase price as if the Merger had been completed on September 30, 2019 (in millions):
Cash and cash equivalents	$18.0
Accounts receivable (net)	57.7
Other assets	72.4
Accounts payable and accrued expenses	(73.4)
Debt and other liabilities	(45.0)
Less: Reversal of goodwill and Intangible assets	(19.6)
Net assets acquired	10.1
Less: preliminary purchase price	258.9
Assets recognized	248.8
Intangibles assets recognized	25.9
Goodwill	$222.9
The allocation of the estimated purchase price is preliminary because the proposed Transaction has not yet been completed. The purchase price will remain preliminary until the close of the Transaction. The purchase price allocation will also remain preliminary until the final assets and liabilities existing at closing are determined and detailed valuations and any other studies and calculations deemed necessary have been completed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Transaction and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date of the Transaction. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including, but not limited to, the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 34 of this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the adoption of the Merger Agreement. In addition, you should read and consider the risks associated with each of the businesses of Ebix and Yatra because these risks will relate to the surviving company in the Merger and the Ebix Preferred Stock payable as Merger Consideration in connection with the Merger. These risk factors may be found under Item 1A. “Risk Factors” in Ebix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Yatra’s Annual Report on Form 20-F for the fiscal year ended March 31, 2019, and in subsequent Quarterly Reports on Form 10-Q filed by Ebix and incorporated by reference into this document. For additional information, see the section entitled “Where You Can Find More Information” beginning on page 122 of this proxy statement/prospectus.
Risks Related to the Merger
The shares of Ebix preferred stock to be received by Yatra shareholders upon completion of the Merger will have different rights from Yatra Ordinary Shares, Yatra Class A Shares, Yatra Class F Shares and Yatra India Shares.
Upon completion of the Merger, Yatra shareholders will no longer be shareholders of Yatra but will instead become shareholders of Ebix, and their rights as shareholders will be governed by the terms of the Ebix Preferred Stock and Ebix’s certificate of incorporation and bylaws. The terms of Ebix’s certificate of incorporation and bylaws are in some respects materially different than the terms of Yatra’s Articles, which currently govern the rights of Yatra shareholders. For additional information see the section entitled “Comparison of Rights of Shareholders of Ebix and Shareholders of Yatra” beginning on page 104 of this proxy statement/prospectus.
The closing of the Merger may trigger change in control or other provisions in certain agreements to which Yatra is a party.
The closing of the Merger may trigger change in control or other provisions in certain agreements to which Yatra is a party. If Yatra is unable to obtain waivers of such provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages or other remedies. Even if Yatra is able to obtain waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Yatra or the combined business.
Yatra shareholders will have significantly lower ownership and voting interest in, and will exercise less influence over the management of, Ebix following the completion of the Merger.
After the completion of the Merger, Yatra shareholders will own a significantly smaller percentage of Ebix than their ownership of Yatra prior to the Merger. After the completion of the Merger, and assuming, in connection therewith, the exercise of certain of the Yatra Warrants for [•] Yatra Ordinary Shares and conversion of the Ebix Preferred Stock issued to Yatra’s and certain Yatra’s subsidiaries’ security holders, such security holders and warrant will own approximately [•]% of the outstanding shares of Ebix Common Stock, assuming no future, unanticipated issuances of Yatra capital stock prior to closing of the Merger. These estimates are based on the anticipated Exchange Ratio and are subject to adjustment as provided in the Merger Agreement. See also the risk factor below titled, “The Exchange Ratio is fixed and is not adjustable based on the market price of Yatra Ordinary Shares, so the Merger Consideration at the closing of the Merger may have a greater or lesser value than at the time the Merger Agreement was signed.” In addition, Yatra anticipates that each of the Yatra directors will resign prior to the effective time of the Merger and the directors of Merger Sub immediately prior to the effective time of the Merger will be, from and after the effective time of the Merger, the directors of the surviving company, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified. Consequently, Yatra’s shareholders will be able to exercise less influence over the management and policies of Ebix than they currently exercise over the management and policies of Yatra.

Some of Yatra’s officers and directors have interests in the Merger that are different from Yatra shareholders and that may influence them to support or approve the Merger without regard to the interests of Yatra shareholders.
Certain of Yatra’s officers and directors participate in arrangements that provide them with interests in the Merger that are different from the interests of Yatra shareholders, including, among others, the continued service as an officer or director of the combined organization, severance benefits, the acceleration of stock option vesting, continued indemnification and the potential ability.
For example, Yatra has entered into certain employment and severance benefits agreements with certain of its executive officers that may result in the receipt by such executive officers of cash severance payments and other benefits in the event of a covered termination of employment of each executive officer’s employment. In addition, certain of Yatra’s executive officers are expected to become executive officers of Ebix upon the closing of the Merger, and all of Yatra’s directors and executive officers are entitled to certain indemnification and liability insurance coverage pursuant to the terms of the Merger Agreement. These interests, among others, could influence Yatra’s officers and directors to support or approve the Merger.
Yatra’s shareholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.
If Ebix is unable to realize the full strategic and financial benefits anticipated from the Merger, Yatra shareholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent Ebix is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.
Ebix will not pay dividends on the Ebix Preferred Stock.
Each share of Ebix Preferred Stock is convertible, at the option of the holder, into 20 shares of Ebix Common Stock. However, holders of Ebix Preferred Stock will not be entitled to receive any dividends that Ebix may declare, pay or set aside. As a result, holders of Ebix Preferred Stock will not have a right to dividend payments payable in connection with Ebix Common Stock until conversion of their Ebix Preferred Stock into Ebix Common Stock.
Risks Related to Yatra’s Business
Upon completion of the Merger, Yatra will become a wholly-owned subsidiary of Ebix. Accordingly, the risks specific to Yatra’s businesses and industry will affect the combined business of Ebix.
You should read and consider the risk factors specific to Yatra’s business and industry, as these risks will affect the combined business of Ebix after the Merger. These risks are described in Yatra’s Annual Report on Form 20-F for the fiscal year ended March 31, 2019, filed with the SEC on July 31, 2019, as amended, as such risks may be updated or supplemented in Yatra’s subsequently filed Reports of Foreign Private Issuer on Form 6-K and in any other documents that are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 122 of this proxy statement/prospectus for the location of information incorporated by reference in this proxy statement/prospectus.
Risks Related to Ebix’s Business
You should read and consider the risk factors specific to Ebix’s businesses that will continue to affect Ebix after the Merger. These risks are described in Ebix’s Annual Report on Form 10-K filed with the SEC on March 1, 2019, as such risks may be updated or supplemented in Ebix’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and in other documents that are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 122 of this proxy statement/prospectus for the location of information incorporated by reference in this proxy statement/prospectus.

Risks Related to the Combined Company
The market price of Ebix Common Stock, into which the shares of Ebix Preferred Stock will be convertible after the Merger, may decline as a result of the Merger for a number of reasons, including, without limitation, if:
•
investors react negatively to the prospects of Ebix’s business and prospects; or

•
the performance of Ebix’s business or its future prospects are not consistent with the expectations of financial or industry analysts; or

•
Ebix does not achieve benefits of the Merger as rapidly or the extent anticipated by the financial or industry analysts.

Ebix and Yatra may have difficulty attracting, motivating and retaining executives and other key employees in light of the Merger.
Uncertainty about the effect of the Merger on Ebix’s and Yatra’s employees may have an adverse effect on Ebix and/or Yatra and consequently the combined business. This uncertainty may impair Ebix’s and Yatra’s respective ability to attract, retain and motivate key personnel before the Merger is completed and during the integration phase thereafter. Employee retention may be particularly challenging during the pendency of the Merger, as their respective employees may experience uncertainty about their future roles with the combined business. Additionally, Ebix’s and Yatra’s respective officers and employees may hold Yatra Ordinary Shares or vested options to purchase Yatra Ordinary Shares and, if the Merger is completed, may therefore be entitled to the Merger Consideration in respect of such Yatra Ordinary Shares and cash consideration in respect of such stock options, the receipt of which could lead certain officers and employees to no longer pursue employment with the combined business. Finally, the attention of Ebix’s and Yatra’s respective management teams may be directed towards the completion of the Merger and related matters and may be diverted or disrupted from their respective day to day business operations, including from other opportunities that might otherwise be beneficial to Ebix, Yatra and/or the combined company.
The announcement and pendency of the Merger could have an adverse effect on Ebix’s, Yatra’s and/or the combined company’s business, financial condition, results of operations, or business prospects.
The announcement and pendency of the Merger could disrupt Ebix’s, Yatra’s and/or the combined company’s businesses in the following ways, among others:
•
Parties with which Ebix or Yatra do business may experience uncertainty associated with the transaction, including with respect to current or future business relationships with Ebix, Yatra or the combined business. Ebix’s and Yatra’s business relationships may be subject to disruption as customers, suppliers and others may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than Ebix, Yatra or the combined business.

•
contractual restrictions contained in the Merger Agreement will limit Yatra’s ability to take certain significant actions, including, without limitation, its ability to make acquisitions or engage in discussions or negotiations with third parties regarding acquisitions of Yatra;

•
Yatra may have limited cash available to fund its operations due to contractual restrictions contained in the Merger Agreement that limit its ability to raise capital while the Merger is pending;

•
Yatra may be required to reduce its level of spending on marketing and sales to levels that may not have occurred at the same level but for the Merger due to contractual restrictions contained in the Merger Agreement;

•
Yatra’s ability to retain and hire management, sales and other key personnel may be negatively impacted as a result of the announcement of the Merger; and

•
the attention of Ebix’s and Yatra’s management may be directed towards the completion of the Merger and related matters and may be diverted from the day-to-day business operations of Ebix or Yatra, as applicable, including from other opportunities that might otherwise be beneficial to Ebix, Yatra and/or the combined company.

Any of these matters could adversely affect Ebix’s, Yatra’s and/or the combined company’s financial condition, results of operations, or business prospects.
After completion of the Merger, Ebix may fail to realize the anticipated benefits and cost savings of the Merger, which could adversely affect the value of Ebix Common Stock.
The success of the Merger will depend, in part, on Ebix’s ability to realize the anticipated benefits and cost savings from combining the businesses of Ebix and Yatra. The ability of Ebix to realize these anticipated benefits and cost savings is subject to certain risks including:
•
Ebix’s ability to successfully combine the businesses of Ebix and Yatra, including with respect to systems and technology integration;

•
whether the combined businesses will perform as expected;

•
the possibility that Ebix paid more for Yatra than the value it will derive from the acquisition;

•
the assumption of known and unknown liabilities of Yatra.

If Ebix is not able to successfully combine the businesses of Ebix and Yatra within the anticipated time frame, or at all, the anticipated cost savings and other benefits of the Merger may not be realized fully or at all or may take longer to realize than expected, the combined businesses may not perform as expected and the value of the Ebix Common Stock and Ebix Preferred Stock may be adversely affected.
Ebix and Yatra have operated and, until completion of the Merger, will continue to operate, independently, and there can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Ebix or Yatra employees, the disruption of either company’s, or both companies’ ongoing businesses or unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in integrating the operations of Ebix and Yatra in order to realize the anticipated benefits of the Merger so the combined business performs as expected include, among other things:
•
integrating the companies’ technologies, products and services;

•
identifying and eliminating redundant and underperforming operations and assets;

•
harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

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addressing possible differences in business backgrounds, corporate cultures and management philosophies;

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consolidating the companies’ corporate, administrative and information technology infrastructure;

•
coordinating sales, distribution and marketing efforts;

•
maintaining existing agreements with customers and suppliers and avoiding delays in entering into new agreements with prospective customers and suppliers; and

•
coordinating geographically dispersed organizations.

In addition, at times, the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Merger and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt either company’s or both companies’ ongoing business and the business of the combined company.

After completion of the Merger, the combined company will be exposed to risks associated with Indian businesses, particularly those in the Indian travel industry, including bankruptcies, restructurings, consolidations and alliances of its partners, the credit worthiness of these partners, and the possible obligation to make payments to its partners.
Yatra does nearly all of its business with a wide variety of travel-related companies based in India, including airlines, large hotel chains and others. After the merger, the combined company will be exposed to risks associated with these Indian businesses, including bankruptcies, restructurings, consolidations and alliances of its partners, the credit worthiness of these partners, and the possible obligation to make payments to its partners. For example, the Indian airline industry in recent years has experienced significant losses and has undergone bankruptcies, restructurings, consolidations and other similar events. Jet Airways, one of the largest private airlines in the India, has recently ceased operations and subsequently been referred to insolvency proceedings, which has reduced the number of domestic and international flights available to Yatra and negatively impacted its revenue. The insolvency proceedings of Jet Airways may make doubtful the recovery of Yatra’s receivables from the airline, such as commissions, productivity linked bonus, tax collected at source and refunds for cancelled tickets. The Jet Airways bankruptcy has created challenges for Yatra’s relationships with airlines, including by reducing the profitability of its airline ticketing business. Any future bankruptcies or increased consolidation could create additional challenges for both Yatra’s and the combined company’s relationships with airlines. The Yatra and Ebix forecasted financial information is inherently subject to uncertainties.
The Yatra and Ebix forecasted financial information is inherently subject to uncertainties.
While presented with numeric specificity, the Yatra and Ebix forecasted financial information provided in this document was prepared based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to Yatra’s or Ebix’s business, as applicable) that are inherently subjective and uncertain and are largely beyond the control of the respective management of each. As a result, actual results may differ from the prospective financial information. Important factors that may affect actual results and cause these projected financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Yatra’s or Ebix’s business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods) and general industry, business, competitive, technological and economic conditions. For more information see the sections entitled “The Merger — Certain Forecasts Prepared by Yatra” beginning on page 62 and “The Merger — Certain Forecasts Prepared by Ebix” beginning on page 64.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in or incorporated by reference into this proxy statement/prospectus are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the proposed Merger, integration and transition plans, synergies, opportunities and anticipated future performance. These statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements. These risks and uncertainties include, among other things:
•
the timing and likelihood of, and any conditions or requirements imposed in connection with, obtaining required shareholder approval of the proposed transaction;

•
the possibility that the closing conditions to the proposed transaction may not be satisfied or waived;

•
delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction;

•
the occurrence of any event that could give rise to termination of the Merger Agreement;

•
the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability;

•
the expected benefits of the Merger for Yatra shareholders, including the expected ownership percentage, voting interest, and value of the consideration they receive in the combined company immediately following the consummation of the Merger, if it is completed;

•
the possibility that the consummation of the Merger may trigger change in control or other provisions in certain agreements to which Yatra is a party;

•
the impact of the Merger on the value of Ebix Common Stock;

•
the risk that Ebix and Yatra will be unable to retain or hire key personnel;

•
the risk that disruption from the proposed transaction may adversely affect Ebix’s and Yatra’s business and their respective relationships with various stakeholders including customers, vendors banks or employees;

•
the risk that expected benefits, synergies and growth opportunities of the proposed transaction may not be achieved in a timely manner or at all, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated;

•
the ability to successfully integrate Yatra’s business with Ebix following the closing; and

•
other risks described in Ebix’s and Yatra’s reports filed from time to time with the SEC.

For a further discussion of these and other risks, contingencies and uncertainties that may impact Ebix, Yatra or the combined company, and that Yatra shareholders should consider prior to deciding whether to vote “FOR” the adoption of the Merger Agreement, see the section entitled “Risk Factors” beginning on page 29 of this proxy statement/prospectus and in Yatra’s and Ebix’s other filings with the SEC incorporated by reference into this proxy statement/prospectus.
Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus as to the forward-looking statements contained in this proxy statement/prospectus, and as of the date of any document incorporated by reference into this proxy statement/prospectus as to any forward-looking statement incorporated by reference herein. Except as provided by federal securities laws, neither Ebix nor Yatra is required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written or oral forward-looking statements attributable to Ebix or Yatra or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Ebix and Yatra do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable federal securities laws.

THE COMPANIES
Ebix
Ebix is a leading international supplier of on-demand infrastructure exchanges to the insurance, financial, and healthcare industries. In the insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also providing software-as-a-service enterprise solutions in the area of customer relationship management, front-end and back-end systems, outsourced administrative and risk compliance. Ebix’s products feature fully customizable and scalable on-demand software designed to streamline the way insurance professionals manage distribution, marketing, sales, customer service, and accounting activities. With a “Phygital” strategy that combines physical distribution outlets in many Association of Southwest Asian Nations countries to an Omni-channel online digital platform, Ebix’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange, travel, pre-paid and gift cards, utility payments, lending, and wealth management in India and other markets. Ebix conducts operating activities in Australia, Canada, India, New Zealand, Singapore, United Kingdom, Brazil, Philippines, Indonesia, Thailand and United Arab Emirates.
Ebix Common Stock is listed on Nasdaq under the symbol “EBIX.” Ebix’s principal executive office is located at 1 Ebix Way, Johns Creek, Georgia 30097, and its telephone number is (678) 281-2020.
For more information about Ebix, please visit Ebix’s Internet website at http://www.ebix.com. Ebix’s Internet website address is provided as an inactive textual reference only. The information contained on Ebix’s Internet website or accessible through it (other than the documents incorporated by reference herein) does not constitute a part of this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Ebix is included in the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 122 of this proxy statement/prospectus.
Merger Sub
Merger Sub, a wholly-owned subsidiary of Ebix, is a Cayman Islands exempted company limited by shares that was incorporated on June 13, 2019 for the sole purpose of effecting the Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Merger. By operation of the Merger, Merger Sub will be merged with and into Yatra, with Yatra surviving as a wholly-owned subsidiary of Ebix.
Merger Sub’s principal executive office is located at 1 Ebix Way, Johns Creek, Georgia 30097, and its telephone number is (678) 281-2020.
Yatra
Yatra is a leading India online travel company, addressing the needs of both leisure and business travelers. With approximately 9.7 million travelers that have booked their travel through Yatra as of March 31, 2019, Yatra is also India’s largest independent corporate travel services provider and one of India’s largest consumer online travel company (based on publicly available information). Leisure and business travelers use Yatra’s mobile applications, its website, www.yatra.com, and its other offerings and services to explore, research, compare prices and book a wide range of travel-related services. These services include domestic and international air ticketing on nearly all Indian and international airlines, as well as bus ticketing, rail ticketing, cab bookings and ancillary services within India. Yatra also provides access through its platform to hotels, homestays and other accommodations, with more than 108,000 hotels and homestays in approximately 1,400 cities and towns across India and more than 1.5 million hotels around the world. To ensure that its service is truly a “one-stop shop” for travelers, Yatra also provides customers with access to approximately 1,100 holiday packages and more than 152,000 other activities such as tours, sightseeing, shows, and events.
Yatra is a Cayman Islands exempted company limited by shares with operations primarily in India. Yatra Ordinary Shares are listed on Nasdaq under the symbol “YTRA” and certain warrants are listed on the OTC QX under the symbol “YTROF.” The address of Yatra’s registered office is c/o Maples Corporate

Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. The address and telephone number of Yatra’s principal executive office are Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India, and (+91-124) 459-1700; and its website is www.Yatra.com.

THE YATRA EXTRAORDINARY GENERAL MEETING
Date, Time and Place of the Extraordinary General Meeting
The Yatra extraordinary general meeting will be held at [•], on [•], 2020, at [•], local time.
Purpose of the Extraordinary General Meeting
At the Yatra extraordinary general meeting, Yatra shareholders will be asked to consider and vote upon the following proposals:
•
To approve the Merger Agreement, dated July 16, 2019, among Ebix, Inc., Merger Sub and Yatra Online, Inc., as such agreement may be amended from time to time, the Plan of Merger and the consummation of the Merger contemplated thereby. A copy of the Merger Agreement and a copy of the Plan of Merger are attached as Annex A and Annex C, respectively, to this proxy statement/prospectus; and

•
To approve adjournments of the Yatra extraordinary general meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal.

Recommendation of the Yatra Board
At a meeting of the Yatra Board held on July 16, 2019, the Yatra Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to, and in the best interests of, Yatra, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iv) directed that the adoption of the Merger Agreement be submitted to the Yatra shareholders for consideration and (v) recommended the consummation of the Merger and the adoption of the Merger Agreement and the Plan of Merger by the Yatra shareholders.
The Yatra Board recommends that Yatra shareholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
Record Date for the Extraordinary General Meeting; Stock Entitled to Vote
Only holders of record of Yatra Ordinary Shares and Yatra Class F Shares at the close of business on [•], 2020, the Record Date for the Yatra extraordinary general meeting, will be entitled to receive notice of, and to vote at, the Yatra extraordinary general meeting and any adjournments thereof. You may cast one vote for each share of Yatra Ordinary Shares or Yatra Class F Shares that you owned as of the Record Date, including (i) shares held directly in your name as the shareholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee.
On the Record Date, there were issued and outstanding a total of [•] Yatra Ordinary Shares and a total of [•] Yatra Class F Shares entitled to vote at the Yatra extraordinary general meeting.
Solicitation of Proxies
The cost of proxy solicitation for the Yatra extraordinary general meeting will be borne by Yatra. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Yatra, without additional remuneration, by personal interview, telephone, electronic communication or otherwise. Yatra will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the Record Date and will provide customary reimbursement to such firms for the cost of forwarding these materials. Yatra has retained [•] to assist in its solicitation of proxies and has agreed to pay them a fee of  $[•] and potentially additional fees under certain circumstances, plus reasonable expenses, for these services.

Quorum
The holders of a majority of Yatra Ordinary Shares and Yatra Class F Shares entitled to vote as of the close of business on the Record Date must be present in person or by proxy to constitute a quorum to conduct the Yatra extraordinary general meeting. All Yatra Ordinary Shares and Yatra Class F Shares represented at the Yatra extraordinary general meeting, including abstentions and broker non-votes, will be counted for purposes of determining the presence or absence of a quorum to conduct the Yatra extraordinary general meeting. There must be a quorum for the Yatra extraordinary general meeting to be held.
A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the Yatra extraordinary general meeting or is not permitted to vote those shares on a non-routine matter. Neither of the Merger Proposal or the Adjournment Proposal is a routine matter. As a result, if you fail to give voting instructions to your broker, bank or other holder of record, your broker, bank or other holder of record will not vote your shares for any purpose at the Yatra extraordinary general meeting, but your shares will be considered present for purposes of determining a quorum to transact business at the Yatra extraordinary general meeting.
If a Yatra shareholder submits a proxy card and affirmatively elects to abstain from voting, the shares will be counted as present for purposes of determining the presence of a quorum for the Yatra extraordinary general meeting.
If a Yatra shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the Yatra Ordinary Shares or Yatra Class F Shares represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Yatra extraordinary general meeting.
Vote Required
Assuming that a quorum is present:
•
Merger Proposal.   Approval of the Merger Proposal requires the approval of a special resolution passed by the affirmative vote of a majority of at least two-thirds of Yatra shareholders who attend and vote at the Yatra extraordinary general meeting.

•
Adjournment Proposal.   Approval of the Adjournment Proposal requires the approval of an ordinary resolution passed by the affirmative vote of a majority of the Yatra shareholders who attend and vote at the Yatra extraordinary general meeting.

Abstentions and Broker Non-Votes
Assuming a quorum is present, (i) a failure to vote in person or by proxy at the Yatra extraordinary general meeting will have no effect on the outcome of the Merger Proposal and Adjournment Proposal and (ii) abstentions and broker “non-votes” (if any) will have no effect on the outcome of the Merger Proposal and the Adjournment Proposal. Yatra Ordinary Shares and Yatra Class F Shares represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon.
If you are a Yatra shareholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the Yatra Ordinary Shares or Yatra Class F Shares represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the Yatra extraordinary general meeting and will be voted “FOR” that proposal.
Voting Power of Yatra’s Directors and Executive Officers
On the Record Date, [•]% of the outstanding Yatra Ordinary Shares were held by Yatra directors and executive officers and their respective affiliates. Yatra currently expects that its directors and executive officers will vote their shares in favor of the Merger Proposal.

Attending the Extraordinary General Meeting
All holders of Yatra Ordinary Shares and Yatra Class F Shares, including shareholders of record and shareholders who hold shares through banks, brokers or other nominees, are invited to attend the Yatra extraordinary general meeting. Shareholders of record can vote in person at the Yatra extraordinary general meeting. If you plan to attend the Yatra extraordinary general meeting, you must hold your shares in your own name or have a letter or an account statement issued by the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you to be admitted. Yatra reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.
Subject to space availability and certain security procedures, all Yatra shareholders as of the Record Date for the Yatra extraordinary general meeting, or their duly appointed proxies, may attend the Yatra extraordinary general meeting. Yatra Ordinary Shares or Yatra Class F Shares held in your name as the shareholder of record may be voted by you in person at the Yatra extraordinary general meeting. Yatra Ordinary Shares held beneficially in street name may be voted by you in person at the Yatra extraordinary general meeting only if you obtain a legal proxy from the bank, broker, or other nominee that holds your Yatra Ordinary Shares giving you the right to vote such shares. Each person attending the Yatra extraordinary general meeting must have proof of ownership of the Yatra Ordinary Shares or Yatra Class F Shares that they own, as well as a valid government-issued photo identification, such as a driver’s license or passport, to be admitted to the meeting. If you hold your Yatra Ordinary Shares or Yatra Class F Shares in your name as a shareholder of record, you will need proof of ownership of such shares. If your Yatra Ordinary Shares are held in “street name” in the name of a bank, broker, or other nominee and you plan to attend the Yatra extraordinary general meeting, you must present acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned Yatra Ordinary Shares on the Yatra Record Date, to be admitted to the Yatra extraordinary general meeting. Even if you plan to attend the Yatra extraordinary general meeting, Yatra recommends that you also submit your proxy or voting instructions by mail or on the Internet as described in your proxy card so that your vote will be counted if you later decide not to attend the meeting.
Voting of Proxies by Record Shareholders
A proxy card is enclosed for use by Yatra shareholders of record. Yatra requests that its record shareholders sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also vote your shares through the Internet. Information and applicable deadlines for voting through the Internet are set forth on the enclosed proxy card. Yatra Ordinary Shares and Yatra Class F Shares represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon.
If you are a Yatra shareholder of record and you sign and return your proxy card without indicating how to vote on any particular proposal, the Yatra Ordinary Shares and Yatra Class F Shares represented by your proxy will be counted as present for purposes of determining the presence of a quorum for the Yatra extraordinary general meeting and will be voted “FOR” that proposal.
At the date hereof, Yatra management has no knowledge of any business that will be presented for consideration at the Yatra extraordinary general meeting and which would be required to be set forth in this proxy statement/prospectus other than the matters set forth in Yatra’s accompanying Notice of Yatra extraordinary general meeting. In accordance with Yatra’s Articles and the Companies Law, business transacted at the Yatra extraordinary general meeting will be limited to those matters set forth in such notice.
Your vote is important. Whether or not you expect to attend the Yatra extraordinary general meeting in person, we urge you to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card or (2) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Yatra extraordinary general meeting.
Shares Held in Street Name
If you hold your Yatra Ordinary Shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Yatra or by voting in person at the Yatra extraordinary general meeting. Further, brokers who hold Yatra Ordinary Shares on behalf of their customers may not vote those shares without specific instructions from their customers.
If you hold your Yatra Ordinary Shares in street name and you do not instruct your broker on how to vote any of your shares, your broker may not vote those shares. For a discussion of the consequences of such broker non-votes, see “The Extraordinary General Meeting — Abstentions and Broker Non-Votes” beginning on page 39 of this proxy statement/prospectus.
Revocability of Proxies and Changes to a Yatra Shareholder’s Vote
If you are a holder of Yatra Ordinary Shares or Yatra Class F Shares as of the Record Date for the Yatra extraordinary general meeting, you have the power to revoke your proxy at any time before your proxy is voted at the Yatra extraordinary general meeting. The mere presence at the Yatra extraordinary general meeting of a shareholder who has appointed a proxy will not revoke the prior appointment. You can revoke your proxy in one of four ways:
•
you can send a signed notice of revocation that is received by Yatra prior to your shares being voted, stating that you would like to revoke your proxy, to Yatra’s corporate secretary at Yatra’s corporate headquarters, Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India;

•
you can grant a new, valid proxy bearing a later date (by Internet or mail) that is received by Yatra prior to your shares being voted;

•
you can vote again by Internet later; or

•
if you are a holder of record, you can attend the Yatra extraordinary general meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you wish to change your vote at the Yatra extraordinary general meeting, you must vote by ballot at such meeting or if you wish to revoke your vote at the Yatra extraordinary general meeting, you must bring a written notice of revocation to the chairperson of the Yatra extraordinary general meeting prior to the voting at the Yatra extraordinary general meeting.
The latest dated completed proxy will be the one that counts. Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:
Yatra Online, Inc.
Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20
Gurugram-122008, Haryana, India
Attn: Corporate Secretary
If you are a Yatra shareholder whose Yatra Ordinary Shares are held in “street name” by a bank, broker, or other nominee, you may revoke your proxy or voting instructions and vote your shares in person at the Yatra extraordinary general meeting only in accordance with applicable rules and procedures as employed by your bank, broker, or other nominee. If your shares are held in “street name” in an account at a bank, broker, or other nominee, you must follow the directions you receive from your bank, broker, or other nominee in order to change or revoke your proxy or voting instructions and should contact your bank, broker, or other nominee to do so.
Adjournments
Although it is not currently expected, the Yatra extraordinary general meeting may be adjourned for the purpose of soliciting additional proxies if Yatra has not received sufficient proxies to constitute a quorum or sufficient votes for approval of the Merger Proposal. If a quorum is not present, the meeting will be dissolved. If a quorum is present, the Yatra extraordinary general meeting may be adjourned if sufficient votes are cast in favor of the Adjournment Proposal. Pursuant to Yatra’s Articles, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the Yatra extraordinary general meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the Yatra extraordinary general meeting is adjourned, shareholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use. The Merger Agreement provides that the Yatra extraordinary general meeting will not be adjourned to a date that is more than 30 days after the date for which the Yatra extraordinary general meeting was originally scheduled.
Shareholder List
A list of Yatra shareholders entitled to vote at the Yatra extraordinary general meeting will be available for inspection at Yatra’s principal executive offices, located at Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20 Gurugram-122008, Haryana, India, at least 10 days prior to the date of the Yatra extraordinary general meeting and continuing through the date thereof for any purpose germane to the Yatra extraordinary general meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time. The list will also be available at the Yatra extraordinary general meeting for inspection by any Yatra shareholder present at the Yatra extraordinary general meeting.
Tabulation of Votes
A representative of Yatra’s mailing and tabulating agent, Continental Stock Transfer & Trust Company, will tabulate the votes and will also act as inspector of elections.
How You Can Reduce the Number of Copies of Yatra’s Proxy Materials You Receive
Yatra has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, shareholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, unless one or more of these shareholders notifies Yatra that they wish to continue receiving individual copies. This procedure reduces Yatra’s printing costs and postage fees. Shareholders who wish to participate in householding will continue to receive separate proxy cards.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of the proxy materials for your household, please contact your broker.
If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact your broker or Yatra. Direct your written request to Yatra Online, Inc., Investor Relations, Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II, Sector-20 Gurugram-122008, Haryana, India or contact Investor Relations at 1-646-875-8380.
Beneficial owners can request information about householding from their banks, brokers, or other holders of record.
Assistance
If you need assistance in completing your proxy card or have questions regarding the Yatra extraordinary general meeting, please contact [•], the proxy solicitor for Yatra, by telephone toll-free at [•].

PROPOSALS TO BE SUBMITTED TO YATRA SHAREHOLDERS
Proposal 1: Adoption of the Merger Agreement
Yatra shareholders are asked to approve the Merger Agreement, the Plan of Merger and the consummation of the Merger contemplated thereby. Yatra shareholders should carefully read this proxy statement/prospectus in its entirety, including the documents incorporated by reference and the Merger Agreement, for more detailed information concerning the Merger Agreement and the Merger Proposal. For a detailed discussion of the terms of the Merger Agreement and the Merger, see the information about the Merger and the Merger Agreement throughout this proxy statement/prospectus, including the information set forth in the section entitled “The Merger Agreement” beginning on page 76 of this proxy statement/prospectus. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus.
Approval of the Merger Proposal is a condition to completion of the Merger. If the Merger Proposal is not approved, the Merger will not occur. For a detailed discussion of the conditions of the Merger, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 92 of this proxy statement/prospectus.
Approval of the Merger Proposal requires the approval of a special resolution passed by the affirmative vote of a majority of at least two-thirds of Yatra shareholders who attend and vote at the Yatra extraordinary general meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Yatra extraordinary general meeting but will have no effect upon the Merger Proposal. Shares represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Yatra shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Yatra extraordinary general meeting and all of such shares will be voted as recommended by the Yatra Board.
At a meeting of the Yatra Board held on July 16, 2019, the Yatra Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to, and in the best interests of, Yatra, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iv) directed that the adoption of the Merger Agreement be submitted to the Yatra shareholders for consideration and (v) recommended the consummation of the Merger and the adoption of the Merger Agreement and the Plan of Merger by the Yatra shareholders.
Resolution to be Voted Upon.
The full text of the resolution to be passed for the Merger Proposal is as follows:
“RESOLVED, AS A SPECIAL RESOLUTION, THAT:
(A) the Merger Agreement dated 16 July 2019 by and among, among others, Yatra Online, Inc. (“Yatra”) and EbixCash Travels Inc., a Cayman Islands exempted company limited by shares (“Merger Sub”) in the form annexed to the proxy statement/prospectus in respect of the extraordinary general meeting of Yatra as Annex A (as amended, supplemented, restated from time to time, the “Merger Agreement”) and Yatra’s entry into the Merger Agreement be authorised, ratified, approved, confirmed and adopted in all respects;
(B) Yatra be authorised to merge with Merger Sub so that Yatra be the surviving company and all the undertaking, property and liabilities of Merger Sub vest in Yatra by virtue of such merger pursuant to the Companies Law (2018 Revision) of the Cayman Islands;
(C) the Plan of Merger in the form annexed to the proxy statement/prospectus in respect of the extraordinary general meeting of Yatra as Annex C (the “Plan of Merger”) and Yatra’s entry into the Plan of Merger be authorised, ratified, approved, confirmed and adopted in all respects; and
(D) upon the Effective Date (as defined in the Plan of Merger), Yatra amend and restate its memorandum and articles in the form attached to the Plan of Merger.”

IF YOU ARE A YATRA SHAREHOLDER, THE YATRA BOARD
RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER
AGREEMENT.
Proposal 2: The Adjournment Proposal
This proposal would permit the Yatra Board to adjourn from time to time the approval of an ordinary resolution passed by the affirmative vote of a majority of the Yatra shareholders who attend and vote at the Yatra extraordinary general meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal.
Pursuant to Yatra’s Articles, notice need not be given of any such adjourned meeting. However, if the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the Yatra extraordinary general meeting. At any adjourned meeting, no business will be transacted other than the business left unfinished at the meeting from which the adjournment took place.
Approval of the Adjournment Proposal requires the approval of an ordinary resolution passed by the affirmative vote of a majority of the Yatra shareholders who attend and vote at the Yatra extraordinary general meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Yatra extraordinary general meeting but will have no effect upon the Adjournment Proposal. Shares represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Yatra shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Yatra extraordinary general meeting and all of such shares will be voted as recommended by the Yatra Board.
Resolution to be Voted Upon.
The full text of the resolution to be passed for the Adjournment Proposal is as follows:
“RESOLVED, AS AN ORDINARY RESOLUTION, THAT the adjournment of the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting that more time is necessary or appropriate to approve one or more proposals of the extraordinary general meeting be approved in all respects.”
IF YOU ARE A YATRA SHAREHOLDER, THE YATRA BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO PERMIT THE YATRA BOARD TO ADJOURN THE EXTRAORDINARY GENERAL MEETING.
Other Matters
Other than what is described above, the Yatra Board is unaware of any additional items of business to be brought before the Yatra extraordinary general meeting.

THE MERGER
General
This proxy statement/prospectus is being provided to Yatra shareholders in connection with the solicitation of proxies by the Yatra Board to be voted at the Yatra extraordinary general meeting and at any adjournments or postponements of the Yatra extraordinary general meeting. At the Yatra extraordinary general meeting, Yatra will ask its shareholders to vote on (i) a proposal to adopt the Merger Agreement and (ii) a proposal to adjourn the Yatra extraordinary general meeting from time to time if necessary or appropriate as determined by the Yatra Board, including to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Yatra extraordinary general meeting or in the absence of a quorum.
The Merger Agreement provides for the Merger of Merger Sub with and into Yatra, with Yatra continuing as the surviving company and a wholly-owned subsidiary of Ebix. The Merger will not be completed unless Yatra shareholders adopt the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus. You are urged to read the Merger Agreement in its entirety because it is the legal document that governs the Merger. For additional information about the Merger, see “The Merger Agreement” beginning on page 76 of this proxy statement/prospectus.
Upon completion of the Merger, all of the issued and outstanding Yatra Ordinary Shares, Yatra Class A Shares and Yatra USA Class F Shares, will be cancelled and converted into the right to receive 0.005 of a share of Ebix Preferred Stock, each Yatra Class F Share that is issued and outstanding will be cancelled and converted into the right to receive 0.00000005 of a share of Ebix Preferred Stock, and each Yatra India Share that is issued and outstanding will be cancelled and converted into the right to receive a specified number of shares of Ebix Preferred Stock, as set forth in the Merger Agreement. Based on the number of Yatra Ordinary Shares outstanding as of [•], 2020 (the most recent practicable trading day prior to the date of this proxy statement/prospectus), Ebix expects to issue approximately [•] shares of Ebix Preferred Stock to Yatra shareholders pursuant to the Merger. The actual number of shares of Ebix Preferred Stock to be issued pursuant to the Merger will be determined at completion of the Merger based on the Exchange Ratio and the number of Yatra shares outstanding at such time. Based on the number of Yatra shares outstanding as of [•], 2020 (the most recent practicable trading day prior to the date of this proxy statement/prospectus), and the number of shares of Ebix Common Stock outstanding as of [•], 2020 (the most recent practicable trading day prior to the date of this proxy statement/prospectus), it is expected that, immediately after completion of the Merger, former Yatra shareholders will own approximately [•]% of the outstanding shares of Ebix Common Stock (on an as converted basis).
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation among the Yatra Board, Yatra management or the representatives of Yatra and other parties.
In the ordinary course of business, the Yatra Board and members of Yatra’s senior management discuss, review and consider potential strategic opportunities as part of its ongoing evaluation of Yatra’s business and developments in the marketplace, including Yatra’s performance and management’s long-range plan. Among other things, these discussions have included the continued operation of Yatra as an independent, standalone company, and possible strategic alternatives available to Yatra, such as potential acquisitions, divestures or business combinations involving potential strategic partners.
On February 13, 2019, during an informal in-person meeting, Robin Raina, the Chief Executive Officer of Ebix, indicated to Dhruv Shringi, the Chief Executive Officer of Yatra, that Ebix was interested in exploring a potential strategic transaction with Yatra. At this meeting, Mr. Raina did not propose any detailed terms relating to price or form of consideration for such a transaction. Mr. Shringi indicated that he would share this interest with the Yatra Board but would need additional information for the Yatra Board to consider any potential strategic transaction.
On February 19, 2019, Mr. Shringi and certain other members of Yatra senior management discussed with certain members of the Yatra Board the fact that Yatra had received preliminary, in-bound interest from Ebix in exploring a potential strategic transaction with Yatra.

On February 20, 2019, during a follow-up call between Mr. Shringi and Mr. Raina, a potential transaction structure was proposed whereby Ebix would acquire Yatra via a merger in which Yatra shareholders would receive shares of Ebix Common Stock as consideration, accompanied by a right to require Ebix to redeem such shares of Ebix Common Stock for a specified cash price (the “Put Right”). This was an initial proposal and Ebix would need to further consider the feasibility of such proposed consideration. Mr. Shringi said that he would review this structure with the Yatra Board.
On February 22, 2019, Yatra senior management and certain members of the Yatra Board discussed Mr. Raina’s verbal interest, including the potential transaction structure and form of consideration.
On February 23, 2019, Mr. Raina and Mr. Shringi had a call to discuss the potential mechanics of Ebix’s proposed Put Right, including the timing and exercise price of such Put Right.
On February 24, 2019, Mr. Raina and Mr. Shringi had a follow-up call, during which Yatra’s capitalization was discussed in detail, including Yatra’s fully diluted share count and the different classes of shareholdings.
Following the call on February 24, 2019, Ebix sent to the Yatra Board a written proposal to acquire 100% of the outstanding Yatra Ordinary Shares for $7.00 per share on a debt-free basis (the “Ebix Initial Proposal”). The Ebix Initial Proposal provided for the assumption of all Yatra receivables, Yatra cash and cash equivalents of at least $25 million at the time of closing and full repayment by Yatra of all of its outstanding liabilities at the time of closing. The Ebix Initial Proposal also provided that all outstanding Yatra Warrants would need to be surrendered or repurchased and retired by Yatra prior to closing. The Ebix Initial Proposal contemplated that in the event Yatra was unable to retire all outstanding Yatra Warrants prior to closing, Ebix would purchase any remaining Yatra Warrants at the prevailing market price at the time of closing and adjust downward, pro rata, the overall $7.00 share price payable to Yatra shareholders by the aggregate amount paid by Ebix to acquire such remaining Yatra Warrants. The Ebix Initial Proposal also contemplated that the merger consideration would be payable either in cash or freely-tradable stock of Ebix, at Ebix’s discretion, but that the proposed exchange ratio for any stock consideration would have an assumed minimum value for Ebix stock of  $59 per share. The Ebix Initial Proposal also specified that the proposed merger consideration would include the Put Right that would allow Yatra shareholders to sell to Ebix, in the 25th month after closing and at the discretion of each such shareholder at that time, any shares issued by Ebix as proposed merger consideration at a fixed price equal to 90% of the price at which shares of Ebix stock were issued in connection with the proposed merger. Yatra senior management provided a copy of the Ebix Initial Proposal to representatives of Goodwin Procter LLP (“Goodwin”), outside legal counsel to Yatra, and Goodwin advised Yatra senior management on the terms of the Ebix Initial Proposal.
On February 26, 2019, a meeting of the Yatra Board was held, at which Yatra senior management and representatives from Goodwin were present, to discuss the Ebix Initial Proposal in detail. Mr. Shringi noted that Yatra had not yet entered into a confidentiality agreement with Ebix, that discussions were preliminary and that no due diligence had been performed to date. Representatives of Goodwin reviewed transaction and general process matters with the directors in connection with their consideration of a potential transaction with Ebix. The Yatra Board discussed the strategic rationale of a potential transaction and determined that consideration of a potential transaction and other potential strategic alternatives available to Yatra would be in Yatra’s best interests given certain challenges facing Yatra, including the potential bankruptcy of one of the largest Indian airlines and other industry-wide shifts in the Indian travel business, all of which would contribute to challenges facing Yatra’s business going forward. The Yatra Board also authorized Mr. Shringi to negotiate directly with Mr. Raina on the Yatra Board’s behalf.
On February 27, 2019, at Yatra’s invitation, Citigroup Global Markets Inc. (“Citi”) met telephonically with the Yatra Board to discuss Citi’s potential assistance with a potential strategic transaction involving Yatra, including with Ebix. Citi was considered for the potential engagement given, among other things, its qualifications, industry experience and familiarity with Yatra as a result of its role in prior transactions involving Yatra. Citi subsequently provided for the Yatra Board certain information regarding Citi’s material investment banking relationships with Yatra and Ebix during the prior two-year period and was formally engaged to serve as Yatra’s financial advisor on March 11, 2019 following the Yatra Board’s approval and negotiation of the terms of Citi’s engagement.

On March 2, 2019, Mr. Shringi had a call with Mr. Raina to share feedback discussed at the Yatra Board meeting on February 26, 2019 and the Yatra Board’s willingness to consider a stock transaction with Ebix, subject to the Yatra Board’s review of Ebix’s proposed terms.
On March 4, 2019, Mr. Raina and Mr. Shringi met in person to discuss in more detail the terms proposed in the Ebix Initial Proposal.
On March 6, 2019, Yatra sent to Ebix a draft mutual confidentiality agreement to govern discussions regarding a potential strategic transaction between the parties. From March 6, 2019 through March 9, 2019, Mr. Raina and Mr. Shringi discussed and negotiated the draft mutual confidentiality agreement. The parties executed the mutual confidentiality agreement on March 14, 2019, which included a 12-month standstill provision for the benefit of both parties, but that permitted either party to make a confidential proposal to the other party or the other party’s board of directors in the event that such party entered into a definitive agreement with a third party for a change of control transaction.
On March 11, 2019, Ebix issued a press release and filed with the SEC a Current Report on Form 8-K announcing that it had sent a letter containing the Ebix Initial Proposal to the Yatra Board. That same day, after discussion among members of the Yatra Board, Yatra issued a press release confirming that it had received the Ebix Initial Proposal and that, consistent with its fiduciary duties and in consultation with its independent legal and financial advisors, the Yatra Board would review and consider the Ebix Initial Proposal to determine the course of action that it believed was in the best interest of Yatra and all of its shareholders.
Also on March 11, 2019, the Yatra Board directed Citi to identify and solicit potential strategic parties for Yatra to determine if any such parties had any interest in acquiring Yatra.
On March 12, 2019, multiple news organizations publicly reported that Yatra was reviewing the Ebix Initial Proposal, and that the parties were engaged in discussions regarding a potential acquisition of Yatra by Ebix.
From March 13, 2019 through April 10, 2019, in accordance with the directives of the Yatra Board, Citi contacted representatives of 17 potential strategic parties to inquire whether such parties would be interested in acquiring Yatra and provided such parties with publicly-available background information on Yatra and Yatra’s company profile. Of the 17, two such parties, Party A and Party B (each a provider of online travel services based in Asia), engaged in discussions following Citi’s initial outreach. Follow-up discussions were held with Party A on March 14, 2019; however, Party A indicated that it was not interested in making an offer to acquire Yatra at such time, but expressed interest in entering into discussions with Yatra if Yatra did not accept the Ebix Initial Proposal. Discussions with Party B were held on March 18, 2019, March 19, 2019 and March 26, 2019, but Party B decided not to make an offer to acquire Yatra. Neither Party A nor Party B entered into a nondisclosure agreement with Yatra. None of the other 15 parties expressed meaningful interest in acquiring Yatra. Additionally, no other potential parties contacted Yatra or Citi to express interest in or to propose acquiring Yatra following Ebix’s public announcement of the Ebix Initial Proposal on March 11, 2019.
On March 15, 2019, Yatra issued a press release and filed with the SEC a Report of Foreign Private Issuer on Form 6-K announcing that Yatra entered into a mutual confidentiality agreement with Ebix so that the parties could commence due diligence and Yatra could further review and consider the Ebix Initial Proposal.
On March 23, 2019, pursuant to the confidentiality agreement executed by the parties, Yatra granted to Ebix and its representatives access to its electronic data room, which contained additional information on Yatra and its business.
On March 29, 2019, Mr. Raina and Mr. Shringi had an in-person meeting to discuss timing of the possible transaction and the due diligence process.
On each of April 3, April 9, and April 12, 2019, the senior management teams of each of Yatra and Ebix held due diligence meetings. During the due diligence meeting on April 12, 2019, the parties discussed the potential structure of the exchange of Yatra Warrants, and Mr. Raina indicated that he would need to discuss such exchange with the Board of Directors of Ebix (“Ebix Board”).

On April 30, 2019, Mr. Raina and Mr. Shringi had a call to discuss the status of due diligence and the anticipated timing of Ebix’s initial draft of the merger agreement.
On May 3, 2019, Bass, Berry & Sims PLC (“Bass Berry”), outside legal counsel to Ebix, sent to Goodwin an initial draft of the merger agreement to effect the acquisition of Yatra by Ebix, which Goodwin shared with Yatra senior management (Goodwin also circulated subsequent drafts and blacklines of the merger agreement and other transaction documents to Yatra senior management and the Yatra Board throughout the negotiating process), which, among other things, contemplated (i) a purchase price reduction at closing for working capital, (ii) a contingent value right to effect the Put Right, (iii) a force-the-vote provision that would prevent Yatra from terminating the merger agreement to accept a superior proposal until Yatra shareholders voted on the merger agreement with Ebix at an extraordinary general meeting and (iv) the execution of voting agreements with certain unspecified key Yatra shareholders. The initial draft of the merger agreement also included placeholders for various substantive provisions, including the restrictive covenants for the interim period between signing and closing, which would be included in a later draft.
Between May 3, 2019 and May 10, 2019, Goodwin discussed with Yatra senior management and certain members of the Yatra Board the issues raised in the May 3, 2019 draft of the merger agreement, including the calculation of the final purchase price at closing.
On May 10, 2019, Mr. Raina and Mr. Shringi had a call to discuss the draft merger agreement, which included a detailed discussion of the reaction of the Yatra Board to issues raised by the draft merger agreement, including (i) the need for clear, per-share merger consideration to be determined at the signing of the merger agreement and not subject to adjustment, (ii) the structure and form of the Put Right and (iii) terms surrounding deal certainty.
Also on May 10, 2019, representatives of Bass Berry and Goodwin discussed mechanics to effect the Put Right. Goodwin recommended that rather than creating a contingent value right, Ebix could utilize some of its authorized preferred stock and create a new series of preferred stock with the Put Right embedded, pursuant to a new certificate of designations. Bass Berry agreed to discuss the proposal with Ebix, however it was expected that Ebix would require that the Put Right be non-transferable and not listed on an exchange.
On May 14, 2019, Mr. Raina and Mr. Shringi met in person to discuss the proposed structure of the preferred stock of Ebix that would be issued to Yatra shareholders as merger consideration, and whether adjustments to the value of Yatra’s working capital to be used in calculating the exchange ratio would be made at signing or prior to closing. At the meeting, it was agreed that Bass Berry would circulate a revised draft of the merger agreement to address the revisions in proposed deal structure so that Yatra and Goodwin could comment on a more complete draft.
On May 21, 2019, Bass Berry sent Goodwin a revised draft of the merger agreement, which, among other things, provided that Yatra shareholders would receive Ebix preferred stock as merger consideration, and added closing conditions requiring that (i) Yatra’s closing assets be at least $25 million, (ii) Yatra have no indebtedness at closing and, (iii) Yatra terminate or exchange for Yatra Ordinary Shares 65% of outstanding Yatra Warrants prior to closing.
On May 22, 2019, Mr. Raina and Mr. Shringi met in person to negotiate adjustments to the value of Yatra’s working capital to be used in calculating the exchange ratio, including a potential adjustment given potential legal costs and any settlement of a dispute related to the share purchase agreement between Yatra and Air Travel Bureau Private Ltd. (the “ATB Dispute”).
On May 24, 2019, Bass Berry sent Goodwin the initial draft of the certificate of designations, which provided for the rights of the Ebix Preferred Stock and included, among other things, the Put Right and the ability of the holder of Ebix Preferred Stock to convert such Ebix Preferred Stock into Ebix Common Stock at any time. Such draft of the certificate of designations contemplated that the Ebix Preferred Stock would not be listed on an exchange and included a prohibition against transfer.
On May 27, 2019, Mr. Raina and Mr. Shringi met in person to negotiate additional adjustments to the value of Yatra’s working capital, including an adjustment given the ATB Dispute.

Also on May 27, 2019, Goodwin sent to Bass Berry a revised draft of the merger agreement, which contemplated, among other things, (i) an exchange ratio that would be fixed at the time of signing, (ii) the ability for the Yatra Board to terminate the merger agreement to accept a superior proposal, (iii) no closing conditions relating to Yatra having assets of at least $25 million or Yatra having no indebtedness and (iv) no requirement for any voting agreements from any of Yatra’s shareholders.
On May 29, 2019, Yatra management provided to the Yatra Board certain long-term internal financial projections, which projections are discussed in the section entitled “The Merger — Certain Forecasts prepared by Yatra.” From May 29, 2019 to June 1, 2019, the Yatra Board reviewed and discussed such projections with Yatra management and determined that such projections were appropriate for the Yatra Board to consider in evaluating the proposed merger and for Citi to use and rely on for purposes of its financial analyses.
On June 2, 2019, Mr. Raina and Mr. Shringi had another call to discuss the revised draft of the merger agreement, including the mechanics for the calculation of the exchange ratio and conditions to closing.
On June 3, 2019, Goodwin sent to Bass Berry a revised draft of the certificate of designations, which included antidilution protection for holders of Ebix Preferred Stock.
On June 4, 2019, Bass Berry sent to Goodwin a revised draft of the merger agreement, which provided for, among other things, a closing condition that the ATB Dispute be settled and a termination fee in the amount of  $12,500,000 in the event that (i) the Yatra Board changed its recommendation to approve the transaction with Ebix, (ii) the Yatra Board terminated the merger agreement to accept a superior proposal or (iii) in the absence of a competing bid to acquire Yatra or a change in the recommendation of the Yatra Board, Yatra shareholders did not approve the merger agreement at the Yatra extraordinary general meeting (referred to herein as a “naked no vote”).
On June 5, 2019, Mr. Raina, Mr. Shringi and certain members of the Yatra Board had a call to negotiate possible adjustments to the value of Yatra’s working capital to be used in calculating the exchange ratio, including a potential adjustment related to the ATB Dispute.
Also on June 5, 2019, Mr. Raina and Mr. Shringi had a call to discuss Ebix’s position that a termination fee should be payable in the event of a naked no vote. The parties negotiated that in the event of a naked no vote Yatra would reimburse Ebix for certain out-of-pocket expenses incurred in connection with the transaction, rather than a termination fee. Ebix insisted that such expense reimbursement be up to $4,000,000.
On June 6, 2019, Mr. Raina and Mr. Shringi had a call to discuss Ebix’s proposal for voting agreements from certain key Yatra shareholders. After extensive negotiation, the parties agreed that voting agreements would not be required.
During the period of June 7, 2019 through July 6, 2019, Mr. Raina and Mr. Shringi had multiple calls to negotiate the calculation of the exchange ratio, the mechanics and percentage of the exchange of Yatra Warrants and adjustments to the value of Yatra’s working capital to be used in calculating the exchange ratio.
On June 7, 2019, Goodwin sent Bass Berry a revised draft of the merger agreement, which, among other things, contemplated (i) no closing condition that the ATB Dispute be settled and (ii) no termination fee payable in the event of a naked no vote. The revised merger agreement instead contained an expense reimbursement provision pursuant to which Yatra agreed, in the event of a naked no vote, to reimburse Ebix for reasonable, documented expenses up to the $4,000,000 cap previously discussed by Mr. Raina and Mr. Shringi.
On June 10, 2019, Bass Berry sent to Goodwin a revised draft of the certificate of designations as well as a revised draft of the merger agreement, which, among other things, fixed the amount of the expense reimbursement at $4,000,000 in the event of a naked no vote.
On June 14, 2019, Bass Berry, at Ebix’s request, sent to Goodwin a list of additional covenants that would be included in the merger agreement that would include required actions to be taken by Yatra in the interim period between signing and closing.

On June 15, 2019, Goodwin circulated to the Yatra Board, at the Yatra Board’s request, a slide presentation regarding expense reimbursement provisions in merger agreements, including in the event of a naked no vote.
On June 19, 2019, Yatra amended and restated the terms of Citi’s engagement to expand the scope of Citi’s services to include Citi’s assistance, through a separate team and process guidelines discussed by Citi with Yatra and Goodwin, with certain matters pertaining to the contemplated exchange, conversion, cancellation or transfer of the Yatra Warrants.
On June 21, 2019, a telephonic meeting of the Yatra Board was held at which representatives of Goodwin and Maples and Calder (“Maples”), outside Cayman Islands legal counsel to Yatra, and Citi were present. At this meeting, Citi reviewed with the Yatra Board certain financial aspects of, and preliminary financial analyses relating to, the proposed merger.
Also on June 21, 2019, Bass Berry, at Ebix’s request, conveyed to Goodwin that the merger agreement would need to include a new closing condition that Yatra’s net cash and net working capital amounts be no less at closing than at signing.
On June 24, 2019, certain members of the Yatra Board, Yatra senior management and representatives of each of Goodwin and Citi had a call to discuss open issues relating to (i) potential adjustments to the value of Yatra’s working capital to be used in calculating the exchange ratio, (ii) the Ebix expense reimbursement and (iii) other commercial changes to the merger agreement proposed by Ebix.
On June 26, 2019, Bass Berry sent Goodwin a revised draft of the merger agreement, which, among other things, removed the dollar threshold exceptions to many of the restrictive covenants for the interim period between signing and closing, effectively eliminating such exceptions.
On June 28, 2019, Mr. Raina and Mr. Shringi discussed the dollar threshold exceptions to the restrictive covenants for the interim period between signing and closing, and negotiated compromise positions on such thresholds, which Mr. Shringi communicated to the Yatra Board.
Also on June 28, 2019, Goodwin sent to Bass Berry a revised draft of the certificate of designations, which, among other things, deleted the restriction on the transferability of Ebix Preferred Stock and contemplated that the Ebix Preferred Stock would be listed and tradeable on Nasdaq. Goodwin also sent Bass Berry a revised draft of the merger agreement, which contemplated, among other things, a reduction in the Warrant Exchange requirement from 65% to 50% of outstanding Yatra Warrants and a termination fee amount equal to 3.4% of the transaction equity value. The revised merger agreement also restored the dollar threshold exceptions to the restrictive covenants for the interim period between signing and closing and limited the Ebix expense reimbursement to reasonable, documented expenses of up to $4,000,000.
On June 30, 2019, Bass Berry sent to Goodwin a revised draft of the merger agreement, which, among other things, provided that Yatra could not challenge Ebix’s transaction expenses pursuant to the expense reimbursement provision.
Also on June 30, 2019, the Yatra Board held an informal call with representatives of each of Goodwin and Citi to discuss open issues in the draft merger agreement, including (i) a potential working capital adjustment based on transaction expenses, (ii) the Ebix expense reimbursement and (iii) representations surrounding the tax-free nature of the transaction.
On July 1, 2019, Bass Berry sent to Goodwin a revised draft of the certificate of designations, which provided that each share of Ebix Preferred Stock would be convertible into 20 shares of Ebix Common Stock.
On July 2, 2019, Mr. Raina, Mr. Shringi and certain members of the Yatra Board had a call to discuss (i) the calculation of the exchange ratio, (ii) the mechanics and percentage of Yatra Warrants required to be exchanged prior to closing, (iii) potential adjustments to the value of Yatra’s working capital to be used in calculating the exchange ratio and (iv) the parameters of the expense reimbursement provision.
On July 7, 2019, Mr. Raina and Mr. Shringi met in person to further negotiate the adjustments to the value of Yatra’s working capital to be used in calculating the exchange ratio.

On July 8, 2019, Goodwin sent to Bass Berry a revised draft of the merger agreement, which, among other things, (i) deleted the provision that Yatra could not challenge Ebix’s transaction expenses pursuant to the expense reimbursement provision and (ii) included that only “appropriate” transaction expenses would be reimbursable.
Throughout the period from April, 2019 through July, 2019, on weekly conference calls, Mr. Shringi and each of Goodwin and Citi provided updates on the transaction to and responded to questions from Yatra senior management and the Yatra Board. Additionally, Ebix and Yatra conducted mutual due diligence investigations, including inquiries into financial and legal matters.
Also throughout the period from April, 2019 through July, 2019, Mr. Raina and Mr. Shringi negotiated the amount of working capital in Yatra’s business and the impact of such working capital on the exchange ratio and common exchange ratio.
On July 11, 2019, Bass Berry sent to Goodwin a revised draft of the merger agreement, which, among other things, included a closing condition requiring that Yatra provide to Ebix written confirmation from each of Yatra’s financial advisors that each such advisor had been paid in full the fees due for their services. On July 12, 2019, Goodwin sent to Bass Berry a revised draft of the merger agreement to reflect other final negotiated terms of the merger agreement.
During the period from July 12, 2019 through July 16, 2019, Mr. Raina and Mr. Shringi negotiated whether the Ebix Preferred Stock would be eligible for the payment of dividends, including a call attended by certain members of the Yatra Board. Ebix held firm to its position that the Ebix Preferred Stock would not pay dividends because of accounting and other implications to Ebix, and that this was Ebix’s final proposal. The representatives of Yatra stated that the Yatra Board would consider Ebix’s position.
On July 13, 2019, Bass Berry sent to Goodwin a revised draft of the certificate of designations, which clarified that the Ebix Preferred Stock would not have the right to receive the payment of dividends. On July 15, 2019, Goodwin sent to Bass Berry a revised draft of the certificate of designations to reflect other final negotiated terms of the certificate of designations.
On July 16, 2019, a telephonic meeting of the Yatra Board was held at which representatives of Goodwin, Maples and Citi were present. At this meeting, the Yatra Board received a presentation from representatives of Goodwin with respect to the final terms of the merger agreement, the rights of the Yatra Board in the merger agreement, general transaction litigation risk, potential conflicts and disclosure matters, which included a detailed outline of the material non-price terms of the merger agreement and highlighted the material closing conditions and other closing risks to the transaction. Representatives of Goodwin and representatives of Maples also reviewed the directors’ fiduciary duties in connection with their consideration of the potential transaction with Ebix. Also at this meeting, Citi reviewed with the Yatra Board its financial analysis of the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the merger agreement and rendered an oral opinion, confirmed by delivery of a written opinion dated July 16, 2019, to the Yatra Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the merger agreement was fair, from a financial point of view, to holders of Yatra Ordinary Shares. After review and discussion in which the Yatra Board considered the factors further described in “Recommendation of Yatra Board and its Reasons for the Merger” beginning on page 52 of this proxy statement/prospectus, the Yatra Board unanimously adopted resolutions (i) determining that the transactions contemplated by the Merger Agreement, including the Merger, were fair to, and in the best interests of, Yatra, (ii) approving and declaring advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iii) approving the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated thereby, (iv) directing that the adoption of the Merger Agreement be submitted to the Yatra shareholders for consideration and (v) recommending the consummation of the Merger and the adoption of the Merger Agreement by the Yatra shareholders.
Shortly after the Yatra Board meeting, the parties finalized, executed and delivered the Merger Agreement and the form of certificate of designations. Following such execution and delivery, on July 17, 2019, Ebix and Yatra issued a joint press release announcing the execution of the Merger Agreement.

Recommendation of the Yatra Board and its Reasons for the Merger
In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Yatra Board consulted with Yatra’s senior management, legal counsel and financial advisor. In connection therewith, the Yatra Board considered a number of factors, including the following factors (which factors are not necessarily presented in order of relative importance) that the Yatra Board viewed as supporting its decision to approve and enter into the Merger Agreement and recommend that Yatra shareholders vote in favor of adoption of the Merger Agreement:
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Financial Condition, Results of Operations and Prospects.   The Yatra Board considered the current, historical and projected financial condition, results of operations and business of Yatra, as well as Yatra’s prospects and risks if it were to remain an independent company. The Yatra Board discussed Yatra’s current business and financial plans, including (1) the risks and uncertainties associated with achieving and executing on Yatra’s business and financial plans in the short and long term; (2) the impact of general market trends on Yatra; and (3) the general risks of market conditions that could reduce the price of Yatra Ordinary Shares. Among the potential risks identified by the Yatra Board were:

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Jet Airways, one of the largest private airlines in India, recently ceased operations and subsequently was referred to insolvency proceedings, which has reduced the number of domestic and international flights available to Yatra and negatively impacted Yatra’s revenue. The Jet Airways bankruptcy has created, and any future bankruptcies or increased consolidation could create, challenges for Yatra’s relationships with airlines, including by reducing the profitability of Yatra’s airline ticketing business;

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as a cost-savings measure, Jet Airways, prior to its cessation of operations, and Air India, have recently discontinued providing domestic reservation inventory to multiple global distribution systems, or GDS, platforms. Air India now uses two GDS providers for its entire domestic inventory and, beginning in 2020, is expected to reduce that number further to just one exclusive GDS provider for its domestic inventory. As a result of these changes, or “Reservation Content Movement”, Yatra’s access to ticket inventory through the GDS providers it uses and the incentives Yatra receives from such GDS providers for Jet Airways and Air India ticketing have decreased; and

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Yatra recently experienced a reduction in the commissions and incentive payments received from airline suppliers and the fees Yatra is able to generate through GDS service providers. The fees Yatra is able to generate from GDS service providers recently have been reduced given the Jet Airways cessation of operations and Reservation Content Movement, which have led to a decrease in Yatra’s volume of sales. As a result, Yatra’s ability to meet the minimum sales volume thresholds required by GDS service providers in order to generate revenue have been negatively impacted. Yatra is in the process of renegotiating existing GDS contracts and there can be no assurance that Yatra will be able to conclude them on favorable terms or at all.

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Value of Consideration to be Received by Yatra Shareholders.   The Yatra Board considered the implied value of the Exchange Ratio and the fact that it represented an approximately 32% premium to Yatra’s closing share price on March 8, 2019, the last trading day prior to the public announcement of Ebix’s offer to acquire Yatra. The implied value was compelling in light of Yatra’s recent financial performance, its share price performance and available strategic and financial alternatives. The Yatra Board also considered:

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the fact that the Exchange Ratio, which is expected to give Yatra shareholders and holders of Yatra Options and Yatra RSUs approximately 14% of the combined company’s outstanding capital stock on a pro forma basis immediately following the Merger, is viewed by the Yatra Board as compelling, especially when compared to Yatra’s projected stand alone earnings and cash flow;

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the fact that the shares of Ebix Preferred Stock to be received by Yatra’s shareholders will entitle, 25 months after the Closing Date, the holder of such shares the right to redeem such shares for $5.31 in cash per Yatra share, which implies a premium of approximately 40% to Yatra’s closing share price on March 8, 2019, the last trading day prior to the public announcement of Ebix’s offer to acquire Yatra;
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the fact that the shares of Ebix Preferred Stock to be received by Yatra’s shareholders will be (i) received in an exchange that is intended to be tax free within the meaning of Section 368(a) of the Code, (ii) registered under U.S. federal securities laws and (iii) freely tradeable for Yatra’s shareholders who are not affiliates of Ebix; and

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the Yatra Board’s belief that the terms and conditions of the Merger Agreement, including the parties’ representations, warranties and covenants, deal protection provisions and closing conditions are acceptable for a transaction of this nature.

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Potential Synergies from Combination of Ebix and Yatra.   The Yatra Board believes that the combination of Ebix and Yatra will yield significant synergies that could have a meaningful positive impact on the value of the combined company. Among the potential synergies identified and considered by the Yatra Board were:

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the fact that under Ebix’s travel platform, the combined company will leverage Yatra’s large and loyal existing customer base, comprehensive service offering and multi-channel platform to take advantage of the dynamic and growing multibillion-dollar opportunity in India;

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the fact that, given the highly competitive nature of the Indian travel industry, the transaction provides the combined company with the necessary scale to compete locally and to extend its travel business to North America, Latin America and Europe;

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the fact that the combined company will have an international footprint with more than 11,000 employees and a travel expanse spanning the Gulf Cooperation Council, Association of Southeast Asian Nations and Asia Pacific countries;

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the fact that given the highly complementary nature of each company’s travel platform, the combined company will likely create India’s largest end-to-end travel industry provider, offering distribution, travel insurance, forex, meetings, incentives, conferences, and exhibitions, Visa, and travel technology services;

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the fact that combining Yatra’s loyal customer base, comprehensive service offering and multi-channel platform with Ebix’s complementary Via and Mercury businesses creates a leading online travel platform that will capture cross-selling growth opportunities across the EbixCash portfolio of products and customers, while delivering enhanced value to shareholders;

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the fact that Ebix has a track record of successfully integrating acquired products, services and companies; and

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the fact that Ebix communicated its plans to make Yatra an integral part of the EbixCash financial and travel exchange portfolio and that the potential synergies and cross-selling opportunities could create substantial economic value for Yatra shareholders.

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Results of Strategic Review and Third-Party Solicitation.   The Yatra Board considered the strategic review and third-party solicitation process overseen by the Yatra Board related to strategic alternatives for Yatra. The Yatra Board considered the fact that 17 potential strategic acquirers were contacted concerning their potential interest in an acquisition of Yatra and none put forth an offer to acquire Yatra, and the fact that no potential acquirers contacted Yatra proposing an acquisition of Yatra or other extraordinary corporate transaction following Ebix’s public announcement in March 2019 of its interest in acquiring Yatra.

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Opinion of Yatra’s Financial Advisor.   The Yatra Board considered the opinion, dated July 16, 2019, of Citi to the Yatra Board as to the fairness, from a financial point of view and as of the date of the opinion, to holders of Yatra Ordinary Shares of the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the Merger Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described below in the section titled “Opinion of Yatra’s Financial Advisor.”
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Other Considerations.   The Yatra Board also considered a variety of risks and other potentially negative factors of the Merger and the Merger Agreement, including the following:

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the risks described under the section entitled “Risk Factors” beginning on page 29;

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the possibility that the Merger might not be completed and the potential effects of the public announcement and pendency of the Merger on management’s time and attention;

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the risks associated with integrating Yatra’s and Ebix’s businesses upon completion of the Merger, including risks of employee disruption, risks relating to melding of company cultures and retention risks relating to key management;

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the possibility that the strategic, operational and financial benefits and stock price performance anticipated in connection with the Merger might not be realized by the combined company, including the possibility that the anticipated synergies resulting from the Merger might not be achieved and/or reflected in the trading price of Ebix Preferred Stock following the completion of the Merger;

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the fact that because the exchange ratio is fixed, if Ebix’s stock price declines, and does not recover prior to the effective time of the Merger, the value of the consideration to be received by Yatra’s shareholders in the Merger would also decline;

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the risk that the Merger might not be consummated (or not consummated in a timely manner), including the risks that the trading price of Yatra’s Shares could be adversely affected, Yatra would have incurred substantial transaction and opportunity costs and Yatra’s business would likely be subject to substantial disruptions and delays that could adversely impact its business plan and prospects;

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the restrictions the Merger Agreement imposes against soliciting competing bids and the fact that Yatra may be obligated to pay a termination fee of  $8.16 million if the Merger Agreement is terminated in certain circumstances or reimburse appropriate expenses of Ebix up to a maximum of  $4 million in the event Yatra’s shareholders do not adopt the Merger Agreement and the possibility that the termination fee could potentially deter third parties from making a competing bid to acquire Yatra prior to the closing of the Merger, and could limit Yatra’s ability to engage in another strategic transaction for 12 months if the Merger Agreement is terminated in certain circumstances in which the tail period applicable to the termination fee would apply; and

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the restrictions in the Merger Agreement on the conduct of Yatra’s business and pursuing strategic transactions prior to the consummation of the Merger, which may delay or prevent Yatra from undertaking business or strategic opportunities that may arise prior to the consummation of the Merger.

The Yatra Board unanimously recommends that Yatra’s shareholders vote “FOR” adoption of the Merger Agreement and the Plan of Merger.
The foregoing discussion of the Yatra Board’s reasons for its recommendation to adopt the Merger Agreement and the Plan of Merger is not meant to be exhaustive but addresses the material information and factors considered by the Yatra Board in consideration of its recommendation. In view of the wide variety of factors considered by the Yatra Board in connection with the evaluation of the Merger and the complexity of these matters, the Yatra Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, the directors made their determinations and recommendations based on the totality of the information presented to them, and the judgments of individual members of the Yatra Board may have been influenced to a greater or lesser degree by different factors.

Opinion of Yatra’s Financial Advisor
Yatra has engaged Citi to act as its exclusive financial advisor in connection with the proposed Merger. In connection with Citi’s engagement, the Yatra Board requested that Citi evaluate the fairness, from a financial point of view, to holders of Yatra Ordinary Shares of the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the Merger Agreement. On July 16, 2019, at a meeting of the Yatra Board held to evaluate the proposed Merger, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated July 16, 2019, to the Yatra Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the Merger Agreement was fair, from a financial point of view, to holders of Yatra Ordinary Shares.
The full text of Citi’s written opinion, dated July 16, 2019, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex B to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Yatra Board (in its capacity as such) in connection with its evaluation of the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the Merger Agreement from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Yatra to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Yatra or the effect of any other transaction which Yatra might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation to any security holder as to how such security holder should vote or act on any matters relating to the proposed Merger or otherwise.
In arriving at its opinion, Citi:
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reviewed a draft, dated July 12, 2019, of the Merger Agreement;

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held discussions with certain senior officers, directors and other representatives of Yatra and certain senior officers and other representatives of Ebix concerning the businesses, operations and prospects of Yatra and Ebix;

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reviewed certain publicly available and other business and financial information relating to Yatra and Ebix provided to or discussed with Citi by the respective managements of Yatra and Ebix, including certain internal financial forecasts and other information and data relating to Yatra provided to or discussed with Citi by the management of Yatra and certain financial forecasts and other information and data relating to Ebix provided to or discussed with Citi by the management of Ebix as reviewed and approved for Citi’s use by the management of Yatra;

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reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices of Yatra Ordinary Shares and Ebix Common Stock, the financial condition and historical and projected earnings and other operating data of Yatra and Ebix and the capitalization of Yatra and Ebix;

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analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations Citi considered relevant in evaluating those of Yatra;

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considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the Merger; and

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conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements and other representatives of Yatra and Ebix that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data that Citi was directed to utilize in its analyses, Citi was advised by the respective managements of Yatra and Ebix, and Citi assumed, with the Yatra Board’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements as to, and were a reasonable basis upon which to evaluate, the future financial performance of Yatra, Ebix and the other matters covered thereby. With respect to financial information utilized in Citi’s analyses that was prepared in foreign currencies and converted based on certain exchange rates, Citi assumed, with the Yatra Board’s consent, that such exchange rates were reasonable to utilize for purposes of Citi’s analyses and opinion and Citi expressed no view as to currency or exchange rate fluctuations or the impact thereof on Citi’s analyses or opinion. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data were based) provided to or otherwise reviewed by or discussed with Citi.
Citi relied, at the Yatra Board’s direction, upon the assessments of the management of Yatra as to, among other things, (i) the potential impact on Yatra and Ebix of certain market, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the industries and geographic regions in which Yatra and Ebix operate, (ii) tax and accounting matters relating to Yatra and Ebix, including with respect to certain tax assessments on Yatra and with respect to Ebix’s auditor replacements, internal controls over financial reporting and remediation plans regarding material weaknesses in such controls, (iii) the existing and future technology and intellectual property (including, without limitation, with respect to the validity and associated risks of intellectual property and the timing and successful development of, and use for, such technology) of Yatra and Ebix and (iv) existing and future agreements and arrangements with, and the ability to attract, retain and/or replace, key customers, employees, suppliers, service providers, third-party systems and other commercial relationships of Yatra and Ebix. Citi assumed, with the Yatra Board’s consent, that there would be no developments with respect to any such matters that would have an adverse effect on Yatra, Ebix or the Merger or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi was directed to rely on estimates of the management of Yatra as to the capitalization of Yatra after giving effect to the Warrant Exchange and Citi also assumed, with the Yatra Board’s consent, that there would be no changes in such estimated capitalization that would be meaningful in any respect to Citi’s analyses or opinion. Citi further assumed, with the Yatra Board’s consent, that currency or exchange rate fluctuations or any adjustments to the Common Exchange Ratio would not be meaningful in any respect to Citi’s analyses or opinion.
Citi did not make, and it was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Yatra, Ebix or any other entity and Citi did not make any physical inspection of the properties or assets of Yatra, Ebix or any other entity. Citi did not evaluate the solvency or fair value of Yatra, Ebix or any other entity under any laws relating to bankruptcy, insolvency or similar matters. Citi was not requested to make, and Citi did not make, an independent evaluation of, and Citi expressed no view or opinion as to, any pending or potential litigation, claims, governmental, regulatory or other proceedings, actions or investigations or possible unasserted claims or other contingent liabilities affecting Yatra, Ebix or any other entity. Citi’s opinion did not address or otherwise take into account any past, present or future matters relating to Ebix’s internal controls over financial reporting or other accounting circumstances and Citi was directed by the management of Ebix to rely on Ebix’s public disclosures with respect to such matters. Citi assumed, with the Yatra Board’s consent, that the Merger would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on Yatra, Ebix or the Merger or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi also assumed, with the Yatra Board’s consent, that the Merger would qualify for the intended tax treatment contemplated by the Merger Agreement. Citi’s opinion, as set forth therein, relates to the relative values of Yatra and Ebix. Citi did not express any view or opinion as to the actual value of Ebix Preferred Stock when issued in the Merger or upon conversion into shares of Ebix Common Stock, the actual value of

Yatra Ordinary Shares when issued in the Warrant Exchange or the prices at which Yatra Ordinary Shares, other outstanding equity securities of Yatra, Ebix Preferred Stock, Ebix Common Stock or any other securities will trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. Representatives of Yatra advised Citi, and Citi further assumed, that the final terms of the Merger Agreement did not vary materially from those set forth in the draft reviewed by Citi. Citi did not express any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Yatra, Ebix or the Merger, and Citi relied, with the Yatra Board’s consent, upon the assessments of representatives of Yatra as to such matters.
Citi’s opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Common Exchange Ratio (to the extent expressly specified therein), without regard to individual circumstances with respect to specific holders or any rights, preferences, restrictions or limitations that may distinguish such holders or the securities of Yatra held by such holders nor did Citi’s opinion in any way address any other consideration payable in connection with the Merger or proportionate allocation or relative fairness. Citi’s opinion did not address any terms (other than the Common Exchange Ratio to the extent expressly specified therein), aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any adjustments to the Common Exchange Ratio or any terms, aspects or implications of the Warrant Exchange, any put or redemption right or other terms of Ebix Preferred Stock or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. Citi expressed no view or opinion with respect to any consideration received in connection with the Merger by the holders of any class of securities and also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Common Exchange Ratio or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect its opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the Yatra Board was aware, the credit, financial and stock markets, and the industries and geographic regions in which Yatra and Ebix operate, have experienced and continue to experience volatility and Citi expressed no view or opinion as to any potential effects of such volatility on Yatra, Ebix or the Merger (including the contemplated benefits thereof). The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.
In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.
In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Yatra and Ebix. No company, business or transaction reviewed is identical or directly comparable to Yatra, Ebix or the Merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.
The estimates contained in Citi’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.
Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the Merger. The type and amount of consideration payable in the Merger were determined through negotiations between Yatra and Ebix and the decision on behalf of Yatra to enter into the Merger Agreement was solely that of the Yatra Board. Citi’s opinion was only one of many factors considered by the Yatra Board in its evaluation of Common Exchange Ratio and should not be viewed as determinative of the views of the Yatra Board or Yatra’s management with respect to the Merger or the consideration payable in the Merger.
Financial Analyses
The summary of the financial analyses described below under this heading “— Financial Analyses” is a summary of the material financial analyses prepared and reviewed with the Yatra Board in connection with Citi’s opinion, dated July 16, 2019. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. For purposes of the financial analyses described below, approximate implied per share equity value reference ranges of Yatra were calculated after giving effect to the Warrant Exchange. Financial data utilized for Yatra and Ebix in the financial analyses described below, to the extent based on financial forecasts and estimates of management, were based on internal financial forecasts and other information and data relating to Yatra provided to or discussed with Citi by the management of Yatra and financial forecasts and other information and data relating to Ebix provided to or discussed with Citi by the management of Ebix as reviewed and approved for Citi’s use by the management of Yatra, referred to in this section as the Yatra forecasts and Ebix forecasts, respectively. In calculating an implied exchange ratio reference range based on the discounted cash flow analyses for Yatra and Ebix described below, Citi divided the low-end (or high-end, as the case may be) of the approximate implied per share equity value reference range derived for Yatra from such analyses by the high-end (or low-end, as the case may be) of the approximate implied per share equity value reference range derived for Ebix from such analyses in order to calculate the low-end (or high-end, as the case may be) of the implied exchange ratio reference ranges.
Selected Public Companies Analysis.   Citi performed a selected public companies analysis of Yatra in which Citi reviewed certain financial and stock market information relating to Yatra and the following six selected publicly traded companies with operations in the online travel industry that Citi considered relevant for purposes of analysis, consisting of two online travel agencies with generally low near-term revenue decline and/or growth, referred to as the “selected low-growth online travel agencies,” one company that is a direct competitor of Yatra in India, referred to as the “selected direct competitor company,” and three global online travel agencies, referred to as the “selected global online travel agencies,” and, together with the selected low-growth online travel agencies and the selected direct competitor company, collectively referred to as the “selected companies:”
Selected Low-Growth Online Travel Agencies
•
Despegar.com, Corp.

•
trivago N.V.

Selected Direct Competitor Company
•
MakeMyTrip Limited

Selected Global Online Travel Agencies
•
Booking Holdings, Inc.

•
Ctrip.com International, Ltd.

•
Expedia Group, Inc.

Citi reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on July 15, 2019 plus consolidated total debt, preferred stock and non-controlling interests and, in the case of Yatra, convertible warrants, and less consolidated cash, cash equivalents and long-term investments, as multiples of calendar year 2019 and calendar year 2020 estimated revenue and estimated earnings before interest, taxes, depreciation and amortization (burdened by stock-based compensation), referred to in this section as “EBITDA.” Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates and public filings. Financial data of Yatra was based on the Yatra forecasts and public filings.
The overall low to high calendar year 2019 and calendar year 2020 estimated revenue multiples observed for the selected companies were 1.3x to 5.4x (with a mean of 2.9x and a median of 2.7x) and 1.1x to 4.9x (with a mean of 2.5x and a median of 2.3x), respectively, and the overall low to high calendar year 2019 and calendar year 2020 estimated EBITDA multiples observed for the selected companies were (31.6x) to 23.7x (with a mean of 8.4x and a median of 14.0x) and (124.6x) to 16.3x (with a mean of  (11.0x) and a median of 10.7x), respectively, with overall low to high calendar year 2019 and calendar year 2020 estimated revenue multiples and estimated EBITDA multiples observed for the selected low-growth online travel agencies, the selected direct competitor company and the selected global online travel agencies as follows:
Selected Low-Growth Online Travel Agencies:
•
calendar year 2019 and calendar year 2020 estimated revenue multiples: 1.3x (with a mean and a median of 1.3x) and 1.1x to 1.2x (with a mean and a median of 1.1x), respectively; and

•
calendar year 2019 and calendar year 2020 estimated EBITDA multiples: 14.7x to 20.8x (with a mean and a median of 17.8x) and 9.5x to 11.8x (with a mean and a median of 10.7x), respectively.

Selected Direct Competitor Company:
•
calendar year 2019 and calendar year 2020 estimated revenue multiples: 3.8x and 3.0x, respectively; and

•
calendar year 2019 and calendar year 2020 estimated EBITDA multiples: (31.6x) and (124.6x), respectively.

Selected Global Online Travel Agencies:
•
calendar year 2019 and calendar year 2020 estimated revenue multiples: 1.8x to 5.4x (with a mean of 3.6x and a median of 3.7x) and 1.6x to 4.9x (with a mean of 3.2x and a median of 3.1x), respectively; and

•
calendar year 2019 and calendar year 2020 estimated EBITDA multiples: 9.6x to 23.7x (with a mean of 15.5x and a median of 13.4x) and 8.5x to 16.3x (with a mean of 12.4x and a median of 12.3x), respectively.

Citi applied selected calendar year 2019 and calendar year 2020 estimated revenue multiples derived from the selected companies of 1.3x and 1.1x, respectively, to Yatra’s fiscal year ending March 31, 2020 and fiscal year ending March 31, 2021 estimated revenue, respectively, and applied selected calendar year 2019 and calendar year 2020 estimated EBITDA multiples derived from the selected companies of 17.8x and 10.7x, respectively, to Yatra’s fiscal year ending March 31, 2020 and fiscal year ending March 31, 2021 estimated EBITDA, respectively, in each case based on the Yatra forecasts. This analysis indicated approximate implied equity value reference ranges for Yatra of  $3.00 to $3.08 per share (based on calendar year 2019 and calendar year 2020 estimated revenue multiples) and $0.65 to $1.27 per share (based on calendar year 2019 and calendar year 2020 estimated EBITDA multiples). Citi noted that the closing price of Yatra Ordinary Shares on March 8, 2019 (the last trading day prior to Ebix’s public announcement regarding its intention to acquire Yatra for $7.00 per share) was $3.80 per share and the implied value of the merger consideration based on the closing price of Ebix Common Stock on July 15, 2019 and the Common Exchange Ratio of 0.09998x was $4.78 per share.

Selected Precedent Transactions Analysis.   Using publicly available information, Citi reviewed financial data relating to the following two selected transactions that Citi considered relevant for purposes of analysis as transactions involving target companies with operations in the travel industry, collectively referred to as the selected precedent transactions:
Announced	Acquiror	Target
February 2018	• American Express Global Business Travel	• Hogg Robinson Group Plc
February 2015	• Expedia, Inc.	• Orbitz Worldwide, Inc.
Citi reviewed transaction values, based on the consideration paid in the selected precedent transactions, as a multiple of the target company’s next 12 months estimated revenue, referred to as “NTM estimated revenue,” as of the announcement date of the relevant transaction. Financial data of the selected precedent transactions were based on publicly available Wall Street research analysts’ estimates and public filings. Financial data of Yatra was based on the Yatra forecasts and public filings.
The overall low to high NTM estimated revenue multiples observed for the selected precedent transactions were 1.2x to 1.8x (with a mean and median of 1.5x). Citi applied a selected range of NTM estimated revenue multiples derived from the selected precedent transactions of 1.2x to 1.8x to Yatra’s NTM estimated revenue (as of March 31, 2019) based on the Yatra forecasts. This analysis indicated an approximate implied equity value reference range for Yatra of  $2.92 to $4.24 per share. Citi noted that the closing price of Yatra Ordinary Shares on March 8, 2019 was $3.80 per share and the implied value of the merger consideration based on the closing price of Ebix Common Stock on July 15, 2019 and the Common Exchange Ratio of 0.09998x was $4.78 per share.
Discounted Cash Flow Analyses.   Citi performed separate discounted cash flow analyses of Yatra and Ebix.
Yatra.   Citi performed a discounted cash flow analysis of Yatra by calculating the estimated present value of the unlevered, after-tax free cash flows that Yatra was forecasted to generate during the last three quarters of the fiscal year ending March 31, 2020 through the full fiscal year ending March 31, 2024 based on the Yatra forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense. Citi calculated implied terminal values for Yatra by applying to Yatra’s unlevered, after-tax free cash flows for the fiscal year ending March 31, 2024 a selected range of perpetuity growth rates of 0.0% to 2.0%. The present values (as of June 30, 2019) of the cash flows and terminal values were then calculated using a selected range of discount rates of 13.1% to 15.3%. This analysis indicated an approximate implied equity value reference range for Yatra of  $2.48 to $3.80 per share.
Ebix.   Citi performed a discounted cash flow analysis of Ebix by calculating the estimated present value of the unlevered, after-tax free cash flows that Ebix was forecasted to generate during the second half of the fiscal year ending December 31, 2019 through the full fiscal year ending December 31, 2022 based on the Ebix forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense. Citi calculated implied terminal values for Ebix by applying to Ebix’s fiscal year 2022 estimated EBITDA a selected range of EBITDA multiples of 10.6x to 14.6x. The present values (as of March 31, 2019) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.4% to 9.7%. This analysis indicated an approximate implied equity value reference range for Ebix of  $69.32 to $101.55 per share.
Utilizing the approximate implied per share equity value reference ranges derived for Yatra and Ebix as described above, Citi calculated the following implied exchange ratio reference range, as compared to the Common Exchange Ratio:
Implied Exchange Ratio Reference Range	Common Exchange Ratio
0.024x – 0.055x	0.09998x
Ebix Sum-of-the-Parts Analysis.   Citi performed a sum-of-the-parts analysis of Ebix to observe an overall approximate implied per share equity value reference range for Ebix based on approximate implied per share equity values attributable to Ebix’s legacy business and Ebix’s cash business utilizing the Ebix forecasts and estimates of a Wall Street research analyst and assuming estimated revenue growth at the end of fiscal year 2024 consistent with the estimated revenue growth reflected in the Ebix forecasts for fiscal year 2022. In evaluating Ebix’s legacy business, Citi derived approximate implied per share equity values attributable to Ebix’s legacy business by applying a selected range of EBITDA multiples of 10.00x to 18.00x to a range of fiscal year 2024 estimated EBITDA associated with Ebix’s legacy business. The present values (as of June 30, 2019) of the approximate implied per share equity values were then calculated using a selected discount rate of 10.3%. In evaluating Ebix’s cash business, Citi derived approximate implied per share equity values attributable to Ebix’s cash business by applying a selected range of price to earnings multiples of 15.00x to 30.00x to a range of fiscal year 2024 estimated net income associated with Ebix’s cash business. The present values (as of June 30, 2019) of the approximate implied per share equity values were then calculated using a selected discount rate of 11.3%. This analysis indicated an overall selected approximate implied equity value reference range for Ebix of  $51.44 to $72.04 per share. Citi noted that the closing price per share of Ebix Common Stock on July 15, 2019 was $47.85 per share.
Relative Contributions.   Citi reviewed the relative contributions of Yatra and Ebix to the combined company’s calendar year 2019 and calendar year 2020 estimated revenue, EBITDA, earnings before interest and taxes, referred to as “EBIT,” and net income, without taking into account potential synergies, based on the Yatra forecasts and the Ebix forecasts. This review indicated overall relative contributions by Yatra to the combined company’s calendar year 2019 and calendar year 2020 estimated revenue, EBITDA, EBIT and net income, on an equity value basis, of approximately (2.3%) to 23.9%, as compared to the implied pro forma ownership of holders of Yatra Ordinary Shares in the combined company upon consummation of the Merger based on the Common Exchange Ratio of approximately 13.4%.
Certain Additional Information
Citi also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
•
historical trading prices of Yatra Ordinary Shares and Ebix Common Stock during the period from January 1, 2019 to July 15, 2019, which indicated during such period low and high intraday prices for Yatra Ordinary Shares of $3.43 and $5.56 per share, respectively, and for Ebix Common Stock of $42.13 and $63.89 per share, respectively, and an implied exchange ratio reference range of 0.054x to 0.132x; and

•
publicly available Wall Street research analysts’ price targets for Yatra Ordinary Shares and Ebix Common Stock, which indicated overall low to high target price ranges for Yatra Ordinary Shares of approximately $6.09 to $7.39 per share, discounted to present value (or $7.00 to $8.50 per share on an undiscounted basis), and for Ebix Common Stock of approximately $60.42 to $111.83 per share, discounted to present value (or $67.00 to $124.00 per share on an undiscounted basis), and an implied exchange ratio reference range of 0.054x to 0.122x.

Miscellaneous
Yatra has agreed to pay Citi for its financial advisory services a transaction fee of  $4 million, contingent upon consummation of the Merger, a fee of $1.75 million payable upon the delivery of Citi’s opinion and a fee of $500,000 payable upon commencement by Yatra of an exchange offer in connection with the Warrant Exchange (which opinion fee and Warrant Exchange fee, to be extent previously paid, will be credited against the transaction fee). Citi also may be entitled to an additional fee of  $500,000 payable, at Yatra’s discretion, upon the earlier of consummation or termination or abandonment of the Merger. Yatra also has agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from Citi’s engagement.
As the Yatra Board was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Yatra and/or certain of its affiliates unrelated to the proposed Merger, for which services Citi and its affiliates have received and expect to receive compensation, including,during the two-year period prior to the date of Citi’s opinion, having acted or acting as joint bookrunning manager for an equity offering of Yatra. For Citi’s services in connection with such equity offering, Citi and its affiliates received during such two-year period aggregate fees of approximately $2 million from Yatra. Although Citi and its affiliates did not provide investment banking, commercial banking or other similar financial services during the two-year period prior to the date of Citi’s opinion to Ebix for which Citi or its affiliates received or expect to receive compensation, Citi and its affiliates may provide such services to Ebix and/or its affiliates in the future, for which services Citi and its affiliates would expect to receive compensation. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Yatra, Ebix and their respective affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Yatra, Ebix and their respective affiliates.
Yatra selected Citi to act as its financial advisor in connection with the proposed Merger based on Citi’s reputation, experience and familiarity with Yatra and its businesses. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
Certain Forecasts Prepared by Yatra
As a matter of course, Yatra does not publicly disclose long-term projections of future financial results given the inherent unpredictability and subjectivity of underlying assumptions and estimates. In connection with its evaluation of the Merger, the Yatra Board considered certain unaudited, non-public financial projections with respect to Yatra as a standalone company for the fiscal year ended March 31, 2019 and each of the fiscal years ending March 31, 2020 through 2024, which we refer to as the “Yatra management projections.” The Yatra management projections were provided to the Yatra Board in connection with its evaluation of the Merger and to Yatra’s financial advisor for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “Opinion of Yatra’s Financial Advisor.” A subset of the Yatra management projections also was provided to Ebix.
The inclusion of the Yatra management projections below should not be deemed an admission or representation by Yatra or any of its officers, directors, affiliates, advisors or other representatives with respect to such projections and are not included to influence your views on the Merger described in this proxy statement/prospectus. The information from the Yatra management projections included below should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Yatra in Yatra’s public filings with the SEC. The Yatra management projections were prepared on a standalone basis and do not give effect to the proposed Merger or any revenue synergies net of any restructuring costs expected to result from the Merger.
The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. Neither the independent registered public accounting firm of Yatra nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein and, accordingly, neither the independent registered public accounting firm of Yatra, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. The report of the independent registered public accounting firm of Yatra contained in the Annual Report of Yatra on Form 20-F for the year ended March 31, 2019, which is incorporated by reference into this proxy statement/prospectus, relates to the historical financial information of Yatra.
The Yatra management projections are in general prepared for internal use and are subjective in many respects. As a result, the Yatra management projections are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although Yatra believes its assumptions to be reasonable, all financial projections are inherently uncertain, and Yatra expects that differences will exist between actual and projected results. Although presented with numerical specificity, the Yatra management projections reflect numerous variables, estimates, and assumptions made by Yatra’s management at the time prepared, and also reflect general business, economic, market, and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Yatra’s control. In addition, the Yatra management projections cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the Yatra management projections, or any of the Yatra management projections, will be realized.
The Yatra management projections contained certain assumptions relating to Yatra’s business, including expectations with respect to its future results, including, among other things, gross bookings growth, revenue growth, EBITDA margins on a go-forward basis, operating expenses as a percentage of revenue and sources and uses of net working capital.
The Yatra management projections are subject to many risks and uncertainties and you are urged to review (i) the section entitled “Risk Factors” beginning on page 29 of this proxy statement/prospectus for a description of risk factors relating to the Merger, and (ii) Yatra’s most recent SEC filings for a description of risk factors with respect to Yatra’s businesses. You should also read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 34 of this proxy statement/prospectus for additional information regarding the risks inherent in forward-looking information such as the Yatra management projections.
The inclusion of the Yatra management projections herein should not be regarded as an indication that Yatra or any of its officers, directors, affiliates, advisors or other representatives considered or consider the Yatra management projections to be necessarily indicative of actual future events, and the Yatra management projections should not be relied upon as such. The Yatra management projections do not take into account any circumstances or events occurring after the date they were prepared. Yatra does not intend to, and disclaims any obligation to, update, correct, or otherwise revise the Yatra management projections to reflect circumstances existing or arising after the date the Yatra management projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions or other information underlying the Yatra management projections are shown not to be appropriate. Furthermore, the Yatra management projections do not take into account the effect of any failure of the Merger to be consummated and should not be viewed as continuing in that context.
The Yatra management projections set forth below include earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT) and unlevered free cash flow, which are each non-GAAP measures. Given the forward-looking nature of the Yatra management projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures are not available. Yatra believes that there is a degree of volatility with respect to certain GAAP measures, and certain adjustments made to arrive at relevant non-GAAP measures, which preclude Yatra from providing accurate forecasted non-GAAP reconciliations.
In light of the foregoing factors and the uncertainties inherent in financial projections, shareholders are cautioned not to place undue reliance, if any, on the Yatra management projections.

Yatra management projections
The following table presents a selected summary of the Yatra management projections that were made available to the Yatra Board and Yatra’s financial advisor. As described above, the Yatra management projections for the fiscal year ended March 31, 2019 and each of the fiscal years ending March 31, 2020 through 2024 were based on Yatra management’s estimates, as of June 3, 2019, of Yatra’s financial projections (amounts may reflect rounding).
	Management Estimates
	Fiscal Year Ending March 31,
$ in millions of U.S. Dollars(1)	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$129.5	$122.7	$140.5	$160.9	$184.0	$211.6
(-) Personnel Expenses	$(33.1)	$(30.2)	$(33.2)	$(36.6)	$(40.2)	$(44.2)
(-) Marketing & Sales Promotion	$(64.3)	$(40.2)	$(45.4)	$(52.6)	$(61.3)	$(72.2)
(-) Other Operating Expenses(2)	$(47.1)	$(49.8)	$(54.9)	$(59.8)	$(64.5)	$(70.1)
Net Operating Expenses	$(144.5)	$(120.2)	$(133.5)	$(149.0)	$(166.0)	$(186.5)
EBITDA (Unburdened by Stock-Based Compensation)	$(15.0)	$2.5	$7.0	$11.9	$18.0	$25.1
(-) Stock-Based Compensation	$(6.4)	$(5.2)	$(7.7)	$(8.5)	$(9.3)	$(10.2)
EBITDA (Burdened by Stock-Based Compensation)	$(21.4)	$(2.7)	$(0.7)	$3.4	$8.7	$14.9
(-) Depreciation & Amortization	(4.2)	(4.6)	(5.0)	(5.5)	(5.8)	(6.1)
EBIT	$(25.6)	$(7.3)	$(5.7)	$(2.1)	$2.9	$8.8
Net Income	$(21.4)	$(1.3)	$2.7	$7.1	$13.2	$20.8
Capital Expenditures	$(4.2)	$(4.2)	$(4.2)	$(4.2)	$(4.2)	$(4.2)
Change in Net Working Capital	$18.4	$(16.3)	$(3.0)	$(2.7)	$(3.9)	$(4.8)
Cash Flow from Operations(3)	$6.0	$(18.0)	$5.5	$10.7	$16.0	$23.1
Cash Flow from Operations & Investments(4)	$1.8	$(22.2)	$1.3	$6.6	$11.8	$19.0
Unlevered Free Cash Flow(5)	—	$2.2	$(1.9)	$1.9	$7.5	$12.8

(1)
Based on an Indian rupee to U.S. dollar exchange rate of 0.015 as of July 15, 2019.

(2)
Includes other expenses such as payment gateway, TSI B2B distribution and other income and expenses.

(3)
Includes effect of change in non-current employee benefits and deferred revenue.

(4)
Cash flow from investments only includes capital expenditures and capital work in progress.

(5)
Based on operating income plus depreciation and amortization, minus taxes (assuming a tax rate of 30%), capital expenditures and increase in net working capital. Fiscal year 2020E unlevered free cash flow represents unlevered free cash flows for the nine months ending March 31, 2020.

Certain Forecasts Prepared by Ebix
Ebix does not publicly disclose forecasts of future financial results given the inherent unpredictability and subjectivity of underlying assumptions and estimates. In connection with its evaluation of the Merger, the Yatra Board requested certain unaudited, non-public financial forecasts from Ebix and Ebix provided unaudited, non-public financial forecasts for the its fiscal year ending December 31, 2019 and each of the fiscal years ending December 31, 2020 through 2022, which we refer to as the “Ebix forecasts.” The Ebix forecasts were provided to the Yatra Board in connection with its evaluation of the Merger and to Yatra’s financial advisor for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “Opinion of Yatra’s Financial Advisor.”

The inclusion of the Ebix forecasts below should not be deemed an admission or representation by Ebix or any of its officers, directors, affiliates, advisors or other representatives with respect to such projections and are not included to influence your views on the Merger described in this proxy statement/prospectus. The information from the Ebix forecasts included below should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Ebix in the Ebix public filings with the SEC. The Ebix forecasts do not give effect to the Merger, the potential impact of estimated cost or revenue synergies, or any changes in the operations or strategies of Ebix that may be implemented after completion of the Merger.
The Ebix unaudited forecast financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. Neither the independent registered public accounting firm of Ebix nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of Ebix, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. The report of the independent registered public accounting firm of Ebix contained in the Ebix Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this proxy statement/prospectus, relates to the historical financial information of Ebix.
The Ebix forecasts were prepared by Ebix management in connection with Ebix’s annual operating plan process and reflects a detailed forecast based on recent historical results, industry and market trends, as well as numerous estimates and assumptions, and were in general prepared for internal use and are subjective in many respects. As a result, the Ebix forecasts are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although Ebix believes its assumptions to be reasonable, all financial projections are inherently uncertain, and Ebix expects that differences will exist between actual and projected results. Although presented with numerical specificity, the Ebix forecasts reflect general business, economic, market, and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Ebix’s control. In addition, the Ebix forecasts cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the Ebix forecasts, or any of the Ebix forecasts, will be realized.
The Ebix forecasts contained certain assumptions relating to its business and expectations with respect to its future results, including, among other things, revenue growth, operating margins, tax rates, credit markets, working capital management, and industry trends.
The Ebix forecasts are subject to many risks and uncertainties and you are urged to review (i) the section entitled “Risk Factors” beginning on page 29 of this proxy statement/prospectus for a description of risk factors relating to the Merger, and (ii) the most recent SEC filings by Ebix for a description of risk factors with respect to its businesses. You should also read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 34 of this proxy statement/prospectus for additional information regarding the risks inherent in forward-looking information such as the Ebix forecasts.
The inclusion of the Ebix forecasts set forth below should not be regarded as an indication that any of Ebix, Yatra, or any of their respective officers, directors, affiliates, advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, and the Ebix forecasts should not be relied upon as such. The Ebix forecasts do not take into account any circumstances or events occurring after the date they were prepared. Ebix does not intend to, and disclaims any obligation to, update, correct, or otherwise revise the Ebix forecasts to reflect circumstances existing or arising after the date the Ebix forecasts were generated to reflect the occurrence of future events, even in the event that any or all of the assumptions or other information underlying the Ebix forecasts are shown not to be appropriate.
In light of the foregoing factors and the uncertainties inherent in financial projections, Yatra shareholders are cautioned not to place undue reliance, if any, on the Ebix forecasts

Summary Ebix Forecasts
The following table presents a selected summary of the Ebix forecasts that were made available to the Yatra Board and Yatra’s financial advisor. As described above, the Ebix forecasts for the fiscal year ending December 31, 2019 and each of the fiscal years ending December 31, 2020 through 2022 were based on Ebix management’s estimates as of February 2019. Ebix’s actual performance may materially differ from these projections. Specifically to this point, Ebix’s actual financial results for the nine months ended September 30, 2019, as filed on Form 10-Q, reported operating revenue of  $434.4 million, operating income of  $121.4 million, and net income of  $75.1 million.
	Ebix Management Forecasts(1) Fiscal Year Ending December 31,
$ in thousands	2019E	2020E	2021E	2022E
Operating Revenue	$611,623	$660,553	$700,186	$731,694
Total Operating Costs	$403,553	$427,456	$446,562	$460,024
Operating Income	$208,070	$233,097	$253,624	$271,671
Net Income Attributable to Ebix, Inc.	$170,908	$200,543	$223,498	$244,070
EBITDA (Unburdened by Stock-Based Compensation)(2)	$222,381	$250,408	$271,435	$289,982
EBITDA (Burdened by Stock-Based Compensation)(3)	$227,910	$253,869	$275,342	$294,345
EBIT	$206,070	$233,597	$254,124	$272,171
Net Cash Provided by Operating Activities	$187,382	$247,338	$244,117	$268,222
Net Cash Provided/(used) in Investing Activities	$(28,277)	$(16,216)	$(11,500)	$(12,000)
Net Cash Provided/(used) by Financing Activities	$(71,933)	$(76,621)	$(78,183)	$(82,871)
Operating Margin	34.0%	35.3%	36.2%	37.1%
EBITDA Margin (Unburdened by Stock-Based Compensation)	36.4%	37.9%	38.8%	39.6%
EBIT Margin	34.2%	35.8%	36.7%	37.6%
Debt Payments as % of Operating Cash Flow	33.4%	27.2%	28.2%	27.4%

(1)
These projections were prepared in February 2019.

(2)
EBITDA (Unburdened by Stock-Based Compensation) also reflects foreign currency exchange gain or loss.

(3)
EBITDA (Burdened by Stock-Based Compensation) also reflects the addition of foreign currency exchange gain or loss, allowance for doubtful accounts and amortization of capitalized software development costs as estimated by EBIX’s management.

Interests of Yatra’s Directors and Executive Officers in the Merger
In considering the unanimous recommendation of the Yatra Board in favor of the Merger, you should be aware that Yatra’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Yatra’s shareholders generally. The Yatra Board was aware of these interests and considered them to the extent they existed at the time, among other matters, in approving the Merger Agreement and the Merger. Yatra shareholders should take these benefits into account in deciding whether to vote for adoption of the Merger Agreement and thereby approve the Merger. As described in more detail below, these interests include:

•
At the effective time, each option to purchase Yatra Ordinary Shares, outstanding immediately prior to the effective time, whether vested or unvested (“Yatra Option”), and restricted stock unit of Yatra that is outstanding immediately prior to the effective time, whether vested or unvested (“Yatra RSU”), will receive the treatment described in the section entitled “Treatment of Yatra Equity Awards” beginning on page 78;

•
Entitlement to severance benefits under preexisting severance arrangements with Yatra; and

•
Continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving company.

For further information with respect to the arrangements between Yatra and its executive officers, directors and affiliates described in this section, as well as other arrangements between Yatra and its executive officers, directors, and affiliates, please see Yatra’s Annual Report on Form 20-F filed with the SEC on July 31, 2019.
Treatment of Yatra Equity Awards
Stock Options.   Each Yatra Option, whether vested or unvested, will be cancelled and converted as of immediately prior to the effective time into the right to receive in respect of each Net Option Share (as defined in the Merger Agreement), if any, subject to such Yatra Option, the Merger Consideration that would be received for one Yatra Ordinary Share.
Restricted Stock Units.   Each Yatra RSU, whether vested or unvested, will be cancelled and converted as of immediately prior to the effective time into the right to receive the Merger Consideration due a Yatra Ordinary Share.
Warrants.   Each Yatra Warrant will be assumed by Ebix and become, as of the effective time, an option to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Yatra Warrant immediately prior to the effective time, shares of Ebix Preferred Stock (such option, an “Assumed Warrant”), except that (A) the number of shares of Ebix Preferred Stock, subject to such Assumed Warrant will be equal to the product of  (x) the number of Yatra Ordinary Shares that were subject to such Yatra Warrant immediately prior to the effective time, multiplied by (y) the Exchange Ratio, and (B) the per-share exercise price will be equal to the quotient of  (1) the exercise price per Ordinary Share at which such Yatra Warrant was exercisable immediately prior to the effective time, divided by (2) the Exchange Ratio.
Outstanding Yatra Equity Awards Held by Yatra Executive Officers and Directors
Yatra’s executive officers and directors hold Yatra Options and Yatra RSUs, which, pursuant to the Merger Agreement, will be treated as set forth in the section entitled “Treatment of Yatra Equity Awards” beginning on page 78. The table below sets forth information with respect to the Yatra Options and Yatra RSUs held by each of Yatra’s executive officers and directors as of December 15, 2019.

Holder Name	Option/ RSU Grant Date	Option Expiration Date	Option Exercise Price ($)	Number of Yatra Ordinary Shares Underlying Option as of December 15, 2019	Number of Vested Yatra Ordinary Shares Underlying Option as of December 15, 2019	Number of Yatra Ordinary Shares Underlying Option that will Accelerate Vesting upon Effective Time of Merger(1)	Number of Yatra Ordinary Shares Underlying RSUs as of December 15, 2019	Number of Vested Yatra Ordinary Shares Underlying RSUs as of December 15, 2019	Number of Yatra Ordinary Shares Underlying RSUs that will Accelerate Vesting upon Effective Time of Merger(2)
Dhruv Shringi	August 8, 2014	July 29, 2024	4.34	172,836	172,836	—	—	—	—
	March 20, 2011	March 17, 2021	5.42	63,604	63,604	—	—	—	—
	April 21, 2010	April 18, 2020	3.91	168,688	168,688	—	—	—	—
	January 30, 2018	—	—	—	—	—	263,115	—	263,115
	December 16, 2016	—	—	—	—	—	643,147	—	643,147
Manish Amin	August 8, 2014	July 29, 2024	4.34	17,284	17,284	—	—	—	—
Sean Aggarwal	February 21, 2018	February 20, 2022	7.81	140,000	128,332	11,668	—	—	—
Sudhir Kumar Sethi	—	—	—	—	—	—	—	—	—
Murlidhara Lakshmikantha Kadaba	—	—	—	—	—	—	—	—	—
Sanjay Arora	—	—	—	—	—	—	—	—	—
Neelam Dhawan	November 28, 2018	December 27, 2022	5.50	7,500	7,500	—	—	—	—

(1)
At the effective time, each of the Yatra Options held by Sean Aggarwal will become fully vested pursuant to their terms.

(2)
At the effective time, each of the Yatra RSUs held by Dhruv Shringi will become fully vested pursuant to their terms.

Existing Change in Control Severance Arrangements
Mr. Dhruv Shringi entered into an employment agreement with Yatra on January 1, 2006. The agreement contains customary provisions regarding non competition, non solicitation, confidentiality of information and assignment of inventions. Yatra and Mr. Shringi are each obligated to provide the other party with three months’ written notice to terminate the employment relationship. Alternatively, in lieu of providing three months’ notice, Yatra may elect to pay Mr. Shringi a lump sum equal to his base salary for the notice period. Such notice period and termination benefits do not apply in the event that Mr. Shringi is terminated by us for any one of the reasons enumerated in the agreement.
Future Arrangements with Ebix
As of the date of this proxy statement, none of Yatra, Ebix or Merger Sub has entered into any employment agreements with Yatra’s executive officers in connection with the Merger. Prior to or following the closing of the Merger, however, certain executive officers of Yatra may have discussions, or may enter into agreements with, Ebix or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving company or one or more of its affiliates.
Indemnification; Directors’ and Officers’ Insurance
From and after the effective time, the surviving company must jointly and severally, to the fullest extent permitted by law, indemnify, defend and hold harmless each person who is, or has been at any time prior to the effective time or who becomes prior to the effective time, a director or officer of Yatra or any of its subsidiaries and any person acting as a director, officer, trustee, fiduciary, employee or agent of another person who is or has acted as such at the request of Yatra from and against any and all costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement or incurred in connection with any actual or threatened claim (including a claim of violation of applicable law), action, audit, demand, suit, other proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative or other proceeding at law or in equity or order or ruling, by reason of the fact that the indemnified party is or was a director or officer of Yatra or its subsidiaries or is or was a director, officer, trustee, fiduciary, employee or agent of another person at the request of Yatra, including the adoption of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement or arising out of or pertaining to the Merger and the other transactions contemplated by the Merger Agreement, whether asserted or claimed prior to, at or after the effective time.
Additionally, the surviving company must, at no expense to the beneficiaries, either (i) continue to maintain in full force for six years from the effective time, if available, the current directors’ and officers’ liability insurance and fiduciary liability insurance (the “Current Insurance”) with respect to matters existing or occurring at or prior to the effective time (including the Merger and other transactions contemplated thereby); or (ii) purchase a six-year extended reporting period endorsement with respect to the Current Insurance (a “Reporting Tail Endorsement”) and maintain such Reporting Tail Endorsement in full force and effect for its full term. The insurance coverage is subject to a premium cap of 300% of the annual premiums currently paid by Yatra for such insurance; and, if the annual premiums of such insurance coverage exceed such amount, the surviving company will obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided that in the event of the Current Insurance, Ebix or the surviving company will be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.
For additional information, see the section entitled “The Merger Agreement — Indemnification of Directors and Officers” of this proxy statement/prospectus.
Material U.S. Federal Income Tax Consequences
This section describes certain material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Yatra Ordinary Shares who exchange their Yatra Ordinary Shares for shares of Ebix Preferred Stock. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the “Treasury Regulations,” rulings and other administrative interpretations and practices of the U.S. Internal Revenue Service, or the “IRS” and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
For purposes of this discussion, the term “U.S. holder” means a holder of Yatra Ordinary Shares that, for U.S. federal income tax purposes, is:
•
a citizen or resident of the United States;

•
a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
a trust (1) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more United States persons or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•
an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership, entity or arrangement taxed as a partnership for U.S. federal income tax purposes (a “partnership”) holds Yatra Ordinary Shares, the U.S. federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. If you are an owner of a partnership holding Yatra Ordinary Shares, you should consult your own tax advisor regarding the tax consequences of the Merger.

This discussion addresses only the U.S. federal income tax consequences of the Merger applicable to U.S. holders who hold their Yatra Ordinary Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders of Yatra Ordinary Shares in light of their individual circumstances or to U.S. holders of Yatra Ordinary Shares that are subject to special rules, such as:
•
financial institutions;

•
pass-through entities or investors in pass-through entities;

•
real estate investment trusts;

•
insurance companies;

•
tax-exempt organizations;

•
brokers or dealers in securities;

•
traders in securities that elect to use a mark-to-market method of accounting;

•
regulated investment companies;

•
persons that hold Yatra Ordinary Shares as part of a straddle, hedge, short sale, constructive sale or conversion transaction;

•
persons that purchased or sell their Yatra Ordinary Shares as part of a wash sale;

•
certain expatriates or persons that have a functional currency other than the U.S. dollar;

•
controlled foreign corporations or passive foreign investment companies;

•
shareholders who acquired their Yatra Ordinary Shares through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan;

•
shareholders who actually or constructively own, or has owned, 10% or more of the stock of Yatra (by vote or value); and

•
accrual method taxpayers that are subject to Section 451(b) of the Code.

This section does not address any tax consequences of the Merger other than the U.S. federal income tax consequences of the Merger to U.S. holders of Yatra Ordinary Shares. Without limitation, this section does not address any U.S. federal income tax consequences of the Merger to holders of Yatra Ordinary Shares that are not U.S. holders. In addition, this section does not address any tax consequences arising under the unearned income Medicare contribution tax, any alternative minimum tax or any state, local or foreign tax consequences of the Merger.
Tax matters are very complicated, and the tax consequences of the Merger to you will depend upon the facts of your particular situation. Accordingly, we urge you to consult with a tax advisor to determine the particular U.S. federal, state, local and foreign tax consequences of the Merger to you in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws.
Federal Income Tax Consequences of the Merger.
It is intended that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Merger does not qualify as such a reorganization, the receipt of shares of Ebix Preferred Stock in exchange for Yatra Ordinary Shares in the Merger would constitute a taxable exchange for U.S. federal income tax purposes. Neither Ebix nor Yatra have sought, nor do they intend to seek, any ruling from the IRS or opinion of counsel with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

Passive Foreign Investment Company Rules.
A non-U.S. corporation, such as Yatra, is considered a “passive foreign investment company,” or “PFIC,” for U.S. federal income tax purposes, for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of  “passive” income or (ii) 50% or more of its average quarterly assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. Based on the composition of Yatra’s gross income and the composition and value of Yatra’s gross assets (including tangible assets and intangible assets based on the market value of Yatra shares), Yatra does not believe that it was a PFIC for any completed taxable year ending on or after March 31, 2017 through and including the taxable year ended March 31, 2019, and does not expect Yatra to be classified as a PFIC for the current taxable year. However, the determination of whether a foreign corporation is or was a PFIC in any taxable year is a factual determination that relies upon information from current and prior taxable years that may not be fully available and certain rules for which there is little administrative or judicial authority on which to rely to make a determination. Hence, Yatra cannot guarantee, and the IRS might not agree, that Yatra was not a PFIC in any prior taxable year and will not be a PFIC for the current taxable year.
If Yatra is or was classified as a PFIC for any taxable year during which a U.S. holder held Yatra Ordinary Shares, the U.S. federal income tax consequences of the Merger to such U.S. holder could be materially and adversely different (including that such U.S. holder may be required to recognize gain and may subject to special rules in respect of such gain realized as a result of the Merger). Accordingly, U.S. holders should consult their tax advisors regarding the possible classification of Yatra as a PFIC and the resulting U.S. federal income tax considerations. The remainder of this discussion assumes that Yatra has not been and will not be classified as a PFIC.
Qualification as a “Reorganization” under Section 368(a) of the Code.
If any requirement for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code is not satisfied, a U.S. holder of Yatra Ordinary Shares generally would recognize gain or loss for United States federal income tax purposes on each Yatra Ordinary Share surrendered in the Merger in an amount equal to the difference between (1) the fair market value of the Merger Consideration received in exchange for such surrendered share upon completion of the Merger and (2) the U.S. holder’s basis in the Yatra Ordinary Shares surrendered. Gain or loss must be calculated separately for each block of Yatra Ordinary Shares exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized by a U.S. holder generally would be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Yatra Ordinary Shares exceeds one year at the effective time of the Merger. Long-term capital gain of non-corporate U.S. holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s tax basis in the shares of Ebix Preferred Stock received by such U.S. holder in the Merger would be equal to the fair market value thereof as of the effective time of the Merger, and such U.S. holder’s holding period in such shares of Ebix Preferred Stock would begin on the day following the Merger.
Subject to the discussion above with respect to PFIC status and the discussion below with respect to the Put Right, assuming that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the United States federal income tax consequences of the Merger to U.S. holders of Yatra Ordinary Shares are as follows:
•
a U.S. holder of Yatra Ordinary Shares will not recognize any gain or loss realized on the exchange of Yatra Ordinary Shares for shares of Ebix Preferred Stock;

•
the aggregate tax basis of shares of Ebix Preferred Stock received in the Merger will be the same as the aggregate tax basis of the Yatra Ordinary Shares surrendered in exchange for such shares of Ebix Preferred Stock; and

•
the holding period of shares of Ebix Preferred Stock received in exchange for Yatra Ordinary Shares will include the holding period of the Yatra Ordinary Shares surrendered in exchange for such shares of Ebix Preferred Stock.

Tax Treatment of the Put Right
As discussed above in the section entitled “The Merger — Background of the Merger” beginning on page 45, each share of Ebix Preferred Stock contains a Put Right that entitles a holder of Ebix Preferred Stock to require Ebix to redeem a share of Ebix Preferred Stock for a specified cash price in the 25th month after the closing of the Merger. The parties to the Merger intend to take the position that the Put Right is an inherent right of the Ebix Preferred Stock and that holders of Yatra Ordinary Shares will not receive any property other than stock in Ebix as consideration in the Merger. However, this position is not free from doubt. Neither Ebix nor Yatra have sought, nor do they intend to seek, any ruling from the IRS or opinion of counsel with respect to whether the Put Right constitutes property other than stock in Ebix for U.S. federal income tax purposes, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. If the IRS were to successfully challenge our position, then U.S. holders of Yatra Ordinary Shares may recognize gain in the Merger in an amount up to the fair market value of the Put Right. If the Put Right were to be treated as property other than stock in Ebix, it could also cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (and U.S. holders could be subject to the consequences described above in the section titled “Qualification as a “Reorganization” under Section 368(a) of the Code”). U.S. holders should consult their tax advisors regarding the possible treatment of the Put Right as property other than stock for U.S. federal income tax purposes.
The preceding discussion of certain material U.S. federal income tax consequences of the Merger is included in this proxy statement/prospectus for general information only, and is intended only as a summary of certain material U.S. federal income tax consequences of the Merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. You should consult with your own tax advisor regarding the specific tax consequences to you of the Merger, including the application and effect of state, local and foreign income and other tax laws.
Material Indian Tax Consequences
This section describes the material Indian income tax consequences of ownership and disposition of Yatra Ordinary Shares for investors who are not residents in India, pursuant to the (Indian) Income Tax Act, 1961, as amended, or the IT Act. This section is based upon the provisions of the IT Act that are in effect as of the date of this proxy statement/prospectus and upon the interpretations thereof as pronounced in judicial precedents. The IT Act may be interpreted differently and may be altered or amended, possibly with retroactive effects.
This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
Investors who qualify as residents in India are liable for Indian taxes levied upon their global income.
Tax Implications to Investors from Income Arising by the Sale or Transfer of Yatra Ordinary Shares:
Withholding Tax Obligation on the Purchaser of Yatra Ordinary Shares
Under Section 195 of the IT Act, a person making a payment to a non-resident is required to deduct tax at the appropriate rates at the time of payment or at the time of credit, whichever is earlier, if such payment is taxable in India. Therefore, a payer would be required to deduct tax on payments at the rates in force in India or as per the applicable tax treaty, if the said sum is chargeable to tax in India.
Accordingly, an Indian entity purchasing Yatra Ordinary Shares from a non-resident investor must withhold taxes if the non-resident investor is liable for Indian taxes on the transaction. Please note that, in this situation, the payer has an obligation to withhold taxes only when the capital gains arising on such a transfer is taxable in India. Further, if the non-resident investor has a reduced tax burden due to a tax treaty, then the Indian law requires the payer to obtain certain prescribed documents from the payee, which the payer should maintain while withholding any such taxes.

The provisions of the Indian Income Tax Act provides an exemption from capital gains to the small shareholders (non- resident investors) in case of an indirect transfer. Small shareholders has been defined to include such shareholders who either individually or along with its associated enterprise holds no right of management or control of the overseas entity (which directly or indirectly derives its value from Indian assets) and holds less than 5% of the total voting power/share capital/interest of the company/entity that directly or indirectly owns the assets situated in India.
Implications under Section 56 of the IT Act
Section 56(2)(x) of the IT Act imposes a tax upon the purchaser of Yatra Ordinary Shares when the purchase is made without consideration or for consideration less than the Fair Market Value (the “FMV”) of such shares. If any transfer of shares is undertaken at less than the FMV of such shares, the difference between such FMV and the actual consideration paid would be taxable to of the purchaser as “income from other sources” and taxed at the tax rate applicable to regular income. The formula for computing the FMV of listed shares takes into account the market value of such shares. In case of quoted shares, the FMV is based on the price listed on a stock exchange.
Implications under Section 79 of the IT Act
Under section 79 of the IT Act, the brought forward tax losses of an Indian company lapses if its shareholding changes by more than 49%. However, there is significant litigation between the taxpayers and the Indian tax authorities on whether the provisions of section 79 becomes applicable on change in registered shareholding or on change in beneficial shareholding of the Indian company. Since the Merger would result in change the beneficial ownership of Yatra India and its subsidiaries by more than 49%, there is a risk that Indian revenue authorities may decide that Yatra India and its subsidiaries are not allowed to carry forward its past tax losses forward to future years.
WHILST IT IS BELIEVED THAT THE DISCUSSION ABOVE REPRESENTS A REASONABLE INTERPRETATION OF THE RELEVANT PROVISIONS OF THE IT ACT, THERE CAN BE NO ASSURANCE (ESPECIALLY IN VIEW OF FACTS SPECIFIC TO A PARTICULAR INVESTOR) THAT THE REVENUE AUTHORITIES WILL AGREE WITH SUCH INTERPRETATIONS.
This discussion is included in this proxy statement/prospectus for general information only, and is intended only as a summary of the material Indian income tax consequences of the proxy statement/prospectus. It is not a complete analysis or discussion of all potential tax effects that may be important to you. You should consult with your own tax advisor regarding the specific tax consequences applicable to you, including the application and effect of state, local and foreign income tax, the provisions of any double taxation avoidance agreement between India and your country of residence and other applicable tax laws.
Accounting Treatment
The Merger will be accounted for using the acquisition method of accounting with Ebix considered the acquirer of Yatra. Ebix will record assets acquired, including identifiable intangible assets, and liabilities assumed from Yatra at their respective fair values at the effective date of the Merger. Any excess of the purchase price over the net fair value of such assets and liabilities will be recorded as goodwill.
The financial condition and results of operations of Ebix following the Merger will include the results of operations of Yatra after the closing of the Merger, but will not be restated retroactively to reflect the historical financial condition or results of operations of Yatra. The earnings of Ebix after the closing of the Merger will reflect acquisition accounting adjustments, including the effect of changes in the carrying value of Yatra’s assets and liabilities on Ebix’s depreciation expense, amortization expense and interest expense. Indefinite-lived intangible assets and goodwill will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present.
Exchange of Shares in the Merger
Prior to the effective time, Ebix must designate an exchange agent reasonably acceptable to Yatra to act as the exchange agent in connection with the Merger (the “Exchange Agent”). Ebix or Merger Sub must deposit, or cause to be deposited, for the benefits of the holders of Yatra Ordinary Shares, Yatra Class A

Shares and Yatra Class F Shares, Yatra India shares and Class F common stock of Yatra USA Corp. with the Exchange Agent (i) immediately prior to the effective time, certificates (or at Ebix’s option, evidence of non-certificated shares of Ebix Preferred Stock in book-entry form), constituting at least the amounts necessary for the Merger Consideration and (ii) as necessary from time to time after the effective time, if applicable, any cash and dividends or other distributions with respect to the shares of Ebix Preferred Stock to be issued or to be paid, in exchange for Yatra Ordinary Shares, Yatra Class A Shares and Yatra Class F Shares outstanding immediately prior to the effective time (such cash, certificates for shares of Ebix Preferred Stock and evidence of non-certificated shares of Ebix Preferred Stock in book-entry form, together with the amount of any dividends or other distributions payable with respect thereto, in the aggregate, the “Exchange Fund”). The Exchange Agent will also act as the agent for the shareholders of Yatra, Yatra USA and/or Yatra India for the purpose of receiving and holding their share certificates in respect of the Yatra Ordinary Shares, Yatra Class A Shares and Yatra Class F Shares, Yatra USA Class F Shares and Yatra India Shares (each, a “Certificate”), if any.
After the effective time of the Merger, and (A) upon surrender of Certificates (if any) accompanied by an executed letter of transmittal and other documents described in the instructions or, in the case of uncertificated shares, an “agent’s message” in customary form, (B) upon the surrender of uncertificated Yatra Ordinary Shares, Yatra Class A Shares, Yatra Class F Shares, Yatra USA Class F Shares and Yatra India Shares and/or such other documents as may be required in accordance with the terms of the letter of transmittal and accompanying instructions (including the delivery of any other documents the Exchange Agent may reasonably require), or (C) upon the transfer of the Yatra Ordinary Shares, Yatra Class A Shares and Yatra Class F Shares, Yatra USA Class F Shares and Yatra India Shares, the registered holder of such shares will receive the following: (i) the Merger Consideration to which such registered holder is entitled, and (ii) any dividends or other distributions payable pursuant to the Merger Agreement, if applicable.
After the effective time of the Merger, the Yatra Ordinary Shares, Yatra Class A Shares and Yatra Class F Shares, Yatra USA Class F Shares and Yatra India Shares will no longer be issued and outstanding, will be cancelled and will cease to exist, and each Certificate, if any, that previously represented such shares will represent only the right to receive the Merger Consideration as described above. With respect to such shares of Ebix Preferred Stock deliverable upon the surrender of the Certificates, until holders of the Certificates have surrendered such Certificates, if any, to the exchange agent for exchange, those holders will not receive dividends or distributions with respect to such shares of Ebix Preferred Stock with a record date after the effective time of the Merger.
Each share of Ebix Preferred Stock will be immediately convertible into Ebix Common Stock at the Conversion Rate of 20 shares of Ebix Common Stock for each share of Ebix Preferred Stock at the election of the holder.
Dividends
Ebix currently pays a quarterly dividend of  $0.075 per share of Ebix Common Stock. Following the closing of the Merger, Ebix expects to continue its current dividend for common stockholders of the combined company, subject to any factors that the Ebix Board in its discretion deems relevant. Ebix does not expect to pay any dividend on the Ebix Preferred Stock. See Page 74, “Dividend Information”.
Yatra has not and does not expect to pay a dividend on its Yatra Ordinary Shares. Yatra is effectively restricted under the Merger Agreement from paying cash dividends on Yatra Ordinary Shares.
Listing of Ebix Preferred Stock and Delisting and Deregistration of Yatra Ordinary Shares
Application will be made to have the shares of Ebix Preferred Stock to be issued in the Merger approved for listing on Nasdaq, where Ebix Common Stock is currently traded. If the Merger is completed, Yatra Ordinary Shares will no longer be listed on Nasdaq and will be deregistered under the Exchange Act.
Regulatory Approvals Required for the Merger
No consent of, or filing with any governmental entity is required to be made in connection with the Merger by Ebix, Yatra or Merger Sub and the other transactions contemplated by the Merger Agreement, other than (i) the filing of the Plan of Merger and the other requisite statutory documents relating to the

Merger with the Registrar of Companies of the Cayman Islands in accordance with the Companies Law, (ii) compliance with the applicable requirements of antitrust laws, (iii) compliance with the Securities Act and the Exchange Act (and applicable rules and regulations promulgated thereunder) (including the filing with the SEC this proxy statement/prospectus and the filing of this Form S-4 and the declaration of effectiveness of the Form S-4), the applicable rules and regulations of Nasdaq and any other federal or state securities laws or takeover statutes, or (iv) such other consents or filings the failure of which to obtain or make prior to the closing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the Merger Agreement. This summary may not contain all the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the Merger Agreement attached as Annex A to, and incorporated by reference into, this proxy statement/prospectus. You are encouraged to read the Merger Agreement in its entirety because it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures
The Merger Agreement and the summary of its terms in this proxy statement/prospectus have been included to provide information about the terms and conditions of the Merger Agreement. The terms and information in the Merger Agreement are not intended to provide any other public disclosure of factual information about Ebix, Yatra or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement are made by Ebix, Yatra and Merger Sub only for the purposes of the Merger Agreement and are qualified by and subject to certain limitations and exceptions agreed to by Ebix, Yatra and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement.
For the foregoing reasons, the representations, warranties, covenants and agreements and any descriptions of those provisions herein should not be read alone or relied upon as characterizations of the actual state of facts or condition of Ebix, Yatra or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement/prospectus.
Structure of the Merger
The Merger Agreement provides for a transaction in which Merger Sub will merge with and into Yatra. Yatra will be the surviving company in the Merger and will, following completion of the Merger, be a wholly-owned subsidiary of Ebix. After completion of the Merger, the memorandum and articles of association set forth as Exhibit B to the Merger Agreement will be the memorandum and articles of association of the surviving company until amended in accordance with applicable law. After completion of the Merger, (i) the directors of Merger Sub will be the directors of the surviving company until their successors are duly elected or appointed and qualified in accordance with the surviving company’s memorandum and articles of association and applicable law and (ii) the officers of Yatra will be the officers of the surviving company until their successors are duly elected or appointed and qualified in accordance with the surviving company’s memorandum and articles of association and applicable law.
Completion and Effectiveness of the Merger
The Merger will be consummated upon the filing of the Plan of Merger and the other requisite statutory documents relating to the Merger with the Cayman Islands Registrar of Companies. The Merger will become effective at the time specified in the Plan of Merger. Unless another date and time are agreed to by Ebix and Yatra, the closing will occur on the third business day following the date on which each of the conditions to complete the Merger is satisfied or, to the extent permitted by applicable law, waiver, of such conditions to completion of the Merger (other than those conditions that by their nature are to be satisfied at closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions).

As of the date of this proxy statement/prospectus, the Merger is expected to be completed in the second quarter of 2020. However, there can be no assurances as to when, or if, the Merger will occur. If the Merger is not completed on or before the outside date, either Ebix or Yatra may terminate the Merger Agreement. See “— Conditions to Completion of the Merger” and “— Termination of the Merger Agreement” beginning on pages 92 and 93, respectively, of this proxy statement/prospectus.
Merger Consideration
At the time the Merger becomes effective, all of the issued and outstanding Yatra Ordinary Shares, Yatra Class A Shares and Yatra USA Class F Shares, will be cancelled and converted into the right to receive 0.005 of a share of Ebix Preferred Stock, each Yatra Class F Share that is issued and outstanding will be cancelled and converted into the right to receive 0.00000005 of a share of Ebix Preferred Stock, each Yatra India Share that is issued and outstanding will be cancelled and converted into the right to receive a specified number of shares of Ebix Preferred Stock, and each ordinary share of Merger Sub that is issued and outstanding will be cancelled and converted into the right to receive one ordinary share of the surviving company, as set forth in the Merger Agreement. Each share of Yatra that is (i) held as treasury shares, (ii) owned by Yatra or any direct or indirect subsidiary of Yatra and (iii) owned by Ebix will be immediately cancelled and will cease to exist, with no consideration paid in exchange immediately prior to the effective time.
If, between the date of the Merger Agreement and the effective time, any change in the number or class of the issued and outstanding shares of Yatra occurs as a result of any reclassification, share split (including a share consolidation), recapitalization, split-up, combination, subdivision, exchange of shares, readjustment, or other similar transaction, or a share capitalization thereon will be declared with a record date within said period, the Merger Consideration and any other similarly dependent items, as the case may be, will be equitably adjusted to provide the holders of shares of Yatra the same economic effect as contemplated by the Merger Agreement prior to such event.
Procedures for Surrendering Yatra Share Certificates
The conversion of Yatra shares into the right to receive the Merger Consideration will occur automatically at the effective time. Prior to completion of the Merger, Ebix will appoint an exchange agent reasonably acceptable to Yatra to handle the exchange of certificates or book-entry shares representing shares of Ebix Preferred Stock for the Merger Consideration. Ebix will deposit, or cause to be deposited, the shares of Ebix Preferred Stock to be issued as the Merger Consideration payable in respect of Yatra shares and any cash and dividends or other distributions applicable to such shares of Ebix Preferred Stock. Promptly after completion of the Merger, Ebix will cause the exchange agent to send a letter of transmittal to each registered holder of Yatra shares who is entitled to receive the Merger Consideration, at completion of the Merger, for use in the exchange and instructions explaining how to surrender Yatra share certificates or transfer uncertificated Yatra shares to the exchange agent.
Yatra shareholders who submit a properly completed letter of transmittal, together with their share certificates (in the case of certificated shares) or other evidence of transfer requested by the exchange agent (in the case of book-entry shares), will receive the (i) Merger Consideration into which the Yatra shares were converted in the Merger by way of issue of the number of certificates of shares of Ebix Preferred Stock or book-entry Ebix Preferred Stock that such shareholders are entitled to receive and (ii) any dividends or other distributions, if applicable to such shares. No interest will be paid or accrue on any cash payable upon conversion (as applicable) or surrender of any Yatra shares. Any certificate of Yatra shares, if any, that has been surrendered will be cancelled by the exchange agent.
If there is a transfer of ownership of Yatra shares that is not registered in the register of shareholders of Yatra, payment of the Merger Consideration as described above will be made to a person other than the person in whose name the certificate or uncertificated share so surrendered is registered only if the certificate is properly endorsed or otherwise is in proper form for transfer or the uncertificated shares are properly transferred, and the person requesting the exchange must pay to the exchange agent any transfer or other taxes to be paid or satisfy the exchange agent that any transfer or other taxes have been paid or that no payment of those taxes is necessary.

All shares of Ebix Preferred Stock to be issued as Merger Consideration will be deemed issued and outstanding as of the effective time. Any dividends or other distributions declared by Ebix in respect of shares of Ebix Preferred Stock after the Merger becomes effective will include dividends or other distributions in respect of Ebix Preferred Stock issued as Merger Consideration. After completion of the Merger, Ebix will not pay dividends or other distributions to any holder of any unsurrendered Yatra share certificates or uncertificated Yatra shares until the holder surrenders or transfers the Yatra share certificates or uncertificated Yatra shares. However, once those certificates or uncertificated Yatra shares are surrendered or transferred, Ebix will pay to the holder, without interest, any dividends that have been declared after completion of the Merger on the Ebix shares into which those Yatra shares have been converted.
Treatment of Yatra Equity Awards
Stock Options.   Each Yatra Option will be cancelled and converted as of immediately prior to the effective time into the right to receive in respect of each Net Option Share, if any, subject to such Yatra Option, the Merger Consideration that would be received for one Yatra Ordinary Share. For purposes of the Merger Agreement, “Net Option Share” means, with respect to a Yatra Option, the quotient obtained by dividing (i) the product obtained by multiplying (A) the excess, if any, of the Merger Consideration Value over the exercise price per Yatra Ordinary Share subject to such Yatra Option immediately prior to the effective time by (B) the number of Yatra Ordinary Shares subject to such Yatra Option immediately prior to the effective time by (ii) the Merger Consideration Value. For purposes of the preceding sentence, the “Merger Consideration Value” means the product of  (x) 0.09998 (the Common Exchange Ratio) and (y) $59, or approximately $5.90.
Restricted Stock Units.   Each Yatra RSU will, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled and converted, as of the effective time, into the right to receive the Merger Consideration due a Yatra Ordinary Share.
Yatra Warrants.   Each Yatra Warrant will, by virtue of the Merger and without further action on the part of the holder thereof, be assumed by Ebix and become, as of the effective time, an option to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such warrant immediately prior to the effective time, shares of Ebix Preferred Stock, except that (A) the number of shares of Ebix Preferred Stock, subject to such warrant will equal the product of (x) the number of Yatra Ordinary Shares that were subject to such warrant immediately prior to the effective time, multiplied by (y) the Exchange Ratio, and (B) the per-share exercise price will equal the quotient of  (1) the exercise price per Ordinary Share at which such Yatra Warrant was exercisable immediately prior to the effective time, divided by (2) the Exchange Ratio.
Listing of Ebix Preferred Stock
Ebix must file a notification of listing of additional shares (or such other form as may be required) with Nasdaq with respect to the shares of Ebix Preferred Stock to be issued as Merger Consideration and such other shares of Ebix Preferred Stock to be reserved for issuance in connection with the Merger, and must use its reasonable best efforts to cause the shares of Ebix Preferred Stock to be issued as Merger Consideration and such other shares of Ebix Preferred Stock to be reserved for issuance in connection with the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the effectiveness of the Merger. Authorization for listing on Nasdaq of the shares of Ebix Preferred Stock issuable to Yatra shareholders in the Merger and such other shares of Ebix Preferred Stock to be reserved for issuance in connection with the Merger, subject only to official notice of issuance, is a condition to the obligations of Ebix and Yatra to complete the Merger.
Representations and Warranties
The Merger Agreement contains a number of representations and warranties made by both Ebix and Yatra that are subject in some cases to exceptions and qualifications (including exceptions that are not material to the party making the representations and warranties and its subsidiaries, taken as a whole, and exceptions that do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party making the representations and warranties). See “The Merger Agreement — Definition of  ‘Material Adverse Effect’” beginning on page 79 of this proxy statement/prospectus for a definition of material adverse effect. The representations and warranties in the Merger Agreement relate to, among other things:
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corporate organization, existence, good standing and qualification to conduct business;

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capitalization;

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due authorization, execution and validity of the Merger Agreement;

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absence of any conflict with or violation or breach of organizational documents or any conflict with or violation or breach of agreements, laws or regulations as a result of the execution, delivery or performance of the Merger Agreement and completion of the Merger;

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governmental approvals necessary to complete the Merger;

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SEC filings, the absence of material misstatements or omissions from such filings and compliance with the Sarbanes-Oxley Act of 2002;

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financial statements;

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absence of any undisclosed material liabilities;

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conduct of business in the ordinary course of business consistent with past practices and absence of changes that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

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material contracts;

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insurance;

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compliance with laws, court orders and permits;

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litigation;

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tax matters; and

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fees payable to brokers, investment bankers, financial advisors or other third party advisors in connection with the Merger.

Yatra has also made representations and warranties relating to, among other things, employees and employee benefit plans, labor, intellectual property, properties, any affiliate transactions required to be and that have been disclosed under Item 404 of Regulation S-K, environmental matters, indebtedness, net working capital of Yatra, the inapplicability of antitakeover statutes and the receipt of an opinion from its financial advisor.
Ebix also makes representations and warranties relating to, among other things, matters with respect to the operations of Merger Sub, no requirement of Ebix stockholder approval of the Merger and Ebix ownership of Yatra shares.
The representations and warranties in the Merger Agreement do not survive completion of the Merger.
See “— Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures” on page 76 of this proxy statement/prospectus.
Definition of  “Material Adverse Effect”
Many of the representations and warranties in the Merger Agreement are qualified by “material adverse effect.”
For purposes of the Merger Agreement, “material adverse effect” means, with respect to Ebix or Yatra, as the case may be, any event, change, circumstance or effect that, individually or in the aggregate with any other event, change, circumstance or effect, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the applicable party, taken as a whole. However, none of the following changes or events will be deemed to constitute, or taken into account when determining the occurrence of, a material adverse effect with respect to either Ebix or Yatra:
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any changes in general United States or global economic conditions;

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any changes in conditions generally affecting any industry in which the applicable party or any of its subsidiaries operates;

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any decline in the market price or trading volume of the applicable party’s common stock (but not any facts or occurrences giving rise to or contributing to that decline that are not otherwise excluded from the definition of material adverse effect);

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any changes in regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, including interest or currency exchange rates;

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any failure, in and of itself, by the applicable party to meet any internal or published projections, forecasts, estimates or predictions, or analysts’ estimates, in respect of revenues, earnings or other financial or operating metrics for any period (but not any facts or occurrences giving rise to or contributing to that decline that are not otherwise excluded from the definition of material adverse effect);

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the execution and delivery of the Merger Agreement or the public announcement or pendency of the Merger Agreement, the Merger or the taking of any action required or contemplated by the Merger Agreement, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the applicable party or any of its subsidiaries with customers, suppliers, officers or employees;

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any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any law;

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any change in accounting requirements or principles required by GAAP, or authoritative interpretations thereof;

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any cyberattacks, geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the Merger Agreement;

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any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, acts of God or any change resulting from weather events, conditions or circumstances; or

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any litigation relating to the Merger;

except, in the case of the events, changes, developments or occurrences referred to in the first, second, fourth, seventh, eighth, ninth and tenth bullets in the immediately preceding list, to the extent that those events, changes, developments or occurrences have a materially disproportionate adverse effect on that party and its subsidiaries, taken as a whole, relative to the adverse effect those changes, developments or occurrences have on other companies operating in the applicable party’s industry.
In addition, (i) with respect to Yatra, when determining whether a material adverse effect has occurred, any action taken by Yatra at the direction of Ebix, and any actions not taken by Yatra due to Ebix’s withholding of consent and (ii) with respect to Ebix, when determining whether a material adverse effect has occurred, whether an event, change, circumstance or effect, that, individually or in the aggregate with any other event, change, circumstance or effect materially impairs, or would reasonably be expected to materially impair, the ability of the Ebix or Merger Sub to perform their respective obligations hereunder or prevent or materially delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement will be taken into account.
Conduct of Parties’ Businesses Pending the Merger
From the date of the Merger Agreement until the earlier of the effective time and the date, if any, on which the Merger Agreement is terminated, except (i) as prohibited or required by applicable law or by any governmental entity, (ii) as set forth in Yatra’s confidential disclosure schedules delivered to Ebix concurrently with execution of the Merger Agreement, or (iii) as otherwise required or permitted by the Merger Agreement, unless Ebix otherwise consents (which consent may not be unreasonably withheld, conditioned or delayed), Yatra must use its reasonable best efforts to (a) conduct the business of Yatra and its subsidiaries in the ordinary course of business consistent with past practice and in compliance with applicable laws, (b) maintain and preserve intact the present business of Yatra and its subsidiaries, (c) maintain in effect all of its permits, (d) pay its debts and taxes when due, (e) keep available the services of its directors, officers and employees and (f) maintain existing goodwill with governmental entities, customers, distributors, lenders, partners, labor unions, suppliers, and other third parties having material business dealings with Yatra or any of its subsidiaries. Also, prior to the effective time, Yatra has agreed to undertake certain cost-saving measures.
Without limiting the generality of the foregoing, from the date of the Merger Agreement until the earlier of the closing of the Merger and the date, if any, on which the Merger Agreement is terminated, except (i) as prohibited or required by applicable law or by any governmental entity, (ii) as set forth in Ebix’s confidential disclosure schedules delivered to Yatra concurrently with execution of the Merger Agreement, or (iii) as otherwise required or permitted by the Merger Agreement, unless Yatra otherwise consents (which consent may not be unreasonably withheld, conditioned or delayed), Ebix must use its reasonable best efforts to (a) conduct the business of Ebix and its subsidiaries in the ordinary course of business consistent with past practice and in compliance with applicable laws, (b) maintain and preserve intact the present business the business of Ebix and its subsidiaries, and (c) maintain in effect all of their permits.
Without limiting the generality of the foregoing, from the date of the Merger Agreement until the earlier of the closing of the Merger and the date, if any, on which the Merger Agreement is terminated, except (i) as prohibited or required by applicable law or by any governmental entity, (ii) as set forth in Yatra’s disclosure letter delivered to Ebix concurrently with execution of the Merger Agreement, or (iii) as otherwise required or permitted by the Merger Agreement, unless Ebix otherwise consents (which consent may not be unreasonably withheld, conditioned or delayed), Yatra and its subsidiaries must not, and must not permit any of their subsidiaries to:
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materially increase the rates of direct compensation or bonus compensation payable or to become payable to any employee, director, officer or consultant of Yatra or its subsidiaries, other than (i) bonuses paid to members of management of Yatra in connection with the Merger that have been approved by the Yatra Board, (ii) as otherwise set forth in the confidential disclosure schedules of Yatra delivered to Ebix, and (iii) such increases not in excess of  $100,000, in the aggregate;

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amend or otherwise propose to amend its organizational documents or the terms of any of its securities;

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merge or consolidate with any other entity or adopt any plan to restructure, reorganize or completely or partially liquidate;

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acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, securities or assets (i) constituting a business or (ii) otherwise outside of the ordinary course of business consistent with past practice with a value or purchase price in excess of $50,000, other than, with respect to clause (ii), acquisitions pursuant to contracts in effect as of the date of the Merger Agreement that were previously disclosed to Ebix or entered into after the date of the Merger Agreement;

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issue, sell, grant, pledge, dispose of, transfer or otherwise encumber, or authorize the issuance, sale, grant, pledge, disposition, transfer or encumbrance of, any shares of its capital stock, or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security), except for the issuance of  (i) Yatra Shares upon the settlement of any Yatra equity awards, in each case that are outstanding on the date of the Merger Agreement or issued after such date in compliance with the Merger Agreement or (ii) any securities of a direct or indirect wholly-owned subsidiary of Yatra to Yatra or any other wholly-owned subsidiary of Yatra;

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make any loans, advances or capital contributions to or investments in any person in excess of $100,000, in the aggregate, other than loans or advances or capital contributions to any of Yatra’s direct or indirect wholly-owned subsidiaries;

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declare, set aside, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any of its shares, except for dividends, capitalizations or distributions by any direct or indirect wholly-owned subsidiary of Yatra to Yatra or to any other direct or indirect wholly-owned subsidiary of Yatra that are made in compliance with Yatra’s contractual obligations of Yatra and its subsidiaries;

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split, combine, subdivide or reclassify its outstanding shares (except for any such transaction by a direct or indirect wholly-owned subsidiary of Yatra which remains a direct or indirect wholly-owned subsidiary of Yatra after consummation of such transaction);

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purchase, repurchase, redeem, exchange or otherwise acquire any shares of Yatra or any of its subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests (other than (i) pursuant to the cashless exercise of Yatra share options or the forfeiture of, or withholding of taxes with respect to, Yatra equity awards in connection with any taxable event related to such awards, in each case in accordance with the terms of Yatra’s equity compensation plan as in effect on the date of the Merger Agreement (or as modified or entered into after such date in accordance with the terms of the Merger Agreement) or (ii) purchases, repurchases, redemptions, exchanges or other acquisitions of securities of any direct or indirect wholly-owned subsidiary of Yatra by Yatra or any other wholly-owned subsidiary of Yatra);

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create, incur, guarantee or assume any indebtedness in excess of  $500,000, in the aggregate, except for (i) transactions among Yatra and its direct or indirect wholly-owned subsidiaries or among Yatra’s direct or indirect wholly-owned subsidiaries, or (iii) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness and in amounts not materially in excess of such existing indebtedness, provided that such amounts are prepayable at any time without penalty or premium;

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make or authorize any capital expenditures or series of capital expenditures except for capital expenditures not in excess of  $50,000 in any fiscal quarter;

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except in the ordinary course of business consistent with past practice (i) enter into any contract that would obligate Yatra or its subsidiaries to pay more than $50,000 during the term of such contract, or (ii) amend or terminate any material contract of Yatra or cancel, modify or waive any material debts, rights or claims thereunder;

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transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of, or grant or permit any lien (other than permitted liens) on, any of its material properties, licenses, operations, assets, product lines or businesses, including any equity interests of any of Yatra’s subsidiaries, except (other than with respect to equity interests of any subsidiary of Yatra) (i) pursuant to contracts in effect prior to the execution of the Merger Agreement or entered into after the date of the Merger Agreement in compliance with the Merger Agreement, (ii) sales, leases or licenses of inventory, equipment and other assets in the ordinary course of business consistent with past practice, (iii) inventory, equipment and other assets in the ordinary course of business consistent with past practice, (iv) sales, leases, licenses or other dispositions to Yatra or any of its subsidiaries, or (v) the abandonment, lapse, expiration or other disposition of intellectual property in the ordinary course of business consistent with past practice or for the purpose of disposing of obsolete or worthless assets (as determined in Yatra’s reasonable business judgment);

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except as required by applicable law, (i) increase the compensation or other benefits payable or provided to Yatra’s or its subsidiaries’ officers, directors, individual independent contractors or employees, (ii) enter into any employment, change of control, severance or retention agreement with any employee, director or officer of Yatra, (iii) establish, adopt, enter into or amend any Yatra benefit plan, (iv) change in any material respect any actuarial or other assumptions used to calculate funding obligations with respect to any Yatra benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by applicable law, (v) forgive any loans to directors or executive officers of Yatra or any of its subsidiaries, (vi) pay any bonus or performance based compensation to any employee, consultant, director or officer of Yatra or any of its subsidiaries in excess of  $100,000, in the aggregate, except to the extent accrued in the networking capital schedule set forth in the confidential disclosure schedules delivered to Ebix or (vii) hire any executive officer or any employee outside of the parameters set forth in the confidential disclosure schedules delivered to Ebix;
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waive, release, settle or compromise any claim for an amount materially in excess of the amount of the corresponding reserve established on the consolidated balance sheet of Yatra, except (i) for any settlements or compromises involving total aggregate payments not in excess of  $150,000 individually or $500,000 in the aggregate (net of amounts covered by insurance or indemnification agreements with third parties), so long as such settlements or compromises do not materially restrict the operations of the business of Yatra and its subsidiaries, taken as a whole, or (ii) waivers of rights with respect to suppliers or customers in the ordinary course of business consistent with past practice, or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any claim or audit that would materially restrict the operations of the business of the Yatra or its subsidiaries after the closing of the Merger, except as would not be material to Yatra and its subsidiaries, taken as a whole;

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alter or amend any existing material accounting methods, principles or practices, except as may be required by changes in GAAP or applicable law;

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(i) make, change or rescind any material tax election that, individually or in the aggregate, would reasonably be expected to materially and adversely affect the tax liability of Yatra or its subsidiaries, (ii) adopt or change any material tax accounting method, (iii) adopt or change any tax accounting period that, individually or in the aggregate, would reasonably be expected to materially and adversely affect the tax liability of Yatra or its subsidiaries, (iv) except as set forth in confidential disclosure schedules delivered to Ebix, settle, compromise, concede or abandon any tax liability, claim or assessment or enter into any closing agreement with respect to taxes, in each case that exceeds $50,000 individually or $250,000 in the aggregate (together with (A) all other settlements, compromises, concessions, or abandonments with respect to any tax liability, claim or assessment or (B) closing agreements entered into, made or taken with respect to taxes, in each case of clauses (A) and (B), on or after the date of the Merger Agreement), (v) surrender any right to claim a refund of a material amount of taxes, or (vi) waive or extend any statute of limitations with respect to a material amount of taxes;

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effectuate a plant closing or mass layoff; or

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enter into any contract, or otherwise obligate itself in a legally binding manner, to take any of the foregoing actions.

Without limiting the generality of the first paragraph of this section (under “— Conduct of Business Pending the Merger”) and to the fullest extent permitted by applicable law, except as set forth in Ebix’s confidential disclosure schedule delivered to Yatra concurrently with execution of the Merger Agreement, unless Yatra otherwise consents (which consent may not be unreasonably withheld, conditioned or delayed) and subject to certain exceptions and qualifications described in the Merger Agreement, Ebix is not permitted to:
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amend or otherwise propose to amend its organizational documents or the terms of any of its securities;

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merge or consolidate with any other entity or adopt any plan to restructure, reorganize or completely or partially liquidate (except for any such transactions among the wholly-owned subsidiaries of Ebix);

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split, combine, subdivide or reclassify its outstanding shares of capital stock (except for any such transaction by a direct or indirect wholly-owned subsidiary of Ebix which remains a direct or indirect wholly-owned subsidiary of Ebix after consummation of such transaction);

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declare, set aside, make or pay any dividend or other distribution, other than cash dividends in the ordinary course of business consistent with past practice in respect of any of its capital stock, or purchase, repurchase, redeem, exchange or otherwise acquire at a premium any shares of its capital stock or any other equity interests or any rights, warrants or options to acquire any such shares or interests, other than pursuant to an Ebix equity compensation plan;

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alter or amend any existing material accounting methods, principles or practices, except as may be required by changes in GAAP or applicable law;

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acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any person or any business or division thereof, or otherwise acquire any assets, unless such acquisition or the entering into of a definitive agreement relating to or the consummation of such transaction would not reasonably be expected to (i) impose any delay in the obtaining of, or increase in any material respect the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental entity necessary to consummate the Merger or the expiration or termination of any applicable waiting or approval period, (ii) increase the risk in any material respect of any governmental entity entering an order prohibiting the consummation of the Merger, or (iii) increase in any material respect the risk of not being able to remove any such order on appeal or otherwise;

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issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of its capital stock, or other securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than the issuance of  (i) any shares of Ebix Common Stock upon the settlement of any grants made under any Ebix equity compensation plan; (ii) any securities of a subsidiary of Ebix to Ebix or any other subsidiary of Ebix; or (iii) any grants under any Ebix equity compensation plan, or any similar Ebix plan; or

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enter into any contract, or otherwise obligate itself in a legally binding manner, to take any of the foregoing actions.

Additionally, Yatra must use its reasonable best efforts to provide to Ebix, to the extent reasonably practicable, a reasonable opportunity to review in advance and comment upon any material written communications to be disseminated generally to the employees or individual independent contractors of Yatra or its subsidiaries pertaining to compensation, benefit or other similar matters related to the transactions contemplated by the Merger Agreement, and must consider in good faith all comments reasonably provided by Ebix in response thereto before such dissemination. Notwithstanding the foregoing, without prior consultation, Yatra may disseminate information consistent with the information contained in press releases or other documents or communications previously issued and agreed upon by Ebix and Yatra.
Obligations with Respect to the Yatra Shareholders Meeting
As soon as reasonably practicable following the date this Form S-4 is declared effective by the SEC (and in no event later than 45 days after the commencement of the mailing of this proxy statement/prospectus to the shareholders of Yatra), Yatra must, in accordance with applicable law, the rules and regulations of Nasdaq and its Articles, establish a record date (with prior consultation with Ebix) for, call, give notice of, convene and hold an extraordinary general meeting of the shareholders of Yatra for the purpose of seeking the requisite shareholder vote to approve the Merger, Plan of Merger and the adoption of the Merger Agreement in accordance with the Companies Law. Notwithstanding the foregoing, (a) if, on or before the date on which the Yatra extraordinary general meeting is scheduled or upon the opening of the Yatra extraordinary general meeting, Yatra reasonably believes that, (1) there are insufficient Yatra shares represented to conduct business at the Yatra extraordinary general meeting or there is not a quorum present, or (2) Yatra has not received proxies representing a sufficient number of Yatra shares to obtain the requisite shareholder vote, Yatra may open and immediately adjourn the Yatra extraordinary general meeting to a later date (in accordance with Yatra’s Articles) to the extent (and only to the extent) Yatra determines in good faith that such adjournment is reasonably necessary in order to conduct business at the

Yatra extraordinary general meeting or obtain proxies representing a sufficient number of Yatra shares to obtain the requisite shareholder vote; provided that in no event shall Yatra adjourn the Yatra extraordinary general meeting for more than 15 days later than the most recently adjourned meeting or to a date more than 30 days after the original date of the Yatra extraordinary general meeting, or, without Ebix’s consent, to a date that is on or after the outside date; (b) Yatra may open and immediately adjourn (in accordance with Yatra’s Articles) the Yatra extraordinary general meeting to the extent (and only to the extent) Yatra determines in good faith that such delay is required by applicable law, including to comply with comments made by the SEC with respect to this proxy statement/prospectus or this Form S-4, and that such adjournment would not breach Yatra’s Articles or the Companies Law; (c) Yatra may open and immediately adjourn (in accordance with Yatra’s Articles) the Yatra extraordinary general meeting to ensure that any supplement or amendment to this proxy statement/prospectus required under applicable law is timely provided to the shareholders of Yatra within a reasonable amount of time, in the good faith judgment of Yatra (after consultation with its outside legal counsel), in advance of the Yatra extraordinary general meeting; and/or (d) Yatra may open and immediately adjourn (in accordance with Yatra’s Articles) the Yatra extraordinary general meeting to the extent (and only to the extent) that Ebix provides its prior written consent or requests such an extension.
Unless Yatra has effected a change of recommendation of the Yatra Board, Yatra will use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of the Merger Agreement in accordance with the Companies Law and to use its reasonable best efforts to secure the requisite shareholder vote at the Yatra extraordinary general meeting. Yatra will keep Ebix reasonably informed regarding its solicitation efforts and proxy tallies following the mailing of this proxy statement/prospectus, including by allowing Ebix and its representatives to participate in meetings and discussions with Yatra and its proxy solicitor and by directing such proxy solicitor to provide regular reports to Ebix.
Notwithstanding any change of recommendation of the Yatra Board unless the Merger Agreement is otherwise terminated in accordance with its terms, the Merger Agreement must be submitted to Yatra’s shareholders at the Yatra extraordinary general meeting for the purpose of obtaining the requisite shareholder vote. Once Yatra has established a record date for the shareholders meeting, Yatra will not change such record date or establish a different record date without the prior written consent of Ebix. Without the prior written consent of Ebix, the adoption of the Merger Agreement will be the only matter (other than related procedural matters) that Yatra will propose to be acted on by Yatra’s shareholders at the Yatra extraordinary general meeting.
No Solicitation of Alternative Proposals; Changes in Board Recommendation
In accordance with the terms of the Merger Agreement, Yatra agreed, effective immediately upon the signing of the Merger Agreement, to cease and cause to be terminated any existing activities, discussions or negotiations with any persons (other than Ebix) that would reasonably be expected to lead to an acquisition proposal.
For purposes of the Merger Agreement and as used in this proxy statement/prospectus, the term “acquisition proposal” means any proposal or offer from or on behalf of any person (other than Ebix or any of its subsidiaries or affiliates) relating to, or that would reasonably be expected to lead to, (1) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any subsidiary of Yatra) or businesses that constitute 20% or more of the assets of Yatra and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of Yatra, (2) any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning (as defined under Section 13(d) of the Exchange Act) securities of Yatra representing 20% or more of the aggregate voting power of all securities of Yatra, or (3) any transaction, including any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving Yatra or any of its subsidiaries, in each case, pursuant to which any person or the shareholders of any person would own securities of Yatra or of any resulting direct or indirect parent company of Yatra representing 20% or more of the aggregate voting power of all securities of Yatra or of any resulting direct or indirect parent company of Yatra.

From the date of the Merger Agreement until the earlier of the effective time or the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions described below, Yatra has agreed that it and its subsidiaries will not, and will instruct each of its representatives not to, directly or indirectly:
•
initiate or solicit the submission of any offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•
furnish to any third party any non-public information relating to Yatra or any of its subsidiaries, or afford to any third party access to the books, records or other non-public information of Yatra or any of its subsidiaries, in any such case with the express intent to encourage or induce the making, submission or announcement of any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, any acquisition proposal;

•
enter into, conduct, participate, maintain or engage in any discussions or negotiations with any third party with respect to any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, any acquisition proposal (other than solely to (x) inform any third party of the existence of the provisions of Merger Agreement prohibiting solicitation of acquisition proposals or (y) seek clarification regarding the terms or conditions of any offer, proposal or indication of interest);

•
approve, adopt, declare advisable or recommend an acquisition proposal;

•
withdraw, qualify, amend or modify, in any manner adverse to Ebix or Merger Sub, its recommendation that the Yatra shareholders adopt the Merger Agreement;

•
fail to include its recommendation that the Yatra shareholders adopt the Merger Agreement in this proxy statement/prospectus;

•
if a tender offer or exchange offer that constitutes any acquisition proposal is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by Yatra’s shareholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by Yatra’s shareholders, which will constitute a failure to recommend against acceptance of such tender offer or exchange offer) within 10 business days after the commencement of such offer;

•
fail to publicly reaffirm its recommendation that the Yatra shareholders adopt the Merger Agreement within 10 business days, if so requested by Ebix, following Yatra’s acknowledgment of receipt of an acquisition proposal;

•
enter into any letter of intent, memorandum of understanding, agreement in principle or other similar document, or any contract providing for any acquisition proposal or requiring Yatra to abandon, terminate or fail to consummate, the Merger or hold the Yatra extraordinary general meeting; or

•
resolve, publicly propose or agree to do any of the foregoing.

Receipt of Acquisition Proposals
Notwithstanding the provisions of the Merger Agreement described above, if, prior to obtaining the requisite shareholder vote, (i) Yatra receives a bona fide written offer, inquiry, proposal, letter of intent or indication of interest, in each case with regard to an existing or forthcoming acquisition proposal that was not solicited in violation of the non-solicitation provisions of the Merger Agreement and (ii) the Yatra Board determines in good faith, after consultation with the financial advisor and outside legal counsel of Yatra, constitutes, or could reasonably be expected to lead to, a superior proposal (as defined below), then Yatra and its representatives may, in response to such acquisition proposal:
•
furnish information with respect to the Yatra and its subsidiaries, and afford access to the books, records, facilities and personnel of Yatra or any of its subsidiaries, to the third party making such offer, inquiry, proposal, letter of intent or indication of interest, its representatives and potential sources of financing; and

•
participate in discussions or negotiations with the third party making such offer, inquiry, proposal, letter of intent or indication of interest, its representatives and potential sources of financing regarding such offer, inquiry, proposal, letter of intent or indication of interest, in each case, only if  (1) Yatra gives Ebix a written notice that states that Yatra has received such acquisition proposal and includes all of the information required by the Merger Agreement, and thereafter continues to comply with the requirements of the Merger Agreement, (2) prior to furnishing any non-public information to such person, Yatra will have entered into an acceptable confidentiality agreement with such person and prior to or substantially contemporaneously with the provision of any non-public information concerning Yatra or its subsidiaries to any such person, Yatra provides such information to Ebix (if such information has not previously been furnished to Ebix or its representatives) and (3) the board determines in good faith, after consultation with Yatra’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
For the purposes of the Merger Agreement and as used in this proxy statement/prospectus, the term “superior proposal” means any bona fide written acquisition proposal (substituting “50%” for each reference to “20%” and “for” for “relating to, or would reasonably be expected to lead to” in the definition of “acquisition proposal” above), that is not solicited in violation of the Merger Agreement, which the Yatra Board determines in good faith, after consultation with Yatra’s financial advisor and outside legal counsel, is more favorable to the Yatra shareholders (in their capacity as shareholders) from a financial point of view than the Merger, taking into consideration any proposal by Ebix pursuant to the Merger Agreement and such other factors determined by the Yatra Board in good faith to be relevant.
In addition to its other non-solicitation obligations, Yatra will as promptly as practicable (and in any event no later than 24 hours) following the receipt by Yatra, any of its subsidiaries or any of their representatives of  (i) any acquisition proposal, or (ii) any request for information or to engage in negotiations or discussion that would reasonably be expected to lead to an acquisition proposal, provide Ebix notice of:
(A)
the receipt of such acquisition proposal, request or inquiry;

(B)
the identity of the third party making, and the material terms and conditions of, such acquisition proposal, request or inquiry (including the status of any financing arrangements to the extent provided to Yatra and any of its subsidiaries or representatives); and

(C)
a copy of all material written proposed agreements provided by such third party in connection with such acquisition proposal, request or inquiry.

Yatra will keep Ebix fully informed, on a current basis, of the status of, and the details of, such acquisition proposal, indication or request (including any changes thereto) and will promptly (but in no event later than 24 hours after receipt) provide to Ebix copies of all material written materials sent to or provided to Yatra or any of its subsidiaries by or at the direction of such third party making such acquisition proposal that describe any material terms or conditions of any acquisition proposal (as well as written summaries of any material oral communications addressing such matters).
In addition, the Yatra Board is not permitted to make an adverse recommendation change involving or relating to a superior proposal or an intervening event (or terminate the Merger Agreement to enter into a definitive agreement providing for a superior proposal as described under “— Termination of the Merger Agreement” beginning on page 93 of this proxy statement/prospectus), unless (i) Yatra notifies Ebix in writing at least five business days prior written notice of that Yatra intends to take that action, which notice will state expressly that (A) Yatra has received a superior proposal or intervening event has occurred, (B) in the case of a superior proposal, the material terms and conditions of such superior proposal (including the status of any financing arrangements to the extent provided to Yatra and/or any of its representatives) and the identity of the third party marking such superior proposal, or in the case of an intervening event, the material facts and circumstances (based on information reasonably available) related to such intervening event, and (C) that it intends to change its recommendation that the Yatra shareholders adopt the Merger Agreement or, in response to a written acquisition proposal, terminate the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal and concludes in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (ii) if requested by Ebix, during such five business day period, Yatra and its representatives have discussed and negotiated in good faith with Ebix regarding any proposal by Ebix to amend the terms of the Merger Agreement (including a change in the price terms in the Merger Agreement) that, if accepted by Yatra, would be binding upon Ebix in response to such superior proposal or intervening event, and (iii) after such five business day period, the Yatra Board determines in good faith, after consultation with outside legal counsel and taking into account any proposal by Ebix to amend the terms of the Merger Agreement, that the failure by the Yatra Board to take the proposed action would be inconsistent with its fiduciary duties under applicable law. Any material amendment to the material terms of such superior proposal requires a new written notification from Yatra (within 24 hours of receipt of such amendment) and commences a new notice period under the preceding sentence, except that such new notice period will be for three business days rather than five business days.
Consents, Approvals and Filings
Ebix, Merger Sub and Yatra have agreed to use their reasonable best efforts to take, or cause to be taken, as promptly as practicable, all actions necessary, proper or advisable to consummate the Merger as promptly as practicable, including to use reasonable best efforts to (i) cause all conditions to closing of the Merger to be satisfied, (ii) prepare and file all filings and submissions under the applicable antitrust laws, (iii) obtain all consents, orders, actions or nonactions, waivers and clearances required under the applicable antitrust laws, and (iv) obtain all necessary material consents or waivers from non-governmental entity third parties; provided that in no event will Yatra or its subsidiaries be obligated to pay or to commit to pay to any person whose consent or waiver is being sought any cash or other consideration, or make any accommodation or commitment or incur any liability or other obligation to such person in connection with such consent or waiver. Ebix and Yatra will promptly notify the other party of any notice or other communication from any governmental entity received by such party alleging that such governmental entity’s consent is or may be required in connection with or as a condition of the Merger.
Ebix and Yatra have also agreed to use their reasonable best efforts to (1) cooperate and coordinate in the taking of actions in connection with the consents, approvals, filing and other items advisable to consummate the Merger, (2) provide such assistance as the other party may reasonably request in connection with the consents, approvals, filing and other items advisable to consummate the Merger, including supplying one another with any information that the other party may reasonably request in connection with such actions, and (3) keep the other party reasonably and timely informed of any developments, meetings or discussions with any governmental entity under any antitrust laws, and any inquiries or requests for additional information from any governmental entity under any antitrust laws. Both Ebix and Yatra have agreed that if either party receives a request for additional information or documentary material from any governmental entity under any antitrust laws with respect to the Merger or the other transactions contemplated in the Merger Agreement, then such party will use reasonable best efforts to make, or cause to be made, as promptly as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent practicable, Ebix and Yatra have agreed to not participate in any substantive meeting or conference (telephone, in-person or otherwise) with any governmental entity, or any member of the staff of any governmental entity, in respect of any filing, proceeding, investigation (including any settlement of the investigation), litigation, or other inquiry under any antitrust laws unless it consults with the other party in advance, and where permitted by such governmental entity, allows the other party to participate. Also, to the extent reasonably practicable, legal counsel for Ebix and Yatra will have the right to review in advance, and will consult with the other party on and consider in good faith the views of the other party in connection with, all of the information relating to Ebix and Yatra, as the case may be, and any of their respective subsidiaries and representatives, that appears in any written materials submitted to, any third party or governmental entity in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement. Ebix and Yatra also agree not to voluntarily extend any waiting period associated with any consent of any governmental entity or enter into any agreement with any governmental entity not to consummate the Merger and the other transactions contemplated hereby, except with the prior written consent of the other parties to the Merger Agreement.
Ebix has agreed not to, and to cause its affiliates not to, directly or indirectly, acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, company, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, action or nonaction, waiver, clearance or exemption of any governmental entity necessary to consummate the Merger and the other transactions contemplated hereby or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any governmental entity seeking entry of an order preventing, restraining, impeding, delaying, enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated hereby; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) prevent or materially delay the consummation of the Merger and the other transactions contemplated hereby.
Employee Matters
The Merger Agreement provides that until the first anniversary of the effective time, the surviving company will provide, or cause to be provided, for those employees of Yatra and its subsidiaries who continue as employees of the surviving company or any of its subsidiaries during all or a portion of the continuation period, compensation (including base salary, bonus and other incentive compensation opportunities, but excluding any equity-based compensation) and employee benefits with respect to each continuing employee, are at least as favorable as the compensation and employee benefits provided by Yatra or the applicable subsidiary to such continuing employee immediately prior to the effective time and employee health and welfare and retirement benefits that, in the aggregate, are substantially similar to the compensation and employee benefits that are provided by Ebix to its similarly situated employees immediately prior to the effective time. Nothing contained in the Merger Agreement will be treated as a guarantee of employment for any current or former employee of Yatra or any of its subsidiaries, or other than as provided in any applicable employment agreement or other contract, to restrict the right of Ebix and or the surviving company to terminate the employment of any such employee.
Ebix has agreed that the surviving company will use commercially reasonable efforts, subject to the consent of any applicable insurer, to (i) waive, or cause to be waived, any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the surviving company or any of its affiliates in which a continuing employee is eligible to participate following the effective time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such continuing employee immediately prior to the effective time under the analogous Yatra benefit plan in which such continuing employee participated, (ii) provide, or cause to be provided, each continuing employee with credit for any co-payments and deductibles paid prior to the effective time (to the same extent such credit was given under the analogous Yatra benefit plan prior to the effective time) in satisfying any applicable deductible or out-of-pocket requirements, and (iii) recognize, or cause to be recognized, service prior to the effective time with Yatra or any of its subsidiaries for purposes of eligibility to participate and vesting, but not for purposes of the determination of level of benefits and benefits accrual to the same extent such service was recognized by Yatra or any of its subsidiaries under the analogous Yatra benefit plan in which such continuing employee participated immediately prior to the effective time; provided, however, that the foregoing will not apply to the extent it would result in any duplication of benefits for the same period of service; and, provided further, that the surviving company will not be obligated to provide credit for years of service for benefit accrual purposes under any defined benefit pension plan maintained by the surviving company or its subsidiaries prior to the date on which the continuing employee actually becomes a participant in such plan.
From and after the effective time, Ebix will honor and will cause its subsidiaries to honor, in accordance with its terms (1) each employment, change in control, severance and termination protection plan, policy or agreement of or between Yatra or any of its subsidiaries and any current or former officer, director or employee, identified in the disclosure schedules, (2) all obligations in effect as of the effective time under any equity-based, bonus plans, programs or agreements of Yatra or any of its subsidiaries identified in the disclosure schedules, and (3) all obligations in effect as of the effective time pursuant to outstanding retention plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of Yatra or any of its subsidiaries. Ebix and Merger Sub acknowledge that the consummation of the Merger and the transactions contemplated by the Merger Agreement will constitute a change of control of Yatra under the terms of Yatra’s employee plans, programs, arrangements and contracts containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.
For a period commencing at the effective time and ending 90 days thereafter, Ebix will cause the surviving company and each of its subsidiaries not to effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN affecting in whole or in part any site of employment, facility, or operating unit of the surviving company or any of its subsidiaries, and will cause the surviving company and each of its subsidiaries not to take any action after such 90 day period without being in compliance with all provisions of WARN.
Nothing contained in the Merger Agreement, whether express or implied, (1) will be treated as an amendment or other modification of any Yatra benefit plan, (2) will create any third party beneficiary rights in any person, or (3) will, subject to the limitations set forth in the employee matters section of the Merger Agreement, limit the right of Ebix or the surviving company or any of its subsidiaries to amend, terminate or otherwise modify any Yatra benefit plan following the closing of the Merger.
Directors’ and Officers’ Indemnification and Insurance
The Merger Agreement provides that Ebix will, and will cause the surviving company to, jointly and severally, to the fullest extent permitted by law (including to the fullest extent authorized or permitted by any amendments to or replacements of applicable law adopted after the effective date of the Merger Agreement that increase the extent to which indemnification may be provided), indemnify, defend and hold harmless (and promptly advance expenses from time to time as incurred to the fullest extent permitted by law; provided the person to whom expenses are advanced provides a reasonable and customary undertaking (which will not include posting of any collateral) to repay such advances, if it is ultimately determined that such person is not entitled to indemnification) each person who is now, or has been at any time prior to the effective time or who becomes prior to the effective time, a director, officer, trustee, fiduciary, employee or agent of another person (including any Yatra benefit plan) who is or has acted as such at the request of Yatra from and against any and all costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, penalties and amounts paid in settlement in connection with any actual or threatened claim (including a claim of violation of applicable law), action, audit, demand, suit, other proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative or other proceeding at law or in equity or order or ruling, by reason of the fact that such person is or was a director, officer, trustee, fiduciary, employee or agent of another person at the request of Yatra, including the approval of the Merger Agreement and the Merger or arising out of or pertaining to the Merger and the other transactions contemplated by the Merger, whether asserted or claimed prior to, or after the effective time. Ebix and the surviving company agree to cooperate with any such person in the defense of any matter covered by the foregoing and agree that all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the effective time and the rights to advancement of expenses relating thereto no existing in favor of any such person, whether provided in Yatra’s Articles (or comparable organizational documents) of Yatra or any of its subsidiaries, will survive the Merger, be honored by the surviving company and its subsidiaries and continue in full force and effect, and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such person.
The surviving company will, and Ebix will cause the surviving company to, at no expense to the beneficiaries, either (i) continue to maintain in full force and effect for six years from the effective time, if available, the current directors’ and officers’ liability insurance and fiduciary liability insurance with respect to matters existing or occurring at or prior to the effective time (including the Merger and the other transactions contemplated the Merger Agreement); provided that the surviving company may substitute for the current insurance policies of at least the same coverage containing terms and conditions that are not less favorable in the aggregate with respect to matters existing or occurring at or prior to the effective time (including the Merger and the other transactions contemplated by the Merger) or (ii) purchase a six year extended reporting period endorsement with respect to such current insurance and maintain such reporting tail endorsement in full force and effect for its full term.
In no event shall Ebix or the surviving company be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by Ebix for such insurance; and

if the annual premiums of such insurance coverage exceed such amount, the surviving company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount, provided that in the event of the current insurance, Ebix or the surviving company shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.
The memorandum and articles of association of the surviving company will include provisions for indemnification, advancement and reimbursement of expenses and exculpation of the persons subject to such policies that are, in substance, no less favorable to such persons than the provisions for indemnification, advancement and reimbursement of expenses and exculpation of such persons as set forth in Yatra’s Articles in effect on the date of the Merger Agreement. Following the effective time, the surviving company will, and Ebix will cause the surviving company to, maintain in effect the provisions in its memorandum and articles of association providing for indemnification, advancement and reimbursement of expenses and exculpation of such persons, as applicable, with respect to the facts or circumstances occurring at or prior to the effective time, to the fullest extent permitted from time to time under applicable law, which provisions will not be amended except as required by applicable law or except to make changes permitted by applicable law that would enlarge the scope of such persons’ indemnification and advancement rights thereunder.
Coordination on Litigation
Each party will promptly notify the other parties in writing of any shareholder litigation or other litigation or other proceedings arising from the Merger Agreement or the Merger that is brought against such party or any of its affiliates or members of its board of directors. Each party will keep the other parties sufficiently informed on a reasonably current basis with respect to the status of any such litigation (including by promptly furnishing to the other parties to the Merger Agreement such information relating to the litigation as may reasonably be requested). Prior to the effective time or termination of the Merger Agreement, Yatra will control the defense brought against it or any of its affiliates or members of its or their boards of directors, and must give Ebix the opportunity to participate in the defense (at Ebix’s sole cost and subject to a joint defense agreement) of such litigation. Yatra will not agree to any settlement with respect to such litigation or proceeding without the prior written consent of Ebix (which consent cannot be unreasonably withheld, conditioned or delayed).
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants relating to:
•
the preparation and filing of this proxy statement/prospectus;

•
access to the books and records of either party;

•
expenses;

•
public announcements with respect to the transactions contemplated by the Merger Agreement;

•
ensuring that no state anti-takeover laws become applicable to the Merger;

•
listing of Ebix Preferred Stock and delisting and deregistration of Yatra Ordinary Shares;

•
reporting requirements under Section 16 of the Exchange Act;

•
calculations for certain considerations under 280G of the Code;

•
cancellation of Yatra Warrants;

•
control of Yatra prior to the effective time;

•
tax matters; and

•
Yatra director resignations.

Conditions to Completion of the Merger
Mutual Conditions to Completion.   The respective obligations of each of Ebix, Yatra and Merger Sub to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver on or prior to the closing date) of the following conditions:
•
adoption of the Merger Agreement by holders of the requisite number of Yatra shares in accordance with applicable law and Yatra’s Articles;

•
authorization for listing on the Nasdaq Global Select Market of the Ebix Preferred Stock issuable to Yatra shareholders in the Merger and such other shares of Ebix Preferred Stock to be reserved for issuance in connection with the Merger, subject only to official notice of issuance;

•
absence of any final, unappealable restraining order or preliminary or permanent injunction or other order by any federal or state court or other tribunal of competent jurisdiction or applicable law preventing consummation of the Merger;

•
termination or expiration of any waiting periods (or any extension thereof) applicable to the Merger under any applicable antitrust law; and

•
effectiveness of the registration statement for the shares of Ebix Preferred Stock being issued in the Merger (of which this proxy statement/prospectus forms a part) and the absence of any stop order suspending that effectiveness or any proceedings for that purpose pending before or threatened by the SEC.

Additional Conditions to Completion for the Benefit of Ebix and Merger Sub.   In addition, the obligations of each of Ebix and Merger Sub to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver on or prior to the closing date) of the following conditions:
•
the accuracy of the representations and warranties of Yatra set forth in the Merger Agreement, subject in certain cases to a “material adverse effect” standard;

•
the absence of any material breach by Yatra of its agreements and covenants required to be performed by it under the Merger Agreement prior to the closing date, subject in certain cases to a materiality standard and in certain other cases to a de minimis standard;

•
the absence of the occurrence of  “material adverse effect” with respect to Yatra (see “— Definition of Material Adverse Effect”);

•
receipt of a certificate executed by an executive officer of Yatra as to the satisfaction of the conditions described in the preceding three bullets;

•
the cancellation or other extinguishment (as evidenced by customary documentation) of warrants to purchase Yatra Ordinary Shares, such that no more than 8,768,979 Yatra Ordinary Shares remain subject to warrants or rights to purchase (other than Yatra equity awards under Yatra share plans); and

•
the receipt by Yatra of written acknowledgement from each third party financial advisor and investment banker that has performed services for Yatra or any of its subsidiaries in connection with the Merger Agreement and the transactions contemplated thereby that all expenses due for such services have been paid in full.

Additional Conditions to Completion for the Benefit of Yatra.   In addition, the obligations of Yatra to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver on or prior to the closing date) of the following conditions:
•
the accuracy of the representations and warranties of Ebix and Merger Sub set forth in the Merger Agreement, subject in certain cases to a “material adverse effect” standard;

•
the absence of any material breach by Ebix and Merger Sub of any of their respective agreements and covenants required to be performed by them under the Merger Agreement prior to the closing date;

•
the absence of the occurrence of  “material adverse effect” with respect to Ebix (see “— Definition of Material Adverse Effect”); and

•
receipt of a certificate executed by an executive officer of Ebix and Merger Sub as to the satisfaction of the conditions described in the preceding three bullets.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the completion of the Merger in the following circumstances:
•
by mutual written consent of Ebix and Yatra;

•
by either Ebix or Yatra if:

•
the Merger has not been completed on or before the outside date, except that a party may not terminate the Merger Agreement for this reason if its action or failure to act constitutes a breach or violation of any of its obligations under the Merger Agreement, and such breach has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in the Merger Agreement prior to the outside date or (2) the failure of the closing to occur by the outside date;

•
any governmental entity of competent jurisdiction issues an order or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action has become final and non-appealable, except that a party may not terminate the Merger Agreement for this reason if the failure of that party to fulfill any obligation under the Merger Agreement resulted in the issuance of such order; or

•
Yatra shareholders fail to adopt the Merger Agreement upon a vote taken on a proposal to adopt the Merger Agreement at the Yatra extraordinary general meeting.

•
by Ebix if:

•
Yatra has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which (1) would result in a failure of the conditions to the obligations of Ebix and Yatra to effect the Merger which relate to the accuracy of the representations and warranties of Yatra or Yatra’s performance of its agreements and covenants in the Merger Agreement in all material respects, and (2) is either incapable of being cured by Yatra by the outside date or, if capable of being cured, has not been cured by Yatra within 30 days following written notice to Yatra from Ebix or Merger Sub of such breach, which notice states Ebix’s intention to terminate the Merger Agreement; or

•
the Yatra Board or any committee thereof has effected a change of recommendation; provided that Ebix’s right to terminate the Merger Agreement for this reason is only exercisable prior to the receipt of the requisite shareholder vote or if Yatra has entered into an agreement with respect to an acquisition proposal.

•
by Yatra if:

•
Ebix or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which (1) would result in a failure of any condition to the obligations of Yatra to effect the Merger which relate to the accuracy of the representations and warranties of Ebix and Merger Sub or Ebix’s and Merger Sub’s performance of their agreements and covenants in the Merger Agreement in all material respects, and (2) is either incapable of being cured by Ebix or Merger Sub by the outside date or, if capable of being cured, has not been cured by Ebix or Merger Sub within 30 days following written notice to Ebix or Merger Sub from Yatra of such breach, which notice states Yatra’s intention to terminate the Merger Agreement; or

•
prior to obtaining the requisite shareholder vote, in order to enter into a definitive transaction agreement with respect to a superior proposal, subject to Yatra’s compliance with the solicitation covenants contained in the Merger Agreement.

If the Merger Agreement is validly terminated, the obligations of the parties will terminate and there will be no liability on the part of any party with respect thereto, except for certain designated provisions, including the provisions regarding termination fees, which will survive termination; provided, however, subject to the termination fee provisions of the Merger Agreement, nothing contained in the Merger Agreement will relieve any party from liability for damages arising out of any fraud occurring prior to such termination, in which case the aggrieved party will be entitled to all rights and remedies available at law or equity. The termination provisions of the Merger Agreement will not affect each party’s right to specific performance under the Merger Agreement prior to the valid termination of the Merger Agreement and the terms of the confidentiality agreement between the parties will survive any termination of the Merger Agreement under the termination provisions of the Merger Agreement.
Termination Fees and Expenses
Under the Merger Agreement, Yatra will be required to pay Ebix a termination fee equal to $8.16 million, which is referred to in this proxy statement/prospectus as the termination fee, minus any expense reimbursement paid by Yatra under the Merger Agreement, if:
•
the Merger Agreement is terminated by Yatra in accordance with its right to terminate the Merger Agreement to enter into a definitive agreement relating to a superior proposal; or

•
the Merger Agreement is terminated by Ebix in accordance with its right to terminate the Merger Agreement because the Yatra Board has effected a change in recommendation.

Also, under the Merger Agreement, Yatra will be required to pay Ebix the termination fee if  (i) the Merger Agreement is terminated by Ebix or Yatra because the Merger has not been completed by the outside date, and at such time the mutual conditions to the obligations of parties to effect the Merger were satisfied, or the requisite shareholder vote was not obtained, (ii) after the date of the Merger Agreement and prior to the date of termination referred to in clause (i) of this sentence, an acquisition proposal was publicly proposed or announced or otherwise communicated to the Yatra Board or Yatra shareholders and not withdrawn prior to the date of termination or the date of the shareholders meeting and (iii) within 12 months after the date of such termination of the Merger Agreement either (1) an acquisition proposal has been consummated or (2) Yatra enters into a definitive written agreement with respect to an acquisition proposal and the transaction contemplated by such definitive agreement is later consummated.
In the event the Merger Agreement is terminated by Ebix or Yatra because the requisite shareholder vote was not obtained and the termination fee is not then payable, Yatra will be required to reimburse Ebix for appropriate, documented internal and external expenses incurred or paid in connection with the Merger Agreement and the transactions contemplated thereby up to $4 million. If Yatra reimburses Ebix for such fees and Ebix is later eligible to receive the termination fee, then Ebix will only be entitled to receive the termination fee minus the amount of the expense reimbursement actually received.
Under the Merger Agreement, for purposes of the bullets preceding this sentence under the heading “— Termination Fees; Effect of Termination,” each reference to “20%” in the definition of  “acquisition proposal” will be deemed to be a reference to “50%.”
Exclusive Remedy
The parties have agreed that in no event will Yatra be required to pay the termination fee on more than one occasion. If Ebix is entitled to terminate the Merger Agreement and to receive payment of the termination fee from Yatra, except in the case of fraud, the payment will be the sole and exclusive remedy of Ebix and Merger Sub against Yatra and its subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, affiliates and representatives and none of Yatra, any of its subsidiaries nor any of their respective former, current or future officers, directors, partners, shareholders, managers, members, affiliates or representatives will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby. If

Ebix or Merger Sub receives any payments from Yatra in respect of any breach of the Merger Agreement, and thereafter Ebix is entitled to receive the termination fee, the amount of the termination fee will be reduced by the aggregate amount of any payments made by Yatra to Ebix or Merger Sub in respect of any such breaches of the Merger Agreement and Yatra’s liability for monetary damages to Ebix or Merger Sub in respect of any breach of the non-solicitation provisions of the Merger Agreement.
To the extent that the termination fee is not promptly paid by Yatra when due, Yatra will also be required to pay any costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by Ebix in connection with legal action taken to enforce the payment of the termination fee, together with interest on the unpaid fee.
Other Expenses
If Ebix or Yatra terminates the Merger Agreement because the Requisite Shareholder Vote has not been obtained at the Yatra extraordinary meeting or at any adjournment thereof and the termination fee is not then payable, Yatra shall pay, to Ebix all appropriate, documented internal and external expenses incurred or paid by or on behalf of Ebix or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby, in an aggregate amount not to exceed $4 million, within five business days of the later of  (i) the date of such termination and (ii) the date that Ebix provides to Yatra true and complete copies of documentation evidencing such expenses. If Ebix receives such expense reimbursement and later becomes eligible to receive the termination fee, Ebix will then only be entitled to receive the amount of the termination fee minus the amount of such expense reimbursement actually received.
The parties agreed that the expense reimbursement is an integral part of the transactions contemplated by the Merger Agreement, and that any amounts payable as the expense reimbursement under the Merger Agreement do not constitute a penalty.
Specific Performance
Each of the parties has agreed that in the event of any breach or threatened breach by any other party of any covenant or obligation in the Merger Agreement, the non-breaching party will be entitled to (in addition to any other remedy that may be available, including monetary damages) (i) an injunction restraining such breach or threatened breach and (ii) an order of specific performance to enforce the performance of such covenant or obligation without proof of actual damages, and each party further agreed to waive any requirement for the securing or posting of any bond or other security in connection with such remedy. In addition, each of the parties has agreed not to raise any objections (including any defense or counterclaim that there is an adequate remedy at law) to the remedy of specific performance or to require the posting of any bond as a condition to such remedy.
Third-Party Beneficiaries
The Merger Agreement is not intended to and does not confer upon any person other than the parties to the Merger Agreement any legal or equitable rights or remedies, except:
•
from and after completion of the Merger, the right of Yatra shareholders to receive the Merger Consideration and the right of holders of Yatra Options, Yatra RSUs and Yatra Warrants to receive the consideration described under the respective subsections “— Merger Consideration” and “— Treatment of Yatra Equity Awards” beginning on pages 77 and 78, respectively, of this proxy statement/prospectus;

•
the right of Yatra, on behalf of its shareholders, to seek equitable relief or to pursue damages suffered by Yatra and its shareholders, which right is hereby expressly acknowledged and agreed by Ebix and Merger Sub (such right may only be exercised through actions expressly approved by the Yatra Board, and no Yatra shareholder, whether purporting to act in its capacity as a shareholder or purporting to assert any right (derivate or otherwise) on behalf of Yatra, will have any right or ability to exercise or cause the exercise of any such right); and

•
the right of the indemnified persons to enforce the obligations described under “— Indemnification and Insurance” beginning on page 90 of this proxy statement/prospectus.

Amendments
The Merger Agreement may be amended solely by written agreement of the parties (with respect to Ebix and Merger Sub, by action taken by their respective boards of directors), at any time before or after adoption of the Merger Agreement by the Yatra shareholders, but, after any such adoption, no amendment will be made which by law would require the further approval of Yatra shareholders without first obtaining such approval. Subject to the preceding sentence, the Merger Agreement may be modified or amended solely by written agreement executed and delivered by duly authorized officers of the respective parties.

COMPARATIVE STOCK PRICE DATA AND DIVIDENDS
Ebix Common Stock and Yatra Ordinary Shares are both traded on Nasdaq under the symbols EBIX and YTRA, respectively. The following table presents trading information for Ebix and Yatra Ordinary Shares on July 16, 2019, the last trading day before public announcement of the transaction, and [•], 2020, the last practicable trading day before the date of this proxy statement/prospectus.
	Ebix Common Stock			Yatra Ordinary Shares
Date	High	Low	Close	High	Low	Close
July 16, 2019	48.59	47.36	48.11	3.9	3.7	3.88
[•], 2020
For illustrative purposes, the following table provides Yatra equivalent per share information on each of the specified dates. These equivalent high and low price per share amounts reflect the fluctuating value of Ebix Preferred Stock that Yatra shareholders would receive in exchange for each Yatra Ordinary Share if the Merger were completed on either of these dates and are calculated by multiplying the high and low price per share of Ebix Common Stock by the exchange ratio of 0.005 and then multiplying that by the Conversion Rate of 20 shares of Ebix Common Stock for each share of Ebix Preferred Stock, assuming full conversion of Ebix Preferred Stock to Ebix Common Stock.
	Ebix Common Stock			Yatra Equivalent Per Share
Date	High	Low	Close	High	Low	Close
July 16, 2019	48.59	47.36	48.11	4.86	4.74	4.81
[•], 2020
The market value of the shares of Ebix Preferred Stock, which will be convertible into Ebix Common Stock at the option of the holder, to be issued in exchange of Yatra Ordinary Shares upon the completion of the Merger will not be known at the time of the Yatra extraordinary general meeting. The above tables show only historical comparisons of Ebix Common Stock. Because the market prices of Ebix and Yatra will likely fluctuate prior to the Merger, these comparisons may not provide meaningful information to Yatra shareholders in determining whether to adopt the Merger Agreement. Yatra shareholders are encouraged to obtain current market quotations for shares of Ebix Common Stock and Yatra Ordinary Shares and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 122 of this proxy statement/prospectus.
Holders
As of 5:00 p.m. U.S. Eastern Time on the record date for the Yatra extraordinary general meeting, [•] Yatra Ordinary Shares, held by [•] holders of record, were outstanding and entitled to vote at the extraordinary general meeting.
NO APPRAISAL RIGHTS
Appraisal rights are not available to holders of Yatra shares in connection with the Merger.
DESCRIPTION OF EBIX PREFERRED STOCK
At the effective time, as issued and outstanding immediately prior to the effective time, Yatra securities will be converted into Ebix Preferred Stock according to the terms of the Merger Agreement. See “The Merger Agreement — Merger Consideration.”
Dividend Rights.   Holders of Ebix Preferred Stock will not be entitled to receive any dividends.
Liquidation Preference.   The Ebix Preferred Stock will be pari passu with respect to Ebix Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Ebix, the assets of Ebix available for distribution to its stockholders will be distributed among the holders of the shares of Ebix Preferred Stock, Common Stock and any other class or series of capital stock of Ebix that is convertible into Ebix Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Ebix Common Stock pursuant to the terms of the designation of the Ebix Preferred Stock immediately prior to such liquidation, dissolution or winding up of Ebix.
Voting Rights.   The holders of Ebix Preferred Stock may vote on any matter voted on by the holders of Ebix Common Stock on an as-if-converted basis. Except as provided by law, holders of Ebix Preferred Stock will not vote as a separate class and instead will vote together with the holders of Ebix Common Stock as a single class and on an as-if-converted basis.
Protective Provisions.   Ebix may not take the following actions without the consent of at least a majority of the then outstanding Ebix Preferred Stock:
•
amend or repeal the Ebix amended and restated certificate of incorporation (the “Ebix certificate of incorporation”) or the Ebix amended and restated bylaws (the “Ebix bylaws”) in a manner that adversely affects the powers, preferences or rights of the Ebix Preferred Stock,

•
issue additional shares of Ebix Preferred Stock (other than pursuant to the certificate of designations of Ebix Preferred Stock or the Merger Agreement), or

•
increase or decrease the authorized number of shares of Ebix Preferred Stock.

Optional Conversion.   Each share of Ebix Preferred Stock may be converted into 20 shares of common stock at any time at the option of the holder. The Conversion Rate is subject to adjustment for stock splits and combinations of Ebix Common Stock and dividends or other distributions payable on the Ebix Common Stock in additional shares of Ebix Common Stock.
Mandatory Conversion.   In the event Ebix is a party to certain merger or consolidation transactions that would result in a change of control of Ebix, then all outstanding shares of Ebix Preferred Stock will automatically be converted into shares of Ebix Common Stock at the then effective Conversion Rate.
Redemption Rights.   Unless prohibited by applicable law governing distributions to stockholders, shares of Ebix Preferred Stock will be redeemed by Ebix at the option of an individual holder of shares of Ebix Preferred Stock at a price equal to (i) $1,180.00, plus (ii) all declared but unpaid dividends thereon, multiplied by (iii) 0.90. Holders of the Ebix Preferred Stock may exercise this right during the period beginning on the date that is 25 months from the date the Ebix Preferred Stock is first issued and ending on the date that is 26 months from the date that the Ebix Preferred Stock is first issued.
Ebix intends to list the Ebix Preferred Stock on the Nasdaq Global Select Market prior to the closing of the Merger.

DESCRIPTION OF EBIX CAPITAL STOCK
Shares Authorized and Outstanding
Ebix is authorized to issue 220,500,000 shares of capital stock, divided into two classes consisting of: (i) 220,000,000 shares of common stock, par value $0.10 per share, and (ii) 500,000 shares of preferred stock, par value $0.10 per share. Ebix has designated 350,000 shares of Ebix’s preferred stock as a series designated “Series Y Convertible Preferred Stock” to be issued in connection with the Merger. As of  [•], 2020, there were [•] shares of Ebix Common Stock issued and outstanding, and no shares of Ebix’s preferred stock were issued and outstanding.
Common Stock
Voting Rights
Except as otherwise provided by law or as set forth in the Ebix amended and restated certificate of incorporation (“Ebix certificate of incorporation”) or as otherwise provided by any outstanding series of preferred stock, the holders of Ebix Common Stock have general voting power on all matters as a single class. On each matter to be voted on by the holders of Ebix Common Stock, each outstanding share of Ebix Common Stock is entitled to one vote per share. Holders of Ebix Common Stock are not entitled to cumulative voting of their shares in elections of directors.
Liquidation Rights
In the event of a voluntary or involuntary liquidation, dissolution or winding up of Ebix, the prior rights of Ebix’s creditors and the liquidation preference of any preferred stock then outstanding, with the exception of the Ebix Preferred Stock, must first be satisfied. The holders of Ebix Common Stock will be entitled to share in the remaining assets of Ebix on a pro rata basis.
Dividends
Shares of Ebix Common Stock are entitled to participate equally in dividends when and as dividends may be declared by the Ebix Board out of funds legally available for the payment of dividends.
Preferred Stock
Preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof as are stated and expressed in the Ebix certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by the Ebix Board.
The Ebix Board has the authority to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law, among other things:
•
the number of shares and the distinctive designation of the series;

•
the voting power, if any;

•
dividend rights;

•
redemption rights;

•
liquidation preferences;

•
conversion rights; and

•
any other relative rights, preferences and limitations.

Transfer Agent and Registrar
The transfer agent and registrar for Ebix Common Stock is Computershare.

Preemptive Rights
No holder of shares of any class or series of capital stock of Ebix will have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of Ebix.
Certain Matters of Corporate Governance
The Delaware General Corporation Law (the “DGCL”), the Ebix certificate of incorporation, and the Ebix bylaws contain provisions that could discourage or make more difficult a change in control of Ebix, including an acquisition of Ebix by means of a tender offer, an acquisition of Ebix by means of a proxy contest and removal of Ebix’s incumbent officers and directors, without the support of the Ebix Board. A summary of these provisions follows.
Section 203 of the DGCL
Ebix is governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of a majority of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock.
Stockholder Meetings
Under the Ebix bylaws, the Ebix Board or a committee of the Ebix Board duly designated by the Ebix Board to call a meeting and holders of not less than ten percent of common stock able to cast votes at a special meeting may call special meetings of stockholders, and any business conducted at any special meeting will be limited to the purpose or purposes specified in the order calling for the special meeting.
Stockholder Action by Written Consent
The Ebix certificate of incorporation allows stockholder action to be taken not only at an annual or a special meeting of stockholders but also permits stockholders to act by written consent.
Advance Notice Requirements for Stockholder Proposals
The Ebix bylaws generally permit stockholders to bring business (other than nominations of persons for election as directors) before a meeting of the stockholders if the stockholder intending to bring such business gives timely notice thereof in proper written form to Ebix’s corporate secretary.

To be timely, a stockholder’s notice to Ebix’s corporate secretary must be delivered to or be mailed and received at Ebix’s principal office not fewer than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If the annual meeting is called for a date that is not within 25 days before or after the anniversary date, then notice, in order to be timely, must be received no later than the close of business on the 10th day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.
To be in proper written form, a stockholder’s notice to Ebix’s corporate secretary must set forth certain information. As to each matter the stockholder proposes to bring before the annual meeting, the stockholder’s notice must include:
•
a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding the business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend the Ebix bylaws, the text of the proposed amendment); and

•
the reasons for conducting the business at the annual meeting.

Further, as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, the stockholder’s notice must include:
•
the name and address of the person;

•
(A) the class or series and number of all shares of Ebix stock which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all Ebix stock owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of Ebix stock held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to Ebix stock and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of Ebix stock) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to Ebix stock;

•
a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) Ebix or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person;

•
a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

•
any other information relating to such person or proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Advance Notice Requirements for Director Nominations
The Ebix bylaws generally permit stockholders to nominate persons for election as directors if the stockholder intending to make such nomination gives timely notice thereof in writing in proper form.

To be timely, a stockholder’s notice must be received by Ebix’s corporate secretary no less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders. If the annual meeting is called for a date that is not within 25 days before or after such anniversary date, then notice, in order to be timely, must be received no later than the 10th day following the day on which notice of the date of the annual meeting was mailed or the date of such meeting is publicly announced, whichever occurs first. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice must be received no later than the 10th day following the day on which the date of such special meeting is publicly announced.
To be in proper form, the notice must set forth certain information. As to each person whom the stockholder proposes to nominate for election as a director, the stockholder’s notice must include:
•
the name, age, business address and residence address of such person;

•
the principal occupation or employment of such person;

•
(A) the class or series and number of all shares of Ebix stock which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all Ebix stock owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of Ebix stock held by each nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to Ebix stock and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of Ebix stock) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to Ebix stock;

•
such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Ebix, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Ebix with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of Ebix that has not been disclosed to Ebix in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of Ebix, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and Ebix guidelines; and

•
any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Further, as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, the stockholder’s notice must include:
•
the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner;

•
(A) the class or series and number of all shares of Ebix stock which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of Ebix stock owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of Ebix stock held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to Ebix stock and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of Ebix stock) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to Ebix stock;
•
a description of  (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to Ebix or their ownership of Ebix capital stock, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person;

•
a representation that the stockholder giving notice intends to appear in person or by proxy at the annual or special meeting to nominate the persons named in its notice; and

•
any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Undesignated Preferred Stock
The Ebix certificate of incorporation authorizes the issuance of undesignated or “blank check” preferred stock. The authorization of blank check preferred stock makes it possible for the Ebix Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Ebix. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Ebix.
Amendment of Charter or Bylaw Provisions
The amendment of any of the above provisions would require approval by holders of at least a majority of the outstanding Ebix Common Stock.

COMPARISON OF STOCKHOLDER RIGHTS
If the Merger is completed, Yatra shareholders will receive as Merger Consideration shares of Ebix Preferred Stock, which are convertible into Ebix Common Stock at any time at the option of the holder. The following is a summary of certain material differences between (i) the current rights of Ebix stockholders under Delaware law and the Ebix certificate of incorporation and the Ebix bylaws and (ii) the current rights of Yatra shareholders under the law of the Cayman Islands and under Yatra’s Articles.
The following summary does not reflect any rules of Nasdaq or any federal securities laws that may apply to Ebix or Yatra in connection with the matters discussed. In addition, this summary is not a complete statement of the rights of shareholders or stockholders of the two companies or a complete description of the specific provisions referred to below. Furthermore, the identification of some of the differences in the rights of such stockholders as material is not intended to indicate that other differences that may be equally important do not exist. This summary is qualified in its entirety by reference to the DGCL, the Companies Law, the Ebix certificate of incorporation, the Ebix bylaws and Yatra’s Articles, which we urge you to read carefully and in their entirety. Copies of the respective companies’ organizational documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page 122 of this proxy statement/prospectus.
Material Differences in Stockholder Rights
	Yatra Shareholder Rights	Ebix Stockholder Rights
Authorized Capital Stock	Yatra is authorized to issue 500,000,000 Ordinary Shares, 10,000,000 Yatra Class A Shares, 3,159,375 Yatra Class F Shares and 10,000,000 preference shares, in each case having a par value of $0.0001 per share. As of [•], 2020, there were [40,065,285] Yatra Ordinary Shares issued and outstanding, (ii) 2,392,168 Class A Shares issued and outstanding, (iii) 3,159,375 Yatra Class F Shares issued and outstanding and (iv) no preference shares issued and outstanding.	Ebix is authorized to issue 220,500,000 shares of capital stock, divided into two classes consisting of: (i) 220,000,000 shares of Ebix Common Stock, par value $0.10 per share, and (ii) 500,000 shares of preferred stock, par value $0.10 per share. Ebix has designated 350,000 shares of Ebix’s preferred stock as a series designated “Series Y Convertible Preferred Stock” to be issued in connection with the Merger. As of [•], 2020, there were [•] shares of Ebix Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.
Number of Directors	The Yatra Board currently has six members. Under Yatra’s Articles, the Yatra Board must consist of not fewer than one member. The exact number of directors may be established from time to time by the Yatra Board.	The Ebix Board currently has seven members. Under the Ebix bylaws, the Ebix Board must consist of not less than four nor more than eight members. The exact number of directors may be established from time to time by resolution of the Ebix Board.
Election of Directors	Yatra’s Articles provide that directors who receive the most votes are appointed by ordinary resolution.	The Ebix bylaws provide that directors who receive the most votes are elected to the Ebix Board.
Removal of Directors	Yatra’s Articles provide that a director may be removed for cause by a special resolution, which requires a vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present.	The Ebix bylaws provide that a director may be removed by the stockholders only at a meeting called expressly for the purposes of removing such director, by the holders of a majority of the voting power of all outstanding shares of stock

	Yatra Shareholder Rights	Ebix Stockholder Rights
entitled to vote generally in the election of directors.
Classification of Directors	The Yatra Board is divided into three (3) classes designated as Class I, Class II and Class III, respectively.	The Ebix Board is not classified.
Voting
Holders of Yatra Ordinary Shares and Yatra Class F Shares have the right to receive notice of, attend and vote at any Yatra general meeting. Yatra’s Articles provide that each holder of Yatra Ordinary Shares or Yatra Class F Shares who is present in person or by proxy will have one vote for each fully paid Yatra Ordinary Share or Yatra Class F Share for which such shareholder is registered as the holder.
Yatra Class A Shares do not have the right to receive notice of, attend at or vote at any Yatra general meeting, but may vote at a separate class meeting of Yatra Class A shares convened in accordance with Yatra’s Articles.

The DGCL provides that each holder of common stock is entitled to one vote per share, and each holder of shares of Ebix Preferred Stock is entitled to vote on any matter voted on by the holders of Ebix common stock on an as-if-converted basis (although no shares of Ebix Preferred Stock are currently outstanding). Except as provided by law, holders of Ebix Preferred Stock will not vote as a separate class and instead will vote together with the holders of common stock as a single class and on an as-converted to common stock basis.
The Ebix Board has the authority to determine the voting rights, if any, of the holders of any other series of preferred stock created in the future.
The Ebix certificate of incorporation does not provide for cumulative voting in the election of directors.

Action by Stockholders	Under Yatra’s Articles, when a quorum is present at a general meeting of Yatra shareholders, matters must generally be decided by the affirmative vote of a majority of the votes of Yatra shares cast by those shareholders entitled to vote who are present at the general meeting, and when a quorum is present at an extraordinary meeting matters must generally be decided the affirmative vote of no less than two-thirds of the votes of Yatra shares cast by those shareholders entitled to vote who are present at an extraordinary general meeting.	Under the Ebix bylaws, when a quorum is present at a special or annual meeting of Ebix stockholders, matters must generally be decided by the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy, unless a different vote is required by law or specifically required by the Ebix charter or the Ebix bylaws, Delaware law, or Nasdaq.
Vacancies on the Board of Directors	Under Yatra’s Articles, vacancies on the Yatra Board may be filled by a majority vote of the remaining directors, even if less than a quorum.	Under the Ebix bylaws, vacancies on the Ebix Board may be filled by a majority vote of the remaining directors, or by a sole remaining director.

	Yatra Shareholder Rights	Ebix Stockholder Rights
Stockholder Action by Written Consent	Under Yatra’s Articles, Yatra shareholders are not permitted to approve matters by way of unanimous written resolution.	The Ebix certificate of incorporation allows stockholder action to be taken not only at an annual or a special meeting of stockholders but also permits stockholders to act by written consent.
Amendment of Certificate of Incorporation	Under the Companies Law, Yatra’s Articles may be amended by the Yatra shareholders with the approval of a special resolution, which requires a vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present.	Under the DGCL, an amendment to the Ebix certificate of incorporation generally requires the approval of the Ebix Board and the holders of a majority of Ebix’s outstanding stock entitled to vote.
Amendment of Bylaws/ Memorandum and Articles of Association	Under the Companies Law, Yatra’s Articles may be amended by the Yatra shareholders with the approval of a special resolution, which requires a vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present.	The Ebix bylaws may be amended by vote of the majority of the outstanding shares of Ebix voting stock, at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders or by the affirmative vote of a majority of the members of the Ebix Board who are present at any meeting of the Ebix Board.
Special Stockholder Meetings	Under Yatra’s Articles, the Yatra Board may call extraordinary general meetings and only such business will be conducted at an extraordinary general meeting as will have been brought before the extraordinary general meeting pursuant to the notice of extraordinary general meeting.	Under the Ebix bylaws, the Ebix Board or a committee of the Ebix Board duly designated by the Ebix Board to call a meeting and holders of not less than ten percent of Ebix Common Stock able to cast votes at a special meeting may call special meetings of stockholders, and any business conducted at any special meeting will be limited to the purpose or purposes specified in the order calling for the special meeting.
Notice of Stockholder Meetings	Under Yatra’s Articles, written notice of each shareholder meeting must be given not less than 10 days, nor more than 60 days, before the meeting and must include information regarding the place, date and hour of the meeting and general nature of the business to be conducted at the general meeting.	Under the Ebix bylaws, written notice of each stockholders’ meeting must be given not less than 10 days, nor more than 60 days, before the meeting and must include information regarding the place, date and hour of the meeting and, in the case of a special meeting, must also state the purpose or purposes for which the meeting is called.
Stockholder Nominations of Persons for Election as Directors
Under Yatra’s Articles, Yatra shareholders are not permitted to nominate persons for appointment as directors.
Yatra’s Articles provide that only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual general will be considered

The Ebix bylaws generally permit stockholders to nominate persons for election as directors if the stockholder intending to make such nomination gives timely notice thereof in writing in proper form.
To be timely, a stockholder’s notice must be received by Ebix’s corporate secretary no less than 90 days nor more than

Yatra Shareholder Rights	Ebix Stockholder Rights
for election at such meeting. However, nominations of persons for election to the directors may be made at an extraordinary general meeting at which directors are to be elected pursuant to the notice of extraordinary general meeting.
120 days prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders. If the annual meeting is called for a date that is not within 25 days before or after such anniversary date, then notice must be received no later than the 10th day following the day on which notice of the date of the annual meeting was mailed or the date of such meeting is publicly announced. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice must be received no later than the 10th day following the day on which the date of such special meeting is publicly announced.
To be in proper form, the notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) (A) the class or series and number of all shares of Ebix stock which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all Ebix stock owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of Ebix stock held by each nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to Ebix stock and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of Ebix stock) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such

Yatra Shareholder Rights	Ebix Stockholder Rights
person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to Ebix stock; (iv) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Ebix, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Ebix with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of Ebix that has not been disclosed to Ebix in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of Ebix, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and Ebix guidelines; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made: (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of Ebix stock which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the

Yatra Shareholder Rights	Ebix Stockholder Rights
name of each nominee holder of shares of Ebix stock owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of Ebix stock held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to Ebix stock and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of Ebix stock) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to Ebix stock; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to Ebix or their ownership of Ebix capital stock, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person

	Yatra Shareholder Rights	Ebix Stockholder Rights
or by proxy at the annual or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
Stockholder Proposals (other than Nomination of Persons for Election as Directors)
Yatra’s Articles generally permit shareholders to bring business (other than nominations of persons for election as directors) before an annual general meeting of the shareholders if the shareholder intending to bring such business gives timely notice thereof in proper written form.
To be timely, a shareholder’s notice to Yatra’s secretary must be delivered to or be mailed and received at Yatra’s principal office not fewer than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual general meeting of shareholders. If the annual meeting is called for a date that is not within 45 days before or after the anniversary date, then notice must be received no earlier than the opening of business on the 120th day before the annual general meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual general meeting is first made by Yatra.
To be in proper written form, a shareholder’s notice to Yatra’s corporate secretary must set forth the following information: (i) a brief description of the business desired to be brought before the annual general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration

The Ebix bylaws generally permit stockholders to bring business (other than nominations of persons for election as directors) before a meeting of the stockholders if the stockholder intending to bring such business gives timely notice thereof in proper written form.
To be timely, a stockholder’s notice to Ebix’s corporate secretary must be delivered to or be mailed and received at Ebix’s principal office not fewer than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If the annual meeting is called for a date that is not within 25 days before or after the anniversary date, then notice must be received no later than the 10th day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.
To be in proper written form, a stockholder’s notice to Ebix’s corporate secretary must set forth the following information: (a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding the business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend the Ebix bylaws, the text of the

Yatra Shareholder Rights	Ebix Stockholder Rights

and in the event such business includes a proposal to amend Yatra’s Articles, the language of the proposed amendment) and the reasons for conducting such business at the annual general meeting, (ii) the name and record address of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital share of Yatra that are owned beneficially and of record by such shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, (v) any material interest of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the annual general meeting.
Yatra shareholders may not bring business to extraordinary general meetings. At extraordinary general meetings, only business that has been brought before the extraordinary general meeting pursuant to the notice of extraordinary general meeting may be conducted.
proposed amendment), and the reasons for conducting the business at the annual meeting; and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of the person, (ii) (A) the class or series and number of all shares of Ebix stock which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all Ebix stock owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of Ebix stock held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to Ebix stock and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of Ebix stock) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to Ebix stock; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) Ebix or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person, (iv) a representation that

	Yatra Shareholder Rights	Ebix Stockholder Rights
the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such person or proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
Limitation of Liability of Directors and Officers	Yatra’s Articles are silent regarding the limitation of liability of Yatra’s directors and officers but provide for indemnification of directors and officers.	The Ebix certificate of incorporation provides that Ebix’s directors will not be personally liable to Ebix or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director’s duty of loyalty to Ebix or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Indemnification of Directors, Officers Employees and Agents	Under Yatra’s Articles, Yatra will indemnify current and former directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default.	Under the Ebix bylaws, Ebix will indemnify its current and former directors, officers, employees or agents and advance expenses (upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses if it is ultimately determined that such director or officer is not entitled to be indemnified by Ebix), to the fullest extent permitted by Delaware law, subject to limitations for claims initiated by the director or officer.
Proxies	Yatra’s Articles provide that a shareholder may vote his, her or its shares in person or by a duly appointed proxy.	The Ebix bylaws provide that a stockholder may vote his, her or its shares in person or by a duly appointed proxy.

	Yatra Shareholder Rights	Ebix Stockholder Rights
Quorum	Yatra’s Articles provide that the holders of a majority of Yatra Shares will be a quorum.	Under the Ebix bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy will constitute a quorum for the transaction of business at any meeting of the stockholders.
Appraisal Rights or Dissenters’ Rights	Under the Companies Law, minority shareholders that dissent to a merger are entitled to be paid the fair market value of their shares, which if necessary, may ultimately be determined by the court.	Neither the Ebix certificate of incorporation nor the Ebix bylaws contain provisions regarding appraisal or dissenters’ rights.
Dividends and Stock Repurchases
Yatra’s Articles provide that the Yatra Board may resolve to pay dividends and other distributions on the Yatra Ordinary Shares in issue and authorize payment of the dividends or other distributions out of Yatra’s funds lawfully available therefor, namely out of either profit or share premium account, and may not be paid if payment would result in Yatra being unable to pay its debts as they fall due in the ordinary course of business.
Yatra Class A Shares are entitled to receive dividends as provided in Yatra’s Articles. Yatra Class F Shares are not entitled to dividends.
Yatra may repurchase any of Yatra Ordinary Shares provided that the manner and terms of such purchase have been approved by the Yatra or are otherwise authorized by Yatra’s Articles. Under the Companies Law, the redemption or repurchase of any share may be paid out of a company’s profits or a share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or, if so authorized by its articles of association, out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being
Neither the Ebix certificate of incorporation nor the Ebix bylaws contain provisions regarding dividends and stock repurchases.

	Yatra Shareholder Rights	Ebix Stockholder Rights
no shares outstanding, or (iii) if the company has commenced liquidation. In addition, Yatra may accept the surrender of any fully paid Yatra Ordinary Share for no consideration.
Stockholder Vote on Fundamental or Extraordinary Corporate Transactions	Yatra’s Articles provide that with the approval of a special resolution of shareholders, Yatra will have the power to merge or consolidate with one or more constituent companies, upon such terms as the Yatra Board may determine.	Neither the Ebix certificate of incorporation nor the Ebix bylaws contain provisions regarding fundamental or extraordinary corporate transactions.
Anti-Takeover Statutes	The Companies Law does not contain anti-takeover statutes.
A Delaware corporation may opt out of Section 203 of the DGCL in its certificate of incorporation or stockholder approved bylaws. Ebix has not elected to opt-out of Section 203.
Section 203 of the DGCL provides that, if a person acquires 15% or more of the outstanding voting stock of a Delaware corporation, thereby becoming an “interested stockholder”, that person may not engage in certain “business combinations” with the corporation, including mergers, purchases and sales of 10% or more of its assets, stock purchases and other transactions pursuant to which the percentage of the corporation’s stock owned by the interested stockholder increases (other than on a pro rata basis) or pursuant to which the interested stockholder receives a financial benefit from the corporation, for a period of three years after becoming an interested stockholder unless one of the following exceptions applies: (i) the Ebix Board approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by

	Yatra Shareholder Rights	Ebix Stockholder Rights
directors who are also officers and certain employee stock plans; or (iii) the transaction is approved by the Ebix Board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the three-year period prior to determine whether a person is an interested stockholder.
Stockholder Rights Plan
Yatra currently has no shareholder rights plan.
On December 16, 2016, Yatra entered into an Investor Rights Agreement, or the Investor Rights Agreement, with certain shareholders who owned Ordinary Shares upon consummation Yatra’s 2016 business combination transaction, pursuant to which Yatra is obligated to file a shelf registration statement to register the resale by such shareholders of ordinary shares issuable in connection with the business combination. The Investor Rights Agreement also provides such shareholders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions.
Ebix currently has no stockholder rights plan.
Preemptive Rights	Yatra’s Articles are silent regarding preemptive rights.	The Ebix certificate of incorporation is silent regarding preemptive rights.

INFORMATION ABOUT YATRA SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/ DIRECTORS
OF YATRA
The following table sets forth certain information regarding the beneficial ownership of outstanding shares of Yatra share capital as of December 15, 2019 by: (a) each person known by Yatra to beneficially own 5% or more of Yatra’s share capital, (b) each Yatra director and each Yatra named executive officer, and (c) all Yatra directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common stock owned by them.
	Current Beneficial Ownership
Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Outstanding Shares(3)
Executive Officers and Directors:
Dhruv Shringi(4)	874,419	1.87%
Manish Amin(5)	697,957	1.50%
Sean Aggarwal(6)	140,000	*
Sudhir Kumar Sethi(7)	—	*
Murlidhara Lakshmikantha Kadaba	—	*
Sanjay Arora(8)	194,226	*
Neelam Dhawan(9)	7,500	*
Directors and executive officers as a group (7 persons)	1,914,102	4.08%
5% Shareholders
Entities Affiliated with Nathan Leight(10)	7,579,565	15.15%
Macquarie Group Limited(11)	6,099,105	12.43%
Entities Affiliated with Altai Capital Management, LLC(12)	4,639,649	10.01%
RCH Ltd.(13)	3,783,948	7.55%
Entities Affiliated with Vincent C. Smith(14)	2,757,571	5.95%
Network18 Media & Investments(15)	2,496,165	5.38%
Entities Affiliated with Norwest Venture Partners(16)	2,392,168	5.16%

*
Less than 1 percent.

(1)
Unless otherwise noted, the business address of each of the persons and entities listed above is c/o Yatra Online, Inc., Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India.

(2)
Beneficial ownership has been determined as of December 15, 2019. Except as otherwise indicated, each person or entity named in the table is expected to have sole voting and investment power with respect to all shares attributable to such person. Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares issuable pursuant to options and/or warrants held by a person that are currently exercisable or that are exercisable within 60 days are included in the number of shares beneficially owned by that person and the percentage ownership of that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
The Percentage is based on 46,356,773 of Yatra Ordinary Shares issued and outstanding on December 15, 2019 and assumes the conversion into Yatra Ordinary Shares of all (i) Yatra USA Class F Shares, (ii) Yatra Class A Shares, (iii) Yatra Class F Shares and (iv) all convertible shares held at the subsidiary level that are convertible into Yatra Ordinary Shares.

(4)
Consists of 469,291 Yatra Ordinary Shares and options to purchase 405,128 Yatra Ordinary Shares that are exercisable within 60 days of December 15, 2019.

(5)
Consists of 680,673 Yatra Ordinary Shares and options to purchase 17,284 Yatra Ordinary Shares that are exercisable within 60 days of December 15, 2019.

(6)
Consists of options to purchase 140,000 Yatra Ordinary Shares.

(7)
Sudhir Kumar Sethi is the founder and chairman of IDG Ventures India Advisors and may be deemed to beneficially own the shares held by the IDG Ventures India Fund II LLC. Mr. Sethi disclaims beneficial ownership of the shares owned by IDG Ventures India Fund II LLC as the voting and investment power for such shares is held by the board of directors of IDG Ventures India Fund II LLC. The address of Mr. Sethi is 7B, 7th floor, Sobha Pearl, #1 Commissariat Road, Bangalore, Karnataka 560025, India.

(8)
Consists of 100 Yatra Ordinary Shares held by Mr. Arora, 100 Yatra Ordinary Shares held by Mr. Arora’s wife, and 100 Yatra Ordinary Shares, 58,593 Yatra USA Class F Shares (each exchangeable for one Yatra Ordinary Share at any time at the option of the holder), 58,593 Yatra Class F Shares (each convertible into 0.00001 of an Ordinary Share upon the exchange of a parallel Yatra USA Class F Share) and Yatra Warrants to purchase 135,633 Yatra Ordinary Shares held by Noyac Path LLC. 100 Yatra Ordinary Shares held by Mr. Arora, 100 Yatra Ordinary Shares held by Mr. Arora’s wife and 100 Yatra Ordinary Shares held by Noyac Path LLC are held in brokerage accounts for which margins are available. The sole member of Noyac Path LLC is a trust of which Mr. Arora is settlor and a beneficiary. Mr. Arora disclaims beneficial ownership over any securities owned by his wife and Noyac Path LLC in which he does not have any pecuniary interest.

(9)
Consists of options to purchase 7,500 Yatra Ordinary Shares.

(10)
Based on the Schedule 13G and the Schedules 13G/A filed with the SEC by Apple Orange LLC, Leight Family 1998 Irrevocable Trust, Argyle Investors LLC, Candlemaker Partners LLLP, We Deserve Better, LLC and Nathan Leight on December 27, 2016, January 11, 2017, February 14, 2018 and February 14, 2019, respectively. Consists of  (i) 395,000 Yatra Ordinary Shares, Yatra Warrants to purchase 3,668,290 Yatra Ordinary Shares, 1,933,439 Yatra USA Class F Shares (each exchangeable for one Yatra Ordinary Share at any time at the option of the holder) and 1,933,439 Yatra Class F Shares (each convertible into 0.00001 of an Ordinary Share upon the exchange of a parallel Yatra USA Class F Share), held by Apple Orange LLC, Terrapin Partners Employee Partnership 3, LLC and Terrapin Partners Green Employee Partnership LLC; (ii) 550,000 Yatra Ordinary Shares held by Argyle Investors LLC; (iii) 327,000 Yatra Ordinary Shares held by Candlemaker Partners, LLLP; (iv) 557,500 Yatra Ordinary Shares held by the Leight Family 1998 Irrevocable Trust; (v) 158,500 Yatra Ordinary Shares held by We Deserve Better, LLC; and (vi) 3,000 Yatra Ordinary Shares held by Nathan Leight. Mr. Leight is the sole managing member of Apple Orange LLC, Candlemaker Management LLC, which is the general partner of Candlemaker LLLP, and We Deserve Better, LLC and has sole voting and dispositive control over securities held by Apple Orange LLC, Candlemaker LLLP and We Deserve Better, LLC. Mr. Leight’s children are the beneficiaries of the Leight Family 1998 Irrevocable Trust and his wife is the trustee. The Leight Family 1998 Irrevocable Trust is the sole managing member of Argyle Investors LLC and has sole voting and dispositive control over the securities held by Argyle Investors LLC. The business address for each of these entities and Mr. Leight is 1330 Avenue of the Americas, Suite 23A, New York, New York 10019.

(11)
Consists of  (i) 324,355 Yatra Ordinary Shares and Yatra Warrants to purchase 46,458 Yatra Ordinary Shares held by Macquarie Corporate Holdings Pty Limited and (ii) 2,000,000 Yatra Ordinary Shares, 1,083,281 Yatra USA Class F Shares (each exchangeable for one Yatra Ordinary Share at any time at the option of the holder), 1,083,281 Yatra Class F Shares (each convertible into 0.00001 of an Ordinary Share upon the exchange of a parallel Yatra USA Class F Share) and Yatra Warrants to purchase 2,645,000 Yatra Ordinary Shares held by MIHI LLC. MIHI LLC is an affiliate of Macquarie and Macquarie Capital. Macquarie Group Limited is the ultimate indirect parent of each of Macquarie Corporate Holdings Pty. Limited and MIHI LLC and may be deemed to beneficially own Yatra’s shares held by them. The business address of Macquarie Group Limited is 50 Martin Place Sydney, New South Wales, Australia. The business address of Macquarie Corporate Holdings Pty. Limited is Level 6, 50 Martin Place, Sydney NSW 2000, Australia. The business address of MIHI LLC is 125 West 55th Street, L-22, New York, New York 10019.
(12)
Based on Schedule 13G and the Schedule 13G/A filed with the SEC by Altai Capital Management, L.P. (“Investment Manager”), Altai Capital Management, LLC (“IMGP”) and Rishi Bajaj on July 2, 2018 and February 14, 2019, respectively. Consists of 4,639,649 Yatra Ordinary Shares held for the account of Altai Capital Osprey, LLC (“Osprey”) and accounts separately managed by Investment Manager (the “Separately Managed Accounts”). Investment Manager serves as investment manager to each of Osprey and the Separately Managed Accounts. Each of Investment Manager, IMGP and Mr. Bajaj may be deemed to have voting and dispositive power over the Yatra Ordinary Shares held for the account of Osprey and the Separately Managed Accounts. The business address of Investment Manager, IMGP and Mr. Bajaj is 4675 MacArthur Court, Suite 590, Newport Beach, California 92660.

(13)
Based on Schedule 13G and the Schedule 13G/A filed with the SEC on November 13, 2018 and February 14, 2019, respectively, by each of  (i) RCH Ltd. (“RCH”), (ii) Platinum Equity Capital Partners International III (Cayman), L.P. (“PECPI III”), (iii) Platinum Equity Partners International III (Cayman), L.P. (“PEPI III”), (iv) Platinum Equity Investment Holdings III (Cayman), LLC (“PEIH III (Cayman)”), (v) Platinum Equity Investment Holdings III, LLC (“PEIH III LLC”), (vi) Platinum Equity Investment Holdings III Manager, LLC (“PEIH III Manager”), (vii) Platinum Equity InvestCo, L.P. (“PEI LP”), (viii) Platinum Equity Investment Holdings IC (Cayman), LLC (“PEIH IC (Cayman)”), (ix) Platinum Equity Investment Holdings, LLC (“PEIH LLC”), (x) Platinum InvestCo, LLC (“PI LLC”), (xi) Platinum InvestCo (Cayman), LLC (“PI (Cayman) LLC”), (xii) Platinum Equity, LLC (“Platinum Equity”) and (xiii) Tom Gores (together, the “Platinum Entities”). Consists of 3,783,948 Yatra Ordinary Shares underlying Yatra Warrants held by RCH. Each of PECPI III, PEPI III, PEIH III (Cayman), PEIH III LLC, PEIH III Manager, PEI LP, PEIH IC (Cayman), PEIH LLC, PI (Cayman) LLC, Platinum Equity and (xiii) Mr. Gores may be deemed to beneficially own the shares held by RCH. PI LLC is not deemed to beneficially own the shares held by RCH. The business address of the Platinum Entities is 360 N. Crescent Drive, South Building, Beverly Hills, CA 90210.

(14)
Based on Schedule 13G filed with the SEC by LB2, LLC (“LB2”), Teach a Man to Fish Foundation (“TAMF”) and Vincent C. Smith on February 14, 2019. Consists of 131,818 Yatra Ordinary Shares held by LB2, 390,154 Yatra Ordinary Shares held by TAMF, and 2,235,559 Yatra Ordinary Shares held by Mr. Smith. Mr. Smith is also deemed to beneficially own the Yatra Ordinary Shares held by LB2 and TAMF. The business address of LB2, TAMF and Mr. Smith is 17595 Harvard Avenue, Suite C511, Irvine, California 92614.

(15)
Consists of 1,926,397 Yatra Ordinary Shares held by E-18 Limited and 569,768 Yatra Ordinary Shares issuable upon swap of Yatra Ordinary Shares of Yatra Online Private Limited held by Network 18 Media and Investment Ltd. (formerly known as Capital18 Fincap Private Limited), together, the (“E-18 Entities”). Network18 Media & Investments Limited, a company registered in India is the holding company of the E-18 Entities. The business addresses for E-18 Limited and Capital18 Fincap Private Limited are Ebene Esplanade, 24 Bank Street, Cybercity, Ebene, Mauritius and First Floor, Empire Complex, 414, Senapati Bapat Marg, Lower Parel, Mumbai 400 013, Maharashtra, India, respectively.

(16)
Consists of  (i) 1,196,084 Yatra Class A Shares held of record by Norwest Venture Partners IX, LP (Partners IX) and (ii) 1,196,084 Yatra Class A Shares held of record by Norwest Venture Partners X, LP (Partners X and together with Partners IX, Norwest Venture Partners). Yatra Class A Shares have substantially the same rights as Yatra Ordinary Shares but have no voting rights. NVP Associates, LLC (NVP) is the managing member of the general partners of Norwest Venture Partners, and shares voting and dispositive power over the shares held by Norwest Venture Partners. Promod Haque, Jeffrey Crowe and Matthew Howard, as co-chief executive officers of NVP and members of the general partners, may be deemed to share voting and dispositive power with respect to the shares held of record by Norwest Venture Partners. The business address for each of these entities is c/o Promod Haque, 525 University Ave, Ste 800, Palo Alto, California 94301-1922.

INFORMATION ABOUT EBIX STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT/ DIRECTORS
OF EBIX
The following table sets forth certain information regarding the beneficial ownership of outstanding shares of Ebix Common Stock as of December 15, 2019 by: (a) each person known by Ebix to beneficially own 5% or more of shares of Ebix Common Stock, (b) each Ebix director and each Ebix named executive officer, and (c) all of Ebix directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the Ebix Common Stock owned by them.
	Current Beneficial Ownership
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Robin Raina(3)	3,911,182	12.8%
Neil D. Eckert(4)	95,492	*
Rolf Herter(5)	90,178	*
Pavan Bhalla(6)	66,341	*
George Hebard(7)	57,875	*
Leon d’Apice	50,823	*
Hans Ueli Keller(8)	34,303	*
Graham Prior	18,506	*
Hans U. Benz(9)	19,784	*
James S. Senge, Sr.	12,893	*
Robert F. Kerris	3	*
Directors and executive officers as a group (12 persons)(10)	4,357,380	14.2%
Other Beneficial Holders
FMR LLC(11)	3,820,386	12.5%
Blackrock Inc.(12)	3,367,703	11.0%
Rennes Fondation(13)	2,915,981	9.5%
The Vanguard Group(14)	2,309,247	7.5%

*
Less than 1%.

(1)
For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she: (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)
In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group. Percentage is based on 30,604,124 shares of our common stock outstanding as of December 15, 2019.

(3)
Mr. Raina’s ownership includes: (a) 101,853 shares of restricted stock and (b) 217,064 shares held as trustee for the Robin Raina Foundation, a 501(c) charity organization, which were donated by Robin Raina from vested restricted stock grants previously issued to Mr. Raina by Ebix and to which Mr. Raina disclaims any beneficial ownership. The Federal Tax ID Number for the foundation is 51-0497387. The address of Mr. Raina is 1 Ebix Way, Johns Creek, Georgia 30097.

(4)
Mr. Eckert’s ownership includes options to purchase 16,875 shares of Ebix Common Stock which are exercisable as of December 15, 2019, or that will become exercisable within 60 days after that date.

(5)
Mr. Herter’s ownership includes options to purchase 16,875 shares of Ebix Common Stock which are exercisable as of December 15, 2019, or that will become exercisable within 60 days after that date.

(6)
Mr. Bhalla’s ownership includes options to purchase 10,875 shares of Ebix Common Stock which are exercisable as of December 15, 2019, or that will become exercisable within 60 days after that date.

(7)
Mr. Hebard’s ownership includes options to purchase 16,875 shares of Ebix Common Stock which are exercisable as of December 15, 2019, or that will become exercisable within 60 days after that date.

(8)
Mr. Keller’s ownership includes options to purchase 16,875 shares of Ebix Common Stock which are exercisable as of December 15, 2019, or that will become exercisable within 60 days after that date.

(9)
Mr. Benz’s ownership includes options to purchase 16,875 shares of Ebix Common Stock which are exercisable as of December 15, 2019, or that will become exercisable within 60 days after that date.

(10)
Mr. Wright’s ownership includes options to purchase 95,250 shares of Ebix Common Stock which are exercisable as of December 15, 2019, or that will become exercisable within 60 days after that date.

(11)
Ownership consists of shares of Ebix Common Stock beneficially owned by FMR LLC, certain of its subsidiaries and affiliates, and other companies (“FMR”) as disclosed on its joint Schedule 13G/A filed with the SEC on February 13, 2019. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(12)
Ownership consists of shares of Ebix Common Stock beneficially owned by Blackrock, Inc. and its wholly-owned subsidiaries (“Blackrock”) as disclosed on its Schedule 13G/A filed with the SEC on January 28, 2019. The address of Blackrock is 55 East 52nd Street, New York, New York 10055.

(13)
Ownership consists of shares of Ebix Common Stock beneficially owned by Rennes Fondation as disclosed on its Form 4 file on August 22, 2019. The address of the Rennes Fondation is Rätikonstrasse 13, Vaduz, Principality of Liechtenstein FL-9490.

(14)
Ownership consists of shares of Ebix Common Stock beneficially owned by The Vanguard Group, Inc. and its wholly-owned subsidiaries (collectively, “Vanguard”), as disclosed on Vanguard’s joint schedule 13G/A filed with the SEC on February 11, 2019. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

LEGAL MATTERS
The validity of the shares of Ebix Preferred Stock to be issued to Yatra shareholders pursuant to the Merger will be passed upon by Bass, Berry & Sims PLC, Nashville, Tennessee.
EXPERTS
The consolidated financial statements of Ebix appearing in Ebix, Inc.’s (including the schedule appearing therein) as of December 31, 2018 and for the year ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been audited by T R Chadha & Co LLP, independent registered public accounting firm, as set forth in their report which is incorporated herein by reference and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.
The financial statements of Ebix as of December 31, 2017 and for each of the years in the two-year period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report which is incorporated herein by reference and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Yatra Online, Inc. appearing in Yatra Online, Inc.’s Annual Report (Form 20-F) for the year ended March 31, 2019 have been audited by Ernst & Young Associates LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
FUTURE SHAREHOLDER PROPOSALS
If the Merger is completed prior to the Yatra 2019 annual general meeting, Yatra will not hold an annual general meeting of its shareholders in 2019. If the Merger is consummated prior to the Ebix 2020 annual meeting, Yatra shareholders will be entitled to participate, as stockholders of Ebix and may submit proposals pursuant to the Ebix procedures. If the Merger is consummated after the Ebix 2020 annual meeting, Yatra shareholders will be entitled to participate, as stockholders of Ebix, in the Ebix 2021 annual meeting. If the Merger Agreement and the Plan of Merger are not adopted by the Requisite Shareholder Vote or if the transactions contemplated by the Merger Agreement are not completed for any other reason, Yatra will hold an annual general meeting of its shareholders.
To be considered for inclusion in Yatra’s 2019 proxy materials in accordance with Rule 14a-8 under the Exchange Act, shareholder proposals to be presented at Yatra’s annual general meeting (other than for nominations of persons for election to the Yatra Board) must be in writing and must have been received by Yatra no later than July 9, 2019, and must have complied in all other respects with Yatra’s Articles and applicable rules and regulations of the SEC relating to such inclusion. This deadline will be reset if the date of the Yatra annual general meeting is not within 30 days of the anniversary of the Yatra 2018 annual general meeting. Under Yatra’s Articles, any such proposal submitted with respect to its 2019 annual general meeting (other than for nominations of persons for election to the Yatra Board) which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if Yatra did not receive written notice of that proposal on or after the close of business on August 14, 2019, and on or before the close of business on September 13, 2019; provided that, if Yatra holds its 2019 annual general meeting on a date that is not within 45 days of the anniversary of the Yatra 2018 annual general meeting, proper written notice must be received not earlier than the opening of business on the 120th day before the 2019 annual general meeting and not later than the later of  (x) the close of business on the 90th day before the 2019 annual general meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2019 annual general meeting is first made by Yatra.
WHERE YOU CAN FIND MORE INFORMATION
Ebix is filing a registration statement on Form S-4 to register with the SEC the shares of Ebix Preferred Stock to be issued to Yatra shareholders in connection with the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Ebix in addition to being a proxy statement of Yatra for the Yatra extraordinary general meeting. The registration statement, including the attached annexes and exhibits, contains additional relevant information about Ebix and the Ebix Preferred Stock. The rules and regulations of the SEC allow Ebix to omit certain information included in the registration statement from this proxy statement/prospectus.
Ebix files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Yatra, as a foreign private issuer, files annual and reports of foreign private issuers and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Ebix and Yatra, who file electronically with the SEC. The address of that website is www.sec.gov. Investors may also consult Ebix’s website for more information about Ebix. Ebix’s website is www.ebix.com.
The SEC allows Ebix and Yatra to “incorporate by reference” into this proxy statement/prospectus information that Ebix and Yatra file with the SEC, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this proxy statement/prospectus. The information incorporated by reference is an important part of this proxy statement/prospectus. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this proxy statement/prospectus and in earlier filings with the SEC. This proxy statement/prospectus also contains summaries of certain provisions contained in some of the Ebix or Yatra documents described in this proxy statement/prospectus, but reference is made to the actual documents for complete information. All of these summaries are qualified in their entirety by reference to the actual documents.
This proxy statement/prospectus incorporates by reference the documents listed below that Ebix and Yatra have previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents may contain important information about Ebix, Yatra and their respective financial condition or other matters:
Ebix SEC Filings (File No. 000-15946)
•
Ebix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019 and Form 10-K/A, filed April 30, 2019;

•
Ebix’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 10, 2019;

•
Ebix’s Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2019, filed with the SEC on August 9, 2019;

•
Ebix’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2019, filed with the SEC on November 12, 2019;

•
Ebix’s Current Reports on Form 8-K, filed with the SEC on March 12, 2019, April 10, 2019, April 12, 2019, May 10, 2019, July 17, 2019, July 25, 2019, August 8, 2019, August 15, 2019, as amended by Form 8-K/A filed on August 19, 2019, September 23, 2019, September 26, 2019, as amended by Form 8-K/A filed on September 27, 2019, November 13, 2019, and January 8, 2020.

•
Definitive Proxy Statement for Ebix’s 2019 annual meeting, filed with the SEC on July 19, 2019; and

•
the description of Ebix Common Stock contained in Ebix’s Registration Statement on Form 8-A, filed with the SEC on March 31, 1998, including any amendments or reports filed for the purpose of updating such description.

Yatra SEC Filings (File No. 001-37968)
•
Yatra’s Annual Report on Form 20-F for the fiscal year ended March 31, 2019, filed with the SEC on July 31, 2019 and Form 20-F/A, filed with the SEC on August 5, 2019; and

•
Yatra’s Reports of Foreign Private Issuer on Form 6-K, filed with the SEC on October 17, 2019, October 18, 2019 and December 4, 2019.

In addition, (i) all documents filed by Ebix and Yatra with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement on Form S-4 filed by Ebix, of which this proxy statement/prospectus forms a part, and prior to the effectiveness of the registration statement and (ii) all documents filed by Yatra with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the Yatra extraordinary general meeting shall be deemed to be incorporated by reference into this proxy statement/prospectus and made a part of this proxy statement/prospectus from the respective dates of filing, except that in each case Ebix and Yatra are not incorporating by reference any information furnished but not filed, except as otherwise specified herein. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
Documents incorporated by reference are available from Ebix or Yatra, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this proxy statement/prospectus. Stockholders may obtain these documents incorporated by reference by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

Ebix, Inc.
1 Ebix Way
Johns Creek, Georgia 30097
Attention: Investor Relations
Telephone: (678) 281-2020
Attention: Investor Relations
Yatra Online, Inc.
Gulf Adiba, Plot No. 272, 04th Floor, Udyog Vihar, Phase-II,
Sector-20, Gurugram-122008, India
Attention: Corporate Secretary
To ensure timely delivery of a copy of this proxy statement/prospectus or any of the documents incorporated by reference herein in advance of the Yatra extraordinary general meeting to be held on [•], 2020, you must request the information no later than five business days prior to the date of the Yatra extraordinary general meeting, by [•], 2020.
Ebix has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Ebix and Yatra has supplied all such information relating to Yatra.
You should not rely on information that purports to be made by or on behalf of Ebix or Yatra other than the information contained in or incorporated by reference into this proxy statement/prospectus. Neither Ebix nor Yatra has authorized anyone to provide you with information on behalf of Ebix or Yatra, respectively, that is different from what is contained in this proxy statement/prospectus.
If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.
This proxy statement/prospectus is dated [•], 2020. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such information. Neither its mailing to shareholders nor the issuance of Merger Consideration will create any implication to the contrary.

Annex A
Execution Version
This Merger Agreement has been included to provide you with information regarding the terms of the Merger and is not intended to provide any factual information about Ebix or Yatra. The representations, warranties and covenants contained in this Merger Agreement have been made solely for the purposes of this Merger Agreement and as of specific dates; are solely for the benefit of the parties to this Merger Agreement; are not intended as statements of fact to be relied upon by Ebix stockholders, Yatra shareholders or other persons, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of this Merger Agreement, which disclosures are not reflected in this Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Ebix stockholders, Yatra shareholders or other persons. Ebix stockholders, Yatra shareholders and other persons are not third-party beneficiaries under this Merger Agreement (except, following the effective time, with respect to Yatra shareholders’ right to receive the Merger Consideration and the right of holders of Yatra equity awards to receive the consideration provided for such equity awards pursuant to this Merger Agreement and certain other limited obligations) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ebix, Yatra or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of the proxy statement/prospectus, may have changed since the date of this Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in the proxy statement/prospectus.
MERGER AGREEMENT
DATED JULY 16, 2019
BY AND AMONG
EBIX, INC.,
EBIXCASH TRAVELS INC.
AND
YATRA ONLINE, INC.

A-ii

A-iii

A-iv

INDEX OF DEFINED TERMS
Term	Section
Acceptable Confidentiality Agreement	9.12
Acquired Shares
Acquisition Proposal	9.12
Affiliate	9.12
Affordable Care Act	Section 3.13(j)
Agreement	Preamble
Antitrust Laws	9.12
Articles	1.4
Assumed Warrant	Section 2.6(c)
Benefits Continuation Period	6.6(a)
Book Entry Parent Stock	2.3(a)
Business Day	9.12
Cayman Merger Documents	Section 1.3
Certificate	Section 2.3(a)0
Change of Board Recommendation	Section 6.3(a)(x)
Class A Shares	Section 9.12
Class F Exchange Ratio	9.12
Class F Exchange Shares	Section 9.12
Class F Shares	Section 9.12
Closing	1.2
Closing Date	1.2
Code	9.12
Companies Law	Recitals3.3(a)
Company	Preamble
Company Balance Sheet	9.12
Company Benefit Plans	3.13(a)
Company Board Recommendation	3.3(b)
Company Disclosure Letter	Article III
Company Equity Awards	3.2(b)
Company Intellectual Property	3.15(a)
Company Material Adverse Effect	9.12
Company Material Contract	Section 3.14(a)
Company Memorandum and Articles of Association	Section 3.1(c)
Company Registered Intellectual Property	3.15(c)
Company RSU	9.12
Company SEC Documents	3.6(a)
Company SEC Financial Statements	3.7(a)
Company Shares	9.12
Company Share Option	9.12
Company Share Plans	9.12
Company Shareholder Approval	3.3(a)
A-v

Term	Section
Company Warrant	2.6(c)
Confidentiality Agreement	9.12
Consent	3.5
Continuing Employees	6.6(a)
Contract	9.12
Current Insurance	6.8(b)
DGCL	Section 9.12
DTC	Section 2.3(b)
EBIX Closing Price	2.6(a)(i)
Effective Time	1.3
Environmental Laws	9.12
ERISA	3.13(a)
ERISA Affiliate	3.13(c)
Exchange Act	9.12
Exchange Agent	2.3(a)
Exchange Fund	2.3(a)
Exchange Ratio	9.12
Excluded Share	Section 2.2(a)(vi)
Extraordinary General Meeting	Section 3.5
Filing	3.5
Form S-4	6.1(a)
GAAP	9.12
Governmental Entity	3.5
Hazardous Substances	9.12
IFRS	3.6(f)
Indebtedness	Section 9.12
Indemnified Party	6.8(a)
Intellectual Property	9.12
internal controls	3.6(f)
International Trade Law	9.12
Intervening Event	9.12
IRS	3.13(a)
IT Systems	Section 3.15(d)
Knowledge	9.12
Laws	9.12
Lease	3.16(b)
Leased Real Property	9.12
Lien	9.12
Merger	Recitals
Merger Consideration	2.1(b)
Merger Consideration Value	2.6(a)(i)
Merger Sub	Preamble
Merger Sub Bylaws	4.1(b)
A-vi

Term	Section
Merger Sub Charter	4.1(b)
Nasdaq	9.12
Net Option Share	2.6(a)(i)
New Articles	1.4
Notice Period	6.3(d)
OFAC	3.10(b)
Order	9.12
Ordinary Course	9.12
Ordinary Shares	Section 9.12
Outside Date	8.1(b)(i)
Parent	Preamble
Parent Balance Sheet	9.12
Parent Bylaws	4.1(b)
Parent Charter	4.1(b)
Parent Common Stock	Section 4.2(a)0
Parent Disclosure Letter	Article IV
Parent Expense Reimbursement	8.3(b)
Parent Material Adverse Effect	9.12
Parent Preferred Stock	Section 2.14.2(a)
Parent SEC Documents	4.8(a)
Parent SEC Financial Statements	4.10(a)
Parent Stock Plans	9.12
Pension Plan	3.13(c)
Per Share Merger Consideration	2.2(a)(v)
Permits	3.10(d)
Permitted Individuals	6.5(d)
Permitted Lien	9.12
Person	9.12
Personal Information	9.12
Plan of Merger	9.12
Preferred Conversion Factor	9.12
Proceeding	9.12
Proposed Changed Terms	6.3(d)
Proxy Statement/Prospectus	6.1(a)
Regulation M-A Filing	6.1(d)
Regulation S-K	3.8
Reporting Tail Endorsement	6.8(b)
Representatives	9.12
Restricted Information	6.4
Sarbanes-Oxley Act	9.12
SEC	Article III
Securities Act	9.12
Shares	2.1
A-vii

Term	Section
shareholders
Stock Threshold	9.12
Subsidiary	9.12
Superior Proposal	9.12
Surviving Company	1.1(a)
Takeover Statute	3.21
Tax	9.12
Tax Return	9.12
Tax Sharing Agreement	9.12
Taxing Authority	9.12
Termination Fee	8.3(a)(i)
Top Customers	9.12
Top Suppliers	9.12
Total Issuance
Transaction Litigation	6.10
Treasury Shares	Section 2.2(a)(vi)
WARN	9.12
Yatra India	9.12
Yatra India Share	9.12
Yatra USA	9.12
Yatra USA Class F Shares	9.12
A-viii

MERGER AGREEMENT
THIS MERGER AGREEMENT, dated July 16, 2019 (this “Agreement”), is by and among Ebix, Inc., a Delaware corporation (“Parent”), EbixCash Travels Inc., a Cayman Islands exempted company limited by shares and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and Yatra Online, Inc., a Cayman Islands exempted company limited by shares (the “Company”). The Company, Parent and Merger Sub may be referred to herein as a “party” and collectively as the “parties.”
RECITALS
WHEREAS, subject to the terms and conditions of this Agreement and in accordance with the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”), the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the merger as a direct, wholly-owned Subsidiary of Parent (the “Merger”);
WHEREAS, the purpose of the Merger is to effect the transfer of ownership of the Company from the shareholders of the Company to the Parent, the mechanics of which are set out in Article II, and such Merger to occur on the terms set out in this Agreement;
WHEREAS, on the terms and subject to the conditions set forth herein, the Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) approved and declared this Agreement, the Merger, the Plan of Merger and the other transactions contemplated hereby advisable and in the best interests of the Company, (ii) approved the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, (iii) directed that the adoption of this Agreement and the Plan of Merger be submitted to the shareholders of the Company, and (iv) recommended the adoption of this Agreement and the Plan of Merger by the shareholders of the Company;
WHEREAS, (i) the Board of Directors of Merger Sub has unanimously approved and declared this Agreement, the Merger, the Plan of Merger and the other transactions contemplated hereby advisable and in the best interests of Merger Sub, and (ii) the Boards of Directors of both of Parent and Merger Sub have unanimously approved this Agreement, the Plan of Merger, the Merger and the other transactions contemplated hereby (including, in the case of the Board of Directors of Parent, the approval of the issuance of the shares of Parent Preferred Stock as Merger Consideration pursuant to the terms and conditions hereof) and approved the execution, delivery and performance of the Plan of Merger and this Agreement by Parent and Merger Sub, respectively, and the consummation of the Merger and the other transactions contemplated hereby;
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Merger and the other transactions contemplated hereby and to prescribe certain conditions to the Merger; and
WHEREAS, the parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Code.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
THE MERGER; CERTAIN RELATED MATTERS
Section 1.1
The Merger.

(a)   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Companies Law, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the Cayman Islands as the surviving company in the Merger (the “Surviving Company”) and become a direct, wholly-owned Subsidiary of Parent.

(b)   The Merger shall have the effects set forth in this Agreement, the Plan of Merger and the applicable provisions of the Companies Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, all as provided under the Companies Law and other applicable Law.
Section 1.2   Closing.   Unless this Agreement is earlier terminated pursuant to Section 8.1 hereof, and subject to the terms and conditions of this Agreement and the Plan of Merger, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (Central Time), on the third Business Day following the date on which each of the conditions set forth in Article VII is satisfied or, to the extent permitted by applicable Law, waived by the party entitled to waive such condition (other than those conditions that, by their nature or terms, can only be satisfied at Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions), at the offices of Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee, or such other time, date or place as is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”
Section 1.3   Effective Time.   At, or prior to, the Closing on the Closing Date, the parties shall consummate the Merger by filing, or causing to be filed, the Plan of Merger and the other requisite statutory documents relating to the Merger (the “Cayman Merger Documents”) with the Cayman Islands Registrar of Companies, in such form as required by, and executed and acknowledged in accordance with, the applicable provisions of the Companies Law. The Merger shall become effective at the time specified in the Plan of Merger (the “Effective Time” and, for purposes of the representations, warranties and covenants contained in this Agreement, the Effective Time shall also mean the time at which the Plan of Merger is submitted to the Cayman Islands Registrar of Companies).
Section 1.4   Memorandum and Articles of Association.   Subject to Section 6.8(c) hereof, at the Effective Time, the sixth amended and restated memorandum and articles of association (the “Articles”) of the Surviving Company shall be amended and restated in its entirety to read as set forth on Exhibit B hereto, until thereafter amended and restated in its entirety in accordance with its terms and the Companies Law (the “New Articles”).
Section 1.5   Board of Directors.   Subject to applicable Law, the parties hereto shall take all requisite action such that the directors of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the directors of the Surviving Company, and shall hold such office in accordance with the New Articles until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.
Section 1.6   Officers.   Subject to applicable Law, the parties hereto shall take all requisite action such that the officers of the Company immediately prior to the Effective Time, from and after the Effective Time shall be the officers of the Surviving Company, and shall hold such office in accordance with the New Articles until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.
Section 1.7   Tax Treatment.   For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
ARTICLE II
EFFECT OF THE MERGER ON SHARES; MERGER CONSIDERATION
Section 2.1   Effect of the Merger.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any Company Share, Yatra USA Class F Share or Yatra India Share (the Company Shares, Yatra USA Class F Shares and Yatra India Shares, collectively, the “Shares”), each Share shall be cancelled and converted into the right to receive a number of shares of Series Y Convertible Preferred Stock of Parent, par value $0.10 per share, as set forth in Section 2.2 (such shares, the “Parent Preferred Stock”), plus any distribution or dividend payable pursuant to Section 2.3(d) on Parent Preferred Stock. The Parent Preferred Stock shall be issued pursuant to the certificate of designation in the form set forth in Exhibit C hereto.
Section 2.2   Merger Consideration.
(a)   At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Parent, Merger Sub or any holder of securities of the Company or Merger Sub, the Shares, in each case, issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive the following consideration:
(i)   Each Ordinary Share shall be automatically converted into the right to receive the Exchange Ratio of a validly issued, fully paid and non-assessable share of Parent Preferred Stock.
(ii)   Each Class A Share shall be automatically converted into the right to receive the Exchange Ratio of a validly issued, fully paid and non-assessable share of Parent Preferred Stock.
(iii)   Each Class F Share shall be automatically converted into the right to receive the Class F Exchange Ratio of a validly issued, fully paid and non-assessable share of Parent Preferred Stock.
(iv)   Each Yatra USA Class F Share shall be automatically converted into the right to receive the Exchange Ratio of a validly issued, fully paid and non-assessable share of Parent Preferred Stock.
(v)   Each Yatra India Share shall be automatically converted into the right to receive the fraction of a validly issued, fully paid and non-assessable share of Parent Preferred Stock as set forth next to each holder’s name on Section 2.2 of the Company Disclosure Letter ((a)(i) through (a)(v) collectively, the “Per Share Merger Consideration”).
(vi)   Each Company Share held as treasury shares (each, a “Treasury Share”, collectively the “Treasury Shares”), each Share owned by the Company or any direct or indirect Subsidiary of the Company (each, an “Owned Company Share”, collectively the “Owned Company Shares”) and each Ordinary Share owned by the Parent (each, an “Acquired Share”, collectively the “Acquired Shares”, and together with Treasury Shares, the “Excluded Shares”) immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist, with no consideration paid in exchange therefor.
(vii)   Each ordinary share, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive one validly issued, fully paid and non-assessable ordinary share, par value $0.0001 per share, of the Surviving Company.
(b)   Collectively, (a)(i) to (vii) are known as the “Merger Consideration.”
Section 2.3   Exchange of Company Shares.
(a)   Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Company Shares, (i) immediately prior to the Effective Time, certificates (or at Parent’s option, evidence of non-certificated shares of Parent Preferred Stock in book-entry form (“Book Entry Parent Stock”)), constituting at least the amounts necessary for the Per Share Merger Consideration and (ii) as necessary from time to time after the Effective Time, if applicable, any cash and dividends or other distributions with respect to the shares of Parent Preferred Stock to be issued or to be paid pursuant to Section 2.3(d), in exchange for Company Shares outstanding immediately prior to the Effective Time, deliverable pursuant to this Article II (such cash, certificates for shares of Parent Preferred Stock and evidence of Book Entry Parent Stock, together with the amount of any dividends or other distributions payable pursuant to this Article II with respect thereto, in the aggregate, the “Exchange Fund”). The Exchange Agent shall invest the cash available in the Exchange Fund as directed by Parent; provided that such investments shall be in obligations, funds or accounts typical for (including having liquidity typical for) transactions of this nature. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.2(a) shall be promptly returned to Parent. The Exchange Agent shall also act as the agent for the shareholders of the Company, Yatra USA and/or Yatra India for the purpose of receiving and holding their share certificates in respect of the Shares (each, a “Certificate”) (if any).
(b)   As promptly as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each registered holder of Shares (other than Excluded Shares) entitled to receive the Merger Consideration that are not held through the Depository Trust Company (“DTC”) (i) a letter of transmittal (which shall be in customary form for a company incorporated in the Cayman Islands that specifies that delivery of the Exchange Fund to the registered holders of Shares shall be effected, including customary provisions with respect to delivery of an “agent’s message” with respect to Company Shares) and (ii) instructions for use in effecting the surrender of any Certificates (if any) or uncertificated Shares and/or such other documents as may be required in exchange for the Merger Consideration and any dividends or distributions, in each case, to which the holder has the right to receive pursuant to Section 2.3(d). With respect to Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Shares (other than Excluded Shares) held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, and any dividends or distributions, in each case, to which the beneficial owners thereof are entitled pursuant to the terms of this Agreement.
(c)   Procedures for Surrender.
(i)   After the Effective Time, and (A) upon surrender to the Exchange Agent of, if applicable, the Certificates (if any), by the physical surrender of such Certificates (or affidavit of lost, stolen or destroyed Certificate in lieu of a Certificate, as provided in Section 2.3(h)) in accordance with the terms of the letter of transmittal and accompanying instructions (which will include a requirement for any holder of Company Shares that owns 5% or more of the total issued and outstanding Company Shares to satisfy any withholding obligations imposed by the Indian tax authority through a reduction in the Merger Consideration payable to such holder, provided that such holder may elect to instead reimburse Parent for any cash withholding obligation imposed by the Indian tax authority), (B) upon the surrender of uncertificated Shares and/or such other documents as may be required in accordance with the terms of the letter of transmittal and accompanying instructions (including the delivery of any other documents the Exchange Agent may reasonably require), or (C) upon the transfer of Shares (other than Excluded Shares) that are Shares (including Company Shares held through DTC, in which case such transfer is recognized by the delivery of an “agent’s message,” in accordance with DTC’s customary procedures and such other procedures as agreed by Parent, the Exchange Agent and DTC), the registered holder of such Shares shall be entitled to receive in exchange therefor, and Parent and the Surviving Company shall cause the Exchange Agent to pay and deliver in exchange thereof as promptly as practicable, (1) the Per Share Merger Consideration by way of issue of the number of Certificates of shares of Parent Preferred Stock or Book Entry Parent Stock representing, in the aggregate, the whole number of shares that such holder has a right to receive pursuant to Section 2.2(a)(i) and (2) any dividends or other distributions payable pursuant to Section 2.3(d), if applicable.
(ii)   In the event of a transfer of ownership of Shares that are not registered in the register of shareholders of the Company, the Exchange Agent may make payment of the proper amount of Merger Consideration to such transferee if  (A) in the case of Shares, written instructions authorizing the transfer of the Shares are presented to the Exchange Agent, (B) in the case of Certificates (if any), the Certificates (if any) formerly representing such Shares are surrendered to the Exchange Agent, and (C) the written instructions, in the case of clause (A), and Certificates (if any), in the case of clause (B), are accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable share transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Exchange Agent. If any shares of Parent Preferred Stock are to be delivered to a Person other than the Person in whose name the Ordinary Shares are registered, it shall be a condition of such exchange that the Person requesting such delivery shall pay any transfer or other similar Taxes required by reason of the transfer of shares of Parent Preferred Stock to a Person other than the registered holder of any Shares, or shall establish to the satisfaction of Parent and the Exchange Agent that such Tax has been paid or is not applicable.
(iii)   No interest shall be paid or accrue on any cash payable upon conversion (as applicable) or surrender of any Shares. Any Certificate (if any) that has been surrendered shall be cancelled by the Exchange Agent.
(d)   Distributions with Respect to Unexchanged Shares. All shares of Parent Preferred Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and, whenever a dividend or other distribution is declared by Parent in respect of shares of Parent Preferred Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Merger Consideration issuable pursuant to this Agreement. No dividends or other distributions in respect of the shares of Parent Preferred Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate or uncertificated Share is transferred for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate (if any) (or affidavits of lost, stolen or destroyed Certificates in lieu of the Certificate as provided in Section 2.3(h)) or transfer of such Share that has been converted into the right to receive the Merger Consideration, there shall be issued and/or paid to the holder of the certificates representing shares of Parent Preferred Stock (or as applicable, Book Entry Parent Stock) issued in exchange therefor, without interest, (i) at the time of such surrender or transfer, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Preferred Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Preferred Stock with a record date after the Effective Time but with a payment date subsequent to surrender or transfer, as applicable.
(e)   Transfers.   From and after the Effective Time, there shall be no share transfers in relation to the Company of Shares that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Share is presented to the Surviving Company, Parent or the Exchange Agent for transfer, it shall be cancelled and exchanged for the aggregate Merger Consideration (and to the extent applicable, any dividends or other distributions pursuant to Section 2.3(d)) to which the holder thereof is entitled pursuant to this Article II.
(f)   [intentionally left blank]
(g)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund and any shares of Parent Preferred Stock) that remains unclaimed by the shareholders of the Company for one year after the Effective Time shall be delivered to Parent upon demand. Any holder of Shares (other than Excluded Shares) who has theretofore not complied with this Article II shall thereafter look only to Parent for delivery of any Merger Consideration, payable and/or issuable pursuant to Section 2.2 upon due surrender of, if applicable, their Certificates (if any) (or affidavits of lost, stolen or destroyed Certificates in lieu of the Certificates as provided in Section 2.3(h)) or transfer of Shares, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Parent, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, bona vacantia, escheat or similar Laws. Any portion of the Exchange Fund which remains undistributed to the holders of Shares immediately prior to the time at which the Exchange Fund would otherwise escheat to, or become property of, any Governmental Entity, shall, to the extent permitted by Law, become the property of Parent, free and clear of all claims or interest of any Person (including their successors, assigns or personal representatives) previously entitled thereto.
(h)   Lost, Stolen or Destroyed Certificates.   Where applicable, in the event any Certificate (if any) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against Parent, the Exchange Agent or any of Parent’s Subsidiaries with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration, and (to the extent applicable) any unpaid dividends or other distributions pursuant to Section 2.3(d), that would have been payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.
Section 2.4   Dissenters’ Rights.   In accordance with Section 239 of the Companies Law, as the Merger Consideration comprises the right to receive shares of the Parent, there shall be no dissenters’ rights available to shareholders of the Company with respect to the Merger.
Section 2.5   Certain Adjustments.   Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, share split (including a share consolidation), recapitalization, split-up, combination, subdivision, exchange of shares, readjustment, or other similar transaction, or a share capitalization thereon shall be declared with a record date within said period, the Merger Consideration and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.5 shall be construed to permit the Company or Parent to take any of the foregoing actions with respect to its securities to the extent otherwise prohibited by the terms of this Agreement.
Section 2.6   Treatment of Company Equity Awards.
(a)   Company Share Options.   Conditional on completion of the Merger:
(i)   Each Company Share Option shall be cancelled and converted as of immediately prior to the Effective Time into the right to receive in respect of each Net Option Share, if any, subject to such Company Share Option, the Merger Consideration that would be received for one Ordinary Share. For purposes of this Agreement, “Net Option Share” means, with respect to a Company Share Option, the quotient obtained by dividing (i) the product obtained by multiplying (A) the excess, if any, of the Merger Consideration Value over the exercise price per Company Share subject to such Company Share Option immediately prior to the Effective Time by (B) the number of Company Shares subject to such Company Share Option immediately prior to the Effective Time by (ii) the Merger Consideration Value. For purposes of the preceding sentence, the “Merger Consideration Value” means the product of (x) the Common Exchange Ratio and (y) the EBIX Closing Price. For clarity, each Company Share Option that has an exercise price per Company Share subject to such Company Share Option that is equal to or greater than the Merger Consideration Value shall terminate and be cancelled as of the Effective Time for no consideration. “EBIX Closing Price” means $59.
(b)   Company RSUs.   Conditional on completion of the Merger:
(i)   Each Company RSU shall be cancelled and converted as of immediately prior to the Effective Time into the right to receive the Merger Consideration due an Ordinary Share.
(c)   Company Warrants.   Each warrant to purchase Ordinary Shares that is outstanding immediately prior to the Effective Time (the “Company Warrant”) shall, by virtue of the Merger and without further action on the part of the holder thereof, be assumed by Parent and become, as of the Effective Time, an option (an “Assumed Warrant”) to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Company Warrant immediately prior to the Effective Time, shares of Parent Preferred Stock, except that (A) the number of shares of Parent Preferred Stock, subject to such Assumed Warrant shall equal the product of  (x) the number of Ordinary Shares that were subject to such Company Warrant immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, and (B) the per-share exercise price shall equal the quotient of  (1) the exercise price per Ordinary Share at which such Company Warrant was exercisable immediately prior to the Effective Time, divided by (2) the Exchange Ratio.
(d)   Board Actions.   Prior to the Effective Time, the Board of Directors of the Company (and/or the Compensation Committee, or other applicable committee, of the Board of Directors of the Company) and the Board of Directors of Parent (and/or the Compensation Committee, or other applicable committee, of the Board of Directors of Parent) shall adopt such resolutions and enter into such agreements as are necessary to give effect to the transactions contemplated by this Section 2.6.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to Section 9.11, the Company represents and warrants to Parent as set forth in the statements contained in this Article III, except as (x) other than with respect to representations and warranties in Section 3.1 (Corporate Organization), Section 3.2(a) (Capitalization), Section 3.3 (Corporate Authorization), Section 3.21 (Takeover Statutes), Section 3.24 (Indebtedness) and Section 3.25 (Net Working Capital), (y) disclosed in the Company SEC Documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) on or after April 1, 2018 and prior to the date of this Agreement or (z) set forth in the disclosure letter delivered by the Company to Parent at or before the delivery of this Agreement (the “Company Disclosure Letter”). The Company Disclosure Letter is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section of the Company Disclosure Letter shall be deemed to qualify other sections in this Article III, as set forth in Section 9.11.
Section 3.1   Corporate Organization.
(a)   Each of the Company and its Subsidiaries is a corporation or other entity validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except in the case of the Company’s Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the Company and the Company’s Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   Section 3.1(b) of the Company Disclosure Letter sets forth a true, complete and correct list, including jurisdiction of organization or incorporation, of all of the Subsidiaries of the Company.
(c)   The copies of  (i) the Sixth Amended and Restated Memorandum and Articles of Association of the Company (the “Company Memorandum and Articles of Association”) and (ii) the certificates of incorporation, bylaws or equivalent organization or governing documents of the Company’s “significant subsidiaries” (as defined in Regulation S-X under the Securities Act) made available to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
Section 3.2   Capitalization.
(a)   The authorized share capital of the Company is $52,315.94 divided into 500,000,000 Ordinary Shares, 10,000,000 Class A Non-Voting Shares, 3,159,375 Class F Shares and 10,000,000 Preference Shares, in each case having a par value of  $0.0001 per share. As of July 16, 2019, (i) 40,065,285 Ordinary Shares were issued and outstanding (not including shares held in treasury), (ii) 2,392,168 Class A Non-Voting Shares were issued and outstanding, (iii) 3,159,375 Class F Shares were issued and outstanding, (iv) no Class F Exchange Shares were issued and outstanding; (v) 18,892 Ordinary Shares were held in treasury, (vi) 921,576 Company RSUs were issued and outstanding, (vii) 955,653 Ordinary Shares were issuable upon the exercise of outstanding Company Share Options, (viii) 17,537,958 Ordinary Shares were subject to outstanding Company Warrants, (ix) 3,159,375 Ordinary Shares were issuable upon exchange of the Yatra USA Class F Shares and (x) 742,402 Ordinary Shares were issuable upon exchange of the Yatra India Shares. As of the close of business on July 16, 2019, (x) 3,159,375 Yatra USA Class F Shares were issued and outstanding and (y) 152,484 Yatra India Shares were owned by Persons other than the Company and its Subsidiaries. As of the date hereof, an aggregate of 7,672,399 Ordinary Shares were reserved and available for issuance pursuant to the Company Share Plans.
(b)   Except as set forth above in Section 3.2(a) or in Section 3.2(b) of the Company Disclosure Letter, or as expressly permitted by Section 5.2(d) after the date of this Agreement, as of the date of this Agreement, and as of the Effective Time there are no and there will not be any outstanding securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which the

Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company or any of its Subsidiaries to make any payment based on or resulting from the value or price of Company Shares or of any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking. Except as set forth in Section 3.2(b) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or the capital stock of any of its Subsidiaries. Section 3.2(b) of the Company Disclosure Letter contains a true, complete and correct list of Company Share Options, Company RSUs and all other awards issued under the Company Share Plans outstanding as of the date of this Agreement (the “Company Equity Awards”), including with respect to each such Company Equity Award, the holder, date of grant, term, number of Company Shares subject to such award and, where applicable, exercise price and vesting schedule, including whether the award provides for accelerated vesting upon the execution of this Agreement or consummation of the Merger or by termination of employment or change of position following consummation of the Merger, and the amount of any accrued but unpaid dividend equivalent rights relating to such Company Equity Award. All outstanding Company Shares have been, and all Company Shares that may be issued upon the settlement or exercise (as applicable) of Company Share Options and Company RSUs will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and will be fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.
(c)   The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of its Subsidiaries, free and clear of all Liens, and all of such shares and equity interests are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights in favor of any Person other than the Company or a direct or indirect wholly-owned Subsidiary of the Company. No Subsidiary of the Company owns any Company Shares.
Section 3.3   Corporate Authorization.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to the adoption of this Agreement by the affirmative vote by a special resolution (which requires the affirmative vote of a majority of at least two-thirds of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given as a matter of Cayman Islands law) at an extraordinary general meeting of the Company (the “Company Shareholder Approval”) and the filing of the Cayman Merger Documents with the Cayman Islands Registrar of Companies in accordance with the Companies Law, to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate actions on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby, subject, in the case of the Merger, to obtaining the Company Shareholder Approval and the filing of the Cayman Merger Documents with the Cayman Islands Registrar of Companies in accordance with the Companies Law.
(b)   The Board of Directors of the Company, at a meeting duly called and held, has unanimously adopted resolutions (i) determining that the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company, (ii) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (iii) approving the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (iv) directing that the adoption of this Agreement be submitted to the holders of Company Shares for consideration and (v) recommending the consummation of the Merger and the adoption of this Agreement by the holders of Company Shares (such recommendation, the “Company Board Recommendation”). As of the date of this Agreement, such resolutions have not been amended or withdrawn.
(c)   This Agreement has been duly executed and delivered by the Company and, assuming due power and authority of, and due execution and delivery by, Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
(d)   Each Company Share Option (i) was granted in compliance in all material respects with all applicable Laws and the terms and conditions of the Company Share Plan pursuant to which it was issued, and (ii) qualifies for the Tax and accounting treatment afforded to such Company Share Option in the Company’s Tax Returns.
Section 3.4   No Conflicts.   Subject to Section 3.5, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Company Memorandum and Articles of Association or any of the similar organizational documents of any of its Subsidiaries or (b) assuming that the authorizations, Consents and approvals referred to in Section 3.5 and the Company Shareholder Approval are obtained, (i) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, give rise to a right of termination under, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any Contract to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected or (ii) conflict with or violate any Laws, Orders or Permits applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (b), any such violation, conflict, loss, default, right or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.5   Governmental Approvals.   No consent, approval, waiver, license, permit, franchise, authorization or Order (“Consent”) of, or registration, declaration, notice, report, submission or other filing (“Filing”) with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority, domestic or foreign (each a “Governmental Entity”), is required to be made in connection with the execution, delivery or performance of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, other than (i) the filing with the SEC of a Proxy Statement/Prospectus relating to the Extraordinary General Meeting and such reports under the Exchange Act and under the Companies Law, as may be required in connection with this Agreement, (ii) the filing of the Cayman Merger Documents with the Cayman Islands Registrar of Companies in accordance with the Companies Law, (iii) compliance with the applicable requirements of Antitrust Laws as are set forth in Section 3.5 of the Company Disclosure Letter, (iv) compliance with the Securities Act and the Exchange Act (and the applicable rules and regulations promulgated thereunder), the applicable rules and regulations of Nasdaq and any other federal or state securities laws, or (v) such other Consents or Filings the failure of which to obtain or make prior to the Closing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.6   Company SEC Filings and Sarbanes-Oxley Act.
(a)   The Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements, certifications and other documents required to be filed with or furnished to the SEC by the Company since March 31, 2018 (collectively, together with any exhibits and schedules thereto and other information incorporated by reference therein, as such statements and reports may have been amended since the date of their filing and prior to the date hereof, the “Company SEC Documents”), except as would not reasonably be expected to be material to the Company. No Subsidiary of the Company is required to file any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.
(b)   As of its filing date (or as of the date of any amendment, as applicable), each Company SEC Document filed prior to the date hereof complied, and each Company SEC Document filed subsequent to the date hereof will comply, in all material respects, with the applicable requirements of Nasdaq, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed prior to the date hereof did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(d)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and, to the Knowledge of the Company, each of its executive officers and directors is and since March 31, 2018, subject to any applicable grace periods, has been in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.
(e)   The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(f)   The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) (“internal controls”). The Company’s internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with the International Financial Reporting Standards (“IFRS”). The Company has disclosed, based on its most recent evaluation of its internal controls prior to the date hereof, to the Company’s auditors and the audit committee of the Board of Directors of the Company, (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. The Company has made available to Parent prior to the date of this Agreement a true and complete summary of any disclosure of the type described in the preceding sentence made by management to the Company’s auditors and audit committee of the Board of Directors of the Company since March 31, 2018.
(g)   Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications were true and complete on the date such certifications were made.
Section 3.7   Financial Statements.
(a)   The consolidated financial statements (including all related notes and schedules thereto) of the Company included in or incorporated by reference into the Company SEC Documents (the “Company SEC Financial Statements”) comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company SEC Financial Statements fairly present, or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, shareholders’ equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments that are not material in amount or effect and to the absence of information or notes not required by IFRS to be included in interim financial statements), all in conformity with IFRS applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(b)   From April 1, 2018 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Entity indicating that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity.
Section 3.8   No Undisclosed Liabilities.   There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for on the Company Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in the Ordinary Course since March 31, 2018, (c) liabilities arising in connection with the transactions contemplated hereby, and (d) other liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) that have not been so described in the Company SEC Documents.
Section 3.9   Absence of Certain Changes or Events.   From April 1, 2018 to the date of this Agreement, except for transactions, liabilities or obligations incurred in connection with, or expressly contemplated by, this Agreement, the Merger and the other transactions contemplated hereby, (a) the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course in all material respects (b) there has not been any event, change, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any action that would, if occurring after the date of this Agreement, constitute a material breach of Section 5.1.
Section 3.10   Compliance with Laws; Permits.
(a)   Other than those violations or allegations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, following March 31, 2017, the Company and its Subsidiaries have not violated and are not in violation of any Laws or Orders applicable to the Company, any of its Subsidiaries or any assets owned or used by any of them.
(b)   None of the Company or any of its Subsidiaries or any of their respective directors or officers or, to the Knowledge of the Company, employees, consultants, sales representatives, distributors or agents, in each case in such capacity and on behalf of the Company, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) violated, directly or indirectly, any applicable money laundering or anti-terrorism Law or directly or indirectly lent, contributed or otherwise made available any funds to any Person for the purpose of financing the activities of any Person currently targeted by any U.S. sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or (iii) violated, directly or indirectly, any International Trade Law, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company, its Subsidiaries and each of their respective directors and officers, employees, consultants, sales representatives, distributors, agents and business partners, in each case in such capacity and on behalf of the Company, have complied at all times, and are in compliance, with all applicable U.S. and non-U.S. anti-corruption and anti-bribery Laws with respect to the Company and its Subsidiaries, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1 et seq.), except in each case as would not be material to the Company. In this regard, the Company, its Subsidiaries and each of their respective directors and officers, and, to the Knowledge of the Company, employees, consultants, sales representatives, distributors, agents and business partners, in each case in such capacity and on behalf of the Company, have not given, offered, agreed or promised to give, or authorized the giving, directly or indirectly, of any money or other thing of value to any Person as an inducement or reward for favorable action or forbearance from action or the exercise of influence, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since March 31, 2017 (i) the Company and each of its Subsidiaries has been in compliance with and is in compliance with all applicable Laws and Contracts regarding the collection, use, storage, transfer or disposal of Personal Information, (ii) no Person has commenced any Proceeding relating to the Company or its Subsidiaries’ information privacy or data security practices, including with respect to the collection, use, transfer, storage or disposal of Personal Information maintained by or on behalf of the Company or its Subsidiaries or, to the Knowledge of the Company, threatened to take any such Proceeding, or made any complaint, investigation or inquiry relating to such practices and (iii) the Company has established and implemented policies, programs and procedures that are commercially reasonable to protect the confidentiality, integrity and security of Personal Information in its possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. To the Knowledge of the Company, after March 31, 2017, neither the Company nor any of its Subsidiaries has experienced any material loss or damage or unauthorized access, disclosure, use or breach of security of any Personal Information in the Company’s or any of its Subsidiaries’ possession, custody or control. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company or any of its Subsidiaries, nor any director or officer, or to the Knowledge of the Company, any manager, agent, or employee or any other Person, in each case in such capacity and on behalf of any of the Company or any of its Subsidiaries, (i) is, or after March 31, 2017 has been, engaged in any cartel and/or abuse of dominance activities, including agreements or arrangements with one or more competitors to fix prices of any products or services, control or rig bids to be submitted to any customers or allocate any customers or markets to itself or to competitors, or (ii) is otherwise failing or has, after March 31, 2017 otherwise failed, to comply with any Antitrust Laws.
(d)   The Company and each of its Subsidiaries have and are in compliance with all governmental licenses, permits, certificates, approvals and authorizations of a Governmental Entity (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, in each case, except where the failure to have, maintain or be in compliance with such Permit has not had and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect.
Section 3.11   Litigation.   There is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, any present or former officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective properties of the Company or any of its Subsidiaries, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or Governmental Entity, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby. There is no Order outstanding or threatened against the Company, any of its Subsidiaries, any present or former officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective properties of any of the Company or any of its Subsidiaries, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would prevent, enjoin, alter or materially delay the Company’s ability to consummate the Merger or any of the other transactions contemplated hereby.
Section 3.12   Taxes.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true and complete.
(ii)   The Company and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes due and payable other than any payment that is being contested in good faith pursuant to appropriate procedures and for which an adequate reserve in accordance with IFRS has been established. Where payment for any Taxes is not yet due, the Company and each of its Subsidiaries has established an adequate accrual in accordance with IFRS.
(iii)   No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(iv)   There is no Proceeding pending or, to the Knowledge of the Company, threatened in writing, against or with respect to the Company or any of its Subsidiaries in respect of any material amount of Tax.
(v)   There are no closing agreements, private letter rulings, technical advance memoranda or similar agreements or rulings that have been entered into or issued by any Taxing Authority in respect of any material Tax matters with respect to the Company or any of its Subsidiaries which are still in effect as of the date hereof.
(vi)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company or any of its Subsidiaries was the common parent, (ii) is party to any Tax Sharing Agreement (other than any such agreement solely between the Company and its Subsidiaries), or (iii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) or any Tax Sharing Agreement or as a transferee or successor.
(vii)   Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to be governed by Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(viii)   Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).
(b)   After reasonable inquiry and investigation, the Company has no actual knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.13   Employee Benefit Plans and Related Matters; ERISA.
(a)   Section 3.13(a) of the Company Disclosure Letter sets forth as of the date of this Agreement a true, correct and complete list of Company Benefit Plans, including all Company Benefit Plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). With respect to each material Company Benefit Plan, the Company has made available to Parent prior to the date hereof a true, correct and complete copy of such written Company Benefit Plan or a written description of any unwritten Company Benefit Plan and, to the extent applicable, (i) all material trust agreements, insurance contracts or other funding arrangements, (ii) the two (2) most recent actuarial and trust reports for both ERISA funding and financial statement purposes, (iii) the two (2) most recent Form 5500 with all attachments filed with the Internal Revenue Service (“IRS”) or the Department of Labor, (iv) the most recent IRS determination letter (or opinion letter upon which the Company is entitled to rely), (v) all current summary plan descriptions, and summaries of material modification thereto, (vi) all non-routine correspondence relating to any Company Benefit Plan between the Company, any of its Subsidiaries or their representatives and any Governmental Entity regarding any matter that remains unresolved as of the date of this Agreement, and (vii) any other documents, forms or other instruments relating to any Company Benefit Plan reasonably requested by Parent. “Company Benefit Plans” means each employee benefit plan, scheme, program, policy, arrangement and contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, and any bonus, deferred compensation, share bonus, share purchase, restricted share, share option or other equity-based arrangement, and any employment, termination, retention, bonus, change in control or severance agreement, plan, program, policy, arrangement or contract) under which any current or former director, officer, shareholder, independent contractor, consultant or employee of the Company or any of its Subsidiaries has any present or future right to benefits, that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has any obligation to maintain, sponsor or contribute, or with respect to which the Company or any of its Subsidiaries would incur any direct or indirect liability (including by reason of being an ERISA Affiliate with any Person).
(b)   Each Company Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, in all material respects. There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could result in any material liability or excise Tax under ERISA or the Code being imposed on the Company or any of its Subsidiaries. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Company Benefit Plan for any period for which such Company Benefit Plan would not otherwise be covered by an IRS determination and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to cause the loss of such qualification.
(c)   No liability under Title IV, Section 412 or 436 of the Code or Section 302 or 303 of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring any such liability (exclusive of the liability to pay insurance premiums to the Pension Benefit Guaranty Corporation under Title IV of ERISA), in each instance. No “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred in the preceding six (6) years with respect to any Company Benefit Plan or will be required to be filed in connection with the transactions contemplated by this Agreement. No Company Benefit Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code). Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (each, a “Pension Plan”) or to any single-employer plan of an ERISA Affiliate pursuant to Section 436 of the Code. Under each Pension Plan which is a single-employer plan, there has been no material change in the financial condition, whether or not as a result of a change in funding method, of such Pension Plan since the valuation date used for the most recent actuarial valuation report delivered or made available to Parent prior to the date hereof. As used in this Agreement, “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or any of its Subsidiaries within the meaning of Section 4001(b)(1) of ERISA or which together with the Company or any of its Subsidiaries is treated as a single employer under Section 414(t) of the Code.
(d)   There are no pending, or to the Knowledge of the Company, threatened Proceedings with respect to any of the Company Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits).
(e)   No Company Benefit Plan is (i) a plan subject to Title IV of ERISA, Section 412 or 436 of the Code or Section 302 or 303 of ERISA, (ii) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or Section 414(f) of the Code, a “multiple employer welfare benefit arrangement” within the meaning of Section 3(40) of ERISA or is a “multiple employer plan” within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code. None of the Company, its Subsidiaries or any ERISA Affiliate has at any time during the last six (6) years contributed to or been obligated to contribute to any such type of plan.
(f)   Except as set forth on Section 3.13(f) of the Company Disclosure Letter, and except as provided in this Agreement or as required by applicable Law, the consummation of the Merger and the other transactions contemplated hereby will not (i) entitle any current or former director, officer or employee of the Company or of any of its Subsidiaries to severance pay or any similar payment under any Company Benefit Plan, or (ii) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, officer or employee under any Company Benefit Plan.
(g)   With respect to each group health plan benefiting any current or former employee of the Company or any ERISA Affiliate that is subject to Section 4980B of the Code, the Company and all ERISA Affiliates have complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

(h)   Neither the Company, any Subsidiary of the Company nor, to the Knowledge of the Company, any other Person, has engaged in any transaction with respect to any Company Benefit Plan that would be reasonably likely to subject the Company, any of the Subsidiary of the Company, or the Parent to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Laws, including Section 4980H of the Code.
(i)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been operated in all material respects in compliance with Section 409A of the Code, Treasury Regulations issued under Section 409A of the Code, and any subsequent guidance relating thereto, and no additional tax under Section 409A(a)(1)(B) of the Code has been or to the Company’s Knowledge is reasonably expected to be incurred by a participant in any such Company Benefit Plan.
(j)   Each Company Benefit Plan that is also a “group health plan” for purposes of the Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-148) and the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111-152) (collectively, the “Affordable Care Act”) is in compliance in all material respects with the applicable terms of the Affordable Care Act. The Company, its Subsidiaries and any ERISA Affiliate offer minimum essential health coverage, satisfying affordability and minimum value requirements, to their full-time employees sufficient to prevent liability for assessable payments under Section 4980H of the Code.
(k)   All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses and other amounts due and payable under, and (iii) contributions, transfers or payments required to be made to, any Company Benefit Plan prior to the Effective Time will have been paid, made or accrued on or before the Effective Time, in accordance with applicable Law.
(l)   No Company Benefit Plan or any other written or oral arrangement promises or provides death, medical or other welfare benefits beyond termination of service or retirement other than coverage mandated by Law.
(m)   Neither the Company nor any of its Subsidiaries have agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Company or any of its Subsidiaries other than the Company Benefit Plans, or to make any amendments to any of the Company Benefit Plans.
(n)   The Company and each of its Subsidiaries have reserved all rights necessary to amend or terminate each of the Company Benefit Plans without the consent of any other Person.
(o)   Except as set forth on Section 3.13(o) of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement, Company Shareholder Approval or other approval of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
(p)   Except as set forth in Section 3.13(p) of the Company Disclosure Letter, neither the Company nor any Subsidiary has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement, make-whole or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under of Section 280G of the Code.
Section 3.14 Material Contracts.
(a)   Section 3.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of each Contract to which the Company or any of its Subsidiaries is a party or which binds or affects their respective properties or assets, and which falls within any of the following categories:

(i)   a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);
(ii)   a Contract pursuant to which the Company or any of its Subsidiaries (A) has purchased or sold during the twelve (12) months prior to the date of this Agreement goods or services that involved payments by or to the Company and its Subsidiaries in excess of  $500,000 during such period, in each case other than purchase orders entered into in the Ordinary Course, or (B) would reasonably be expected to (x) make or receive annual payments of more than $500,000 or (y) make or receive aggregate payments of more than $1,000,000;
(iii)   a Contract that is a license, royalty, covenant not to sue or similar Contract with respect to Intellectual Property (other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company or any of its Subsidiaries);
(iv)   a joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company in which the Company owns, directly or indirectly, any voting or economic interest of 10% or more, or any interest valued at more than $500,000, without regard to percentage voting or economic interest, other than any such Contract solely between the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries;
(v)   a mortgage, indenture, guarantee, loan, or credit agreement, security agreement, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case with an outstanding principal balance as of the date of this Agreement in excess of  $500,000, other than (A) accounts receivable and accounts payable in the Ordinary Course and (B) intercompany loans owed by the Company or any direct or indirect wholly-owned Subsidiary of the Company to any other direct or indirect wholly-owned Subsidiary of the Company, or by any direct or indirect wholly-owned Subsidiary to the Company;
(vi)   a Contract that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of inventory in the Ordinary Course) or business or shares or capital stock or other equity interests of any Person (in each case, whether by merger, sale shares or of stock, sale of assets or otherwise), pursuant to which the Company or any of its Subsidiaries has any liability, including any potential indemnity or earn-out or other deferred or contingent payment obligations that remain outstanding;
(vii)   a Contract containing a covenant that materially limits the right of the Company or any of its Subsidiaries (or after the Effective Time, Parent or its Affiliates) to engage or compete in any line of business, solicit or hire any Person, or purchase, sell, supply or distribute any product or service, or that otherwise has the effect of restricting the Company or any of its Subsidiaries (or after the Effective Time, Parent or its Affiliates) from the development, manufacture, marketing or distribution of products or services in any geographic area;
(viii)   a Contract that grants any exclusivity rights or “most favored nation” status (including any that, after the Effective Time, would bind Parent or its Affiliates);
(ix)   a Contract with the Top Customers or Top Suppliers;
(x)   a Contract that grants any right of first refusal or right of first offer or that limits the ability of the Company or its Subsidiaries (or after the Effective Time, Parent or its Affiliates) to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business;
(xi)   a Contract containing a standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of the other party or its Affiliates;
(xii)   a Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries would reasonably likely be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $250,000;

(xiii)   a Contract between the Company or any of its Subsidiaries and any director or officer of the Company, any Person holding more than 5% of the capital stock of the Company, or their immediately family members; or
(xiv)   a Contract to which the Company or any of its Subsidiaries is a party, or by which any of them are bound, the ultimate contracting party of which is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such contract).
Each Contract of the type described in this Section 3.14(a) whether or not set forth in Section 3.14(a) of the Company Disclosure Letter and whether or not entered into on or prior to the date of this Agreement, is referred to herein as a “Company Material Contract.”
(b)   A true, complete and correct copy of each Company Material Contract has been made available to Parent prior to the date hereof. Each Company Material Contract is valid, binding and in full force and effect with respect to the Company and any of its Subsidiaries to the extent a party thereto and, to the Knowledge of the Company, each other party thereto. To the Knowledge of the Company, no Person is seeking to terminate or challenging the validity or enforceability of any Company Material Contract, except such terminations or challenges which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of the other parties thereto has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither the Company nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Company Material Contract, except for those violations and defaults (or potential defaults) which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,
Section 3.15   Intellectual Property.
(a)   Except as would not have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses adequate rights to use, the Intellectual Property used in connection with the business of the Company and its Subsidiaries as currently conducted (“Company Intellectual Property”). The Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries is free of Liens other than Permitted Liens. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries’ rights in the Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries are valid, subsisting and enforceable.
(b)   Except as set forth on Section 3.15(b) of the Company Disclosure Letter and except as would not have a Company Material Adverse Effect, (i) as of the date of this Agreement, the conduct of the business as currently conducted by the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate any Person’s Intellectual Property and, as of the date of this Agreement, there is no such claim pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries; (ii) as of the date of this Agreement, no Person is infringing or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries and, as of the date of this Agreement, no such claims are pending or threatened against any Person by the Company or its Subsidiaries; and (iii) there is no Proceeding or to the Knowledge of the Company, investigation, pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (A) based upon, or challenging, or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Company Intellectual Property, or (B) alleging that the Company Intellectual Property is invalid or unenforceable.
(c)   The Intellectual Property that is registered, or is the subject of a pending application for registration, with any Governmental Entity or other Person by or on behalf of the Company or any of its Subsidiaries and material to the operation of the business of the Company or any of its Subsidiaries as currently conducted are referred to collectively as the “Company Registered Intellectual Property.” No registrations or applications for Company Registered Intellectual Property have expired or been cancelled or abandoned, except (i) in accordance with the expiration of the term of such rights, or (ii) intentional cancellations and abandonments in the Ordinary Course of business.
(d)   Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of the trade secrets of the Company and its

Subsidiaries, and the Company and its Subsidiaries are not in breach of and have not breached any obligations or undertakings of confidentiality which they owe or have owed to any third party. Except as would not have a Company Material Adverse Effect, (i) the information technology software, hardware, equipment or other systems used of held for use in connection with the business of the Company and its Subsidiaries as currently conducted (“IT Systems”) are reasonably sufficient for the immediate and anticipated needs of the Company and its Subsidiaries, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner and the Company and its Subsidiaries are in compliance with all Contracts for the IT Systems; and (ii) the Company and its Subsidiaries have taken commercially reasonable actions, consistent with industry standards, to protect the confidentiality, integrity and security of the material IT Systems (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption.
(e)   Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries (i) have not engaged in any unfair competition or trade practices and have not engaged in any false, deceptive, unfair, or misleading advertising or promotional practices under the Laws of any jurisdiction in which they operate or market any of their products and services; and (ii) have not received any notifications or been subject to any investigation from any Governmental Entity or any advocacy or monitoring group regarding their marketing, advertising or promotional practices, or their processing, collection or use of Personal Information or consumer information.
(f)   Except as would not have a Company Material Adverse Effect, the consummation of the transactions contemplated hereby will not result in the loss or impairment of, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of the Company’s and its Subsidiaries’ rights to own, use, or hold for use any Company Intellectual Property as currently owned, used, or held for use in the conduct of their business.
Section 3.16   Properties.
(a)   Neither the Company nor any of its Subsidiaries owns any real property.
(b)   Section 3.16(b) of the Company Disclosure Letter sets forth a true, complete and correct list, as of the date hereof, of all material leases, subleases or other occupancy arrangements pursuant to which the Company or any of its Subsidiaries is a party or has a right to use the real property owned by another Person (each, a “Lease”), including the address or location and use of the subject Leased Real Property. Each Lease for the Leased Real Property is valid, binding and in full force and effect with respect to the Company and any of its Subsidiaries to the extent a party thereto and, to the Knowledge of the Company, each other party thereto. Neither the Company nor any of its Subsidiaries is in material breach of or material default under any Lease with respect to Leased Real Property, and, to the Knowledge of the Company, no other party is in material breach of or material default under any lease with respect to Leased Real Property, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   The ownership, occupancy, use and operation of the Leased Real Property does not violate any instrument of record or Contract affecting such property, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened (i) appropriation, condemnation, eminent domain or like Proceedings relating to the Leased Real Property or (ii) Proceedings to change the zoning classification, variance, special use or other applicable land use Law of any portion or all of the Leased Real Property, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   All material tangible assets (including Leased Real Property) of the Company and its Subsidiaries are, in the aggregate (and with due consideration for reasonable wear and tear and the age of each specific tangible asset), in sufficient operating condition and repair, except as has not had and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect. At the Effective Time, the Company and its Subsidiaries will own, or have a valid legal right to use, sufficient property, assets and other rights (whether tangible or intangible) to be able to operate and conduct the businesses and the operations of the Company and its Subsidiaries in substantially the same manner as conducted as of the date of this Agreement, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17   Environmental Matters.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and have been since March 31, 2018, in compliance with all applicable Environmental Laws, including possessing and complying with all Permits required for their respective ownership and operations under applicable Environmental Laws.
(b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under or pursuant to any Environmental Law, (ii) neither the Company nor any of its Subsidiaries has received written notice from any Person, including any Governmental Entity, alleging that they have been or are in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved and (iii) neither the Company nor any Subsidiary is a party or subject to any administrative or judicial Order pursuant to any Environmental Law.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) with respect to any real property that is currently or, to the Knowledge of the Company, was formerly owned or leased, as the case may be, by the Company or its Subsidiaries, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of such real property in a manner that requires reporting, investigation, assessment, cleanup, removal, remediation or other responsive action or would otherwise give rise to any material liability or obligation on the part of the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries is subject to any material liability for any Hazardous Substance disposal or contamination on any third party property.
(d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no other circumstances or conditions involving the Company or any of its Subsidiaries that would reasonably be expected to result in any material liability, cost or restriction on, or Proceeding related to, the ownership, use, or transfer of any property pursuant to any Environmental Law.
(e)   The Company has delivered to Parent true, complete and correct copies of all material environmental reports, studies, assessments, sampling data and other environmental information in its possession or control relating to the Company or its Subsidiaries or their respective current and former properties or operations.
Section 3.18   Insurance.   The Company has made available to Parent prior to the date hereof copies of all material insurance policies relating to the business, employees, officers, directors, assets or operations of the Company or any of its Subsidiaries in effect, and in the Company’s possession, as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, (a) all of the insurance policies of the Company relating to the business, employees, officers, directors, assets or operations of the Company are in full force and effect and all premiums thereon have been timely paid or, if not yet due, accrued, (b) there is no material claim pending under the Company’s or any of its Subsidiaries’ insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, (c) the Company and its Subsidiaries are in material compliance with the terms of such policies, (d) the Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies and (e) the Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company’s material insurance policies (i) are sufficient for compliance by the Company and its Subsidiaries with all Company Material Contracts and (ii) will not terminate or lapse by their terms by reason of the consummation of the transactions contemplated hereby. Section 3.18 of the Company Disclosure Letter sets forth the amount per annum the Company paid in its last full fiscal year ending prior to the date of this Agreement for the Company’s existing directors’ and officers’ insurance policies.

Section 3.19   Labor and Employment Matters.
(a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union Contract or other agreement or understanding with a labor union, works council or other labor organization. Since March 31, 2018, (a) the Company and its Subsidiaries are and have been in material compliance with all applicable Laws relating to employment and employment practices, labor, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, compensation and benefits and wages and hours, and (b) neither the Company nor its Subsidiaries are or have been the subject of any Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor, to the Knowledge of the Company, has any such Proceeding been threatened. To the Knowledge of the Company, since March 31, 2018, there have not been any union organizing, representation or similar proceedings, or, the threat of any strikes, work slowdowns or similar organized actions, in each case by or with respect to employees of the Company or any of its Subsidiaries. There is no, and since March 31, 2018 there has not been, any work stoppage, labor strike or lockout by the employees of the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened.
(b)   The representations and warranties set forth in this Section 3.19 shall constitute the only representations and warranties of the Company with respect to employment and labor matters.
Section 3.20   Affiliate Transactions.   As of the date of this Agreement, there are no transactions, arrangements or Contracts between the Company and its Subsidiaries, on the one hand, and its Affiliates (other than its wholly-owned Subsidiaries) or other Persons, on the other hand, that would be required to be and have been disclosed under Item 404 of Regulation S-K under the Securities Act.
Section 3.21   Takeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 4.15 (No Ownership of Company Shares), no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”), is applicable to this Agreement, the Merger or the other transactions contemplated hereby.
Section 3.22   Brokers and Finders’ Fees.   Except for Citigroup Global Markets Inc., the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.
Section 3.23   Opinion of Financial Advisor.   The Board of Directors of the Company has received the opinion of Citigroup Global Markets Inc. to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Common Exchange Ratio provided for with respect to Ordinary Shares pursuant to this Agreement is fair, from a financial point of view, to holders of Ordinary Shares.
Section 3.24   Indebtedness.   As of July 16, 2019, the Company has no outstanding Indebtedness other than as reflected on the net working capital schedule set forth on Section 3.25 of the Company Disclosure Letter, and such outstanding Indebtedness is listed on Section 3.24 of the Company Disclosure Letter.
Section 3.25   Net Working Capital.   The net working capital schedule set forth on Section 3.25 of the Company Disclosure Letter was prepared by the Company based on unaudited books and records of the Company and fairly presents the net working capital of the Company as of May 31, 2019.
Section 3.26   No Other Representations and Warranties; Disclaimers.   Except for the representations and warranties expressly contained in Article IV, the Company agrees and acknowledges that none of Parent, Merger Sub or any Person on behalf of Parent or Merger Sub is making or has made, and the Company hereby agrees it is not relying upon, any other express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or with respect to any other information provided or made available to the Company or its Representatives in connection with the transactions contemplated by this Agreement, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Subject to Section 9.11, Parent represents and warrants to Company as set forth in the statements contained in this Article IV, except as (x) other than with respect to representations and warranties in Section 4.1 (Corporate Organization), Section 4.2(a) Capitalization, Section 4.3 (Corporate Authorization) and Section 4.14 (Brokers and Finders’ Fees), (y) disclosed in the Parent SEC Documents filed with or furnished to the SEC on or after April 1, 2018 and prior to the date of this Agreement or (z) set forth in the disclosure letter delivered by Parent to the Company at or before the delivery of this Agreement (the “Parent Disclosure Letter”). The Parent Disclosure Letter is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section of the Parent Disclosure Letter shall be deemed to qualify other sections in this Article IV as set forth in Section 9.11.
Section 4.1   Corporate Organization.
(a)   Each of Parent and Merger Sub is a corporation or company validly existing and in good standing under the Laws of the jurisdiction of its organization, has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, Parent’s Subsidiaries and Merger Sub is duly licensed, qualified or otherwise authorized to do business, and, to the extent applicable, is in good standing in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified, authorized or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   The copies of the Certificate of Incorporation of Parent, as amended (the “Parent Charter”) and the Amended and Restated Bylaws of Parent (the “Parent Bylaws”) made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The copies of the certificate of incorporation of Merger Sub (the “Merger Sub Charter”) and the memorandum and articles of association of Merger Sub (the “Merger Sub Bylaws”) made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
Section 4.2   Capitalization.
(a)   The authorized capital stock of Parent consists of 220,000,000 shares of common stock, par value $0.10 per share (the “Parent Common Stock”) and 500,000 shares of preferred, par value $0.10 per share. As of the close of business on July 16, 2019, (i) 30,530,743 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held in treasury, (iii) 118,572 restricted shares of Parent Common Stock were issued and outstanding, (iv) no shares of Parent Preferred Stock were issued and outstanding, (v) 5,953,975 stock appreciation rights with respect to Parent Common Stock were issued and outstanding, and (vi) 192,000 shares of Parent Common Stock were issuable upon the exercise of outstanding options to purchase Parent Common Stock. As of the close of business on July 16, 2019, an aggregate of 5,190,425 shares of Parent Common Stock were reserved and available for issuance pursuant to the Parent Stock Plans.
(b)   Except as set forth above in Section 4.2(a) or in Section 4.2(b) of the Parent Disclosure Letter, or as expressly permitted by Section 5.4(g) after the date of this Agreement, as of the date of this Agreement and as of the Effective Time, there are no and there will not be any outstanding securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries is bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating Parent or any of its Subsidiaries to make any payment based on or resulting from the value or price of Parent Preferred Stock or of any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, except as set forth in Section 4.2(b) of the Parent Disclosure Letter and except for acquisitions, or deemed acquisitions, of Parent Preferred Stock or other equity securities of Parent in connection with (i) the payment of the exercise price of options to purchase Parent Preferred Stock or other equity securities of Parent (including in connection with “net” exercises), (ii) Tax withholding in connection with the exercise options to purchase Parent Preferred Stock and vesting of restricted shares of Parent Preferred Stock or other equity securities of Parent, and (iii) forfeitures of options to purchase Parent Preferred Stock or other equity securities of Parent or restricted shares of Parent Preferred Stock or Parent Common Stock. There are no bonds, debentures, notes or other indebtedness of Parent or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. All outstanding shares of Parent Preferred Stock are, and shares of Parent Preferred Stock to be issued or reserved for issuance in connection with the Merger, when issued in accordance with the terms hereof, will be, duly authorized and validly issued, fully paid and not subject to preemptive rights.
(c)   The authorized share capital of Merger Sub consists of  $50,000, divided into 50,000,000 shares of a par value of  $0.001 per share. All of the issued and outstanding shares of Merger Sub are, and at the Effective Time will be, owned by Parent, and there are (i) no other shares or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares or voting securities of Merger Sub, and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any equity interests, voting securities or securities convertible into or exchangeable for equity interests or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated hereby.
Section 4.3   Corporate Authorization.
(a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby, and, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole shareholder of Merger Sub. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate actions on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby, subject, in the case of the Merger, to the adoption of this Agreement by Parent as the sole shareholder of Merger Sub, to the filing of the Cayman Merger Documents with the Registrar of Companies of the Cayman Islands in accordance with the Companies Law.
(b)   The Board of Directors of Merger Sub, at a meeting duly called and held or pursuant to unanimous written resolutions, has adopted resolutions that approved this Agreement, the Merger and the other transactions contemplated are in the best interests of Merger Sub and the Board of Directors of each of Parent and Merger Sub have adopted resolutions that approved the execution, delivery and performance of this Agreement by Parent and Merger Sub, respectively, and the consummation of the Merger and the other transactions contemplated hereby. Parent, in its capacity as the sole shareholder of Merger Sub, has executed and delivered to Merger Sub a Special Resolution (as defined in the Merger Sub Bylaws) approving the consummation by Merger Sub of the Merger and the other transactions contemplated hereby. In each case, such resolutions and consents have not been subsequently rescinded, modified or withdrawn.

(c)   This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due power and authority of, and due execution and delivery by, the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.
Section 4.4   No Conflicts.   The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of, as to Parent, the Parent Charter or Parent Bylaws or, as to Merger Sub, the Merger Sub Charter or Merger Sub Bylaws or (b) assuming that the authorizations, Consents and approvals referred to in Section 4.5 are obtained, (i) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, give rise to a right of termination under, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of Parent or Merger Sub, under any Contract to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets are bound or affected or (ii) conflict with or violate any Laws, Orders or Permits applicable to Parent or Merger Sub or any of their respective properties or assets, other than, in the case of clause (b), any such violation, conflict, loss, default, right or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.5   Governmental Approvals.   No Consent of, or Filing with any Governmental Entity is required to be made in connection with the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, other than (i) the filing of the Cayman Merger Documents with the Registrar of Companies of the Cayman Islands in accordance with the Companies Law, (ii) compliance with the applicable requirements of Antitrust Laws, (iii) compliance with the Securities Act and the Exchange Act (and applicable rules and regulations promulgated thereunder) (including the filing with the SEC the Proxy Statement/Prospectus and the filing of the Form S-4 and the declaration of effectiveness of the Form S-4), the applicable rules and regulations of Nasdaq and any other federal or state securities laws or Takeover Statutes, or (iv) such other Consents or Filings the failure of which to obtain or make prior to the Closing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.6   Compliance with Laws.
(a)   Other than those violations that would not reasonably be expected to have a Parent Material Adverse Effect, none of Parent, Merger Sub or any of their respective Subsidiaries are in violation of, or since December 31, 2018 have violated, any Laws or Orders applicable to Parent, Merger Sub or any of their respective Subsidiaries, or any assets owned or used by any of them.
(b)   Parent and each of its Subsidiaries have and are in compliance with all Permits necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, in each case, except where the failure to have, maintain or be in compliance with such Permit has not had and would not reasonably be expected to have, individually or in the aggregate a Parent Material Adverse Effect.
Section 4.7   Litigation.   There are no Proceedings pending, or to the Knowledge of Parent, threatened, in writing, against Parent, Merger Sub or any of their respective Subsidiaries before any Governmental Entity, which would reasonably be expected to have a Parent Material Adverse Effect. There is no Order outstanding against Parent, Merger Sub or any of their respective Subsidiaries which would reasonably be expected to have a Parent Material Adverse Effect.
Section 4.8   Parent SEC Documents and Sarbanes-Oxley Act.
(a)   Parent has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements, certifications and other documents required to be filed with or furnished to the SEC by Parent since December 31, 2018 (collectively, together with any exhibits and schedules thereto and other information incorporated by reference therein, as such statements and reports may have been amended since the date of their filing and prior to the date hereof, the “Parent SEC Documents”). No Subsidiary of the Parent is required to file any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.

(b)   As of its filing date (and as of the date of any amendment), each Parent SEC Document filed prior to the date hereof complied, and each Parent SEC Document filed subsequent to the date hereof will comply in all material respects with the applicable requirements of Nasdaq, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Parent SEC Document filed prior to the date hereof did not, and each Parent SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(d)   Each of Parent and, to the Knowledge of Parent, each of its executive officers and directors is and since December 31, 2018, subject to any applicable grace periods, has been in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.
(e)   Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(f)   Parent has established and maintains internal controls. Parent’s internal controls are sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Parent’s auditors and audit committee of Parent’s Board of Directors, (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.
(g)   Each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications were true and complete on the date such certifications were made.
Section 4.9   Operations of Merger Sub.   Merger Sub is a wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby, has engaged in no business activities other than those related to the transactions contemplated hereby and has conducted its operations only as contemplated by this Agreement.
Section 4.10   Financial Statements.
(a)   The consolidated financial statements (including all related notes and schedules thereto) of Parent included in or incorporated by reference into the Parent SEC Documents (the “Parent SEC Financial Statements”) comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Parent SEC Financial Statements fairly present, or, in the case of Parent SEC Documents filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, stockholders’ equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments that are not material in amount or effect and to the absence of information or notes not required by GAAP to be included in interim financial statements), all in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(b)   From December 31, 2018 to the date of this Agreement, Parent has not received written notice from the SEC or any other Governmental Entity indicating that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity.
Section 4.11   No Undisclosed Liabilities.   There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for on the Parent Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in the Ordinary Course consistent with past practice since December 31, 2018, (c) liabilities arising in connection with the transactions contemplated hereby, and (d) other liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K that have not been so described in the Parent SEC Documents.
Section 4.12   Absence of Certain Changes or Events.   Since December 31, 2018, except for liabilities or obligations incurred in connection with, or expressly contemplated by, this Agreement, the Merger and the other transactions contemplated hereby, (a) Parent and its Subsidiaries have conducted their respective businesses in the Ordinary Course, (b) there has not been any event, change, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (c) neither Parent nor any of its Subsidiaries has taken any action that would constitute a breach of Section 5.3 or Section 5.4.
Section 4.13   No Vote of Parent Stockholders.   No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the Parent Charter or Parent Bylaws or the applicable rules of Nasdaq in order for Parent to consummate the transactions contemplated by this Agreement, including the Merger.
Section 4.14   Brokers and Finders’ Fees.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.
Section 4.15   No Ownership of Shares.   Neither Parent nor any of its Subsidiaries (including Merger Sub) nor any of Parent’s “affiliates” or “associates” (as such terms are defined in Section 203 of the DGCL), currently, or at any time in the three (3) years prior to the date of this Agreement, (a) beneficially owns or owned, directly or indirectly, any Shares or other securities convertible into, exchangeable for or exercisable for Company Shares or any securities of any Subsidiary of the Company, (b) has or had any rights to acquire any Shares except pursuant to this Agreement, and (c) is or was an “interested stockholder” of the Company (as such term is defined in Section 203 of the DGCL). There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries (including Merger Sub) is a party with respect to the voting of the other equity interest of the Company or any of its Subsidiaries.
Section 4.16   Taxes.
(a)   Except as would not reasonably be expected to have a Parent Material Adverse Effect:
(i)   All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, Parent or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true and complete.
(ii)   Parent and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, other than any payment that is being contested in good faith pursuant to appropriate procedures, and for which adequate reserve in accordance with GAAP has been established. Where payment for any Taxes is not yet due, Parent and each of its Subsidiaries has established an adequate accrual in accordance with GAAP.
(iii)   No claim has been made in writing by a Taxing Authority in a jurisdiction where Parent or any of its Subsidiaries do not file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(iv)   There is no Proceeding pending or, to the Knowledge of Parent, threatened in writing, against or with respect to Parent or any of its Subsidiaries in respect of any material amount of Tax.
(v)   There are no closing agreements, private letter rulings, technical advance memoranda or similar agreements or rulings that have been entered into or issued by any Taxing Authority in respect of any material Tax matters with respect to Parent or any of its Subsidiaries which are still in effect as of the date hereof.
(vi)   Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent or any of its Subsidiaries was the common parent, (ii) is party to any Tax Sharing Agreement (other than any such agreement solely between Parent and its Subsidiaries, or (iii) has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) or any Tax Sharing Agreement or as a transferee or successor.
(vii)   Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to be governed by Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(viii)   Neither Parent nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. law).
(b)   After reasonable inquiry and investigation, Parent has no actual knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 4.17   No Other Representations and Warranties; Disclaimers.   Except for the representations and warranties expressly contained in Article III, Parent and Merger Sub agree and acknowledge that none of the Company or any Person on behalf of the Company is making or has made, and each of Parent and Merger Sub hereby agrees it is not relying upon, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or with respect to any other information provided or made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information.
ARTICLE V
INTERIM CONDUCT OF BUSINESS
Section 5.1   Affirmative Obligations of the Company.
(a)   From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 8.1, except (a) as prohibited or required by applicable Law or by any Governmental Entity, (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter (other than Section 5.1(a)(ii)), or (c) as otherwise required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall (i) use its reasonable best efforts to (1) conduct the businesses of the Company and its Subsidiaries in the Ordinary Course and in compliance with all applicable Laws; (2) maintain and preserve intact the present business of the Company and its Subsidiaries; (3) maintain in effect all of its Permits; (4) pay its debts and Taxes when due, in each case subject to good faith disputes over such debts and Taxes for which adequate reserves have been established in accordance with GAAP on the appropriate financial statements; (5) keep available the services of its directors, officers and employees; (6) maintain existing goodwill with Governmental Entities, customers, distributors, lenders, partners, labor unions, suppliers, and other third parties having material business dealings with the Company or any of its

Subsidiaries and (ii), prior to the Effective Time, take the actions set forth on Section 5.1(a)(ii) of the Company Disclosure Letter; provided that no action by the Company or any of its Subsidiaries with respect to any of the matters specifically addressed by Section 5.2(a) through 5.2(r) shall be deemed a breach of this Section 5.1 unless such action would constitute a breach of Section 5.2(a) through Section 5.2(r), as applicable.
(b)   From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 8.1, except (a) as prohibited or required by applicable Law or by any Governmental Entity, (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter, or (c) as otherwise required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not materially increase the rates of direct compensation or bonus compensation payable or to become payable to any employee, director, officer or consultant of the Company or any Subsidiary, other than (i) bonuses paid to members of management of the Company in connection with the transactions contemplated by this Agreement that have been approved by the Board of Directors of the Company and are accrued in the net working capital schedule set forth on Section 3.25 of the Company Disclosure Letter, (ii) as otherwise set forth in the Company Disclosure Letter and (iii) such increases not in excess of $100,000, in the aggregate.
Section 5.2   Negative Obligations of the Company.   Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 8.1, except (a) as prohibited or required by applicable Law or by any Governmental Entity, (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter, or (c) as otherwise required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to:
(a)   amend, modify, waive, rescind or otherwise propose any change in its certificate of incorporation, bylaws, memorandum and articles of association or similar organizational documents, or the terms of any security of the Company or any Subsidiary, other than in immaterial respects in relation to any Subsidiary of the Company;
(b)   (i) other than in accordance with the Merger, merge or consolidate itself or any of its Subsidiaries with any other Person, or (ii) restructure, reorganize or completely or partially liquidate;
(c)   acquire (by merger, consolidation, acquisition of stock, shares or assets or otherwise), directly or indirectly, securities or assets (i) constituting a business or (ii) otherwise outside of the Ordinary Course, in each case in excess of  $50,000, other than, with respect to clause (ii), acquisitions pursuant to Contracts in effect as of the date of this Agreement that have been disclosed to Parent prior to the date of this Agreement;
(d)   issue, sell, grant, pledge, charge, dispose of, transfer or otherwise encumber, or authorize the issuance, sale, grant, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any shares of its share capital or of any shares of capital stock of its Subsidiaries, or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such share capital, capital stock or similar security), except for the issuance of  (i) Company Shares upon the settlement of Company Equity Awards, in each case that are outstanding on the date of this Agreement or (ii) any securities of a wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company;
(e)   make any loans, advances or capital contributions to or investments in any Person in excess of $100,000, in the aggregate, (other than loans, advances or capital contributions between or among the Company and any of its direct or indirect wholly-owned Subsidiaries);
(f)   declare, set aside, make or pay any dividend, capitalization or other distribution (whether in cash, shares, property or otherwise) in respect of any of its shares, except for dividends, capitalizations or distributions by any direct or indirect wholly-owned Subsidiary of the Company to the Company or to any other direct or indirect wholly-owned Subsidiary of the Company that are made in compliance with contractual obligations of the Company and its Subsidiaries;

(g)   split, combine, subdivide or reclassify its issued and outstanding shares of capital stock (except for any such transaction by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction);
(h)   purchase, repurchase, redeem, exchange or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests (other than (i) pursuant to the cashless exercise of Company Share Options or the forfeiture of, or withholding of Taxes with respect to, Company Share Options or Company RSUs in connection with any Taxable event related to such awards, in each case in accordance with past practice and with the terms of the applicable Company Share Plan and award agreement as in effect on the date of this Agreement (or as modified after the date of this Agreement in accordance with the terms of this Agreement) or (ii) purchases, repurchases, redemptions, exchanges or other acquisitions of securities of any wholly-owned Subsidiary of the Company by the Company or any other wholly-owned Subsidiary of the Company);
(i)   create, incur, guarantee or assume any Indebtedness in excess of  $500,000, in the aggregate, except for (A) transactions among the Company and its direct or indirect Subsidiaries or among the Company’s direct or indirect Subsidiaries or (B) Indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing Indebtedness and in amounts not materially in excess of such existing Indebtedness, provided that such amounts are prepayable at any time without penalty or premium;
(j)   make or authorize any capital expenditures or series of capital expenditures in excess of  $50,000, in the aggregate, in any fiscal quarter;
(k)   other than in the Ordinary Course, (i) enter into any Contract that would obligate the Company or any Subsidiary to pay more than $50,000 during the term of such Contract, or (ii) amend or terminate any Company Material Contract, or cancel, modify or waive any debts, rights or claims thereunder;
(l)   transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of, or grant or permit any Lien (other than Permitted Liens) on, any of its material properties, licenses, operations, assets, product lines or businesses, including any equity interests of any of the Company’s Subsidiaries, except (other than with respect to equity interests of any Subsidiary of the Company) (i) pursuant to Contracts in effect prior to the execution of this Agreement or entered into after the date of this Agreement in compliance with this Agreement, (ii) sales, leases or licenses of inventory, equipment and other assets in the Ordinary Course, (iii) inventory, equipment and other assets in the Ordinary Course, (iv) sales, leases, licenses or other dispositions to the Company or any of its Subsidiaries, or (v) the abandonment, lapse, expiration or other disposition of Intellectual Property in the Ordinary Course or for the purpose of disposing of obsolete or worthless assets (as determined in the Company’s reasonable business judgment);
(m)   except as required by applicable Law, (i) increase the compensation or other benefits payable or provided to the Company’s or its Subsidiaries’ officers, directors, individual independent contractors or employees; (ii) enter into any employment, change of control, severance or retention agreement with any employee, director or officer of the Company; (iii) establish, adopt, enter into or amend any Company Benefit Plan; (iv) change in any material respect any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by applicable Law; (v) forgive any loans to directors or executive officers of the Company or any of its Subsidiaries; (vi) except to the extent accrued in the net working capital schedule set forth on Section 3.25 of the Company Disclosure Letter, pay any bonus or performance based compensation to any employee, consultant, director or officer of the Company or any of its Subsidiaries in excess of  $100,000, in the aggregate; or (vii) hire any executive officer or any employee outside of the parameters set forth on Section 5.2(m) of the Company Disclosure Letter;
(n)   other than in respect of claims, liabilities or obligations in connection with any shareholder litigation against the Company and/or its officers, directors, employees and Representatives relating to this Agreement, the Merger and/or the transactions contemplated by this Agreement, which are subject to Section 6.10, (i) waive, release, settle or compromise any claim for an amount materially in excess of the amount of the corresponding reserve established on the consolidated balance sheet of the Company as reflected in the most recent applicable Company SEC Document, except (A) for any settlements or compromises involving total aggregate payments not in excess of  $150,000 individually or $500,000 in the aggregate (net of amounts covered by insurance or indemnification agreements with third parties), so long as such settlements or compromises do not materially restrict the operations of the business of the Company and its Subsidiaries, taken as a whole or (B) waivers of rights with respect to suppliers or customers in the Ordinary Course, or (ii) enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any claim or audit that would materially restrict the operations of the business of the Company or its Subsidiaries after the Effective Time, except as would not be material to the Company and its Subsidiaries, taken as a whole;
(o)   alter or amend any existing material accounting methods, principles or practices, except as may be required by changes in GAAP or applicable Law;
(p)   (i) make, change or rescind any Tax election that, individually or in the aggregate, would reasonably be expected to materially and adversely affect the Tax liability of the Company or any Subsidiary of the Company, (ii) adopt or change any material Tax accounting method, (iii) adopt or change any Tax accounting period that, individually or in the aggregate, would reasonably be expected to materially and adversely affect the Tax liability of the Company or any Subsidiary of the Company, (iv) except with respect to any Tax liability, claim or assessment referenced in Section 3.12 of the Company Disclosure Letter, settle, compromise, concede or abandon any Tax liability, claim or assessment or enter into any closing agreement with respect to Taxes, in each case that exceeds $50,000 individually or $250,000 in the aggregate (together with (A) all other settlements, compromises, concessions, or abandonments with respect to any Tax liability, claim or assessment or (B) closing agreements entered into, made or taken with respect to Taxes, in each case of clauses (A) and (B), on or after the date of this Agreement), (v) surrender any right to claim a refund of a material amount of Taxes, or (vi) waive or extend any statute of limitations with respect to a material amount of Taxes;
(q)   effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN or any similar applicable Law; or
(r)   enter into any Contract, or otherwise obligate itself in a legally binding manner, to take any of the foregoing actions.
Section 5.3   Affirmative Obligations of Parent.   From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 8.1, except (a) as prohibited or required by applicable Law or by any Governmental Entity, (b) as set forth in Section 5.3 or Section 5.4 of the Parent Disclosure Letter, or (c) as otherwise required or permitted by this Agreement, unless Company shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall use its reasonable best efforts to (i) conduct the businesses of the Parent and its Subsidiaries in the Ordinary Course and in compliance with all applicable Laws, (ii) maintain and preserve intact the present business of the Parent and its Subsidiaries and (iii) maintain in effect all of its Permits; provided that no action by Parent or any of its Subsidiaries with respect to any of the matters specifically addressed by Section 5.4(a) through 5.4(h) shall be deemed a breach of this Section 5.3 unless such action would constitute a breach of Section 5.4(a) through Section 5.4(h), as applicable.
Section 5.4   Negative Obligations of Parent.   Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 8.1, except (a) as prohibited or required by applicable Law or by any Governmental Entity, (b) as set forth in Section 5.3 or Section 5.4 of the Parent Disclosure Letter, or (c) as otherwise required or permitted by this Agreement, unless Company shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall not permit any of its Subsidiaries to:
(a)   amend, modify, waive, rescind or otherwise propose any change in its certificate of incorporation, bylaws, memorandum and articles of association or similar organizational documents, or the terms of any security of Parent or any Subsidiary, other than in immaterial respects in relation to any Subsidiary of Parent;

(b)   (i) merge or consolidate itself with any other Person or (ii) adopt any plan to restructure, reorganize or completely or partially liquidate (except for any such transactions among Parent’s wholly-owned Subsidiaries);
(c)   split, combine, subdivide or reclassify its issued and outstanding shares of its capital stock (except for any such transaction by a direct or indirect wholly-owned Subsidiary of Parent which remains a direct or indirect wholly-owned Subsidiary of Parent after consummation of such transaction);
(d)   declare, set aside, make or pay any dividend or other distribution, other than cash dividends in the ordinary course, in respect of any of its capital stock, or purchase, repurchase, redeem, exchange or otherwise acquire at a premium any shares of its capital stock or any other equity interests or any rights, warrants or options to acquire any such shares or interests, other than pursuant to a Parent Stock Plan;
(e)   alter or amend any existing accounting methods, principles or practice, except as may be required by changes in GAAP or applicable Law;
(f)   acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or any business or division thereof, or otherwise acquire any assets, unless such acquisition or the entering into of a definitive agreement relating to or the consummation of such transaction would not reasonably be expected to (i) impose any delay in the obtaining of, or increase in any material respect the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting or approval period, (ii) increase in any material respect the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger, or (iii) increase in any material respect the risk of not being able to remove any such order on appeal or otherwise;
(g)   issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock or the capital stock of any its Subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than the issuance of  (i) any shares of Parent Preferred Stock upon the settlement of any grants made under any Parent Stock Plan, or any similar Parent plan; (ii) any securities of a Subsidiary of Parent to Parent or any other Subsidiary of Parent; or (iii) any grants under the Parent Stock Plans, or any similar Parent plan; or
(h)   enter into any Contract, or otherwise obligate itself in a legally binding manner, to take any of the foregoing actions.
Section 5.5   Interim Communications by the Company.   The Company shall use its reasonable best efforts to provide to Parent, to the extent reasonably practicable, a reasonable opportunity to review in advance and comment upon any material written communications to be disseminated generally to the employees, or individual independent contractors of the Company or its Subsidiaries pertaining to compensation, benefit or other similar matters related to the transactions contemplated by this Agreement, and shall consider in good faith all comments reasonably provided by Parent in response thereto before such dissemination. Notwithstanding the foregoing, without prior consultation, the Company may disseminate information consistent with the information contained in press releases or other documents or communications previously issued and agreed upon by the parties.
Section 5.6   Consent.
(a)   The Company shall be permitted to request Parent’s consent or approval for the Company or any of its Subsidiaries to take any matter or action prohibited by Section 5.1 or Section 5.2, by delivering written notice (including by electronic mail) thereof to any of the individuals specified on Section 5.6(a) of the Parent Disclosure Letter. Parent shall respond to such request in writing (including by return email) as promptly as practicable, and in no event later than three (3) days, following receipt thereof.
(b)   Parent shall be permitted to request the Company’s consent or approval for Parent or any of its Subsidiaries to take any matter or action prohibited by Section 5.3 or Section 5.4 by delivering written notice (including by electronic mail) thereof to any of the individuals specified on Section 5.6(b) of the Company Disclosure Letter. For purposes of this Article V, the Company shall respond to such request in writing (including by return email) as promptly as practicable following receipt thereof.

ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1   Preparation of the Form S-4 and Proxy Statement/Prospectus.
(a)   As promptly as practicable, and in no event later than 45 days after the execution and delivery of this Agreement, the Company and Parent shall jointly prepare and cause to be filed with the SEC the proxy statement to be sent to the shareholders of the Company relating to the Extraordinary General Meeting and the prospectus relating to the shares of Parent Preferred Stock to be issued in the Merger (the “Proxy Statement/Prospectus”), and Parent shall prepare (with the Company’s reasonable cooperation) and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Preferred Stock to be issued in the Merger. Parent shall use its reasonable best efforts to have the Form S-4 declared effective by the SEC under the Securities Act as promptly as practicable after such filing with the SEC and shall use its reasonable best efforts to keep the Form S-4 effective thereafter for so long as is necessary to consummate the Merger and the other transactions contemplated hereby. The Company will cause the Proxy Statement/Prospectus to be mailed to the shareholders of the Company as soon as practicable after the Form S-4 is declared effective by the SEC. Without limiting the generality of the foregoing, each of the Company and Parent shall, and shall instruct their respective Representatives to, reasonably cooperate with the other party hereto and its respective Representatives in the preparation of the Form S-4 and the Proxy Statement/Prospectus, and shall furnish the other party hereto with all information concerning it and its Affiliates as the other party hereto may deem reasonably necessary or advisable in connection with the preparation and filing of the Proxy Statement/Prospectus and the Form S-4.
(b)   Unless the Board of Directors of the Company shall have effected a Change of Board Recommendation in accordance with the terms of Section 6.3, the Proxy Statement/Prospectus shall include the Company Board Recommendation.
(c)   No amendment or supplement (including by incorporation by reference) to the Form S-4 or the Proxy Statement/Prospectus shall be made without the prior review and approval of Parent and the Company (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent any disclosure contained therein relates to a Change of Board Recommendation.
(d)   Each of Parent and the Company shall cause the Form S-4 and the Proxy Statement/Prospectus, as applicable, to comply in all material respects as to form and substance with the requirements of the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, the information supplied or to be supplied by either party hereto for inclusion or incorporation by reference in the Form S-4 shall not, at the time the Form S-4 is filed with the SEC or declared effective by the SEC or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither party makes any such covenant with respect to information supplied by the other party. The information supplied or to be supplied by either party hereto for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Extraordinary General Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither party makes any such covenant with respect to information supplied by the other party. In addition, the information supplied or to be supplied by or on behalf of either party hereto for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each, a “Regulation M-A Filing”) shall not, at the time any such Regulation M-A Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, neither party makes any such covenant with respect to information supplied by the other party.
(e)   Without limiting the generality of the foregoing, prior to the Effective Time (i) the Company and Parent shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Form S-4, Proxy Statement/Prospectus or any Regulation M-A Filing so that any such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and as promptly as practicable thereafter, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by applicable Law or the SEC, disseminated to the shareholders of the Company. The Company and Parent shall each notify the other as promptly as practicable after the receipt by such party of any written or oral comments of the SEC or its staff on, or of any written or oral request by the SEC or its staff for amendments or supplements to, the Form S-4, the Proxy Statement/Prospectus or any Regulation M-A Filing, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC or its staff with respect to any of the foregoing filings.
(f)   Each of the Company and Parent shall make any other necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and shall use reasonable best efforts to ensure that such filings after the date of this Agreement and prior to the Closing Date (and, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) will not contain any untrue statement of a material fact or omit (or will have omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither party makes any such covenant with respect to information supplied by the other party. In addition, Parent shall use reasonable best efforts to take all actions required under any applicable federal or state securities or “blue sky” Laws in connection with the issuance of shares of Parent Preferred Stock in the Merger.
Section 6.2   Extraordinary General Meeting; Company Board Recommendation.
(a)   Subject to applicable Law, the rules and regulations of Nasdaq, and the Company Memorandum and Articles of Association, the Company shall establish a record date (with prior consultation with Parent) for, call, give notice of, convene and hold an extraordinary general meeting of the Company (the “Extraordinary General Meeting”) as soon as reasonably practicable following the date the Form S-4 is declared effective by the SEC (and in no event later than 45 days after the declaration of the effectiveness of the Form S-4) for the purpose of voting upon the Special Resolution to approve the Merger, the Plan of Merger and the adoption of this Agreement in accordance with Companies Law. Notwithstanding the foregoing, (a) if, on or before the date on which the Extraordinary General Meeting is scheduled or upon the opening of the Extraordinary General Meeting, the Company reasonably believes that, (1) there are insufficient Company Shares necessary to conduct business at the Extraordinary General Meeting or there is not a quorum present, or (2) the Company has not received proxies representing a sufficient number of Company Shares to obtain the Company Shareholder Approval, the Company may open and immediately adjourn the Extraordinary General Meeting to a later date (in accordance with the Company Memorandum and Articles of Association) to the extent (and only to the extent) the Company determines in good faith that such adjournment is reasonably necessary in order to conduct business at the Extraordinary General Meeting or obtain proxies representing a sufficient number of Company Shares to obtain the Company Shareholder Approval, as applicable; provided that in no event shall the Company adjourn the Extraordinary General Meeting pursuant to this Section 6.2(a) for more than 15 days later than the most recently adjourned meeting or to a date more than thirty (30) days after the original date of the Extraordinary General Meeting or, without consent of Parent, to a date that is on or after the Outside Date, (b) the Company may open and immediately adjourn (in accordance with the Company Memorandum and Articles of Association) the Extraordinary General Meeting to the extent (and only to the extent) the Company determines in good faith that such adjournment is required by applicable Law, including to comply with comments made by the SEC with respect to the Proxy Statement/Prospectus or the Form S-4, and that such adjournment would not breach the Company Memorandum and Articles of Association or the Companies Law (c) the Company may open and immediately adjourn (in accordance with the Company Memorandum and Articles of Association) the Extraordinary General Meeting to ensure that any supplement or amendment to the Proxy Statement/Prospectus required under applicable Law is timely provided to the shareholders of the Company within a reasonable amount of time, in the good faith judgment of the Company (after consultation with its outside legal counsel), in advance of the Extraordinary General Meeting, and/or (d) the Company may open and immediately adjourn (in accordance with the Company Memorandum and Articles of Association) the Extraordinary General Meeting to the extent (and only to the extent) that Parent provides its prior written consent or Parent requests such an extension. Subject to Section 6.3, the Company shall solicit from shareholders of the Company proxies in favor of the adoption of this Agreement in accordance with the Companies Law and shall use its reasonable best efforts to secure the Company Shareholder Approval at the Extraordinary General Meeting. The Company shall keep Parent promptly informed regarding its solicitation efforts and proxy tallies following the mailing of the Proxy Statement/Prospectus, including by allowing Parent and its Representatives to participate in meetings and discussions with the Company and its proxy solicitor and by directing such proxy solicitor to provide regular reports to Parent.
(b)   Notwithstanding any Change of Board Recommendation pursuant to Section 6.3, unless this Agreement is otherwise terminated in accordance with its terms, this Agreement shall be submitted to the shareholders of the Company at the Extraordinary General Meeting for the purpose of obtaining the Company Shareholder Approval, and nothing contained herein shall be deemed to relieve the Company of such obligation. Once the Company has established a record date for the Extraordinary General Meeting, the Company will not change such record date or establish a different record date without the prior written consent of Parent. Without the prior written consent of Parent, the adoption of this Agreement will be the only matter (other than related procedural matters) that the Company will propose to be acted on by the shareholders of the Company at the Extraordinary General Meeting.
Section 6.3   No Solicitation.
(a)   Except as permitted by this Section 6.3, from and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, none of the Company or any of its Subsidiaries shall, and the Company shall instruct its Representatives not to, directly or indirectly:
(i)   initiate or solicit the submission of any offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
(ii)   furnish to any third party any non-public information relating to the Company or any of its Subsidiaries, or afford to any third party access to the books, records or other non-public information of the Company or any of the Subsidiaries of the Company, in any such case with the express intent to encourage or induce the making, submission or announcement of any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
(iii)   enter into, conduct, participate, maintain or engage in any discussions or negotiations with any third party with respect to any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than solely to inform any third party of the existence of the provisions contained in this Section 6.3); provided that the Company may contact the Person that has made an offer, proposal or indication of interest solely for the sole purpose of seeking clarification of the terms or conditions of such offer, proposal or indication of interest, as applicable;
(iv)   approve, adopt, declare advisable or recommend an Acquisition Proposal;
(v)   withdraw, qualify, amend or modify, in any manner adverse to Parent or Merger Sub, the Company Board Recommendation;
(vi)   fail to include the Company Board Recommendation in the Proxy Statement/Prospectus;
(vii)   if a tender offer or exchange offer that constitutes an Acquisition Proposal is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by the shareholders of the Company (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by the shareholders of the Company, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after the commencement thereof  (as determined by Rule 14d-2 of the Exchange Act);
(viii)   fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days, if so requested by Parent, following the Company’s acknowledgement of receipt of an Acquisition Proposal;

(ix)   enter into any letter of intent, memorandum of understanding, agreement in principle or other similar document, or any Contract providing for any Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or hold the Extraordinary General Meeting; or
(x)   resolve, propose or agree to do any of the foregoing (any action set forth in the foregoing clauses (iv), (v), (vi) or (vii) (to the extent related to the foregoing clauses (iv), (v), (vi) or (vii)), a “Change of Board Recommendation”).
The Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than Parent) conducted prior to or as of the date hereof by the Company or any of its Subsidiaries, and will instruct its Representatives to cease any existing activities that would reasonably be expected to lead to any Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any material non-public information in respect of the Company or any of its Subsidiaries, in each case established for the purpose of submitting an Acquisition Proposal. The Company shall, as soon as practicable following the date hereof, request of each Person that has executed a confidentiality agreement, on or after April 2018, in connection with its consideration of an Acquisition Proposal, to promptly return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries.
(b)   Notwithstanding anything to the contrary contained in Section 6.3(a), but subject to Section 6.3(c), if at any time following the date hereof and prior to the time that the Company Shareholder Approval is obtained (i) the Company receives a bona fide written offer, inquiry, proposal, letter of intent or indication of interest, in each case with regard to an existing or forthcoming Acquisition Proposal, from a third party that was not obtained in material violation of Section 6.3(a) and (ii) the Board of Directors of the Company determines in good faith, after consultation with the Company’s financial advisor and outside legal counsel, that such offer, inquiry proposal, letter of intent or indication of interest constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company may in response to such Acquisition Proposal (A) furnish information, including access to books, records, facilities and personnel, with respect to the Company and its Subsidiaries to the third party making such offer, inquiry, proposal, letter of intent or indication of interest, its Representatives and potential sources of financing and (B) participate in discussions or negotiations with the third party making such offer, inquiry, proposal, letter of intent or indication of interest, its Representatives and potential sources of financing regarding such Acquisition Proposal, in each case, only if  (1) the Company gives Parent a written notice that states that the Company has received such Acquisition Proposal and includes all the information required by Section 6.3(c) in accordance with Section 6.3(c) and thereafter continues to comply with Section 6.3(c) and Section 6.3(d), (2) prior to furnishing any non-public information to such Person, the Company shall have entered into an Acceptable Confidentiality Agreement with such Person and prior to or substantially contemporaneously with the provision of any non-public information concerning the Company or the Subsidiaries of the Company to any such Person, the Company provides such information to Parent (if such information has not previously been furnished to Parent or its Representatives) and (3) the Board of Directors of the Company shall have determined in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(c)   As promptly as practicable (and in any event within 24 hours) following the receipt by the Company, any of its Subsidiaries or any of their Representatives of  (i) an Acquisition Proposal or (ii) any request for information or to engage in negotiations or discussions that would reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent notice of  (A) the receipt of such Acquisition Proposal, request or inquiry, (B) the identity of the third party making, and the material terms and conditions of, such Acquisition Proposal, request or inquiry (including the status of any financing arrangements to the extent provided to the Company, any of its Subsidiaries or any Representative of the Company) and (C) a copy of all material agreements proposed provided by such third party in connection with such Acquisition Proposal, request or inquiry. The Company shall keep Parent fully informed, on a current basis, of the status and details of any such Acquisition Proposal, indication or request (including any changes thereto) and shall promptly (but in no event later than 24 hours after receipt) provide to Parent copies of all material written materials sent or provided to the Company or any of its Subsidiaries by or at the direction of the third party making such Acquisition Proposal that describe any material terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).
(d)   Notwithstanding anything to the contrary contained in Section 6.3(a), at any time prior to the time that the Company Shareholder Approval is obtained, the Board of Directors of the Company may (i) effect a Change of Board Recommendation, subject to the requirements of this Section 6.3(d), in response to a Superior Proposal or an Intervening Event and/or (ii) terminate this Agreement as set forth in Section 8.1(d)(ii) and enter into a definitive agreement with respect to a Superior Proposal. The Company shall not be entitled to effect a Change of Board Recommendation with respect to a Superior Proposal or Intervening Event or terminate this Agreement as set forth in Section 8.1(d)(ii) pursuant to this Section 6.3(d) unless (A) the Company shall have provided to Parent at least five (5) Business Days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall state expressly (1) that the Company has received a Superior Proposal or an Intervening Event has occurred, (2) in the case of a Superior Proposal, the material terms and conditions of such Superior Proposal (including the status of any financing arrangements to the extent provided to the Company and/or any of its Representatives) and the identity of the third party making such Superior Proposal, or, in the case of an Intervening Event, the material facts and circumstances (based on information reasonably available) related to such Intervening Event, and (3) that it intends to effect a Change of Board Recommendation or terminate this Agreement as set forth in Section 8.1(d)(ii) and (B) the Board of Directors of the Company shall have concluded in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. During the Notice Period, if requested by Parent, the Company shall engage in good faith negotiations with Parent and its Representative regarding any amendment to this Agreement proposed in writing by Parent, and the Board of Directors of the Company shall consider in good faith any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) that, if accepted by the Company, would be binding upon Parent (the “Proposed Changed Terms”) by no later than 11:59 p.m. (Central Time), on the last day of the Notice Period. Notwithstanding anything in this Section 6.3(d) to the contrary, the Board of Directors of the Company may not effect a Change of Board Recommendation or terminate this Agreement as set forth in Section 8.1(d)(ii) until the expiration of the Notice Period and unless and until the Board of Directors of the Company concludes in good faith, after considering the Proposed Changed Terms (if any are proposed by Parent) and consultation with outside legal counsel, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable Law. In the event of any material revisions or modifications to the terms of such Superior Proposal, the Company shall be required to promptly (but in any event within 24 hours) deliver a new written notice to Parent and to again comply with the requirements of this Section 6.3(d) with respect to such new written notice, except that the Notice Period shall be three (3) Business Days with respect to any such revised Superior Proposal, but no such new written notice shall shorten the original Notice Period.
(e)   Nothing contained in this Section 6.3 shall prohibit the Board of Directors of the Company from (i) disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure that constitutes a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, which actions shall not constitute or be deemed to constitute a Change of Board Recommendation and Parent shall not have the right to terminate this Agreement as set forth in Section 8.3(a)(i); provided that notwithstanding the foregoing sentence, if such disclosure does not reaffirm the Company Board Recommendation or has the effect of withdrawing or adversely modifying the Company Board Recommendation, such disclosure shall be deemed a Change of Board Recommendation in accordance with the terms of this Section 6.3.
Section 6.4   Access to Information.   Each of the Company and Parent shall, and shall cause each of its Subsidiaries to, afford the other party’s Representatives reasonable access during normal business hours (at the requesting party’s cost) and upon reasonable advance notice and under the supervision of appropriate personnel of the other party to its and its Subsidiaries’ properties, books and records (including Tax records and information necessary to confirm disclosures in the Proxy Statement/Prospectus and Form S-4) and personnel, and shall furnish, and shall cause to be furnished, as promptly as reasonably practicable to the requesting party consistent with its legal obligations and obligations pursuant to Contracts all other information concerning the other party’s business, properties and personnel as the requesting party may reasonably request; provided, however, that (a) such access shall not unreasonably interfere with the business or operations of the Company or Parent, (b) the Company and Parent shall not be obligated to provide such access or information if the party receiving the request determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third party, jeopardize the protection of the attorney-client or any other privilege, or expose such party to risk of liability for disclosure of sensitive or Personal Information (any such information, the “Restricted Information”), (c) the Company and Parent will be permitted to redact any information or documentation provided to the extent that such information or documentation includes competitively or commercially sensitive information, and (d) Parent shall only be required to provide information or documentation that is (x) reasonably necessary to consummate the transactions contemplated by this Agreement, (y) reasonably related to a good faith belief by the Board of Directors of the Company that Parent has breached this Agreement, or (z) necessary to comply with the Company’s obligations under Article V of this Agreement and applicable Law; provided, further, that the Company and Parent may restrict the foregoing access to those Persons who have entered into or are bound by a confidentiality agreement with it or Parent and to the extent required by applicable Law or Contract to which the Company or Parent is a party. In conducting any inspection of any properties of the Company or Parent, the requesting party and its Representatives shall not (i) unreasonably interfere with the business conducted at such property or (ii) damage any property or any portion thereof. All information obtained pursuant to this Section 6.4 shall continue to be governed by the Confidentiality Agreement which shall remain in full force and effect in accordance with its terms. Nothing in this Section 6.4 shall require the Company or Parent to permit the inspection of, or to disclose, any Acquisition Proposals or any information regarding or related to the deliberations of the Board of Directors of the Company or Parent with respect to the transactions contemplated by this Agreement, the entry into the Agreement or any materials provided to the Board of Directors of the Company or Parent in connection therewith, in each case, except to the extent such information is being disclosed in the Form S-4 and/or Proxy Statement/Prospectus.
Section 6.5   Consents, Approvals and Filings.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, Parent, Merger Sub and the Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to take, or cause to be taken, as promptly as practicable, all actions necessary, proper or advisable to consummate the Merger as promptly as practicable, including to use reasonable best efforts to, as promptly as practicable, (i) cause all of the conditions to Closing to be satisfied, (ii) prepare and file all filings and submissions under the applicable Antitrust Laws, (iii) obtain all Consents, Orders, actions or nonactions, waivers and clearances required under the applicable Antitrust Laws, and (iv) obtain all necessary material consents or waivers from non-Governmental Entity third parties; provided that in no event shall the Company or its Subsidiaries be obligated to pay or to commit to pay to any Person whose consent or waiver is being sought any cash or other consideration, or make any accommodation or commitment or incur any liability or other obligation to such Person in connection with such consent or waiver. Parent and the Company shall promptly notify the other party of any notice or other communication from any Governmental Entity received by such party alleging that such Governmental Entity’s consent is or may be required in connection with or as a condition of the Merger.
(b)   The Company and Parent shall use reasonable best efforts to (i) cooperate and coordinate with the other party in the taking of the actions contemplated by Section 6.5(a), (ii) provide such assistance as the other party may reasonably request in connection with the foregoing, including supplying the other party with any information that the other party may reasonably request in order to effectuate the taking of such actions, and (iii) keep the other party reasonably and timely informed of any developments, meetings, or discussions with any Governmental Entity under any Antitrust Laws, and any inquiries or requests for additional information, from any Governmental Entity under any Antitrust Laws. If the Company or Parent receives a formal or informal request for additional information or documentary material from any Governmental Entity under any Antitrust Laws with respect to the Merger or the other transactions contemplated hereby, then it shall use reasonable best efforts to make, or cause to be made, as promptly as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In addition, to the extent practicable, none of the parties shall agree to participate in any substantive meeting or conference (telephone, in-person or otherwise) with any Governmental Entity, or any member of the staff of any Governmental Entity, in respect of any Filing, Proceeding, investigation (including any settlement of the investigation), litigation, or other inquiry under any Antitrust Laws unless it consults with the other party in advance and, where permitted by such Governmental Entity, allows the other party to participate. To the extent reasonably practicable, legal counsel for Parent and for the Company shall have the right to review in advance, and will consult with the other party on and consider in good faith the views of the other party in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries and Representatives, that appears in any written materials submitted to, any third party or Governmental Entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. Information disclosed pursuant to this Section 6.5 shall be subject to the Confidentiality Agreement and Section 6.5(d) hereof. Neither Parent nor the Company shall be required to comply with any of the foregoing provisions of this Section 6.5(b) to the extent that such compliance would be prohibited by applicable Law. The parties shall not voluntarily extend any waiting period associated with any Consent of any Governmental Entity or enter into any agreement with any Governmental Entity not to consummate the Merger and the other transactions contemplated hereby, except with the prior written consent of the other parties (not to be unreasonably withheld, conditioned or delayed).
(c)   Parent shall not, and shall cause its Affiliates not to, directly or indirectly, acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, company, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Consent, action or nonaction, waiver, clearance or exemption of any Governmental Entity necessary to consummate the Merger and the other transactions contemplated hereby or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity entering an Order preventing, restraining, impeding, delaying, enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated hereby; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) prevent or materially delay the consummation of the Merger and the other transactions contemplated hereby.
(d)   Notwithstanding anything to the contrary in this Section 6.5 (i) if any information or documentation provided by the delivering party to the other party pursuant to this Section 6.5 contains competitively or commercially sensitive material, if requested by the delivering party, such information or documentation will only be provided to outside antitrust counsel of the receiving party (and/or to such other individuals of the receiving party or the Representatives thereof to whom the delivering party expressly provides permission (the “Permitted Individuals”)) and shall not be disclosed by such outside antitrust counsel or other Permitted Individuals to any individuals other than Permitted Individuals (including employees, officers or directors of the receiving party) unless express permission is obtained in advance from the delivering party and (ii) any information or documentation provided pursuant to this Section 6.5 may be redacted to the extent necessary (A) to comply with any contractual arrangement, (B) to remove references concerning valuation, or (C) to address privilege or confidentiality concerns.
Section 6.6   Employee Matters.
(a)   Until the first (1st) anniversary of the Effective Time (the “Benefits Continuation Period”), the Surviving Company shall provide, or cause to be provided, for those employees of the Company and its Subsidiaries who continue as employees of the Surviving Company or any of its Subsidiaries during all or a portion of the Benefits Continuation Period (the “Continuing Employees”), compensation (including base salary, bonus and other incentive compensation opportunities, but excluding any equity-based compensation) with respect to each Continuing Employee that are at least as favorable to the Continuing Employee as the compensation provided by the Company or the applicable Subsidiary to such Continuing Employee immediately prior to the Effective Time and employee health and welfare and retirement benefits that, in the aggregate, are substantially similar to the compensation and employee benefits that are provided by Parent to its similarly situated employees immediately prior to the Effective Time. Nothing herein shall be deemed to be a guarantee of employment for any current or former employee of the Company or any of its Subsidiaries, or other than as provided in any applicable employment agreement or other Contract, to restrict the right of Parent or the Surviving Company to terminate the employment of any such employee.
(b)   The Surviving Company shall use commercially reasonable efforts, subject to the consent of any applicable insurer, to (i) waive, or cause to be waived, any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Company or any of its Affiliates in which a Continuing Employee is eligible to participate following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such Continuing Employee participated, (ii) provide, or cause to be provided, each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements, and (iii) recognize, or cause to be recognized, service prior to the Effective Time with the Company or any of its Subsidiaries for purposes of eligibility to participate and, vesting, but not for purposes of the determination of level of benefits and benefits accrual to the same extent such service was recognized by the Company or any of its Subsidiaries under the analogous Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided, however, that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service; and, provided further, that the Surviving Company shall not be obligated to provide credit for years of service for benefit accrual purposes under any defined benefit pension plan maintained by the Surviving Company or its Subsidiaries prior to the date on which the Continuing Employee actually becomes a participant in such plan.
(c)   From and after the Effective Time, Parent shall honor, and shall cause its Subsidiaries to honor, in accordance with its terms, (i) each employment, change in control, severance and termination protection plan, policy or agreement of or between the Company or any of its Subsidiaries and any current or former officer, director or employee, including those identified in Section 6.6(c) of the Company Disclosure Letter, (ii) all obligations in effect as of the Effective Time under any equity-based or bonus plans, programs or agreements of the Company or any of its Subsidiaries, and (iii) all obligations in effect as of the Effective Time pursuant to outstanding retention plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of the Company or any of its Subsidiaries. Parent and Merger Sub acknowledge that the consummation of the Merger and the transactions contemplated by this Agreement will constitute a change in control of the Company under the terms of the Company’s employee plans, programs, arrangements and contracts containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.
(d)   Parent shall cause the Surviving Company and each of its Subsidiaries, for a period commencing at the Effective Time and ending ninety (90) days thereafter, not to effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN affecting in whole or in part any site of employment, facility, or operating unit of the Surviving Company or any of its Subsidiaries, and shall cause the Surviving Company and each of its Subsidiaries not to take any such action after such ninety (90) day period without complying with all provisions of WARN.
(e)   Nothing contained in this Agreement, whether express or implied, (i) shall be treated as an amendment or other modification of any Company Benefit Plan or any other plan or arrangement of the Company, its subsidiaries or the Buyer, (ii) shall create any third-party beneficiary rights in any Person, or (iii) subject to the requirements of this Section 6.6(e), shall limit the right of Parent or the Surviving Company or any of its Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan following the Closing Date.
Section 6.7   Expenses.   Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except (a) that expenses incurred in connection with

(i) the filing fee for the Form S-4 and printing and mailing the Proxy Statement/Prospectus and the Form S-4 shall be shared equally by Parent and the Company and (ii) all statutory filing fees under the applicable Antitrust Laws shall be paid by Parent and (b) as otherwise expressly set forth in this Agreement.
Section 6.8   Directors’ and Officers’ Indemnification and Insurance.
(a)   From and after the Effective Time, Parent shall, and shall cause the Surviving Company to, jointly and severally, to the fullest extent permitted by Law (including to the fullest extent authorized or permitted by any amendments to or replacements of applicable Law adopted after the date of this Agreement that increase the extent to which indemnification may be provided), indemnify, defend and hold harmless (and promptly advance expenses from time to time as incurred to the fullest extent permitted by Law; provided the Person to whom expenses are advanced provides a reasonable and customary undertaking (which shall not include posting of any collateral) to repay such advances, if it is ultimately determined that such Person is not entitled to indemnification) each Person who is now, or has been at any time prior to the Effective Time or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries and any Person acting as director, officer, trustee, fiduciary, employee or agent of another Person (including any Company Benefit Plan) who is or has acted as such at the request of the Company (each an “Indemnified Party”) from and against any and all costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement or incurred in connection with any actual or threatened claim (including a claim of violation of applicable Law), action, audit, demand, suit, other Proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative or other Proceeding at law or in equity or order or ruling, by reason of the fact that the Indemnified Party is or was a director or officer of the Company or its Subsidiaries or is or was a director, officer, trustee, fiduciary, employee or agent of another Person at the request of the Company, including the approval of this Agreement and the Merger and the other transactions contemplated hereby or arising out of or pertaining to the Merger and the other transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time. Parent and the Surviving Company shall cooperate with any Indemnified Party in the defense of any matter covered by this Section 6.8. Without limitation of the foregoing or any other provision of this Section 6.8, Parent and the Company agree that all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and the rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party, whether provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, shall survive the Merger, be honored by the Surviving Company and its Subsidiaries and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.
(b)   Subject to the following sentence, the Surviving Company shall, and Parent shall cause the Surviving Company to, at no expense to the beneficiaries, either (i) continue to maintain in full force and effect for six (6) years from the Effective Time, if available, the current directors’ and officers’ liability insurance and fiduciary liability insurance (the “Current Insurance”) with respect to matters existing or occurring at or prior to the Effective Time (including the Merger and the other transactions contemplated hereby); provided that the Surviving Company may substitute for the Current Insurance policies of at least the same coverage containing terms and conditions that are not less favorable in the aggregate with respect to matters existing or occurring at or prior to the Effective Time (including the Merger and the other transactions contemplated hereby); or (ii) purchase a six (6) year extended reporting period endorsement with respect to the Current Insurance (a “Reporting Tail Endorsement”) and maintain such Reporting Tail Endorsement in full force and effect for its full term. To the extent purchased after the date of this Agreement and prior to the Effective Time, such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by Parent and as are reasonably acceptable to the Company; provided that such insurance carrier has at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance. Notwithstanding the first sentence of this Section 6.8(b), but subject to the second sentence of this Section 6.8(b), the Company shall be permitted at its sole and exclusive option to purchase a Reporting Tail Endorsement prior to the Effective Time. Notwithstanding the foregoing, in no event shall Parent or the Surviving Company be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided that in the event of the Current Insurance, Parent or the Surviving Company shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.
(c)   The New Articles of the Surviving Company shall include provisions for indemnification, advancement and reimbursement of expenses and exculpation of the Indemnified Parties that are, in substance, no less favorable to the Indemnified Parties than the provisions for indemnification, advancement and reimbursement of expenses and exculpation of the Indemnified Parties as set forth in the Company Memorandum and Articles of Association in effect on the date of this Agreement. Following the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect the provisions in its Memorandum and Articles of Association providing for indemnification, advancement and reimbursement of expenses and exculpation of Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would enlarge the scope of the Indemnified Parties’ indemnification and advancement rights thereunder.
(d)   If Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made prior to the consummation of any transaction of the type described in clause (i) or clause (ii) of this sentence so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume all of the obligations set forth in this Section 6.8.
(e)   From and after the Effective Time, Parent and the Surviving Company shall not, directly or indirectly, amend, modify, limit or terminate the advancement and reimbursement of expenses, exculpation, indemnification provisions of the agreements listed in Section 6.8(e) of the Company Disclosure Letter between the Company or any Subsidiary and any of the Indemnified Parties, or any such provisions contained in the Surviving Company bylaws.
(f)   This Section 6.8 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent and the Surviving Company. The obligations of Parent and the Surviving Company under this Section 6.8 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party unless the affected Indemnified Party shall have consented in writing to such termination or modification. It is expressly agreed that each Indemnified Party shall be a third-party beneficiary of this Section 6.8, and entitled to enforce the covenants contained in this Section 6.8. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.8 that is denied by Parent and/or the Surviving Company, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification or advancement, then Parent or the Surviving Company shall pay such Indemnified Party’s costs and expenses, including legal fees and expenses, incurred in connection with pursuing such claim against Parent and/or the Surviving Company. The rights of the Indemnified Parties under this Section 6.8 shall be in addition to, and not in substitution for, any rights such Indemnified Parties may have under the Company Memorandum and Articles of Association, the certificate of incorporation and bylaws (or comparable organizational documents) of any of the Company’s Subsidiaries or under any applicable Contracts, insurance policies or Laws and Parent shall, and shall cause the Surviving Company and each of its Subsidiaries to, honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries.
(g)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its respective Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims under such policies.

Section 6.9   Public Announcements.   The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release to be reasonably agreed upon by the Company and Parent. Following such initial press release, Parent and the Company shall consult with each other before issuing any additional press release, making any other public statement or scheduling or participating in any press conference, conference call, media interview or meeting with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule or participate in any such event before such consultation (and, to the extent applicable, shall provide copies of any such press release, statement or agreement (or any scripts for any statements to be made orally) to the other party and shall consider in good faith the comments of the other party); provided that the restrictions set forth in this Section 6.9 shall not apply to (i) any release or public statement made or proposed to be made by the Company in compliance with the matters set forth in Section 6.3 or in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated hereby or (ii) any public statements by either party with respect to this Agreement and the transactions contemplated hereby, including their effect on either party’s business and its financial projections, with investors and analysts, including on its periodic earnings calls and in any “road show”, so long as such party’s comments are consistent with the information contained in the press releases (or other communications) previously issued and agreed upon by the parties or (iii) any information in substantially the same form as previously approved by the other party.
Section 6.10   Transaction Litigation.   Each party shall promptly notify the other parties in writing of any shareholder litigation or other litigation or other Proceedings arising from this Agreement or the Merger that is brought against such party or any of its Affiliates or members of its board of directors (“Transaction Litigation”). Each party shall keep the other parties sufficiently informed on a reasonably current basis with respect to the status of any Transaction Litigation (including by promptly furnishing to the other parties hereto such information relating to the Transaction Litigation as may be reasonably requested). Prior to the earlier of the Effective Time or the termination of this Agreement, the Company shall control the defense of any Transaction Litigation brought against it or any of its Affiliates or members of its Board; provided, however, that the Company shall give Parent the opportunity to participate in the defense (at Parent’s sole cost and subject to a joint defense agreement) of any Transaction Litigation. No settlement of any Transaction Litigation shall be agreed to by the Company without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting or expanding the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.
Section 6.11   Takeover Laws.   The Company and Parent shall each use reasonable best efforts to ensure that no Takeover Statute (or any comparable anti-takeover provisions of the Company Memorandum and Articles of Association) is or becomes applicable to this Agreement, the Merger or the other transactions contemplated hereby. If any Takeover Statute (or any comparable anti-takeover provisions of the Company Memorandum and Articles of Association) becomes applicable to this Agreement, the Merger or the other transactions contemplated hereby, the Company and Parent shall each use reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law (or provision) on this Agreement, the Merger and the other transactions contemplated hereby.
Section 6.12   Nasdaq Matters.
(a)   Parent shall file a notification of listing of additional shares (or such other form as may be required) with Nasdaq with respect to the shares of Parent Preferred Stock to be issued in the Merger and such other shares of Parent Preferred Stock to be reserved for issuance in connection with the Merger, and shall use reasonable best efforts to cause the shares of Parent Preferred Stock to be issued in the Merger and such other shares of Parent Preferred Stock to be reserved for issuance in connection with the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

(b)   Parent and the Company agree to cooperate in taking, or causing to be taken, all actions necessary to delist the Ordinary Shares from Nasdaq and terminate its registration under the Exchange Act, in each case, as promptly as practicable after the Effective Time; provided that such delisting and termination shall not be effective until after the Effective Time.
Section 6.13   Section 16(b).   The Company and Parent shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated hereby by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.14   280G Calculation.   As soon as practicable, but in no event later than thirty (30) Business Days after the date hereof, the Company will make available to Parent true and correct copies of preliminary Section 280G calculations (based on the assumptions set forth in the applicable calculations) with respect to each “disqualified individual” (within the meaning of Section 280G of the Code) who is reasonably likely to receive payments or benefits in connection with the transactions contemplated by this Agreement that would not be deductible under Section 280G of the Code.
Section 6.15   Director Resignations.   Prior to the Closing Date, unless Parent instructs the Company otherwise, the Company shall use commercially reasonable efforts to obtain the resignation of each individual serving as a director of  (or comparable position with) the Company and its Subsidiaries as of immediately following the Effective Time from his or her position as a director of  (or comparable position with) the Company and its Subsidiaries (and not as an employee, if applicable, of the Company or any of its Subsidiaries), which resignations shall be effective immediately following the Effective Time. For the avoidance of doubt, such resignation shall not (i) prejudice in any manner any contractual rights such director may have with the Company or any of its Subsidiaries, (ii) cause such director to cease to become entitled to any benefit under any Company Benefit Plan to which he/she would otherwise be entitled in his or her position as an employee of the Company or its Subsidiaries, as applicable or (iii) terminate or modify the terms of any officer’s employment relationship with the Company or its Subsidiaries.
Section 6.16   No Control of the Company’s Business.   The Company, on the one hand, and Parent and Merger Sub on the other, acknowledge and agree that: (a) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and (b) prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its respective Subsidiaries’ operations.
Section 6.17   Warrant Cancellation.   Prior to Closing, the Company shall (without violation of Section 5.2(d)) obtain the cancellation or other extinguishment (as evidenced by customary documentation) of warrants to purchase Ordinary Shares, such that no more than 8,768,979 Ordinary Shares remain subject to warrants or rights to purchase (other than Company Equity Awards under the Company Share Plans).
Section 6.18   Tax Matters.   Each of the parties shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The parties intend to report and, except to the extent otherwise required by Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.
ARTICLE VII
CONDITIONS
Section 7.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver, on or prior to the Closing Date of the following conditions:
(a)   Company Shareholder Approval. The Company Shareholder Approval shall have been obtained in accordance with applicable Law and the Company’s Articles.
(b)   Nasdaq Listing. The shares of Parent Preferred Stock to be issued in the Merger and such other shares of Parent Preferred Stock to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

(c)   Statutes and Injunctions. No (i) final, unappealable restraining order or preliminary or permanent injunction or other Order by any federal or state court or other tribunal of competent jurisdiction preventing consummation of the Merger shall be in effect or (ii) applicable Law prohibiting consummation of the Merger shall be in effect.
(d)   Regulatory Approvals. Any waiting periods (and any extension thereof) applicable to the Merger under any applicable Antitrust Laws shall have been terminated or shall have expired.
(e)   Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no Proceedings for that purpose shall be pending in front of the SEC.
Section 7.2   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.1(a) (Corporate Organization), Section 3.3 (Corporate Authorization), Section 3.4 (No Conflicts), Section 3.21 (Takeover Statutes), Section 3.22 (Brokers and Finders’ Fees) and Section 3.23 (Opinion of Financial Advisor) shall, if qualified by materiality or Company Material Adverse Effect, be true and correct in all respects or, if not so qualified, be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date as though made on and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); (ii) the representations and warranties of the Company set forth in Sections 3.2(a) and 3.2(b) (Capitalization), Section 3.24 (Indebtedness) and Section 3.25 (Net Working Capital) shall be true in all respects, except for any failures to be so true and correct that are de minimis, as of the date of this Agreement, or as of the Closing Date as if made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifiers therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except, in the case of clause (iii) only, where the failure of such representations and warranties be true and correct has not had a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company. The Company shall have (i) performed or complied in all material respects with all agreements and covenants required to be performed by the Company under this Agreement at or prior to the Closing, as applicable, except for the covenants and agreements set forth in Section 5.1(a)(ii); and (ii) performed or complied in all respects (except for de minimis failures to comply) with all agreements and covenants set forth in Section 5.1(a)(ii).
(c)   No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
(d)   Officer’s Certificate. Parent shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company confirming the satisfaction of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c).
(e)   Warrant Cancellation. The Company shall have (without violation of Section 5.2(d)) obtained the cancellation or other extinguishment (as evidenced by customary documentation) of warrants to purchase Ordinary Shares, such that no more than 8,768,979 Ordinary Shares remain subject to warrants or rights to purchase (other than Company Equity Awards under the Company Share Plans).
(f)   Transaction Expenses. The Company shall have received and provided to Parent written acknowledgement from each third party financial advisor and investment banker that has performed services for the Company or any of its Subsidiaries in connection with this Agreement and the transactions contemplated thereby that all fees and expenses due for such services have been paid in full.

Section 7.3   Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.1(a) (Corporate Organization) and Section 4.3 (Corporate Authorization), Section 4.4 (No Conflicts), Section 4.14 (Brokers and Finders’ Fees) shall, if qualified by materiality or Parent Material Adverse Effect, be true and correct in all respects or, if not so qualified, be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); (ii) the representations and warranties of Parent and Merger Sub set forth in Section 4.2(a) (Capitalization) shall be true in all respects, except for any failures to be so true and correct that are de minimis, as of the date of this Agreement, and as of the Closing Date as if made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifiers therein), as of the date of this Agreement, and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except, in the case of clause (iii) only, where the failure of such representations and warranties be true and correct has not had a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by Parent or Merger Sub, as applicable, under this Agreement at or prior to the Closing, as applicable.
(c)   No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.
(d)   Officer’s Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent confirming the satisfaction of the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(c).
Section 7.4   Frustration of Conditions.   None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other transactions or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.
ARTICLE VIII
TERMINATION
Section 8.1   Termination.   This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the date of the Company Shareholder Approval (unless specifically stated otherwise):
(a)   by mutual written consent of Parent and the Company;
(b)   by either Parent or the Company, if:
(i)   the Merger shall not have been consummated by 11:59 p.m. (Eastern Time) on April 12, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if its action or failure to act constitutes a breach or violation of any of its obligations hereunder, and such breach has been the principal cause of or directly resulted in (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VII prior to the Outside Date or (B) the failure of the Closing to occur by the Outside Date;

(ii)   any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and non-appealable; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b)(ii) if the failure of such party to fulfill any obligation under this Agreement resulted in the issuance of such Order; or
(iii)   the Company Shareholder Approval shall not have been obtained upon a vote taken thereon at the Extraordinary General Meeting or at any adjournment thereof.
(c)   by Parent:
(i)   if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of any condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied and (B) either (1) is incapable of being cured by the Company by the Outside Date or (2) if capable of being cured, has not been cured by the Company within 30 days following written notice to the Company from Parent or Merger Sub of such breach, which notice states Parent’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of any representation, warranty, covenant or agreement hereunder; or
(ii)   if the Board of Directors of the Company or any committee thereof shall have effected a Change of Board Recommendation; provided that Parent’s right to terminate this Agreement pursuant to this clause (ii) is only exercisable (A) prior to the time that the Company Shareholder Approval is obtained, or (B) if the Company has entered into an agreement with respect to an Acquisition Proposal.
(d)   by the Company:
(i)   if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of any condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied and (B) either (1) is incapable of being cured by Parent or Merger Sub, as the case may be, by the Outside Date or (2) if capable of being cured, has not been cured by Parent or Merger Sub, as the case may be, within 30 days following written notice to Parent or Merger Sub, as the case may be, from the Company of such breach, which notice states the Company’s intention to terminate this Agreement pursuant to this Section 8.1(d); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if it is then in material breach of any representation, warranty, covenant or agreement hereunder; or
(ii)   only prior to Company Shareholder Approval is given, to enter into a definitive transaction agreement with respect to a Superior Proposal, subject to the terms of Section 6.3.
Section 8.2   Effect of Termination.   In the event of any termination of this Agreement as provided in Section 8.1, the obligations of the parties shall terminate and there shall be no liability on the part of any party with respect thereto, except for the confidentiality provisions of Section 6.4 (Access to Information) and the provisions of Section 3.26 (No Other Representations and Warranties; Disclaimers), Section 4.17 (No Other Representations and Warranties; Disclaimers), Section 6.7 (Expenses), this Section 8.2, Section 8.3 (Termination Fees) and Article IX (General Provisions), each of which shall survive the termination of this Agreement and remain in full force and effect; provided, however, that, subject to Section 8.3(a)(iii), nothing contained herein shall relieve any party from liability for damages arising out of any fraud occurring prior to such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or equity. The parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance under Section 9.9 prior to the valid termination of this Agreement. In addition, the parties agree that the terms of the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 8.1 in accordance with its terms.

Section 8.3   Termination Fees.
(a)   Termination Fee.
(i)   In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii) or by Parent or the Company pursuant to Section 8.1(b)(iii) following a Change of Board Recommendation or by the Company pursuant to Section 8.1(d)(ii), then the Company shall pay or cause to be paid to Parent (or its designees) a nonrefundable amount in cash equal to $8,160,000 (the “Termination Fee”), less any Parent Expense Reimbursement paid by the Company, by wire transfer of immediately available funds to an account designated in writing by Parent, payable no later than two (2) Business Days after the date of such termination.
(ii)   In the event that this Agreement is terminated:
(A)   (1) by Parent or the Company pursuant to Section 8.1(b)(i) and an Acquisition Proposal was publicly proposed or announced or otherwise communicated to the Board of Directors or shareholders of the Company by any Person after the date of this Agreement and not withdrawn prior to such termination; or (2) by Parent or the Company pursuant to Section 8.1(b)(iii) and an Acquisition Proposal was publicly proposed or announced or otherwise communicated to the Board of Directors or shareholders of the Company by any Person after the date of this Agreement and not withdrawn prior to such termination; and
(B)   in any such event, within twelve (12) months after such termination of this Agreement either (1) an Acquisition Proposal shall have been consummated or (2) the Company enters into a definitive agreement with respect to an Acquisition Proposal that is subsequently consummated, then, within two (2) Business Days following the earlier of such consummation, the Company shall pay or cause to be paid to Parent (or its designees) the Termination Fee by wire transfer of immediately available funds to an account designated in writing by Parent. For purposes of this Section 8.3(a)(ii), each reference to “20%” in the definition of  “Acquisition Proposal” shall be deemed to be a reference to “50%.”
(iii)   The parties agree and understand that in no event shall the Company be required to pay the Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, (A) if Parent is entitled to receive payment of the Termination Fee from the Company pursuant to this Section 8.3, except in the case of fraud, such payment shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives and none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby; (B) if Parent or Merger Sub receives any payments from the Company in respect of any breach of this Agreement, and thereafter Parent is entitled to receive the Termination Fee under this Section 8.3, the amount of such Termination Fee shall be reduced by the aggregate amount of any payments made by the Company to Parent or Merger Sub in respect of any such breaches of this Agreement; and (C) in no event shall the Company’s liability for monetary damages to Parent or Merger Sub in respect of any breach (except in the case of fraud) by the Company of Section 6.3 exceed the Termination Fee (inclusive of any amounts paid of the Termination Fee).
(b)   Expense Reimbursement. In the event the Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(iii) and the Termination Fee is not then payable, the Company shall pay to Parent all appropriate, documented internal and external expenses incurred or paid by or on behalf of Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby, by wire transfer of immediately available funds to an account designated by Parent, within five (5) Business Days of the later of  (i) the date of such termination and (ii) the date that Parent shall have provided to the Company true and complete copies of documentation evidencing such expenses; provided, that the aggregate amount payable shall not exceed $4,000,000 (the “Parent Expense Reimbursement”). If Parent receives the Parent Expense Reimbursement and later becomes eligible to receive the Termination Fee, Parent will then only be entitled to receive the amount of the Termination Fee minus the amount of the Parent Expense Reimbursement actually received.

(c)   The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.3 do not constitute a penalty. Accordingly, if the Company fails to timely pay the amount due pursuant to this Section 8.3, and, in order to obtain such payment, Parent commences a suit, action or other Proceeding that results in a judgment in its favor, the Company shall pay to the Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) in connection with such suit, action or other Proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.
Section 8.4   Procedure for Termination.   Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of the Company. A terminating party shall provide written notice of termination to the other parties specifying the Section or Sections pursuant to which such party is terminating the Agreement. If more than one provision in Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in Section 8.1 for any termination.
ARTICLE IX
GENERAL PROVISIONS
Section 9.1   Survival.   This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article II and Section 6.8 (Directors’ and Officers’ Indemnification and Insurance) shall survive the consummation of the Merger. This Article IX (other than Section 9.7 (Modification or Amendment) and Section 9.8 (Extension; Waiver)) and the agreements of the Company, Parent and Merger Sub contained in Section 6.4 (Access to Information), Section 6.6 (Employee Matters), Section 6.7 (Expenses), Section 6.10 (Transaction Litigation), Section 6.18 (Tax Matters), Section 8.2 (Effect of Termination) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement, subject to Sections 8.2 and 8.3.
Section 9.2   Notices.   All notices, requests, instructions and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile (upon confirmation of receipt) or e-mail (with confirmation of receipt by the recipient) of a .pdf document if sent prior to 5:00 p.m. (local time of the recipient), (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the respective parties as set forth below (or to such other address or facsimile number as a party may hereafter specify by notice in accordance with this Section 9.2):
If to Parent or Merger Sub, to:
Ebix, Inc.
1 Ebix Way
Johns Creek, Georgia 30097
Attn: Robin Raina, CEO
Phone: (678) 281-2020
Email: rraina@ebix.com
with a copy to (which shall not constitute notice):
Bass, Berry & Sims PLC
150 Third Avenue South
Suite 2800
Nashville TN 37201
Attn: Kris Kemp, Jonathan Stanley
Phone: (615) 742-6237
Email: kkemp@bassberry.com, jstanley@bassberry.com

If to the Company, to:
Yatra Online, Inc.
1101-03, 11th Floor, Tower-B, Unitech Cyber Park, Sector 39
Gurgaon, Haryana 122002
India
Attn: Dhruv Shringi
Phone: +91 124 3040500
Email: dhruv.shringi@yatra.com
with a copy to (which shall not constitute notice):
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
United States
Attn: Jocelyn M. Arel
Phone: (617) 570-1000
Email: JArel@goodwinlaw.com
and
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
United States
Attn: Michael R. Patrone
Phone: (212) 813-8800
Email: MPatrone@goodwinlaw.com
Section 9.3   Interpretation; Construction.
(a)   When a reference is made in this Agreement to a Section, clause, Annex, Exhibit or Section of a disclosure letter, such reference shall be to a Section or clause of or Annex or Exhibit or Section of a disclosure letter to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase “the date of this Agreement” and terms of similar import, shall be deemed to refer to the date first written above. Whenever the content of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and a reference to singular or plural shall be interchangeable with the other.
(b)   References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any disclosure letters delivered herewith) and not merely to the specific Section, paragraph or clause in which such word appears. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(c)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(d)   No summary of this Agreement or any Exhibit attached hereto or Section of a disclosure letter delivered herewith prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement or any such Exhibit or Section of a disclosure letter.

(e)   Subject to the introductory language to Article III and Article IV, each party to this Agreement has or may have set forth information in its respective disclosure letter in a Section of such disclosure letter that corresponds to the Section of this Agreement to which it relates. The fact that any item of information is disclosed in a disclosure letter to this Agreement shall not constitute an admission by such party that such item represents a material exception or material fact, event or circumstance or that such item would have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or that the disclosure thereof be construed to mean that such information is required to be disclosed by this Agreement.
Section 9.4   Counterparts; Effectiveness.   This Agreement may be executed in any number of counterparts, (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.
Section 9.5   Entire Agreement; No Third-Party Beneficiaries.
(a)   This Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Exhibits attached hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Parent and Merger Sub nor the Company makes any other representations or warranties, and each hereby disclaims any other representations or warranties, express or implied, as to the accuracy or completeness of any other information made by, or made available by, itself or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing.
(b)   The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto, except for: (i) only following the Effective Time, the right of the shareholders of the Company and holders of Company Equity Awards, as applicable, to receive (x) the Merger Consideration in respect of Shares pursuant to Section 2.2 and (y) the consideration payable in respect of Company Equity Awards, warrants and other rights to purchase pursuant to Section 2.6, (ii) the right of the Company on behalf of its shareholders to seek equitable relief or to pursue damages suffered by the Company and its shareholders in the event of the wrongful termination of this Agreement or fraud by Parent or Merger Sub (whether or not this Agreement has been terminated pursuant to Section 8.1), which right is hereby expressly acknowledged and agreed by Parent and Merger Sub and (iii) the right of the Indemnified Parties to enforce the provisions of Section 6.8 only. The third-party beneficiary rights referenced in clause (ii) of the preceding sentence may be exercised only by the through actions expressly approved by the Board of Directors of the Company, and no shareholder of the Company, whether purporting to act in its capacity as a shareholder or purporting to assert any right (derivatively or otherwise) on behalf of the Company, shall have any right or ability to exercise or cause the exercise of any such right.
(c)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any Person after the Closing, and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any other wholly-owned Subsidiary of Parent, which Subsidiary shall be a Cayman Islands exempted company; provided that such transfer or assignment shall not (i) relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub or (ii) materially delay the consummation of the Merger or any of the other transactions contemplated hereby.
Section 9.6   Severability.   The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 9.7   Modification or Amendment.   This Agreement may be amended by the parties (with respect to the Company and Merger Sub, by action taken by their respective Boards of Directors), at any time before or after adoption of this Agreement by the shareholders of the Company, but, after any such adoption, no amendment shall be made which by Law would require the further approval by such shareholders without first obtaining such approval. Subject to the preceding sentence, this Agreement may be modified or amended solely by written agreement executed and delivered by duly authorized officers of the respective parties.
Section 9.8   Extension; Waiver.   The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. At any time prior to the Effective Time, the parties may (in the case of the Company, by action taken or authorized by its Board of Directors or authorized officers of the Company), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.
Section 9.9   Governing Law; Venue; Waiver of Jury Trial; Specific Performance.
(a)   Subject to Section 9.11, this Agreement, and any dispute arising out of or relating to this Agreement, shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and enforced in accordance with the Laws of the State of Delaware, without regard to the conflicts of laws rules thereof.
(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.
(c)   The parties acknowledge and agree that irreparable harm would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to seek (in addition to any other remedy that may be available to it at law and in equity, including monetary damages, except as limited by

Section 8.3) (i) an injunction restraining such breach or threatened breach and (ii) an Order of specific performance to enforce the observance and performance of such covenant or obligation without proof of actual damages, and each party further agrees to waive any requirement for the securing or posting of any bond or other security in connection with such remedy. Each party hereto agrees not to raise any objections (including any defense or counterclaim that there is an adequate remedy at law) to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.9. Each party further agrees that (i) by seeking the remedies provided for in this Section 9.9, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party at law or in equity in respect of this Agreement or the transactions contemplated hereby and/or thereby, (ii) nothing set forth in this Section 9.9 shall require any party to institute any Proceeding (or limit any party’s right to institute any Proceeding) for specific performance under this Section 9.9 prior or as a condition to exercising any termination right under Section 8.1, nor shall the commencement of any Proceeding pursuant to this Section 9.9 or anything set forth in this Section 9.9 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 8.1 or pursue any other remedies (including monetary damages) in respect of this Agreement or the transactions contemplated hereby and/or thereby that may be available then or thereafter, this being in addition to any other remedy to which they are entitled at law or in equity, and (iii) that the prevailing party in any such Proceeding shall be entitled to reimbursement of all costs and expenses associated with seeking such relief, including reasonable attorneys’ fees. In the event that a party institutes a Proceeding seeking equitable relief under this Section 9.9 the Outside Date shall automatically be extended until such Proceeding is finally resolved.
(d)   Notwithstanding Section 9.9(c), each of the parties (i) irrevocably submits itself to the personal jurisdiction of each state or federal court sitting in the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any Proceeding arising out of or relating to this Agreement, the Merger or the other transactions contemplated hereby (including any Proceeding seeking equitable relief pursuant to Section 9.9(c)); (ii) agrees that every such Proceeding shall be brought, heard and determined exclusively in the Court of Chancery of the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court; (iv) agrees not to bring any Proceeding arising out of or relating to this Agreement, the Merger or the other transactions contemplated hereby in any other court; and (v) waives any defense of inconvenient forum to the maintenance of any Proceeding so brought. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 9.9(d) in any such Proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Article IX; provided, however, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 9.10   Obligation of Parent and of the Company.   Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Company to cause such Subsidiary to take such action.
Section 9.11   Disclosure Letter References and SEC Document References.
(a)   The parties hereto agree that each section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, shall be deemed to qualify the corresponding section or subsection of this Agreement to the extent it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Company Disclosure Letter or the Parent Disclosure

Letter, as applicable. The parties hereto further agree that disclosure of any item, matter or event in any particular section or subsection of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, to which the relevance of such disclosure would be reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsections.
(b)   The parties hereto agree that no forward-looking disclosure contained in any section of any Company SEC Document or Parent SEC Document entitled “Risk Factors”, “Safe Harbor Regarding Forward-Looking Statements”, “Safe Harbor for Forward-Looking Statements”, “Forward-Looking Statements”, “Cautionary Statement Regarding Forward-Looking Statements”, “Special Note on Forward Looking Statements” or “Forward Looking Information” or containing a description or explanation of “Forward-Looking Statements” or any other disclosures in any Company SEC Document or Parent SEC Document, to the extent cautionary, predictive or forward-looking in nature, shall be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of any party contained in this Agreement; provided, however, that this clause shall not apply to any underlying facts, circumstances or events in any such section.
Section 9.12   Definitions.   As used in this Agreement, the following terms and those set forth in the Index of Defined Terms, when used in this Agreement, and the Exhibits, disclosure letters, and other documents delivered in connection herewith, shall have the meanings specified in this Section 9.12 or on the corresponding page number of the Index of Defined Terms:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms limiting the use and disclosure of non-public information not materially less favorable in the aggregate to the Company than the terms set forth in the Confidentiality Agreement (it being understood and hereby agreed that (i) such confidentiality agreement need not contain a “standstill” or similar provision that prohibits the counterparty thereto or any of its Affiliates or Representatives from making, whether publicly or privately, any Acquisition Proposal, acquiring the Company or taking any other similar action and (ii) the Company may waive any such terms in any existing confidentiality agreements); provided, however, that such Acceptable Confidentiality Agreement shall not prohibit compliance by the Company with any of the provisions of Section 6.3.
“Acquisition Proposal” means any proposal or offer from or on behalf of any Person (other than Parent or any of its Subsidiaries or Affiliates) relating to, or that would reasonably be expected to lead to, (i) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any Subsidiary of the Company) or businesses that constitute 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning (which has the meaning under Section 13(d) of the Exchange Act) securities of the Company representing 20% or more of the aggregate voting power of all securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving the Company or any of its Subsidiaries, in each case, pursuant to which any Person or the shareholders of any Person would own securities of the Company or of any resulting direct or indirect parent company of the Company representing 20% or more of the aggregate voting power of all securities of the Company or of any resulting direct or indirect parent company of the Company.
“Affiliate” of any Person means another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” has the meaning specified in Rule 405 under the Securities Act.
“Antitrust Laws” shall mean the Sherman Act of 1890, as amended; the Clayton Act of 1914, as amended; the Federal Trade Commission Act of 1914, as amended; the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Business Day” means a day except a Saturday, a Sunday or other day on which commercial banks in New York, New York, United States of America are authorized or required by Law to be closed.
“Class A Shares” means Class A Non-Voting Shares, par value $0.0001 per share, of the Company.
“Class F Exchange Ratio” means 0.00000005, which, for the avoidance of doubt, is the Exchange Ratio multiplied by 0.00001.
“Class F Exchange Shares” means the Ordinary Shares issuable upon a conversion, at the option of the Company, of the Class F Shares.
“Class F Shares” means Class F Shares, par value $0.0001 per share, of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Exchange Ratio” means 0.09998.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2018, and the footnotes to such consolidated balance sheet, in each case set forth in the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2018.
“Company Material Adverse Effect” means any event, change, circumstance or effect that, individually or in the aggregate with any other event, change, circumstance or effect, has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or any event that would prevent the consummation of the Merger by the Company; provided, however, that no event, change, circumstance or effect shall be deemed to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, to the extent that such event, change, circumstance or effect results from, arises out of, or relates to: (a) any changes in general United States or global economic conditions, except to the extent that such changes have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company and any of its Subsidiaries operate, (b) any changes in conditions generally affecting any industry in which the Company or any of its Subsidiaries operates, except to the extent that such changes have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company and any of its Subsidiaries operate, (c) any decline in the market price or trading volume of Company Shares (it being understood that the foregoing shall not preclude Parent from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect), (d) any changes in regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, including interest or currency exchange rates, except to the extent that such changes or conditions have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which the Company and any of its Subsidiaries operate, (e) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions, or analysts’ estimates, in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude Parent from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect), (f)(1) the execution and delivery of this Agreement or the public announcement or pendency of this Agreement, the Merger or the taking of any action required or contemplated by this Agreement or the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, officers or employees, (2) any actions taken by the Company at the direction of Parent, and (3) any actions not taken by the Company due to Parent’s withholding, conditioning or delaying consent for such Company action, (g) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any Law following the date hereof, except to the extent that such adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal has on others operating in the industries in which the Company and any of its Subsidiaries operate, (h) any change in accounting requirements or principles required by GAAP (or authoritative interpretations thereof) following the date hereof, except to the extent that such change has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such change has on others operating in the industries in which the Company and any of its Subsidiaries operate, (i) any cyberattacks, geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, except to the extent that such conditions, outbreak, escalation or acts have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such conditions, outbreak, escalation or acts have on others operating in the industries in which the Company and any of its Subsidiaries operate, (j) any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, acts of God or any change resulting from weather events, conditions or circumstances, except to the extent that such disaster, act or change has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such disaster, act or change has on others operating in the industries in which the Company and any of its Subsidiaries operate, or (k) any Transaction Litigation.
“Company RSU” means each restricted stock unit of the Company that is outstanding immediately prior to the Effective Time, whether vested or unvested.
“Company Shares” means the Ordinary Shares, Class A Shares and Class F Shares of the Company.
“Company Share Option” means each option to purchase Company Shares that is outstanding immediately prior to the Effective Time, whether vested or unvested.
“Company Share Plans” means the Yatra Online, Inc. 2006 Share Plan, as amended on February 28, 2007, and the 2016 Stock Option and Incentive Plan.
“Company Warrant” has the meaning given in Section 2.6(a).
“Confidentiality Agreement” means the confidentiality agreement, dated March 13, 2019, between the Company and Parent, as the same may be further amended, supplemented or otherwise modified by the parties.
“Contract” means any legally binding written agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or commitment or undertaking of any nature that has not been terminated.
“DGCL” means the General Corporation Law of the State of Delaware.
“Environmental Laws” shall mean all applicable foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution, the protection of the environment or releases or threatened releases of chemicals, materials or substances that are harmful to the environment.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Fund” has the meaning given in Section 2.3(a).
“Exchange Ratio” means 0.005, which, for the avoidance of doubt, is the Common Exchange Ratio divided by the Preferred Conversion Factor.
“Excluded Share” has the meaning given in Section 2.2(a)(vi).
“GAAP” means generally accepted accounting principles in the United States.

“Hazardous Substances” means any chemicals, materials or substances defined as a “hazardous substance,” “hazardous waste,” “hazardous material,” “hazardous constituent,” “restricted hazardous material,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” “toxic pollutant,” or words of similar meaning and regulatory effect under any applicable Environmental Law.
“Indebtedness” means, without duplication, with respect to a party (a) all interest cost bearing obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred and unpaid purchase price of property and equipment (other than trade accounts payable in the Ordinary Course); (d) all obligations pursuant to securitization or factoring programs or arrangements; (e) net cash payment obligations under swaps, options, derivatives and other hedging arrangements or arrangements that will be payable upon termination thereof  (assuming they were terminated on the date of determination); and (f) letters of credit, and other similar contractual obligations (other than letters of credit used as security for leases).
“Intellectual Property” means all intellectual property rights throughout the world, including: (i) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights and all registrations and applications for registration thereof; (iii) trade secrets and know-how; (iv) patents and patent applications; (iv) internet domain name registrations; and (v) all other intellectual property and proprietary rights.
“International Trade Law” means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130), the Export Administration Act of 1979, as amended (50 U.S.C. 2401-2420), the Export Administration Regulations (EAR) (15 CFR 730-774), the economic sanctions rules and regulations implemented under statutory authority and/or President’s Executive Orders and administered by OFAC (Title 31 of the U.S. Code of Federal Regulations Part 500 et seq.) and all other laws and regulations of United States Governmental Entities regulating the provision of articles, software, information and services to non-U.S. parties or the export and import of articles, software, information or services from and to the U.S. and non-U.S. parties.
“Intervening Event” means any material change, development or occurrence with respect to the Company that (a) was not known or reasonably foreseeable to the Board of Directors or executive officers of the Company as of the date of this Agreement and (b) does not relate to or involve any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; provided, however, that in no event shall any of the following constitute, or be deemed to contribute to or otherwise be taken into account in determining whether there has been, an Intervening Event: (i) any changes in general United States or global economic conditions, (ii) any changes in the general conditions of the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries operate, (iii) any change in applicable Law or GAAP (or authoritative interpretations thereof) after the date of this Agreement, (iv) any change in the market price or trading volume of the Company Shares or the Parent Common Stock, in and of itself, and (v) the Company or any of its Subsidiaries meeting or exceeding any applicable internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period.
“Knowledge” means the actual knowledge of the executive officers of the Company or Parent, as the case may be, as set forth in Section 9.12 of the Company Disclosure Letter and Section 9.12 of the Parent Disclosure Letter, respectively.
“Laws” means, as the case may be, any Cayman Islands law, United States, federal, state or local, or any foreign, law, constitution, treaty, convention, ordinance, code, rule, statute or regulation enacted, issued, adopted, promulgated, entered into or applied by a relevant Governmental Entity.
“Leased Real Property” means all material real property leased or subleased by the Company or any of its Subsidiaries.
“Lien” means any lien, charge, encumbrance, license, adverse right or claim and security interest whatsoever, excluding restrictions imposed by securities Laws.
“Nasdaq” means the NASDAQ Global Select Market.

“Order” means any order, writ, injunction, decree, judgment, award, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).
“Ordinary Course” shall mean the ordinary course of business, consistent with past practice.
“Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Company.
“Parent Balance Sheet” means the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 2018, and the footnotes to such consolidated balance sheet, in each case set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018.
“Parent Material Adverse Effect” means any event, change, circumstance or effect that, individually or in the aggregate with any other event, change, circumstance or effect, (1) materially impairs, or would reasonably be expected to materially impair, the ability of Parent or Merger Sub to perform their respective obligations hereunder or prevent or materially delay the consummation of the Merger or the other transactions contemplated hereby or (2) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole or any event that would create a material impediment or delay in the consummation of the Merger by the Company; provided, however, that no event, change, circumstance or effect shall be deemed to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, to the extent that such event, change, circumstance or effect results from, arises out of, or relates to: (a) any changes in general United States or global economic conditions, except to the extent that such changes have a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which Parent and any of its Subsidiaries operate, (b) any changes in conditions generally affecting any industry in which Parent or any of its Subsidiaries operates, except to the extent that such changes have a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which Parent and any of its Subsidiaries operate, (c) any decline in the market price or trading volume of Parent Preferred Stock (it being understood that the foregoing shall not preclude the Company from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Parent Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, a Parent Material Adverse Effect), (d) any changes in regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, including interest or currency exchange rates, except to the extent that such changes or conditions have a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such changes or conditions have on others operating in the industries in which Parent and any of its Subsidiaries operate, (e) any failure, in and of itself, by Parent to meet any internal or published projections, forecasts, estimates or predictions, or analysts’ estimates, in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude the Company from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Parent Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, a Parent Material Adverse Effect), (f) the execution and delivery of this Agreement or the public announcement or pendency of this Agreement, the Merger or the taking of any action required or contemplated by this Agreement, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Parent or any of its Subsidiaries with customers, suppliers, officers or employees, (g) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any Law following the date hereof, except to the extent that such adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal has on others operating in the industries in which Parent and any of its Subsidiaries operate, (h) any change in accounting requirements or principles required by GAAP (or authoritative interpretations thereof) following the date hereof, except to the extent that such change has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such change has on others operating in the industries in which Parent and any of its Subsidiaries operate, (i) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, except to the extent that such conditions, escalation or act has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such conditions, escalation or act has on others operating in the industries in which Parent and any of its Subsidiaries operate, (j) any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, acts of God or any change resulting from weather events, conditions or circumstances, except to the extent that such disaster, act or change has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such disaster, act or change has on others operating in the industries in which Parent and any of its Subsidiaries operate, or (k) any Transaction Litigation.
“Parent Stock Plans” means Parent’s 1996 Stock Incentive Plan, as amended and restated and 2010 Stock Incentive Plan.
“Permitted Lien” means (a) any Liens for Taxes not yet due and payable, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, worker’s, repairmen’s or other similar Liens, (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (d) gaps in the chain of title of tangible property evident from the records of the applicable Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement, (e) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the Ordinary Course that, in the aggregate, are not material in amount or that do not, in any case, materially detract from the value or the use of the property subject thereto, (f) statutory landlords’ Liens and Liens granted to landlords under any lease, (g) licenses to Intellectual Property in the Ordinary Course, (h) any purchase money security interests, equipment leases or similar financing arrangements, (i) any Liens that are disclosed on the most recent consolidated balance sheet of the Company or notes thereto, and (j) any Liens that would not have a Company Material Adverse Effect.
“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Personal Information” means any (a) information that can identify a specific natural person, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise; (b) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise; (c) personally identifiable medical, financial and other personal information; (d) information that relates to a natural person, where such information is reasonably capable of identifying such natural person; or (e) other personal information relating to a natural person that is regulated by one or more state, federal or international laws or regulations.
“Plan of Merger” means the plan of merger substantially in the form set forth in Exhibit A.
“Preferred Conversion Factor” means 20.
“Proceeding” means any suit, action, claim, proceeding, arbitration or litigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
“Representatives” means, collectively, the officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants and other representatives of a Person.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Securities Act” means the Securities Act of 1933, as amended.
“stockholders” and “shareholders” each means the holder of shares or the holders of stock, as the case may be.

“Subsidiary” means, with respect to any Person (a) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned by such Person or by one of more other Subsidiaries of such Person, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person is the managing member and has the power to direct the policies, management and affairs of such company, or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person has at least a majority ownership and power to direct the policies, management and affairs thereof. For the avoidance of doubt, Merger Sub is a Subsidiary of Parent.
“Superior Proposal” means any, bona fide written Acquisition Proposal (substituting “50%” for each reference to “20%” and “for” for “relating to, or that would reasonably be expected to lead to” in the definition of such term) that is not solicited in violation of Section 6.3 hereof, which the Board of Directors of the Company shall have determined in good faith, after consultation with the Company’s financial advisor and outside legal counsel, is more favorable to the shareholders of the Company (in their capacity as such) from a financial point of view than the Merger, taking into consideration, the factors determined by the Board of Directors of the Company in good faith to be relevant and any proposal made by Parent pursuant to Section 6.3(d).
“Tax” means income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, goods and service, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties (including penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions, additions to tax or additional amounts imposed by any and all federal, state, local, foreign or other Taxing Authority).
“Tax Return” means any statement, report, return, information return or claim for refund relating to Taxes, including, if applicable, any combined or consolidated return for any group of entities that includes the Company or any of its Subsidiaries.
“Tax Sharing Agreement” means any existing agreement binding any Person or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability, other than (i) agreements entered into in the Ordinary Course that do not have as a principal purpose addressing Tax matters, (ii) financing agreements that do not have as a principal purpose addressing Tax matters and (iii) leases.
“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.
“Top Customers” means those customers of the Company and its Subsidiaries that are the top 10 customers measured by dollar value of total sales for the twelve months ended March 31, 2019, as set forth on Section 9.12 of the Company Disclosure Letter.
“Top Suppliers” means those suppliers of the Company and its Subsidiaries that are the top 10 suppliers measured by dollar value of total sales for the twelve months ended March 31, 2019, as set forth on Section 9.12 of the Company Disclosure Letter.
“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, together with any similar state, local or foreign Laws.
“Yatra India” means Yatra Online Private Limited, a company incorporated under the Companies Act, 1956 (Indian), and a Subsidiary of the Company.
“Yatra India Shares” means the equity shares, par value 10 Indian rupees per share, of Yatra India.
“Yatra USA Class F Shares” means the shares of Class F common stock, par value $0.0001 per share, of Yatra USA Corp.

“Yatra USA” means Yatra USA Corp. (f/k/a Terrapin 3 Acquisition Corporation), a Delaware corporation and a Subsidiary of the Company.
[Signature Page Follows.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all on the date first written above.
EBIX, INC.
By:
/s/ Robin Raina

Name: Robin Raina
Title:
Chairman of the Board, President and Chief
Executive Officer

EBIXCASH TRAVELS INC.
By:
/s/ Darren S. Joseph

Name: Darren Joseph
Title: Director
YATRA ONLINE, INC.
By:
/s/ Dhruv Shringi

Name: Dhruv Shringi
Title: Co-Founder and CEO
Signature Page to Merger Agreement

Annex B
Opinion of Citigroup Global Markets Inc.
July 16, 2019
The Board of Directors
Yatra Online, Inc.
1101-03, 11th Floor, Tower-B
Unitech Cyber Park
Sector 39, Gurgaon, Haryana 122002, India
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to holders of the ordinary shares of Yatra Online, Inc. (“Yatra”) of the Common Exchange Ratio (defined below) provided for in respect of such ordinary shares pursuant to the terms and subject to the conditions set forth in a Merger Agreement (the “Agreement”) proposed to be entered into among Ebix, Inc. (“Ebix”), EbixCash Travels Inc., a wholly owned subsidiary of Ebix (“Merger Sub”), and Yatra. As more fully described in the Agreement, after giving effect to the Warrant Extinguishment (defined below), (i) Merger Sub will be merged with and into Yatra (the “Merger”), with Yatra as the surviving corporation, and (ii) each outstanding ordinary share, par value $0.0001 per share, of Yatra (“Yatra Ordinary Shares”) will be converted into the right to receive 0.00500 of a share of Series Y convertible preferred stock, par value $0.10 per share, of Ebix (“Ebix Preferred Stock”), subject to certain adjustments (as to which adjustments we express no opinion) set forth in the Agreement, which Ebix Preferred Stock converts under certain circumstances, on a per share basis, into 0.09998 (the “Common Exchange Ratio”) of a share of the common stock, par value $0.10 per share, of Ebix (“Ebix Common Stock”). We understand that, upon conversion, each outstanding share of Ebix Preferred Stock will convert into 20 shares of Ebix Common Stock.
We also understand that, in connection with the Merger, all other outstanding equity securities of Yatra (such other securities, together with Yatra Ordinary Shares, collectively, “Yatra Shares”) will be converted into the right to receive shares of Ebix Preferred Stock other than certain warrants to purchase Yatra Ordinary Shares (“Yatra Warrants”) that will be converted into warrants to purchase Ebix Common Stock and, as a condition to consummation of the Merger, Yatra will cancel or extinguish Yatra Warrants in exchange for newly-issued Yatra Ordinary Shares such that no more than 8,768,979 Yatra Ordinary Shares remain subject to warrants or rights to purchase other than certain equity awards of Yatra (the “Warrant Extinguishment”). We further understand that, among other things, a put or redemption right will be provided to holders of Ebix Preferred Stock requiring Ebix to repurchase shares of Ebix Preferred Stock held by such holders for cash at the election of such holders under certain circumstances. The terms and conditions of the Merger are more fully set forth in the Agreement and related documents.
In arriving at our opinion, we reviewed a draft, dated July 12, 2019, of the Agreement and held discussions with certain senior officers, directors and other representatives of Yatra and certain senior officers and other representatives of Ebix concerning the businesses, operations and prospects of Yatra and Ebix. We reviewed certain publicly available and other business and financial information relating to Yatra and Ebix provided to or discussed with us by the respective managements of Yatra and Ebix, including certain internal financial forecasts and other information and data relating to Yatra provided to or discussed with us by the management of Yatra and certain financial forecasts and other information and data relating to Ebix provided to or discussed with us by the management of Ebix as reviewed and approved for our use by the management of Yatra. We also reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices of Yatra Ordinary Shares and Ebix Common Stock; the financial condition and historical and projected earnings and other operating data of Yatra and Ebix; and the capitalization of Yatra and Ebix. We analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations we considered relevant in evaluating those of Yatra and we considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger. In

The Board of Directors
Yatra Online, Inc.
July 16, 2019

addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements and other representatives of Yatra and Ebix that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data that we have been directed to utilize in our analyses, we have been advised by the respective managements of Yatra and Ebix, and we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements as to, and are a reasonable basis upon which to evaluate, the future financial performance of Yatra, Ebix and the other matters covered thereby. With respect to financial information utilized in our analyses that has been prepared in foreign currencies and converted based on certain exchange rates, we have assumed, with your consent, that such exchange rates are reasonable to utilize for purposes of our analyses and opinion and we express no view as to currency or exchange rate fluctuations or the impact thereof on our analyses or opinion. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or discussed with us.
We have relied, at your direction, upon the assessments of the management of Yatra as to, among other things, (i) the potential impact on Yatra and Ebix of certain market, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the industries and geographic regions in which Yatra and Ebix operate, (ii) tax and accounting matters relating to Yatra and Ebix, including with respect to certain tax assessments on Yatra and with respect to Ebix’s auditor replacements, internal controls over financial reporting and remediation plans regarding material weaknesses in such controls, (iii) the existing and future technology and intellectual property (including, without limitation, with respect to the validity and associated risks of intellectual property and the timing and successful development of, and use for, such technology) of Yatra and Ebix and (iv) existing and future agreements and arrangements with, and the ability to attract, retain and/or replace, key customers, employees, suppliers, service providers, third-party systems and other commercial relationships of Yatra and Ebix. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on Yatra, Ebix or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We have been directed to rely on estimates of the management of Yatra as to the capitalization of Yatra after giving effect to the Warrant Extinguishment and we also have assumed, with your consent, that there will be no changes in such estimated capitalization that would be meaningful in any respect to our analyses or opinion. We further have assumed, with your consent, that currency or exchange rate fluctuations or any adjustments to the Common Exchange Ratio will not be meaningful in any respect to our analyses or opinion.
We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Yatra, Ebix or any other entity nor have we made any physical inspection of the properties or assets of Yatra, Ebix or any other entity. We have not evaluated the solvency or fair value of Yatra, Ebix or any other entity under any laws relating to bankruptcy, insolvency or similar matters. We have not been requested to make, and we have not made, an independent evaluation of, and we express no view or opinion as to, any pending or potential litigation, claims, governmental, regulatory or other proceedings, actions or investigations or possible unasserted claims or other contingent liabilities affecting Yatra, Ebix or any other entity. Our opinion does not address or otherwise take into account any past, present or future matters relating to Ebix’s internal controls over financial reporting or other accounting circumstances and we have been directed by the management of Ebix to rely on Ebix’s public disclosures with respect to such matters. We have assumed, with your consent,

The Board of Directors
Yatra Online, Inc.
July 16, 2019

that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on Yatra, Ebix or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Merger will qualify for the intended tax treatment contemplated by the Agreement. Our opinion, as set forth herein, relates to the relative values of Yatra and Ebix. We are not expressing any view or opinion as to the actual value of Ebix Preferred Stock when issued in the Merger or upon conversion into shares of Ebix Common Stock, the actual value of Yatra Ordinary Shares when issued in the Warrant Extinguishment or the prices at which Yatra Shares, Ebix Preferred Stock, Ebix Common Stock or any other securities will trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. Representatives of Yatra have advised us, and we further have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft of the Agreement reviewed by us. We are not expressing any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Yatra, Ebix or the Merger, and we have relied, with your consent, upon the assessments of representatives of Yatra as to such matters.
Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Common Exchange Ratio (to the extent expressly specified herein), without regard to individual circumstances with respect to specific holders or any rights, preferences, restrictions or limitations that may distinguish such holders or the securities of Yatra held by such holders nor does our opinion in any way address any other consideration payable in connection with the Merger or proportionate allocation or relative fairness. Our opinion does not address any terms (other than the Common Exchange Ratio to the extent expressly specified herein), aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any adjustments to the Common Exchange Ratio or any terms, aspects or implications of the Warrant Extinguishment, any put or redemption right or other terms of Ebix Preferred Stock or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Yatra to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Yatra or the effect of any other transaction which Yatra might engage in or consider. We express no view or opinion with respect to any consideration received in connection with the Merger by the holders of any class of securities and also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Common Exchange Ratio or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, and the industries and geographic regions in which Yatra and Ebix operate, have experienced and continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on Yatra, Ebix or the Merger.
Citigroup Global Markets Inc. has acted as financial advisor to Yatra in connection with the proposed Merger and the Warrant Extinguishment and will receive a fee for such services, of which a portion is payable upon the delivery of this opinion, a portion is payable upon commencement by Yatra of an exchange offer in connection with the Warrant Extinguishment and the principal portion is contingent

The Board of Directors
Yatra Online, Inc.
July 16, 2019

upon consummation of the Merger. We also may be entitled to an additional fee payable, at Yatra’s discretion, upon the earlier of consummation or termination or abandonment of the Merger. In addition, Yatra has agreed to reimburse our expenses and to indemnify us against certain liabilities arising from our engagement.
As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Yatra and/or certain of its affiliates unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, during the past two years, having acted or acting as joint bookrunning manager for an equity offering of Yatra. Although we and our affiliates have not provided investment banking, commercial banking or other similar financial services in the past two years to Ebix for which we or our affiliates have received or expect to receive compensation, we and our affiliates may provide such services to Ebix and/or its affiliates in the future, for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of Yatra, Ebix and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Yatra, Ebix and their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Yatra (in its capacity as such) in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed Merger or otherwise.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Common Exchange Ratio provided for in respect of Yatra Ordinary Shares pursuant to the Agreement is fair, from a financial point of view, to holders of Yatra Ordinary Shares.
Very truly yours,
CITIGROUP GLOBAL MARKETS INC.

Annex C
The Companies Law (2018 Revision) of the Cayman Islands
Plan of Merger
This plan of merger (the “Plan of Merger”) is made on [           ] 2019 between Yatra Online, Inc., a Cayman Islands exempted company (the “Surviving Company”) and EbixCash Travels Inc., a Cayman Islands exempted company (the “Merging Company”).
Whereas the Merging Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Law (2018 Revision) (the “Statute”).
Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Statute.
Whereas the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).
Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement dated [           ] 2019 and made between, among others, the Surviving Company and the Merging Company (the “Merger Agreement”) a copy of which is annexed at Annexure 1 hereto.
Now therefore this Plan of Merger provides as follows:
1
The constituent companies (as defined in the Statute) to this Merger are the Surviving Company and the Merging Company.

2
The surviving company (as defined in the Statute) is the Surviving Company.

3
The registered office of the Surviving Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the registered office of the Merging Company is c/o Walkers Corporate Limited of Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands

4
Immediately prior to the Effective Date (as defined below), the share capital of the Surviving Company will be US$52,315.94 divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 each, 10,000,000 Class A Non-Voting Shares of a par value of US$0.0001 each, 3,159,375 Class F Shares of a par value of US$0.0001 each and 10,000,000 Preference Shares of a par value of US$0.0001 each.

5
Immediately prior to the Effective Date (as defined below), the share capital of the Merging Company will be US$50,000 divided into 50,000,000 shares with a nominal or par value of US$0.001.

6
The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute (the “Effective Date”).

7
The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Merger Agreement in the form annexed at Annexure 1 hereto.

8
The rights and restrictions attaching to the shares in the Surviving Company are set out in the Seventh Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

9
The Sixth Amended and Restated Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Seventh Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date.

10
There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company consequent upon the Merger.

11
The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

12
The Surviving Company has granted certain fixed or floating security interests details of which are set out in Annexure 3 hereto. The Surviving Company has obtained the consent to the Merger of each holder of such security interests pursuant to section 233(8) of the Statute.

13
The name and address of the sole director of the surviving company (as defined in the Statute) is: Darren Joseph of Ebix Way, Johns Creek, Georgia, 30097, United States of America.

14
This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Statute.

15
This Plan of Merger has been authorised by the shareholders of the Surviving Company and the sole shareholder of the Merging Company pursuant to section 233(6) of the Statute.

16
At any time prior to the Effective Date, this Plan of Merger may be:

16.1
terminated by the board of directors of either the Surviving Company or the Merging Company in accordance with the Merger Agreement;

16.2
amended by the board of directors of both the Surviving Company and the Merging Company to:

(a)
change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)
effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the directors of both the Surviving Company and the Merging Company to effect in their discretion.

17
This Plan of Merger may be executed in counterparts.

18
This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

(The remainder of this page is intentionally left blank)

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.
SIGNED by Yatra Online, Inc. By:	) ) ) ) )	Name: Title: Director

SIGNED by EbixCash Travels Inc. By:	) ) ) ) )	Name: Darren Joseph Title: Director

Annexure 1
Merger Agreement

Annexure 2
Seventh Amended and Restated Memorandum and Articles of Association of the Surviving Company

Annexure 3
Details of Secured Creditors and Secured Interests
The Surviving Company has granted security interests over the Charged Assets pursuant to, and as defined in, the Security Agreement to Create Fixed and Floating Charge dated 12 September 2017 between the Surviving Company and Innoven Capital Singapore Pte. Ltd. (the “Innoven Security Agreement”).
The secured party under the Innoven Security Agreement is Innoven Capital Singapore Pte. Ltd. (Company Registration No. 201509265H), a private limited company with its registered address at 16 Collyer Quay, #23-01, Income at Raffles, Singapore 049318.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20.
Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL grants Ebix the power to limit the personal liability of its directors to Ebix or its stockholders for monetary damages for breach of a fiduciary duty.
Section 145 of the DGCL grants to Ebix the power to indemnify its directors and officers, as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation — a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, shareholder vote, agreement or otherwise.
Article XI of the Ebix certificate of incorporation provides for the limitation of personal liability of the directors of Ebix as follows:
“A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit. This Article XI shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article XI becomes effective.”
Article VII of the Ebix bylaws provides that Ebix will indemnify any person who is serving as a director, officer, employee or agent of Ebix or of another entity at the request of Ebix against judgments, fines, settlements and other expenses incurred in such capacity if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Ebix and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In the event of an action or suit by or in the right of Ebix, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to Ebix unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Ebix has obtained policies that insure its directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of Ebix, also may pay amounts for which Ebix has granted indemnification to the directors or officers.
The above discussion is qualified in its entirety by reference to the detailed provisions of Sections 102(b)(7) and 145 of the DGCL and the Ebix certificate of incorporation and the Ebix bylaws. For additional information we refer you to the full text of the Ebix certificate of incorporation, filed as Exhibit 3.1 to Ebix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as and the Ebix bylaws filed as Exhibit 3.1 to Ebix’s Current Report on Form 8-K filed December 24, 2014.

Item 21.
Exhibits and Financial Statement Schedules

(a)    The following exhibits are filed herewith or incorporated herein by reference:
Exhibit Number	Description
2.1	Merger Agreement, dated July 16, 2019 among Ebix Inc., EbixCash Travels Inc. and Yatra Online, Inc. (included as Annex A to the proxy statement/prospectus forming part of this registration statement).†
3.1	Certificate of Incorporation, as amended, of Ebix, Inc. (filed as Exhibit 3.1 to Ebix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and incorporated herein by reference).
3.2	Amendment to Certificate of Incorporation of Ebix, Inc. dated May 25, 2017 (filed as Exhibit 3.2 to Ebix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and incorporated herein by reference).
3.3	Amendment to Certificate of Incorporation of Ebix, Inc. filed November 21, 2018 (filed as Exhibit 3.4 to Ebix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and incorporated herein by reference).
3.4	Certificate of Designation of Series Y Convertible Preferred Stock (filed as Exhibit 3.1 to Ebix’s Current Report on Form 8-K filed on July 25, 2019 and incorporated herein by reference).
3.5	Amended and Restated Bylaws of Ebix, Inc., effective immediately following Ebix’s Annual Meeting of Stockholders, held on January 9, 2015 (incorporated by reference to Exhibit 3.1 to Ebix’s Current Report on Form 8-K dated December 24, 2014 and incorporated herein by reference).
5.1	Opinion of Bass, Berry & Sims PLC regarding validity of the securities being registered hereunder.*
21.1	List of Subsidiaries of Ebix, Inc. (incorporated herein by reference to Exhibit 21.1 to Ebix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (File No. 000-19364)).
23.1	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm of Ebix, Inc.#
23.2	Consent of TD Chadha & Co. LLP, Independent Registered Public Accounting Firm of Ebix, Inc.#
23.3	Consent of Ernst & Young Associates LLP, Independent Registered Public Accounting Firm of Yatra Online, Inc.#
23.4	Consent of Bass, Berry & Sims PLC (to be included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included on signature page to this registration statement).
99.1	Form of Proxy Card of Yatra Online, Inc.*
99.2	Consent of Citigroup Global Markets Inc.#

†
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ebix hereby agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

#
filed herewith

*
To be filed by amendment.

Item 22.
Undertakings

(a)   Undertakings required by Item 512 of Regulation S-K:
The undersigned registrant hereby undertakes:
(a) (1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)(1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2)
The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Johns Creek, State of Georgia, on the 17 day of January, 2020.
Ebix, Inc.
By:
/s/ Robin Raina

Name: Robin Raina
Title: Chief Executive Officer and Director
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Robin Raina, Sean Donaghy and Darren Joseph, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated:
Signature	Title	Date
/s/ ROBIN RAINA (Robin Raina)	Chairman of the Board, President, and Chief Executive Officer (principal executive officer)	January 17, 2020
/s/ ROBERT F. KERRIS (Robert F. Kerris)	Chief Financial Officer (principal financial and accounting officer)	January 17, 2020
/s/ HANS U. BENZ (Hans U. Benz)	Director	January 17, 2020
/s/ PAVAN BHALLA (Pavan Bhalla)	Director	January 17, 2020
/s/ NEIL D. ECKERT (Neil D. Eckert)	Director	January 17, 2020
/s/ ROLF HERTER (Rolf Herter)	Director	January 17, 2020

Signature	Title	Date
/s/ HANS UELI KELLER (Hans Ueli Keller)	Director	January 17, 2020
/s/ GEORGE W. HEBARD III (George W. Hebard III)	Director	January 17, 2020